    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 19, 1999

                                                      REGISTRATION NO. 333-57209
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                               AMENDMENT NO. 3 TO


                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                        OUTSOURCING SERVICES GROUP, INC.

             (Exact Name of Registrant as Specified in its Charter)

           DELAWARE                          7839                  33-0597491
 (State or Other Jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
     of Incorporation or         Classification Code Number)     Identification
        Organization)                                               Number)

                           --------------------------

                             425 SOUTH NINTH AVENUE
                       CITY OF INDUSTRY, CALIFORNIA 91746
                                 (626) 968-8531

  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                               JOSEPH W. SORTAIS
                     CHIEF FINANCIAL OFFICER AND SECRETARY
                        OUTSOURCING SERVICES GROUP, INC.
                             425 SOUTH NINTH AVENUE
                       CITY OF INDUSTRY, CALIFORNIA 91746
                                 (626) 968-8531

 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent For Service)
                           --------------------------

                                   COPIES TO:

                             JEROME L. COBEN, ESQ.

                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

                             300 SOUTH GRAND AVENUE

                         LOS ANGELES, CALIFORNIA 90071

                                 (213) 687-5000
                           --------------------------

                               JURISDICTION        PRIMARY STANDARD         I.R.S. EMPLOYER
     NAME OF ADDITIONAL             OF        INDUSTRIAL CLASSIFICATION      IDENTIFICATION
        REGISTRANTS*           INCORPORATION            NUMBER                   NUMBER
-----------------------------  -------------  --------------------------  --------------------
Aerosol Services Company,       California               7839                  33-0597492
Inc.
Kolmar Laboratories, Inc.        Delaware                2844                  14-1439595
Piedmont Laboratories, Inc.       Georgia                7839                  59-2539969

--------------------------

* Address and telephone number of principal executive offices are the same as those of Outsourcing Services Group, Inc.
                         ------------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.
                           --------------------------

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
                           --------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                 SUBJECT TO COMPLETION, DATED JANUARY 19, 1999


PROSPECTUS

                               OFFER TO EXCHANGE
                 10 7/8% SENIOR SUBORDINATED NOTES DUE 2006 FOR
              10 7/8% SERIES B SENIOR SUBORDINATED NOTES DUE 2006
                                       OF

OSG                     OUTSOURCING SERVICES GROUP, INC.


 THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON         ,
                             1999, UNLESS EXTENDED.

                           --------------------------

    Outsourcing Services Group, Inc. ("OSG" or the "Company") hereby offers, upon the terms and subject to the conditions set forth in this prospectus (this "Prospectus") and the accompanying Letter of Transmittal (the "Letter of Transmittal," which together with this Prospectus constitute the "Exchange Offer"), to exchange an aggregate principal amount of up to $105,000,000 of its 10 7/8% Series B Senior Subordinated Notes due 2006 (the "New Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of its issued and outstanding
10 7/8% Senior Subordinated Notes due 2006 (the "Old Notes" and, together with the New Notes, the "Notes") from the holders (the "Holders") thereof. The terms of the New Notes are identical in all material respects to the Old Notes except
(i) that the New Notes have been registered under the Securities Act, (ii) for certain transfer restrictions and registration rights relating to the Old Notes and (iii) that the New Notes will not contain certain provisions relating to Liquidated Damages (as defined) to be paid to Holders of Old Notes under certain circumstances relating to the timing of the Exchange Offer and other registration requirements. The Company issued $105,000,000 aggregate principal amount of Old Notes on March 3, 1998 pursuant to exemptions from, or transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws (the "Offering").

    Interest on the Notes will be payable semiannually in arrears on March 1 and September 1 of each year, commencing September 1, 1998, at the rate of 10 7/8% per annum. For each Old Note accepted for exchange, the Holder of such Old Note will receive a New Note having a principal amount equal to that of the surrendered Old Note. The New Notes will bear interest from the most recent date to which interest has been paid on the Old Notes or, if no interest has been paid on the Old Notes, from March 3, 1998. Old Notes accepted for exchange will cease to accrue interest from and after the date of consummation of the Exchange Offer. Holders of Old Notes whose Old Notes are accepted for exchange will not receive any payment in respect of accrued interest on such Old Notes. The Notes are redeemable in whole or in part, at the option of the Company, on or after March 1, 2003 at the redemption prices set forth herein plus accrued and unpaid interest to the redemption date. In addition, at any time on or prior to March 1, 2001, the Company, at its option may redeem up to 35% of the aggregate principal amount of the Notes originally issued with the net cash proceeds of one or more Equity Offerings (as defined), at the redemption price equal to 110.875% of the aggregate principal amount to be redeemed plus accrued and unpaid interest to the redemption date; PROVIDED that at least 65% of the aggregate principal amount of the New Notes issued hereunder together with the Old Notes originally issued and not exchanged in the Exchange Offer remains outstanding immediately after any such redemption.


    The Old Notes, are and the New Notes will be, unsecured senior subordinated obligations of the Company and the Old Notes are, and the New Notes will be, subordinated in right of payment to all existing and future Senior Debt (as defined) of the Company. The Old Notes are, and the New Notes will be, effectively subordinated to all secured indebtedness of the Company to the extent of the assets securing such indebtedness. The Old Notes are, and the New Notes will be, guaranteed on a full, unconditional, joint and several and unsecured senior subordinated basis (the "Guarantees") by each of the current United States subsidiaries, all of which are wholly-owned by the Company, and certain future subsidiaries of the Company (the "Guarantors"). Each of the Guarantees will be effectively subordinated to all secured indebtedness of such Guarantor to the extent of the assets securing such indebtedness. The Old Notes and the Guarantees rank PARI PASSU with, and the New Notes and their Guarantees will rank PARI PASSU with, any future senior subordinated indebtedness of the Company or the Guarantors, respectively and rank or will rank, as the case may be, senior in right of payment to all other subordinated obligations of the Company or the Guarantors, respectively. As of September 26, 1998, neither the Guarantors nor the Company had outstanding Guarantor Senior Debt (as defined) or Senior Debt, respectively, and the Guarantors had approximately $48.6 million of availability under the Senior Secured Credit Facility (as defined). In addition, as of September 26, 1998, the Company's subsidiaries that are not Guarantors had approximately $5.4 million of indebtedness and accrued liabilities, including trade payables, which are structurally senior to the Notes. See "Description of Notes."


    Upon the occurrence of a Change of Control (as defined), each holder of Notes will have the right to require that the Company purchase all or a portion of such holder's Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase. In addition, the Company will be obligated to offer to purchase the Notes at 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of purchase in the event of certain asset sales. See "Description of Notes."
                           --------------------------


    SEE "RISK FACTORS" BEGINNING AT PAGE 15 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY HOLDERS PRIOR TO TENDERING THEIR OLD NOTES IN THE EXCHANGE OFFER.

                             ---------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
         SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
               PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
                            A CRIMINAL OFFENSE.
                           --------------------------


                 The date of this Prospectus is          , 1999

(CONTINUED FROM PREVIOUS PAGE)

    The New Notes are being offered hereunder in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement (as defined herein). Based on interpretations by the staff of the Securities and Exchange Commission (the "Commission"), as set forth in no-action letters issued to third parties, the Company believes that New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by Holders thereof (other than any Holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities
Act), without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Notes are acquired in the ordinary course of such Holder's business and such Holder, other than broker-dealers, has no arrangement with any person to engage in a distribution of such New Notes. The Company has not sought and does not intend to seek its own no-action letter in connection with the Exchange Offer and there can be no assurance that the Commission would make a similar determination with respect to the Exchange Offer. Each Holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of such New Notes and has no arrangement or understanding to participate in a distribution of New Notes. If any holder is an affiliate of the Company and is engaged in or intends to engage in or has any arrangement with any person to participate in the distribution of the New Notes to be acquired pursuant to the Exchange Offer, then such Holder (i) could not rely on the applicable interpretations of the staff of the Commission and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 90 days after the Expiration Date (as defined herein), it will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

    The Company will not receive any proceeds from the Exchange Offer. The Company will pay all the expenses incident to the Exchange Offer. Tenders of Old Notes pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date. If the Company terminates the Exchange Offer and does not accept for exchange any Old Notes, the Company will promptly return the Old Notes to the Holders thereof. See "The Exchange Offer."

    There is no existing trading market for the New Notes, and there can be no assurance regarding the future development of a market for the New Notes. BT Alex. Brown Incorporated ("BT") has advised the Company that it currently intends to make a market in the New Notes. BT is not obligated to do so, however, and any market-making with respect to the New Notes may be discontinued at any time without notice. The Company does not intend to apply for listing or quotation of the New Notes on any securities exchange or to register or qualify the New Notes for offer and sale in any jurisdiction (other than the registration of the New Notes under the Securities Act).

    THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL THE COMPANY ACCEPT SURRENDERS FOR EXCHANGE FROM, HOLDERS OF OLD NOTES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR BLUE SKY LAWS OF SUCH JURISDICTION.

    The New Notes will be available initially only in book-entry form. The Company expects that the New Notes issued pursuant to the Exchange Offer will be issued in the form of one or more Global Notes (as defined) that will be deposited with, or on behalf of, the Depository Trust Company ("DTC" or the

"Depository") and registered in its name or in the name of Cede & Co., as its nominee. Beneficial interests in the Global Note representing the New Notes will be shown on, and transfers thereof will be effected only through, records maintained by the Depository and its participants. So long as DTC or its nominee is the registered owner or holder of the Global Note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by such Global Note for all purposes under the Indenture (as defined). Payments of the principal of, premium (if any), interest and Liquidated Damages (if any) on, the Global Note will be made to DTC or its nominee, as the case may be, as the registered owners thereof. None of the Company, the Trustee (as defined) or any Paying Agent (as defined) will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest. After the initial issuance of such Global Note, New Notes in certificated form will be issued in exchange for the Global Note only in accordance with the terms and conditions set forth in the Indenture. See "Description of Notes--Book Entry; Delivery and Form."

                             AVAILABLE INFORMATION

    The Company has filed with the Commission a registration statement on Form S-4 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act with respect to the New Notes offered hereby. This Prospectus, which forms a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits thereto, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the New Notes offered hereby, reference is made to the Registration Statement. Any statements made in this Prospectus concerning the provisions of certain documents are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement otherwise filed with the Commission.

    Upon the effectiveness of the Registration Statement, the Company will become subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith will file reports and other information with the Commission. The Registration Statement, the exhibits forming a part thereof and the reports and other information filed by the Company with the Commission in accordance with the Exchange Act may be inspected, without charge, at the Public Reference Section of the Commission located at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the following Regional Offices of the Commission: 7 World Trade Center, 13th Floor, New York, New York 10048; and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of all or any portion of the material may be obtained from the Public Reference Section of the Commission upon payment of the prescribed fees. The Commission also maintains a site on the World Wide Web that contains reports, proxy and information statements and other information at HTTP://WWW.SEC.GOV.

    In the event that the Company is not required to be subject to the reporting requirements of the Exchange Act in the future, as required under the Indenture pursuant to which the Old Notes were, and the New Notes will be, issued, the Company has agreed that, for so long as any of the Notes remain outstanding, it will file with the Commission (unless the Commission will not accept such a filing) (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports. In addition, for so long as any of the Notes remain outstanding, the Company has agreed to make available to any prospective purchaser of the Notes or beneficial owner of the Notes in connection with any sale thereof the information required by Rule 144A(d)(4) under the Securities Act.

                               PROSPECTUS SUMMARY

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, AND SHOULD BE READ IN CONJUNCTION WITH, THE MORE DETAILED INFORMATION AND FINANCIAL DATA, INCLUDING THE "UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA," "SELECTED HISTORICAL AND UNAUDITED PRO FORMA COMBINED FINANCIAL DATA," "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" AND THE FINANCIAL STATEMENTS (AS DEFINED) INCLUDED ELSEWHERE IN THIS PROSPECTUS. UNLESS THE CONTEXT OTHERWISE REQUIRES, (I) REFERENCES TO "OSG" AND THE "COMPANY" REFER TO OUTSOURCING SERVICES GROUP, INC. AND ALL OF ITS SUBSIDIARIES, INCLUDING AEROSOL SERVICES COMPANY, INC. ("ASC"), PIEDMONT LABORATORIES, INC. ("PIEDMONT") AND KOLMAR LABORATORIES, INC. ("KOLMAR"), (II) REFERENCES TO THE KOLMAR GROUP INCLUDE KOLMAR, KOLMAR'S WHOLLY-OWNED SUBSIDIARIES, KOLMAR DE MEXICO, S.A. DE C.V. AND KOLMAR (AUST.) PTY. LIMITED AND KOLMAR CANADA, FORMERLY A DIVISION OF CCL (AS DEFINED) (UNLESS THE CONTEXT OTHERWISE REQUIRES, REFERENCES TO KOLMAR INCLUDE REFERENCES TO THE KOLMAR GROUP), (III) REFERENCES TO FINANCIAL STATEMENT BALANCES ARE DETERMINED IN ACCORDANCE WITH UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES ("GAAP"), AND (IV) REFERENCES TO "PRO FORMA BASIS" MEAN THE APPLICATION OF THE PRO FORMA ADJUSTMENTS DESCRIBED UNDER THE HEADING "UNAUDITED PRO FORMA COMBINED FINANCIAL DATA." THE MARKET POSITION AND OTHER INDUSTRY DATA CONTAINED HEREIN, BOTH WITH RESPECT TO THE UNITED STATES AND NORTH AMERICA, HAVE BEEN DERIVED FROM INDUSTRY AND OTHER SOURCES AVAILABLE TO THE COMPANY, INCLUDING MANAGEMENT'S INDUSTRY EXPERIENCE. WHILE MANAGEMENT BELIEVES THAT ITS ESTIMATES DERIVED FROM SUCH SOURCES, INCLUDING AS TO MARKET POSITION, ARE REASONABLE, NO ASSURANCES CAN BE GIVEN AS TO THE ACCURACY THEREOF.

                                  THE COMPANY


    The Company is a leading provider of outsourced manufacturing and packaging services to the North American health and beauty aid market on the basis of sales. Over 75% of the Company's revenues are derived from the manufacturing and packaging of health and beauty aid products, including lipstick, face powder, eye shadow, mascara, nail enamel, skin care cream and lotion, hair spray and gel, shampoo and shaving cream and gel. Other products manufactured and packaged by the Company include household and automotive products such as lubricant, household cleaners and lighter fluid. OSG offers its customers a complete range of services, including product conceptualization, formulation, manufacturing, filling and packaging. It also provides ancillary services such as materials procurement, warehousing and distribution of finished goods. The Company has developed hundreds of proprietary products that have been placed into distribution by its customers in national and international consumer markets. Management estimates that a majority of the Company's revenues are derived from products that OSG has formulated. The Company has six manufacturing facilities strategically located in the United States and Canada, in addition to facilities in Australia and Mexico. Management believes OSG is the largest independent contract manufacturer and packager of color cosmetics, high-end salon aerosol hair care products and shaving creams and gels in North America. The Company had revenues of $7.5 million, $77.8 million and $171.2 million for the period from October 1, 1996 (date of inception) to December 31, 1996, the year ended December 31, 1997 and the nine month period ended September 26, 1998, respectively. The Company had net losses of $0.2 million, $0.7 million and $2.9 million for the three month period ended December 31, 1996, the year ended December 31, 1997 and the nine month period ended September 26, 1998, respectively.


    The Company's customers include over 350 companies that market branded and/or private label consumer products in the health and beauty aid, household and automotive markets. Customers include Mary Kay, Sebastian and WD-40, as well as other nationally branded marketers and numerous regional or niche marketers. The Company's top ten customers have been with the Company for 17 years on average, and nine of those top ten have been customers for at least ten years. The Company believes that its ability to develop long-term relationships is due to its product formulation expertise, manufacturing reliability, consistent product quality and timely delivery. Many of OSG's customers lack in-house manufacturing capabilities and outsource their manufacturing and packaging requirements in order to focus on marketing. Management estimates that a majority of the Company's revenues are derived from customers that do not have in-house manufacturing capabilities for the products OSG manufactures. Companies with the necessary in-house manufacturing capabilities utilize the Company's services for new product launches, lower volume brands and to supplement internal capacity.

    Contract manufacturers and packagers manufacture products to customer specifications and fill containers for a wide range of industries. Contract manufacturers typically charge a per-unit fee which varies depending on: (i) the type of product, (ii) the type of services provided (filling only versus product development, formulation, materials procurement, etc.), (iii) the container size and order quantity, and (iv) the complexity of the manufacturing and packaging process. The contract manufacturing and packaging industry is highly fragmented, with hundreds of independent companies typically providing a narrow scope of services in limited geographic areas. Competition is based principally on formulation capabilities, product quality, reputation, service, dependability, and cost-effectiveness. When the cost of distribution is a significant factor in the total product cost or if customers desire geographic proximity to suppliers, competition tends to be regionally based. Management believes that few competitors offer the scale, expertise, reputation and range of services that the Company provides.

    The Company specializes in the manufacturing and packaging of color cosmetic, aerosol, cream, lotion and liquid products:


    COLOR COSMETIC PRODUCTS. Color cosmetic products include lipstick, face powder, eye shadow, mascara and nail enamel. The Company manufactures and packages color cosmetics for the entire range of cosmetic market sectors from budget to high-end. Management estimates that retail revenues in the color cosmetics industry were approximately $3.3 billion in 1996 (representing an approximate 3.6% annual growth rate since 1993). In order to respond to and drive fashion trends, marketers continually change their product offerings. By offering product conceptualization and formulation expertise and manufacturing flexibility, the Company helps its customers remain current with market trends. Management believes that the Company is the largest independent contract manufacturer of color cosmetics in North America. For the nine month period ended September 26, 1998, OSG's revenues from color cosmetic products were $39.7 million, representing approximately 23.2% of revenues.



    AEROSOL PRODUCTS. Aerosol products include a broad range of products such as hair spray, shaving cream and gel, lubricant, non-stick cooking spray and household cleaning products. The aerosol system is one of the most effective forms of delivering products in a cost-effective manner, while providing dosage control, sanitary use and convenience. Management estimates that in 1996, over approximately 3.2 billion aerosol units were filled in the United States (representing an approximate 1.8% annual growth rate since 1990). The aerosol products market has undergone significant change as certain states have enacted regulations requiring reduced Volatile Organic Chemicals ("VOC") emissions, resulting in the reformulation of aerosol products to meet these new standards. The Company has reformulated over 100 products in response to legislative changes. Not only must packagers of aerosol products obtain government permits, but the packaging process also requires specialized equipment and expertise. Management believes that the Company is the second largest independent aerosol contract manufacturer and packager in North America, the largest in shaving creams and gels and the largest in high-end salon aerosol hair care products. For the nine month period ended September 26, 1998, OSG's revenues from aerosol products were $69.8 million, representing approximately 40.8% of revenues.



    CREAM, LOTION AND LIQUID PRODUCTS. Creams and lotions consist of skin care products such as facial preparations, hand and body care products, sun care and anti-aging products. According to management, the skin care market is one of the largest and fastest growing sectors of the health and beauty aid market, estimated at approximately $6 billion in revenues in 1996 (representing an approximate 7.5% annual growth rate since 1993). The Company began emphasizing skin care products in 1994 after recognizing the growth potential of this market, and such products have grown to approximately 20% of the Company's revenues. Other liquid products manufactured and packaged by OSG include shampoo, conditioner, fragrance, pump hair spray and gel and non-aerosol deodorant, as well as products for the household and automotive markets such as lighter fluid, lubricant and cleaning products. For the nine month period ended September 26, 1998, OSG's revenues from cream, lotion and liquid products were $61.7 million, representing approximately 36.0% of revenues.


                             COMPETITIVE STRENGTHS

    OSG attributes its leading market position to the following factors: (for a more detailed description see "Business--Competitive Strengths")

    FORMULATION EXPERTISE. OSG's research and development chemists have developed hundreds of proprietary products on behalf of its customers that have been placed into distribution. In addition, OSG is at the forefront of the reformulation of aerosol products in response to changing government regulations. Management believes that the Company's formulation expertise is highly valued by its customers, resulting in greater customer loyalty and the opportunity for revenue growth. Management estimates that a majority of the Company's revenues are derived from products that OSG has formulated.

    LONG-STANDING CUSTOMER RELATIONSHIPS. OSG provides contract manufacturing and packaging services to over 350 customers worldwide. OSG's top ten customers have been customers for over 17 years on average, and include, among others, Mary Kay, Sebastian, and WD-40. All but one of the top-ten customers have used the Company's services for more than ten years.

    LEADER IN NICHE MARKETS. The Company focuses on market sectors requiring specialized manufacturing and/or formulation capabilities such as color cosmetics, high-end salon aerosol hair care products and shaving creams and gels. As a result of its value-added manufacturing and formulation services, management believes that it is able to retain customers and obtain higher profit margins than contract packagers who focus primarily on commodity-type products.

    FULL SERVICE CAPABILITIES. The Company offers a full array of services, including materials procurement, blending, filling, packaging, warehousing and distribution. OSG's size, capabilities and reputation make it one of the few contract manufacturers and packagers in the health and beauty aid markets capable of supporting large scale production runs and product launches for customers such as Mary Kay.

    MANUFACTURING EXPERTISE. The Company has the equipment and manufacturing expertise required to manufacture and package a wide variety of color cosmetic, aerosol, cream, lotion and liquid products while adhering to strict product specifications for its customers. For example, the Company is able to fill complex containers such as barrier packs (pressurized, non-aerosol containers), which have made it a leader in manufacturing and packaging products such as shaving gels. All four of the Company's facilities that manufacture and package products for Procter & Gamble have been awarded Procter & Gamble's prestigious Pinnacle Award for Good Manufacturing Practices.

    STRATEGIC LOCATIONS. OSG's facilities are strategically located to service regional, national and international customers. Management believes the Company is the largest independent aerosol packager on the West Coast and in the Southeast. OSG can manufacture and package various products at each of its facilities, creating flexibility in servicing its geographically diverse customers in a cost-effective manner. The Company's facilities in Mexico and Australia serve the requirements of both international and local customers.

    EXPERIENCED MANAGEMENT TEAM. OSG's management team, headed by the former President of Kolmar, Christopher Denney, has extensive industry experience. Members of senior management have spent a majority of their careers in the packaging industry, averaging 24 years of experience. In addition, Walter K. Lim, the founder of ASC, serves as Chairman of OSG, and Samuel D. Garretson, the founder of Piedmont, serves as a director of OSG.

                               BUSINESS STRATEGY

    The Company intends to increase its sales and profitability by capitalizing on its product conceptualization and formulation expertise and its cost-effective, quality manufacturing capabilities. In addition, management believes that it can continue to improve the Company's operating results by implementing the following strategies: (for a more detailed description, see "Business--Business Strategy")

    CAPITALIZE ON CROSS-SELLING OPPORTUNITIES. The Company expects to increase product penetration of its customer base by capturing business that previously exceeded each of its subsidiaries' particular areas of expertise. For example, the Company has developed proprietary color cosmetics formulations for Sebastian, a customer that traditionally focused on hair care products, and expects to offer color cosmetic products to other hair care product customers. In addition, the Company can offer its aerosol capabilities to its color cosmetics customers.

    CENTRALIZE SALES AND MARKETING. The Company plans to centralize the management of its sales efforts in order to improve communication with customers, to cross-sell services to customers and to ensure uniform pricing and sales strategies. The Company plans to establish a group specifically focused on identifying market trends and assisting customers with new product ideas, as well as promoting the Company through customer presentations, advertising and trade shows. The centralized sales effort will enable the Company to serve national accounts more effectively and to pursue customers located outside the local marketing reach of the individual plants.

    INCREASE INTERNATIONAL PRESENCE. OSG intends to capitalize on increased international demand for cosmetic products by increasing its export sales and selectively entering into joint ventures and licensing agreements. The Company currently has licensing agreements in Japan, Korea, Thailand and Poland. In addition, the Company plans to continue to develop its own "control" brands--brands for which OSG owns the formulas and manufactures and packages the products to its own specifications, leaving the marketing, promotion and distribution to its customer.

    REDUCE MANUFACTURING COSTS. The Company believes that the combination of ASC, Kolmar and Piedmont will result in cost reductions from (i) allocating production among facilities to better optimize the use of labor and equipment;
(ii) eliminating redundant administrative operations; and (iii) in certain cases, purchasing larger amounts of raw materials on more favorable terms.

    PURSUE STRATEGIC ACQUISITIONS. The Kolmar Acquisition represents a continuation of OSG's strategy to provide more services to existing and potential customers in the highly fragmented contract manufacturing and packaging industry. OSG plans to acquire companies that will provide additional cross-selling and cost-reduction opportunities.

                       SUMMARY OF THE KOLMAR ACQUISITION

THE INVESTORS

    The key investors in the Company include Gordon+Morris Investment Partnership, L.P. ("GMIP"), HarbourVest Partners IV-Direct Fund L.P. ("HVP-IV") and HarbourVest Partners V-Direct Fund L.P. ("HVP-V").

    The Gordon+Morris Group ("G+MG") is a merchant banking firm that sponsors leveraged acquisitions and leveraged buildups in partnership with experienced management teams. Founded in 1992, G+MG manages GMIP, which has $61.2 million in committed capital. Prior to forming G+MG, two of the three principals were general partners of Kelso & Company. Since 1980, the principals have completed 24 transactions with an average transaction value of approximately $75 million. The principal offices of G+MG are located at 840 Newport Center Drive, Suite 600, Newport Beach, CA 92660.

    HarbourVest Partners, LLC ("HarbourVest") was formed by the management team of Hancock Venture Partners, Inc. ("HVP") in January 1997 to become the successor company to HVP. HVP was founded in 1982 as a subsidiary of John Hancock Mutual Life Insurance Company for the purpose of managing diversified private equity investment portfolios. Today, HarbourVest manages in excess of $3 billion of private equity capital on a worldwide basis and has offices in Boston, London, and Hong Kong. HarbourVest invests in all types of private equity funds as well as directly into operating companies. HVP-IV is a private equity fund with $156.2 million in committed capital, and HVP-V is a private equity fund with $300.0 million in committed capital. Both HVP-IV and HVP-V are directly managed by HarbourVest. HarbourVest's principal offices are located at One Financial Center, 44th floor, Boston, MA 02111.

COMPANY HISTORY


    The Company currently owns and operates three wholly-owned subsidiaries:
Piedmont, ASC and Kolmar. Located in Gainesville, Georgia, Piedmont was founded in 1985 by Samuel D. Garretson, a director of the Company. The Company acquired Piedmont on September 30, 1996 for $14.1 million. Located in the City of Industry, California, ASC was founded in 1966 by Walter K. Lim, OSG's Chairman. An affiliate of the Company acquired ASC on February 14, 1994 for $35.0 million. The affiliate was subsequently merged into the Company on June 30, 1997. Kolmar was founded in 1921 and was acquired in 1991 by CCL Industries Inc. ("CCL"), a publicly held Canadian contract packaging and manufacturing company. Kolmar's main manufacturing facility is located in Port Jervis, New York, and other smaller facilities are located in California, Pennsylvania, Canada, Mexico and Australia.


THE KOLMAR ACQUISITION

    On January 9, 1998, OSG acquired from CCL and its wholly-owned indirect subsidiary, CCL Industries Corporation ("CCL Industries"), all of the outstanding shares of Kolmar Laboratories, Inc. and the net assets of Kolmar Canada Inc. (the "Kolmar Acquisition"). The terms of the Kolmar Acquisition Agreement (as defined) provide that the Kolmar Acquisition was effective as of January 1, 1998 and the financial data presented herein gives effect to the acquisition as of such date. Unless the context otherwise requires, references to CCL include references to CCL Industries. The purchase price for the Kolmar Acquisition was $78.0 million, subject to certain post-closing adjustments. In conjunction with the Kolmar Acquisition, the Company refinanced all of its existing indebtedness totaling $34.6 million. The purchase price and the refinanced indebtedness, plus $7.4 million of fees and expenses, was financed through $30.0 million of borrowings under the Senior Secured Credit Facility, $70.0 million of borrowings under the senior subordinated credit agreement, dated as of January 9, 1998, among the Company, Bankers Trust Company ("BTCo"), as agent, and certain other parties (the "Subordinated Bridge Facility") and the issuance of $20.9 million of the Company's common stock ("Common Stock") to existing shareholders of the Company.

                            STRUCTURE OF THE COMPANY

    The chart below illustrates the organizational structure of the Company:

    Chart setting forth (i) the subsidiaries of the Company: Aerosol Services Company, Inc., Kolmar Laboratories, Inc. and Piedmont Laboratories, Inc; and
(ii) the subsidiaries of Kolmar Laboratories, Inc.,: Kolmar (Aust.)Pty. Limited, Kolmar de Mexico, S.A. de C.V. and Kolmar Canada Inc.

    OSG is incorporated in Delaware, and its principal executive offices are located at 425 South Ninth Avenue, City of Industry, CA 91746. Its telephone number is (626) 968-8531.

                               THE EXCHANGE OFFER

    On March 3, 1998, the Company issued $105.0 million aggregate principal amount of Old Notes. The Old Notes were sold pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws, in order to enable the Company to raise funds on a more expeditious basis than necessarily would have been possible had the initial sale been pursuant to an offering registered under the Securities Act. BT, as a condition to its purchase of the Old Notes, requested that the Company agree to commence the Exchange Offer following the Offering.


Notes Offered.................  Up to $105,000,000 principal amount of 10 7/8% Series B
                                Senior Subordinated Notes due 2006, which have been
                                registered under the Securities Act.

The Exchange Offer............  The New Notes are being offered in exchange for a like principal amount of Old Notes. Old Notes may be tendered
                                only in integral multiples of $1,000. The issuance of the
                                New Notes is intended to satisfy obligations of the Company and the Guarantors contained in the Registration Rights
                                Agreement, dated as of March 3, 1998, among the Company, the
                                Guarantors listed therein and BT (the "Registration Rights
                                Agreement"). For procedures for tendering, see "The Exchange
                                Offer."

Tenders, Expiration Date;
  Withdrawal..................  The Exchange Offer will expire at 5:00 p.m. New York City
                                time, on [        ], 1999, or such later date and time to
                                which it is extended. Each Holder tendering Old Notes must acknowledge that he is not engaging in, nor intends to
                                engage in, a distribution of the New Notes. The tender of
                                Old Notes pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date. Any Old Note not
                                accepted for exchange for any reason will be returned
                                without expense to the tendering Holder thereof as promptly as practicable after the expiration or termination of the
                                Exchange Offer.

Procedures for Tendering Old
  Notes.......................  A Holder who wishes to tender Old Notes for exchange pursuant to the Exchange Offer must transmit a properly
                                completed and duly executed Letter of Transmittal, including all other documents required by such Letter of Transmittal or (in the case of a book-entry transfer) an Agent's Message in lieu of such Letter of Transmittal to the Exchange Agent at the address set forth below under "Exchange
                                Offer--Exchange Agent" on or prior to the Expiration Date.
                                In addition, either (i) certificates for such Old Notes must be received by the Exchange Agent along with the Letter of
                                Transmittal, or (ii) timely receipt of a Book-Entry
                                Confirmation (as defined) relating to a tender of such Old
                                Notes, if such procedure is available, into the Book-Entry
                                Transfer Facility (as defined) pursuant to the procedure for book-entry transfer described below under "The Exchange
                                Offer", must be received by the Exchange Agent prior to the
                                Expiration Date with the Letter of Transmittal or an Agent's
                                Message in lieu of such Letter of Transmittal, or (iii) the
                                Holder must comply with the guaranteed delivery procedures described below under "The Exchange Offer". See "The
                                Exchange Offer."

Conditions to Exchange
  Offer.......................  The Exchange Offer shall not be subject to any condition other than that the Exchange Offer does not violate any
                                applicable law or regulation or interpretation of the staff of the Commission.

Federal Income Tax
  Considerations..............  The exchange pursuant to the Exchange Offer will not result in any income, gain or loss to the Holders or the Company
                                for Federal income tax purposes. See "Certain Federal Tax
                                Consequences."

Use of Proceeds...............  There will be no proceeds to the Company from the exchange pursuant to the Exchange Offer. See "Use of Proceeds" and
                                "Capitalization."

Exchange Agent................  U.S. Bank Trust National Association (formerly First Trust
                                National Association) (the "Exchange Agent") is serving as exchange agent in connection with the Exchange Offer.

Shelf Registration
  Statement...................  Under certain circumstances, certain holders of Notes
                                (including holders of Old Notes who are not permitted to
                                participate in the Exchange Offer or holders who may not
                                freely resell New Notes received in the Exchange Offer) may require the Company to file and cause to become effective, a
                                Shelf Registration Statement (as defined), which would cover resales of Notes by such holders. See "Description of
                                Notes--Exchange Offer; Registration Rights."

                      CONSEQUENCES OF EXCHANGING OLD NOTES

    Holders of Old Notes who do not exchange their Old Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Notes as set forth in the legend thereon as a consequence of the issuance of the Old Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Subject to certain limited exceptions, holders of Old Notes who do not exchange their Old Notes for New Notes in the Exchange Offer will no longer have registration rights with respect to their Old Notes. The Company does not currently anticipate that it will register the Old Notes under the Securities Act. See "Description of Notes--Exchange Offer; Registration Rights." Based on interpretations by the staff of the Commission, as set forth in no-action letters issued to third parties, the Company believes that New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold or otherwise transferred by Holders thereof (other than any Holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Notes are acquired in the ordinary course of such Holder's business and such Holder, other than a broker-dealer, has no arrangement with any person to participate in the distribution of such New Notes. The Company has not sought and does not intend to seek its own no-action letter in connection with the Exchange Offer and there can be no assurance that the Commission would make a similar determination with respect to the Exchange Offer. Each Holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of such New Notes and has no arrangement or understanding to participate in a distribution of New Notes. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes must acknowledge that such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities and that it will deliver this Prospectus in connection with any resale of such New Notes. See "Plan of Distribution." In addition, to comply with the securities laws of certain jurisdictions, it may be necessary to qualify for sale or register thereunder the New Notes prior to offering or selling such New Notes. The Company has agreed, pursuant to the Registration Rights Agreement, subject to certain limitations specified therein, to register or qualify the New Notes for offer or sale under all applicable state securities or Blue Sky laws before the time the Registration Statement (of which this Prospectus forms a part) is declared effective by the Commission. See "The Exchange Offer--Consequences of Exchanging Old Notes" and "Description of Notes-- Exchange Offer; Registration Rights."

                      SUMMARY DESCRIPTION OF THE NEW NOTES

    The terms of the New Notes and the Old Notes are identical in all material respects, except (i) that the New Notes have been registered under the Securities Act, (ii) for certain transfer restrictions and registration rights relating to the Old Notes and (iii) that the New Notes will not contain certain provisions relating to Liquidated Damages to be paid to Holders of Old Notes under certain circumstances relating to the timing of the Exchange Offer and to other registration requirements. See "Description of Notes-- Exchange Offer; Registration Rights." The New Notes will bear interest from the most recent date to which interest has been paid on the Old Notes or, if no interest has been paid on the Old Notes, from March 3, 1998. Accordingly, registered Holders of New Notes on the relevant record date for the first interest payment date following the consummation of the Exchange Offer will receive interest accruing from the most recent date to which interest has been paid or, if no interest has been paid, from March 3, 1998. Old Notes accepted for exchange will cease to accrue interest from and after the date of consummation of the Exchange Offer. Holders whose Old Notes are accepted for exchange will not receive any payment in respect of interest on such Old Notes otherwise payable on any interest payment date the record date for which occurs on or after consummation of the Exchange Offer.

Notes Offered.................  Up to $105,000,000 aggregate principal amount of 10 7/8%
                                Series B Senior Subordinated Notes due 2006.

Issuer........................  Outsourcing Services Group, Inc.

Maturity Date.................  March 1, 2006.

Interest Rate and Payment       The New Notes will bear interest at the rate of 10 7/8% per
Dates.........................  annum. Interest on the New Notes will be payable semi-annually on each March 1 and September 1, commencing
                                [      ].

Optional Redemption...........  The New Notes will be redeemable, in whole or in part, at the option of the Company on or after March 1, 2003, at the redemption prices set forth herein plus accrued and unpaid interest to the date of redemption. In addition, at any time on or prior to March 1, 2001, the Company may redeem, at its option, up to 35.0% of the aggregate principal amount of the
                                New Notes with the net cash proceeds of one or more Equity
                                Offerings (as defined), at a redemption price equal to
                                110.875% of the aggregate principal amount of the New Notes to be redeemed, plus accrued and unpaid interest to the
                                redemption date; PROVIDED that at least 65.0% of the
                                aggregate initial principal amount of the New Notes issued hereunder together with the Old Notes originally issued and not exchanged in the Exchange Offer remains outstanding
                                immediately after any such redemption. See "Description of
                                Notes--Redemption."

Change of Control.............  Upon the occurrence of a Change of Control, each holder of
                                New Notes will have the right to require the Company to
                                repurchase such holder's New Notes at a purchase price equal to 101.0% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase. See
                                "Description of Notes--Change of Control."

Offers to Purchase............  In the event of certain asset sales, the Company will be required to offer to repurchase the New Notes to the extent of the net cash proceeds from such asset sales at a price
                                equal to 100.0% of the principal amount of the New Notes,
                                plus accrued and unpaid interest, if any, to the date of
                                repurchase. See "Description of Notes--Certain
                                Covenants--Limitation on Asset Sales."

Guarantees....................  The New Notes will be guaranteed on a full, unconditional, joint and several and senior subordinated basis by the
                                Guarantors. The Guarantees will be unsecured senior
                                subordinated obligations of the Guarantors and will be
                                subordinated in right of payment to all existing and future
                                Guarantor Senior Debt (including indebtedness under the
                                Senior Secured Credit Facility). As of September 26, 1998,
                                the Guarantors had no Guarantor Senior Debt outstanding and approximately $48.6 million of availability under the Senior
                                Secured Credit Facility. See "Description of
                                Notes--Guarantees."

Ranking.......................  The New Notes will be unsecured senior subordinated obligations of the Company and will be subordinated in right of payment to all existing and future Senior Debt of the
                                Company. The New Notes will also be effectively subordinated to all secured indebtedness of either the Company or any of its subsidiaries to the extent of the assets securing such indebtedness. The New Notes will rank PARI PASSU with any
                                future senior subordinated indebtedness of the Company and will rank senior in right of payment to all other
                                subordinated obligations of the Company. As of September 26,
                                1998, the Company had no Senior Debt outstanding but has an obligation to guarantee, on a senior basis, debt of the
                                Guarantors incurred under the Senior Secured Credit
                                Facility. In addition, as of September 26, 1998, the
                                Company's subsidiaries that are not Guarantors had
                                approximately $5.4 million of indebtedness and accrued
                                liabilities, including trade payables, which would be
                                structurally senior to the New Notes. See "Description of
                                Notes--Subordination."

Certain Covenants.............  The Indenture governing the New Notes (the "Indenture") will contain certain covenants that limit the ability of the
                                Company and its subsidiaries to, among other things, incur additional indebtedness, pay dividends or make certain other
                                Restricted Payments (as defined), consummate certain asset sales, enter into certain transactions with affiliates,
                                incur liens, create restrictions on the ability of a
                                subsidiary to pay dividends or make certain payments, sell or issue preferred stock of subsidiaries to third parties, merge or consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of all or
                                substantially all of the assets of the Company, and engage in other lines of business. See "Description of
                                Notes--Certain Covenants."


    For additional information regarding the New Notes, see "Description of Notes."

                                  RISK FACTORS


    Prospective holders of New Notes should consider carefully all of the information set forth in this Prospectus and, in particular, should evaluate the specific factors set forth under "Risk Factors" which begin on page 15 before making a decision to tender their Old Notes in the Exchange Offer.

       SUMMARY HISTORICAL AND UNAUDITED PRO FORMA COMBINED FINANCIAL DATA


    The summary financial data set forth below for the periods ended December 31, 1996 and 1997 are derived from the audited financial statements of the Company. Such data for the nine months ended September 28, 1997 and September 26, 1998 are derived from the unaudited interim financial statements of the Company, which include all adjustments (consisting only of normal recurring adjustments) which the Company considers necessary for a fair presentation of the results of operations for the periods presented. The results for the nine month period ended September 26, 1998 are not necessarily indicative of the results to be expected for the year ended December 31, 1998 or for any future period. Outsourcing Services Group, Inc. was formed by The Gordon + Morris Group and HarbourVest Partners, LLC plus management of Piedmont, collectively known as Aerosol Companies Holding Corporation ("ACHC"), which acquired Piedmont on September 30, 1996. Outsourcing Services Group, Inc. had no operations prior to the acquisition of Piedmont. Effective June 30, 1997, ACHC merged with Aerosol Services Holding Corporation ("ASHC") and the combined entity was renamed Outsourcing Services Group, Inc. The merger was accounted for as a purchase transaction and ACHC was deemed to be the accounting acquiror.



    The summary financial data for Piedmont set forth below for the fiscal years ended September 30, 1993, 1994, 1995 and 1996 are derived from the audited financial statements of Piedmont. Such data for Kolmar for the fiscal years ended December 31, 1995, 1996 and 1997 are derived from audited combined financial statements. Kolmar financial data for the years ended December 31, 1993 and 1994 are derived from Kolmar's unaudited financial statements. The unaudited financial statements for the years ended December 31, 1993 and 1994 include all adjustments (consisting only of normal recurring adjustments) which management of Kolmar considers necessary for a fair presentation of the financial data for the periods presented.



    ASHC, was formed by members of The Gordon + Morris Group, HarbourVest Partners, LLC plus management of ASC to acquire ASC effective February 14, 1994. ASHC had no operations prior to the acquisition. Consequently, the financial data set forth below for the fiscal year ended December 31, 1994 includes the audited results of ASHC for the period from inception, February 15, 1994 to December 31, 1994. Amounts in 1993 reflect the operating results and financial position of ASC, prior to its acquisition by ASHC. The selected financial data for ASHC for the fiscal years ended December 31, 1995 and 1996 are derived from the audited financial statements of ASHC. Such data for the six months ended June 30, 1996 and June 29, 1997 are derived from the unaudited interim financial statements of ASHC, which include all adjustments (consisting only of normal recurring adjustments) which ASHC considered necessary for a fair presentation of the results of operations for the periods presented.



    The summary unaudited pro forma combined financial data of the Company for the fiscal year ended December 31, 1997 are derived from the Unaudited Pro Forma Condensed Combined Financial Data included elsewhere in this Prospectus. Such data give effect to (i) the Kolmar Acquisition and the repayment of existing debt of the Company in conjunction therewith; (ii) the ASHC acquisition; and
(iii) the completion of the Offering and application of the proceeds therefrom, as if each had occurred at the beginning of the year ended December 31, 1997 and before extraordinary items.



    The following information should be read in conjunction with the "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements included elsewhere in this Prospectus.

       SUMMARY HISTORICAL AND UNAUDITED PRO FORMA COMBINED FINANCIAL DATA
                        OUTSOURCING SERVICES GROUP, INC.



                                                                                                NINE MONTHS ENDED
                                                   PERIOD FROM OCTOBER                     ----------------------------
                                                    1, 1996 (DATE OF
                                                      INCEPTION) TO     FISCAL YEAR ENDED  SEPTEMBER 28,  SEPTEMBER 26,
                                                      DECEMBER 31,        DECEMBER 31,     -------------  -------------
(DOLLARS IN THOUSANDS, EXCEPT FOR SHARE DATA)            1996(J)             1997(J)          1997(a)        1998(a)
                                                   -------------------  -----------------  -------------  -------------
STATEMENTS OF OPERATIONS DATA:
  Net revenues...................................       $   7,479           $  77,835        $  47,772      $ 171,183
  Gross profit...................................           1,144              10,344            7,735         26,407
  Income from operations.........................              58               2,492            2,086         10,748
  Interest expense, net..........................             204               2,232            1,313          9,238
  Net loss (b)...................................            (206)               (735)            (271)        (2,918)
  Net loss per share.............................           (0.24)              (0.81)           (0.21)         (0.94)

OTHER DATA:
  Adjusted EBITDA (c)............................       $     568           $   5,306        $   3,820      $  16,922
  Net cash provided by (used in) operating
    activities...................................           1,557               2,374           (1,557)         7,447
  Net cash (used in) investing activities........         (14,516)             (1,360)            (639)       (79,570)
  Net cash provided by (used in) financing
    activities...................................          13,115                (832)           2,717         77,402
  Depreciation and amortization..................             510               2,814            1,734          6,174
  Capital expenditures...........................             106               1,175              639          1,791
  Ratio of earnings to fixed charges (m).........                (i)             1.10             1.47           1.06

RATIO OF EARNINGS TO FIXED CHARGES FOR SUBSIDIARY
  GUARANTORS (M):
  ASC............................................                                                                7.72
  Piedmont.......................................                                                                2.81
  Kolmar--U.S. operations........................                                                               10.52

BALANCE SHEET DATA (AT PERIOD END):
  Cash and short-term investments................       $     506           $     588        $     937      $   5,880
  Working capital................................           3,103              12,981           10,968         30,988
  Total assets...................................          18,854              69,108           69,323        195,191
  Total debt.....................................           7,983              36,191           34,644        105,104
  Redeemable preferred stock.....................          --                   4,259            4,207          4,417
  Stockholders' equity...........................           6,794               9,990           10,516         27,719



                          PIEDMONT LABORATORIES, INC.


                                                        FISCAL YEAR ENDED SEPTEMBER 30,(d)
                                                  ----------------------------------------------
(DOLLARS IN THOUSANDS)                              1993        1994        1995        1996
                                                  ---------  -----------  ---------  -----------
STATEMENTS OF OPERATIONS DATA:
  Net revenues..................................  $  22,583   $  34,121   $  32,305   $  35,541
  Gross profit..................................      4,352       5,350       5,081       5,212
  Income from operations........................      1,441       2,194       1,722       2,112
  Interest expense, net.........................        290         227         200         223
  Net income....................................        719       1,200         916       1,152

OTHER DATA:
  Adjusted EBITDA (c)...........................  $   2,232   $   2,969   $   2,466   $   2,868
  Net cash provided by operating activities.....      1,042       1,885       1,445       1,450
  Net cash (used in) investing activities.......     (2,309)       (751)     (1,057)     (1,188)
  Net cash provided by (used in) financing
    activities..................................      1,153        (931)       (581)       (248)
  Depreciation and amortization.................        791         775         744         756
  Capital expenditures..........................        515         739         932         992
  Ratio of earnings to fixed charges (m)........       3.85        6.67        5.96        6.36

BALANCE SHEET DATA (AT PERIOD END):
  Cash and short-term investments...............  $       3   $     206   $      13   $      27
  Working capital...............................        539       1,197       1,280       1,871
  Total assets..................................     10,086      12,225      11,714      13,919
  Total debt....................................      3,629       2,698       2,116       1,869
  Stockholders' equity..........................      4,163       5,363       6,280       7,431

(DOLLARS IN THOUSANDS)
STATEMENTS OF OPERATIONS DATA:
  Net revenues..................................
  Gross profit..................................
  Income from operations........................
  Interest expense, net.........................
  Net income....................................
OTHER DATA:
  Adjusted EBITDA (c)...........................
  Net cash provided by operating activities.....
  Net cash (used in) investing activities.......
  Net cash provided by (used in) financing
    activities..................................
  Depreciation and amortization.................
  Capital expenditures..........................
  Ratio of earnings to fixed charges (m)........
BALANCE SHEET DATA (AT PERIOD END):
  Cash and short-term investments...............
  Working capital...............................
  Total assets..................................
  Total debt....................................
  Stockholders' equity..........................

              AEROSOL SERVICES HOLDING CORPORATION AND SUBSIDIARY


                                                                                                     SIX MONTHS ENDED
                                                          FISCAL YEAR ENDED DECEMBER 31,          ----------------------
                                                  ----------------------------------------------  JUNE 30,    JUNE 29,
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)       1993       1994(N)      1995       1996(K)      1996        1997
                                                  ---------  -----------  ---------  -----------  ---------  -----------
STATEMENTS OF OPERATIONS DATA:
  Net revenues..................................  $  50,615   $  48,322   $  60,633   $  72,354   $  33,161   $  32,494
  Gross profit..................................      8,720       7,299       8,258       9,941       5,123       4,582
  Income from operations........................      5,770       3,569       3,650       5,031       2,398       1,708
  Interest expense, net.........................        208       2,752       3,323       3,085       1,713       1,977
  Net income (loss) (l).........................         12         310          52         959         410        (773)
OTHER DATA:
  Adjusted EBITDA (c)...........................                          $   5,530   $   7,019   $   3,345   $   2,731
  Net cash provided by (used in)
    operating activities........................                              1,382      (1,103)      2,025       3,243
  Net cash (used in) investing activities.......                               (448)       (532)       (107)       (311)
  Net cash provided by (used in)
    financing activities........................                               (905)      1,707      (1,950)     (3,020)
  Depreciation and amortization.................                              1,880       1,988         947       1,023
  Capital expenditures..........................                                429         532         107         311
BALANCE SHEET DATA (AT PERIOD END):
  Cash and short-term investments...............  $     604   $       4   $      32   $     104   $  --       $      16
  Working capital...............................      2,693       4,927       5,435      10,323        (327)      9,784
  Total assets..................................     13,927      37,793      39,040      40,614      37,365      38,700
  Total debt....................................      5,746      30,353      29,013      30,720      27,063      28,514
  Redeemable preferred stock....................     --           3,204       3,633       4,118       3,633       4,379
  Stockholders' equity (deficit)................      3,353      (3,301)     (3,608)     (3,134)     (3,198)     (4,168)

(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENTS OF OPERATIONS DATA:
  Net revenues..................................
  Gross profit..................................
  Income from operations........................
  Interest expense, net.........................
  Net income (loss) (l).........................
OTHER DATA:
  Adjusted EBITDA (c)...........................
  Net cash provided by (used in)
    operating activities........................
  Net cash (used in) investing activities.......
  Net cash provided by (used in)
    financing activities........................
  Depreciation and amortization.................
  Capital expenditures..........................
BALANCE SHEET DATA (AT PERIOD END):
  Cash and short-term investments...............
  Working capital...............................
  Total assets..................................
  Total debt....................................
  Redeemable preferred stock....................
  Stockholders' equity (deficit)................



                           KOLMAR LABORATORIES, INC.



                                                                              FISCAL YEAR ENDED DECEMBER 31,(d)
                                                                  ---------------------------------------------------------
                                                                     1993         1994        1995       1996       1997
                                                                  -----------  -----------  ---------  ---------  ---------
(DOLLARS IN THOUSANDS)
STATEMENTS OF OPERATIONS DATA:
  Net revenues..................................................   $  73,248    $  63,782   $  74,307  $ 103,316  $ 103,141
  Gross profit..................................................      10,133        9,821      14,001     20,061     16,968
  Income (loss) from operations (e).............................     (19,298)     (23,209)      4,841      9,910      8,857
  Interest expense, net.........................................       1,357        1,801       3,133      3,697      4,164
  Net income (loss) (e).........................................     (22,810)     (16,593)      1,042      5,071      3,398
OTHER DATA:
  Adjusted EBITDA (c)...........................................                            $   6,944  $  12,178  $  11,614
  Net cash provided by (used in) operating activities...........                               (8,955)     4,515     (1,044)
  Net cash (used in) investing activities.......................                               (2,077)    (9,576)    (2,763)
  Net cash provided by financing activities.....................                               11,604      7,397      7,996
  Depreciation and amortization.................................                                2,103      2,268      2,757
  Capital expenditures..........................................                                3,559      3,836      2,866
BALANCE SHEET DATA (AT PERIOD END):
  Cash and short-term investments...............................   $   3,137    $   2,458   $   3,030  $   5,366  $   9,555
  Working capital...............................................       6,949      (10,066)     (7,170)   (11,894)    (8,310)
  Total assets..................................................      48,537       38,057      53,663     67,972     72,855
  Total debt....................................................      24,802       30,313      39,933     49,124     57,120
  Stockholders' equity (deficit)................................         217      (19,297)    (24,454)   (19,175)   (17,410)



            SUMMARY UNAUDITED PRO FORMA COMBINED FINANCIAL DATA (F)



                                              FISCAL YEAR
                                                 ENDED
                                             DECEMBER 31,
                                                 1997
                                             -------------
(DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)
STATEMENTS OF OPERATIONS DATA:
  Net revenues.............................    $ 213,470
  Gross profit.............................       31,894
  Income from operations...................       12,636
  Interest expense, net (g)................       12,554
  Loss before extraordinary item (h).......       (1,325)
  Loss before extraordinary item per
    share..................................        (1.25)

  NOTES TO SUMMARY HISTORICAL AND UNAUDITED PRO FORMA COMBINED FINANCIAL DATA



(a) The Kolmar and ASHC acquisitions were effective on January 1, 1998 and June 30, 1997, respectively. Consequently, the Company's Statements of Operations Data and Other Data for the nine months ended September 26, 1998 (which includes the acquired operations for the entire period) are not directly comparable to the Statements of Operations Data and Other Data for the comparable periods in prior years.



(b) Net loss of OSG for the year ended December 31, 1997 and for the nine months ended September 26, 1998 includes $0.4 million and $2.1 million of extraordinary items, respectively, net of tax, associated with charges for early retirement of debt.



(c) Adjusted EBITDA is not intended to represent cash flows from operations as defined by GAAP and should not be considered as an alternative to net income as an indicator of the Company's operating performance or to cash flows as a measure of liquidity. Adjusted EBITDA is included herein as it is a basis upon which the Company assesses its financial performance and its ability to service indebtedness. Adjusted EBITDA as calculated herein differs from the definition of the term "Consolidated EBITDA" used in the Indenture under which the New Notes are to be issued. See "Description of Notes--Certain Definitions."
    Adjusted EBITDA represents the sum of income from operations and depreciation and amortization. Adjusted EBITDA for the nine months ended September 26, 1998 excludes the impact of a foreign currency translation loss of $918,000 associated with its Mexican operations which are deemed to be operating in a highly inflationary environment. Adjusted EBITDA for Kolmar excludes a write-off of goodwill of $12,963,000 and a charge for restructuring costs of $3,935,000 for the fiscal year ended December 31, 1993 and a $24,100,000 write-down of assets for the fiscal year ended December 31, 1994. For the fiscal year ended December 31, 1993, ASC paid its owners a bonus of $5.5 million. Such payment has not been reflected in adjusted EBITDA. In addition, adjusted EBITDA of ASC for the fiscal year ended December 31, 1993 excludes the loss from operations from a discontinued operation totaling $100,000. The assets of such operation were not purchased by ASHC.



(d) Piedmont and Kolmar use 52-53 week fiscal years. For presentation purposes, Piedmont's fiscal year has been reflected as if it ended on September 30. Kolmar's fiscal year has been reflected as if it ended on December 31.



(e) Net loss for Kolmar for the fiscal year ended December 31, 1993 reflects charges for restructuring costs of $3,935,000 and a write-off of $12,963,000 of goodwill. Net loss for Kolmar for the fiscal year ended December 31, 1994 reflects a $24,100,000 write-down of assets.



(f) See "Unaudited Pro Forma Condensed Combined Financial Data" for information related to pro forma adjustments.



(g) Unaudited pro forma combined interest expense includes amortization of deferred financing costs of $1.1 million for the fiscal year ended December 31, 1997.



(h) Unaudited pro forma combined loss before extraordinary item is computed excluding the effects of extraordinary items.



(i) The ratio of earnings to fixed charges for OSG was less than 1 to 1 and earnings were insufficient to cover fixed charges by $146,000 during the three-month period ended December 31, 1996.



(j) OSG's statements of operations data, other data and balance sheet data for fiscal years ended December 31, 1996 and 1997 has been restated. See Note 16 of Outsourcing Services Group, Inc.'s notes to the consolidated financial statements for information related to such restatement.



(k) ASHC's statements of operations data, other data and balance sheet data for fiscal year ended December 31, 1996 has been restated. See Note 17 of Aerosol Services Holding Corporation and subsidiary's notes to the consolidated financial statements for information related to such restatement.



(l) Net income of ASHC for the fiscal year ended December 31, 1993 reflects $5.5 million of owners' bonus compensation prior to the acquisition of ASC by ASHC.



(m) For purposes of computing the ratio of earnings to fixed charges, earnings are divided by fixed charges. Earnings represents the aggregate of pre-tax income and fixed charges. Fixed charges represent interest, amortization of deferred financing fees and the portion of rental expenses considered to be representative of the interest factor (one-third of rent expenses).



(n) The financial data for ASHC for the fiscal year ended December 31, 1994 includes the audited results of ASHC for the period from inception, February 15, 1994 to December 31, 1994.

                                  RISK FACTORS

    HOLDERS OF OLD NOTES SHOULD CAREFULLY CONSIDER THE FOLLOWING SPECIFIC RISK FACTORS, AS WELL AS THE OTHER INFORMATION SET FORTH IN THE PROSPECTUS, BEFORE TENDERING THEIR OLD NOTES IN THE EXCHANGE OFFER.

SUBSTANTIAL LEVERAGE AND ABILITY TO SERVICE DEBT


    As a result of the Offering, the Company is highly leveraged. The Company's indebtedness was $105.1 million and stockholders' equity was $28.5 million, as of September 26, 1998. In addition, subject to the restrictions in the Senior Secured Credit Facility and the Indenture, the Company and its subsidiaries may incur additional indebtedness (including additional Senior Debt and Guarantor Senior Debt) from time to time to finance acquisitions, working capital, capital expenditures or other purposes. For the year ended December 31, 1997 and the nine month period ended September 26, 1998, the Company's ratio of earnings to fixed charges were 1.10 and 1.15, respectively.


    The level of the Company's indebtedness could have important consequences to holders of the Notes, including, but not limited to the following: (i) a substantial portion of the Company's cash flow from operations must be dedicated to debt service and will not be available for other purposes; (ii) the Company's ability to obtain additional debt financing in the future for working capital, capital expenditures, research and development or acquisitions may be limited;
(iii) to the extent that the Company's subsidiaries borrow under the Senior Secured Credit Facility, they do so at floating rates of interest which could result in higher interest expense in the event of an increase in interest rates; and (iv) the Company's substantial leverage may make it more vulnerable to adverse economic conditions and may limit its ability to withstand competitive pressures or take advantage of business opportunities. Certain of the Company's competitors are currently less leveraged and may have significantly greater operating and financing flexibility than the Company.

    The Company's ability to pay principal and interest on the Notes and to satisfy its other debt obligations will depend upon the future operating performance of its subsidiaries, which will be affected by prevailing economic conditions and financial, business and other factors, certain of which are beyond their control, as well as the availability of borrowings under the Senior Secured Credit Facility or a successor facility. The Company currently anticipates that its operating cash flow, together with borrowings by its subsidiaries under the Senior Secured Credit Facility, will be sufficient to meet its operating expenses and to service its debt requirements as they become due. If the Company is unable to service its indebtedness, it will be forced to take actions such as reducing or delaying capital expenditures, selling assets, restructuring or refinancing its indebtedness (which could include the Notes), or seeking additional debt or equity capital. There is no assurance that any of these remedies can be effected on satisfactory terms, if at all. Factors which could affect the Company's or its subsidiaries' access to the capital markets, or the cost of such capital, include changes in interest rates, general economic conditions, the perception in the capital markets of the Company's business, results of operations, leverage, financial condition and business prospects. In addition, the Senior Secured Credit Facility and the covenants with respect to the Notes significantly restrict the Company's and its subsidiaries' ability to incur additional indebtedness, including refinancing indebtedness, and to sell assets. See "Capitalization," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Description of the Senior Secured Credit Facility" and "Description of Notes."

HOLDING COMPANY STRUCTURE; EFFECTS OF ASSET ENCUMBRANCE

    The Company is a holding company whose only material assets are the stock of its subsidiaries. The Company's cash flow and, consequently, its ability to service debt, including the Notes, is dependent upon the earnings of its subsidiaries and the payment of funds by those subsidiaries to the Company in the form of loans, dividends or otherwise. There can be no assurance that any such payments will be adequate to fund the interest and principal payments on the Notes when due. The Old Notes are, and the New Notes will be, guaranteed on a full, unconditional, joint and several and unsecured senior subordinated basis by the Guarantors and, as a result, should the Company fail to satisfy any payment obligation under the Notes, the holders would have a direct claim therefor against the Guarantors. However, the Guarantors are obligors with respect to substantial indebtedness, including in their capacity as borrowers under the Senior Secured Credit Facility on a senior basis, and the capital stock of the Guarantors is pledged to secure amounts borrowed thereunder. Accordingly, there may be insufficient assets remaining after payment of senior and/or secured claims to pay amounts due on the Notes. The Company's non-Guarantor subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the Notes or to make funds available therefor, whether in the form of loans, dividends or otherwise. The Indenture will permit the Company and its subsidiaries (including non-Guarantor subsidiaries) to incur additional indebtedness, subject to certain restrictions. See "Description of Notes--Certain Covenants--Limitation on Incurrence of Additional Indebtedness." Any right of the Company to participate in any distribution of the assets of any of the non-Guarantor subsidiaries upon the liquidation, reorganization or insolvency of such subsidiary (and the consequent availability of such assets to service indebtedness of the Company, including under the Notes) will be subject to the claims of creditors (including trade creditors) and preferred stockholders, if any, of such non-Guarantor subsidiary, except to the extent that the Company has a claim against such non-Guarantor subsidiary as a creditor of such non-Guarantor subsidiary. Moreover, the payment of dividends and the making of loan advances to the Company by its subsidiaries are subject to restrictive covenants in agreements entered into by certain of such subsidiaries including under the Senior Secured Credit Facility, and may be restricted upon an event of default thereunder. The Guarantee of the Notes by any Guarantor will be discharged upon the sale of such Guarantor in accordance with the provisions of the Indenture. See "Description of Notes-- Guarantees."

SUBORDINATION OF THE NOTES AND THE GUARANTEES


    The Notes and the Guarantees will be subordinated in right of payment to all existing and future Senior Debt of the Company and to all existing and future Guarantor Senior Debt of the Guarantors, (including borrowings under the Senior Secured Credit Facility), respectively. In the event of the bankruptcy, liquidation or reorganization of the Company, the assets of the Company or the Guarantors will be available to pay obligations on the Notes only after all Senior Debt of the Company and all Guarantor Senior Debt of the Guarantors, as the case may be, has been paid in full. Any assets of the Company or the Guarantors which may remain may not be sufficient to pay the amounts due on the Notes then outstanding. The Notes will also be effectively subordinated to all secured indebtedness of either the Company or any of its subsidiaries to the extent of the assets securing any such indebtedness. As of September 26, 1998, neither the Guarantors nor the Company had Guarantor Senior Debt or Senior Debt, respectively, outstanding and the Guarantors had approximately $48.6 million of availability under the Senior Secured Credit Facility. The Company has an obligation to guarantee, on a senior basis, all amounts borrowed by its subsidiaries under the Senior Secured Credit Facility. As of September 26, 1998, subsidiaries of the Company that are not Guarantors, had approximately $5.4 million of indebtedness and accrued liabilities, including trade payables, which would have been structurally senior to the Notes. Additional Senior Debt may be incurred by the Company and additional Guarantor Senior Debt may be incurred by the Guarantors from time to time, subject to certain restrictions.


    The Company may not pay principal of, premium, if any, or interest on or other amounts owing in respect of the Notes, make any deposit pursuant to any defeasance provisions or repurchase, redeem or otherwise retire any of the Notes if certain Senior Debt or Guarantor Senior Debt is not paid when due or any other default on such Senior Debt or Guarantor Senior Debt occurs and the maturity of such debt is accelerated in accordance with its terms unless, in either case, the default has been cured or waived, any such acceleration has been rescinded or such debt has been paid in full. Moreover, under certain circumstances, if any non-payment default exists with respect to Designated Senior Debt (as defined) which would permit the holders of such Designated Senior Debt to accelerate the maturity thereof, the

Company may not make any payments on the Notes for a specified time, unless such default is cured or waived, or such Designated Senior Debt is paid in full. See "Description of Notes--Subordination" and "Description of the Senior Secured Credit Facility." The holders of the Notes will have no direct claim against the Guarantors other than the claim created by the Guarantees. The rights of holders of the Notes to participate in any distribution of assets of any Guarantor upon liquidation, bankruptcy or reorganization may, as is the case with other unsecured creditors of the Company, be subject to prior claims against such Guarantor. The Guarantees may themselves be subject to legal challenge in the event of the bankruptcy or insolvency of a Guarantor, or in certain other circumstances. If such a challenge were upheld, the Guarantees would be invalidated and unenforceable. See "--Fraudulent Transfer Considerations."

RESTRICTIONS IMPOSED BY TERMS OF THE COMPANY'S INDEBTEDNESS AND WARRANT
  AGREEMENT

    The Indenture will restrict, among other things, the Company's and its subsidiaries' ability to: incur additional indebtedness; incur liens; pay dividends or make certain other restricted payments; consummate certain asset sales; enter into certain transactions with affiliates; incur indebtedness that is subordinate in right of payment to any Senior Debt and senior in right of payment to the Notes; create or cause to exist restrictions on the ability of a subsidiary to pay dividends or make certain payments to the company; merge or consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the assets of the Company. See "Description of Notes--Certain Covenants." In addition, the Senior Secured Credit Facility contains other and more restrictive covenants and will prohibit the Company in all circumstances from prepaying certain of its indebtedness (including the Notes). The Senior Secured Credit Facility also requires the Company to maintain specified financial ratios and to satisfy certain financial condition tests. The Company's ability to meet those financial ratios and tests can be affected by events beyond its control, and there can be no assurance that the Company will meet those tests. A breach of any of these covenants could result in a default under the Senior Secured Credit Facility and/or the Indenture. Upon the occurrence of an event of default under the Senior Secured Credit Facility, the lenders could elect to declare all amounts outstanding under the Senior Secured Credit Facility, together with accrued interest, to be immediately due and payable. If the Company's subsidiaries were unable to repay those amounts, the lenders could proceed against the collateral granted to them to secure that indebtedness or against the Company under its guarantee of the Senior Secured Credit Facility. If the debt outstanding under the Senior Secured Credit Facility were to be accelerated, there can be no assurance that the assets of the Company and its subsidiaries would be sufficient to repay the obligations under the Senior Secured Credit Facility, other Senior Debt, Guarantor Senior Debt or the Notes. Substantially all the assets of the Company and its subsidiaries are pledged as security under the Senior Secured Credit Facility. See "Description of the Senior Secured Credit Facility."

    The Warrant Agreement (as defined) provides for certain anti-dilution rights and restrictions on transferability and redemption of shares of Common Stock from affiliates of the Company, in addition to certain registration, tag along, drag along and preemptive rights. Further, without the prior consent of Chase Manhattan (as defined), the Warrant Agreement prohibits (i) the Company and its subsidiaries from repurchasing or redeeming shares of Common Stock, except for shares repurchased or redeemed from management, other than on a PRO RATA basis from all of the Company's shareholders and Chase Manhattan; (ii) the Company and its subsidiaries from selling, leasing or otherwise transferring any property or assets to, or purchasing, leasing or otherwise acquiring any property or assets from, or otherwise engaging in any other transactions with, any of the Company's affiliates, except (a) in the ordinary course, (b) transactions between or among the Company and its wholly-owned subsidiaries, (c) any transactions existing as of January 8, 1998 or (d) other transactions permitted by the Warrant Agreement;
(iii) the Company from entering into any agreement or instrument limiting in any manner its ability to perform its obligations under the Warrant Agreement or the Warrants, other than the Subordinated Bridge Facility and the Senior Secured Credit Facility and any refinancing thereof (including the Notes); and (iv) the Company from amending any provisions of the Company's employee stock option plan, Stockholder Agreement (as defined) and organizational documents in any manner that would have an adverse effect on Chase

Manhattan's rights under the Warrant (as defined), without the prior consent of Chase Manhattan. See "Description of Certain Terms of the Preferred Stock and the Warrant Agreement--Warrant Agreement."

INDUSTRY CONDITIONS AND COMPETITION

    The contract manufacturing and packaging industry is highly competitive. The color cosmetic, aerosol, cream, lotion and liquid products sectors of this industry are highly fragmented, with hundreds of independent contract manufacturers typically providing a narrow scope of services in limited geographic areas. Competitors include a large number of other contract packagers, a few of which are larger than the Company and have substantially greater resources. In addition, the Company's competitive position could be adversely affected by any significant consolidation of companies operating in the health and beauty aid, household and automotive products markets, and from marketers with in-house manufacturing capabilities. In certain instances, the Company's customers that have in-house manufacturing capabilities have increased their own in-house manufacturing operations. Any significant increase in in-house manufacturing by the Company's customers could adversely affect the Company's business, results of operations or financial condition. See "Business--Competition."

LACK OF COMBINED OPERATING HISTORY AND INTEGRATION OF ACQUISITIONS

    ASC, Piedmont and Kolmar do not have any consolidated financial operating history. The Company's future operating results depend in large part on its ability to integrate the business of Kolmar with its existing business. Even though the Company intends to operate ASC, Piedmont and Kolmar as an integrated entity, no assurance can be given that the integration of Kolmar or future acquisitions will be successful or that the anticipated strategic benefits of Kolmar or of future acquisitions will be realized. If the Company is unable successfully to integrate Kolmar or future acquisitions, the Company's business, results of operations or financial condition, may be adversely affected. The assimilation of acquisitions, including the Kolmar Acquisition, requires certain non-recurring expenditures. There can be no assurance that the operations acquired will be sufficiently profitable to offset such expenditures, or that the operations of the acquired companies (or the historical business of the Company) will not be adversely affected as a result of any such acquisition.

    The Company has undertaken a strategy to consolidate a portion of the highly fragmented contract packaging industry through acquisitions. Therefore, the Company is continually involved in the investigation and evaluation of potential acquisitions and at any time may be discussing possible transactions, conducting due diligence investigations or otherwise pursuing acquisition opportunities. To this effect, the Company may from time to time enter into letters of intent regarding potential acquisitions which may or may not come to fruition. The Company has entered into one non-binding letter of intent regarding its possible acquisition of a company. This proposed transaction is still in the negotiation stages and there can be no assurance that it will be consummated, and if so, upon what terms. The Company historically has financed its acquisitions through a combination of borrowings under bank credit facilities, seller-provided financing, internally-generated cash flow and the issuance of equity securities. The Company's future growth and financial success may depend upon a number of factors, including, among others, its ability to identify acceptable acquisition candidates, to consummate the acquisitions on favorable terms, improve the financial performance of acquired companies and to integrate them into the Company's operations and to attract and retain customers.

    The Company's ability to execute its growth strategy depends to a significant degree upon its ability to obtain additional long-term debt and equity capital. Other than borrowings by the Company's subsidiaries under the Senior Secured Credit Facility, the Company has no commitments for additional borrowings or sales of equity, and there can be no assurance that the Company will be successful in consummating any such future financing transactions on terms favorable to the Company, if at all.

ENVIRONMENTAL COMPLIANCE AND GOVERNMENT REGULATION

    ENVIRONMENTAL REGULATION AND COMPLIANCE. The Company's operations and properties are subject to extensive federal, state, local and foreign environmental laws and regulations concerning, among other things, emissions to air, discharges to water, the remediation of contaminated soil and groundwater, and the generation, handling, storage, transportation, treatment and disposal of waste and other materials (collectively, "Environmental Laws"). Based upon the Company's experience to date, as well as certain indemnification agreements obtained in connection with the Company's acquisitions, the Company believes that the future cost of compliance with existing Environmental Laws and its liability for identified environmental claims will not have a material adverse effect on the Company's business, results of operations or financial condition. There can be no assurance, however, that the Company's obligations in this regard will not have such an effect or that the existing indemnities will be sufficient to fund such liabilities. Furthermore, future events, such as new information or changes in Environmental Laws (or in their interpretation or enforcement by courts or governmental agencies) may give rise to additional costs or claims that could have a material adverse effect on the Company's business, results of operations or financial condition.


    Certain environmental laws, such as the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA") and analogous state laws impose strict, and in some circumstances, joint and several, liability for the investigation and remediation of hazardous substances released into the environment and related damages to natural resources. In that regard, the Company or its affiliates have been identified as potentially responsible parties ("PRPs") at several sites currently under investigation by the United States Environmental Protection Agency ("EPA") and similar state agencies. The Company has established reserves for certain of such matters. See "Note 5 to OSG's Unaudited Financial Statements." Based on indemnities obtained in connection with the Company's acquisitions and environmental insurance obtained with respect to Kolmar, as well as presently available information regarding each such site, the Company does not believe that its related liability will have a material adverse effect on the Company's business, results of operations or financial condition. There can be no assurance, however, that these matters will not have such an effect, or that the Company will not incur liability at additional similar sites in the future. See "Business--Environmental Issues, Compliance and Government Regulation."


    The Company also faces risks relating to federal and state environmental regulation of VOCs. Recently enacted or future legislation requiring reductions in the use of these propellants could materially adversely affect the Company's business if the industry does not develop propellant technology and product formulations to meet such future standards. California and New York recently have mandated reductions in VOCs in aerosol products, and it is possible that Georgia and other states may in the future pass similar legislation or enact regulations. All of the Company's products meet the current regulatory standards, and management believes, although there can be no assurance, that propellant technology and product formulations will be developed that meet the future standards. See "Business--Environmental Issues, Compliance and Government Regulation."

    EMPLOYEE HEALTH AND SAFETY REGULATION. The Company's operations are subject to a variety of worker safety laws. The United States Occupational Safety and Health Act of 1970 ("OSHA") and analogous laws mandate general requirements for safe workplaces for all employees. The Company believes that its operations are in material compliance with applicable employee health and safety laws.

    STATE AND FEDERAL REGULATION. The Company's manufacturing and packaging of over-the-counter pharmaceuticals, which accounts for a small percentage of revenues, and cosmetics is subject to regulation by the Food and Drug Administration ("FDA") and by various state agencies, especially the California Department of Health Services. Any failure by the Company to remain in compliance with the regulations promulgated by these agencies could have a material adverse effect on the Company's business.

    The Company must also adhere to state and federal regulations governing "good manufacturing practices," including testing, quality control, manufacturing, inspection, and documentation requirements for certain products. Although the Company has had no difficulty in complying with these regulations to date, if violations of such regulations are noted during inspections of the Company's manufacturing facilities, the Company may be required or may elect to cease manufacturing and packaging at the facility in violation, pending resolution of the violation. In these circumstances, the Company may also be required or may elect to recall products that were manufactured under improper conditions. Although the Company has had no difficulty in complying with these regulations to date, there can be no assurance that any future federal or state regulation of the Company's business will not have a material adverse impact on the Company's business, financial condition or results of operations.

    MINIMUM WAGES. The Company utilizes local labor contractors at its various facilities to provide a significant portion of its production labor force. The Company is subject to the Fair Labor Standards Act as well as various federal, state and local regulations that govern such matters as minimum wage requirements, overtime and working conditions. A large number of the Company's employees, including those provided by local labor contractors, are paid at or just above the federal minimum wage level and, accordingly, changes in these laws, regulations or ordinances could have a material adverse effect on the Company by increasing the Company's costs.

DEPENDENCE ON KEY PERSONNEL

    The Company's success will continue to depend to a significant extent on its executive officers and other key personnel, including certain development chemists. The loss of the services of these key personnel could have a material adverse effect on the Company, and there can be no assurance that the Company would be able to find replacements with appropriate business experience and skills. In addition, the success of any acquisition by the Company (including the Kolmar Acquisition) may depend, in part, on the Company's ability to retain management personnel of the acquired companies. The Company has entered into employment agreements with certain of its executive officers and/or other key employees. See "Management--Employment Agreements." The Company currently maintains a "key man" insurance policy in respect of its Chief Executive Officer. The loss of the services of key senior management, or the Company's inability to attract and retain additional management personnel, could have a material adverse effect on the Company's business, results of operations or financial condition. See "Management" and "Certain Relationships and Related Transactions."

RELIANCE ON MAJOR CUSTOMERS


    A small number of customers account for a significant portion of the Company's sales. For the nine month period ended September 26, 1998, Sebastian International Inc., WD-40 Co. and Gillette accounted for 12.3%, 8.5% and 7.5%, respectively, of the Company's revenues during this period. The Company currently sells most of its products to customers pursuant to individually negotiated purchase orders. The Company generally does not enter into long-term contracts with its customers, and, therefore, such customers are not obligated to purchase products from the Company for any specific period, in any specific quantity or at any specified price, except as may be provided in a particular purchase order. For the nine month period ended September 26, 1998, approximately 50.4% of the Company's net revenues were derived from sales to its top ten customers. Although the Company believes that its overall relations with customers are good, there can be no assurance that such customers will continue to purchase the Company's services, continue with a particular product line which requires services which the Company offers or contract for the Company's services in connection with any new or successor product lines. The loss of any of the Company's major customers or a significant decrease in demand for certain products sold by such major customers, could have a material adverse effect on the Company's business, results of operations or financial condition. See "Business--Customers and Products."

PRODUCT LIABILITY

    The sale of any product can expose the seller of such product to product liability claims. The Company manufactures products principally for marketers who sell such products to the public. However, there can be no assurance that the Company will not be named in a product liability lawsuit involving a product it produces. Although no material product liability claims have been asserted against the Company to date, there can be no assurance that such claims will not arise in the future. The Company now maintains product liability insurance which provides coverage in the amount of $51 million per occurrence (above a $25,000 per occurrence self-insured retention) and $52 million in the aggregate for all claims arising in a policy year (above a $250,000 annual aggregate self-insured retention). A product liability claim that results in a judgment or settlement in excess of the Company's insurance coverage could have a material adverse effect on the Company's business, results of operations or financial condition. See "Business-- Legal Proceedings."

CONTROL BY PRINCIPAL STOCKHOLDERS; CHANGE OF CONTROL

    GMIP and HarbourVest (through HVP-IV and HVP-V) beneficially own an aggregate of approximately 80% of the outstanding capital stock of the Company on a fully-diluted basis. Accordingly, these stockholders have the ability, acting together, to control fundamental corporate transactions requiring stockholder approval, including without limitation, approval of merger transactions involving the Company and sales of all or substantially all of the Company's assets. There can be no assurance that the interests of GMIP and HarbourVest (or their respective affiliates) either individually or collectively, will not conflict with the interests of the holders of the Notes. See "Management" and "Security Ownership of Certain Beneficial Owners and Management." In addition, GMIP and HVP-IV (and its affiliates, which would include HVP-V) are party to the Stockholder Agreement (as defined), pursuant to which GMIP, HVP-IV and HVP-V, acting together, may force a sale of the Company and take or block certain other actions. See "Certain Relationships and Related Transactions--Stockholder Agreement and Registration Rights Agreement."

    Upon a Change of Control, each holder of the Notes will have certain rights to require the Company to repurchase all or a portion of such holder's Notes. See "Description of Notes." If a Change of Control were to occur, there can be no assurance that the Company would have sufficient funds to pay the repurchase price for all Notes tendered by the holders thereof; such failure would result in an event of default under the Indenture. In addition, a Change of Control would constitute a default under the Senior Secured Credit Facility (which agreement would also prohibit payment of the Notes upon a Change of Control) and may be prohibited or limited by, or create an event of default under, the terms of other agreements relating to borrowings which either the Company may enter into from time to time, including other agreements relating to secured indebtedness or Senior Debt, or the Company's subsidiaries may enter into from time to time, including other agreements relating to secured indebtedness or Guarantor Senior Debt.

FRAUDULENT TRANSFER CONSIDERATIONS

    The obligation of any Guarantor under its guarantee of the Notes may be subject to review under state or federal fraudulent transfer laws in the event of the Guarantor's bankruptcy or other financial difficulty. Under those laws, in a lawsuit by an unpaid creditor or representative of creditors of a Guarantor, such as a trustee in bankruptcy or the Guarantor as debtor in possession, if a court were to find that when the Guarantor entered into its Guarantee, it (a) received less than fair consideration or reasonably equivalent value therefore, and (b) either (i) was insolvent, (ii) was rendered insolvent,
(iii) was engaged in a business or transaction for which its remaining unencumbered assets constituted unreasonably small capital, or (iv) intended to incur or believed that it would incur debts beyond its ability to pay as such debts matured, the court could avoid such Guarantee and the Guarantee and the Guarantor's obligations thereunder, and direct the return of any amounts paid thereunder to the Guarantor or to a fund for the benefit of its creditors. Moreover, regardless of the factors identified in the foregoing clauses (i) through (iv), the court could avoid a Guarantee and direct such repayment if it found that the Guarantee was entered into with actual intent to hinder, delay, or defraud the Guarantor's creditors.

    To the extent that a Guarantor's obligation under its Guarantee exceeds the actual benefit that it receives for the issuance of the Notes, such Guarantor may be deemed not to have received fair consideration or reasonably equivalent value for its Guarantee. The Indenture will contain a savings clause that will generally limit the obligation of each Guarantor under its Guarantee to the maximum amount (if any) of the obligation that the Guarantor could incur without that obligation being subject to avoidance as a fraudulent transfer, taking into account all of the Guarantor's other obligations. There can be no assurance that the savings clause would permit a Guarantee to survive a fraudulent transfer attack, even in a reduced amount. If effective, the savings clause may reduce, perhaps substantially, the obligations of one or more Guarantors under their respective Guarantees to an amount less than required to pay the Notes in full. If any Guarantee is avoided or reduced as a result of a fraudulent transfer attack, holders of the Notes would have to look to the assets of the Company and any of the remaining Guarantors for payment. There can be no assurance that there would remain sufficient assets to satisfy the claims of the holders of the Notes.

    The measure of insolvency for purposes of the foregoing will vary depending on the law of the jurisdiction being applied. Generally, however, an entity would be considered insolvent if the sum of its debts (including contingent or unliquidated debts) is greater than all of its property at a fair valuation or if the present fair salable value of its assets is less than the amount that will be required to pay its probable liability on its existing debts as they become absolute and matured.

CONSEQUENCES OF FAILURE TO EXCHANGE OLD NOTES

    The Old Notes have not been registered under the Securities Act or any other securities laws of any jurisdiction and, therefore, may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws or pursuant to exemptions from, or in transactions not subject to, those requirements and, in each case, in compliance with certain other conditions and restrictions. Holders of Old Notes who do not exchange their Old Notes for New Notes pursuant to the Exchange Offer will continue to be subject to such restrictions on transfer of such Old Notes as set forth in the legend thereon. In addition, upon consummation of the Exchange Offer, holders of Old Notes which remain outstanding will not be entitled to any rights to have such Old Notes registered under the Securities Act or to any similar rights under the Registration Rights Agreement (subject to certain limited exceptions). The Company does not currently anticipate that it will register or qualify any Old Notes which remain outstanding after consummation of the Exchange Offer for offer or sale in any jurisdiction (subject to limited exceptions, if applicable). As a result of these factors, to the extent that Old Notes are not tendered and accepted in the Exchange Offer, a holder's ability to sell such Old Notes could be adversely affected.

    The New Notes and any Old Notes which remain outstanding after consummation of the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage thereof have taken certain actions or exercised certain rights under the Indenture.

    Upon consummation of the Exchange Offer, holders of Old Notes will not be entitled to any Liquidated Damages or any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Description of Notes--Exchange Offer; Registration Rights."

ABSENCE OF PUBLIC MARKET; OPTIONAL REDEMPTION

    The Old Notes were issued to, and the Company believes such securities are currently owned by, a relatively small number of beneficial owners. The Old Notes have not been registered under the Securities Act and will be subject to restrictions on transferability if they are not exchanged for the New Notes.

Although the New Notes may be resold or otherwise transferred by the holders (who are not affiliates of the Company) without compliance with the registration requirements under the Securities Act, they will constitute a new issue of securities with no established trading market. There can be an assurance that such a market will develop. In addition, the New Notes will not be listed on any national securities exchange. The New Notes may trade at a discount from the initial offering price of the Old Notes, depending upon prevailing interest rates, the market for similar securities, the Company's operating results and other factors. The Company has been advised by BT that it currently intends to make a market in the New Notes, as permitted by applicable laws and regulations; however, BT is not obligated to do so, and any such market-making activities may be discontinued at any time without notice. In addition, such market-making activity may be limited during the pendency of any Shelf Registration Statement. Therefore, there can be no assurance that an active market for any of the New Notes will develop, either prior to or after the Company's performance of its obligations under the Registration Rights Agreement. If an active public market does not develop, the market price and liquidity of the New Notes may be adversely affected.

    If a public trading market develops for the New Notes, future trading prices will depend on many factors, including, among other things, prevailing interest rates, the financial condition of the Company and the Guarantors, and the market for similar securities. Depending on these and other factors, the New Notes may trade at a discount.

    Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of such securities. There can be no assurance that the market for the New Notes will not be subject to similar disruptions. Any such disruptions may have an adverse effect on holders of the New Notes.

    Notwithstanding the registration of the New Notes in the Exchange Offer, holders who are "affiliates" (as defined under Rule 405 of the Securities Act) of the Company may publicly offer for sale or resell the New Notes only in compliance with the provisions of Rule 144 under the Securities Act.

    Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution."

    In certain circumstances the Company may have the option to redeem some or all of the Notes, including from proceeds of one or more Equity Offerings. A partial redemption of the Notes may have the effect of reducing the liquidity of the unpurchased Notes which could in turn have a negative impact on the market price thereof. In addition, the Company may elect to exercise such optional redemption at a time when the market price of the Notes is in excess of the call price. See "Description of Notes--Redemption."

FORWARD-LOOKING STATEMENTS

    Certain statements contained in this Prospectus, including without limitation, statements containing the words "believes," "anticipates," "intends," "expects" and words of similar import, constitute "forward-looking statements." Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: general economic and business conditions, both domestic and foreign; industry and market capacity; fashion industry changes; wage rates; existing government regulations and changes in, or the failure to comply with, government regulations; liability and other claims asserted against the Company; competition; the loss of any significant customers; change in operating strategy or development plans; the ability to attract and retain qualified personnel; the significant indebtedness of the Company; the availability and terms of capital to fund the expansion of the Company's business; and other factors referenced in this Prospectus. Certain of these factors are discussed in more detail elsewhere in this Prospectus, including, without limitation, under the captions "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business." Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. The Company disclaims any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

                                USE OF PROCEEDS

    The Company will not receive any proceeds from the Exchange Offer.

                                 CAPITALIZATION


    The following table sets forth the historical capitalization of the Company as of September 26, 1998. This table should be read in conjunction with the Selected Historical and Unaudited Pro Forma Combined Financial Data, the Unaudited Pro Forma Condensed Combined Financial Data and the Financial Statements included elsewhere in this Prospectus.



                                                                                                      AS OF
                                                                                                SEPTEMBER 26, 1998
                                                                                                ------------------
(DOLLARS IN THOUSANDS)
Long-term debt (including current portion)(a):
  Notes.......................................................................................     $    105,104
                                                                                                       --------
Redeemable Series A Preferred Stock, $.001 par value; 3,750 shares authorized, 3,750 shares
 issued and outstanding.......................................................................              375
Redeemable Series B Preferred Stock, $.001 par value; 26,250 shares issued and outstanding....            4,042
Stockholders' equity including paid-in capital:
  Common Stock, $.001 par value; 6,000,000 shares authorized, 1,267,174 (historical) and
    3,455,174 shares issued and outstanding, as adjusted(b)...................................                3
  Common Stock warrants.......................................................................              663
  Additional paid-in capital..................................................................           32,272
  Notes receivable from stockholders..........................................................             (772)
  Accumulated deficit(c)......................................................................           (4,172)
  Equity adjustment for foreign currency translation..........................................             (275)
                                                                                                       --------
      Total stockholders' equity..............................................................           27,719
                                                                                                       --------
        Total capitalization..................................................................     $    137,240
                                                                                                       --------
                                                                                                       --------


------------------------


(a) As of September 26, 1998, the Company, on a consolidated basis, had approximately $48.6 million of availability under the Senior Secured Credit Facility. The Company has an obligation to guarantee, on a senior basis, all amounts borrowed by its subsidiaries under the Senior Secured Credit Facility.



(b) In conjunction with the Kolmar Acquisition, on January 8, 1998, The Company issued 2,093,000 shares at $10.00 per share to The Gordon + Morris Group and HarbourVest Partners, LLC. Additionally, on September 10, 1998 The Company issued 95,000 shares at $10.00 per share in a private offering to certain members of The Company's management group.



(c) Accumulated deficit includes a loss from early extinguishment of debt of $0.4 million and $2.1 million, net of tax recorded in the fiscal year ended December 31, 1997 and the nine months ended September 26, 1998, respectively.

             UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA


    The following unaudited pro forma combined financial data (the "Unaudited Pro Forma Combined Financial Data") for the the fiscal year ended December 31, 1997 have been derived by the application of pro forma adjustments to the financial statements of the Company included elsewhere in this Prospectus. The pro forma statement of operations data give effect to: (i) the Kolmar Acquisition and the repayment of existing debt of the Company in conjunction therewith; (ii) the ASHC Acquisition and (iii) the completion of the Offering and application of the proceeds therefrom, as if each had occurred at the beginning of the year ended December 31, 1997 and before extraordinary items. The adjustments are described in the accompanying notes. The Unaudited Pro Forma Condensed Combined Financial Data do not purport to represent what the Company's results of operations actually would have been if those transactions had been consummated on the dates indicated, or what such results will be for any future date or for any future period. In addition, the Unaudited Pro Forma Condensed Combined Financial Data have been prepared by Company management and are presented for informational purposes only. The pro forma adjustments are based on management's current assumptions regarding purchase accounting adjustments for the Kolmar Acquisition and the ASHC Acquisition based on presently available information at the date of acquisition. The Unaudited Pro Forma Condensed Combined Financial Data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements included elsewhere in this Prospectus. Pro forma statement of operations data for the nine months ended September 26, 1998 are not included herein because the adjustments required to give effect to the Offering and the application of the proceeds therefrom are not considered to be material to the overall understanding of the financial data presented herein. If pro forma statement of operations data for the nine months ended September 26, 1998 had been presented, interest expense and net income (net of taxes) for the Company would have increased by $25,000 and decreased by $15,000, respectively.

                        OUTSOURCING SERVICES GROUP, INC.
        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
                  FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997


                                                                                                       PRO FORMA
(DOLLARS IN THOUSANDS, EXCEPT FOR SHARE DATA)            OSG        ASHC       KOLMAR    ADJUSTMENTS   COMBINED
----------------------------------------------------  ----------  ---------  ----------  -----------  -----------
STATEMENT OF OPERATIONS DATA:
Net revenues........................................  $   77,835  $  32,494  $  103,141   $  --        $ 213,470
Cost of goods sold..................................      67,491     27,912      86,173      --          181,576
                                                      ----------  ---------  ----------  -----------  -----------
Gross Profit........................................      10,344      4,582      16,968      --           31,894
Selling, general and administrative expenses........       7,852      2,874       8,111         421(a)     19,258
                                                      ----------  ---------  ----------  -----------  -----------
Income from operations..............................       2,492      1,708       8,857        (421)      12,636
Interest expense, net...............................       2,232      1,977       4,164       3,046(b)     12,554
                                                                                              1,135(c)
                                                      ----------  ---------  ----------  -----------  -----------
Income (loss) before income tax provision and
  extraordinary item................................         260       (269)      4,693      (4,602)          82
Provision (benefit) for income taxes................         576       (137)      1,295        (327)(d)      1,407
                                                      ----------  ---------  ----------  -----------  -----------
Income (loss) before extraordinary item.............  $     (316) $    (132) $    3,398   $  (4,275)   $  (1,325)
                                                      ----------  ---------  ----------  -----------  -----------
                                                      ----------  ---------  ----------  -----------  -----------
Loss before extraordinary item per share............  $    (0.30)                                      $   (1.25)
                                                      ----------                                      -----------
                                                      ----------                                      -----------


                        OUTSOURCING SERVICES GROUP, INC.

    NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS

(a) The adjustment is comprised of the following adjustments to selling, general and administrative expenses:


                                                                                           FISCAL YEAR
                                                                                              ENDED
                                                                                          DECEMBER 31,
(DOLLARS IN THOUSANDS)                                                                        1997
                                                                                          -------------
Amortization expense of goodwill related to Kolmar Acquisition determined using a
  40-year useful life (*)...............................................................    $   1,195
Additional amortization expense of goodwill related to ASHC Acquisition determined using
  a 20 year useful life.................................................................          490
Additional depreciation expense related to step-up in Kolmar fixed assets...............           23
Additional depreciation expense related to step-up in ASHC fixed assets.................          294
Reduced salaries and severance costs associated with the termination of certain OSG management concurrent with the Kolmar Acquisition. Such duties were assumed by the existing management of Kolmar. As the terminated management of OSG will continue to assist the Company as directors, the amount of the adjustment has been reduced by the
  related directors' fees of $70,000....................................................       (1,040)
Reduced amortization expense of ASHC intangible assets written off in conjunction with
  purchase accounting...................................................................         (541)
                                                                                               ------
  Total adjustment......................................................................    $     421
                                                                                               ------
                                                                                               ------



    (*) The Company has utilized a forty year useful life based on a number of factors including the length of time that Kolmar has been in existence and the lack of risk of technological obsolescence associated with its products. For ASC and Piedmont, the Company utilized a 20 year and 5 year useful life for amortization of goodwill, respectively.



       The amount recorded as goodwill has been reviewed for impairment by Company management in accordance with its policy on an annual basis. The Company evaluates the recoverability of intangible assets on an undiscounted cash flow basis. Based on such evaluation as of December 31, 1997, no impairment or write-down existed or is required.

(b) The adjustment represents the net effect resulting from the reduction of interest expense associated with existing debt and the interest expense associated with the Notes computed as follows:


                                                                                           AVERAGE
                                                        AVERAGE DEBT     INTEREST         EFFECTIVE
                                                        OUTSTANDING       EXPENSE       INTEREST RATE
                                                        ------------  ---------------  ---------------
PRO FORMA:
  Notes...............................................   $  105,000      $  11,419           10.875%
                                                                           -------
OSG:
  Senior term debt....................................       12,114         (1,151)             9.5%
  Senior revolving loans..............................        6,339           (699)            11.0%
  Senior subordinated debt............................        3,210           (382)            11.9%
                                                                           -------
    Total OSG interest expense for the year ended
      December 31, 1997...............................                      (2,232)
                                                                           -------
KOLMAR:
  Short term debt due to affiliate....................       31,311         (2,461)             7.9%
  Long term debt due to affiliate.....................       21,666         (1,703)             7.9%
                                                                           -------
    Total Kolmar interest expense for the year ended
      December 31, 1997...............................                      (4,164)
ASHC:
  Senior term debt....................................       19,332           (918)             9.5%
  Senior resolving loans                                      6,248           (344)            11.0%
  Senior subordinated debt                                    6,000           (357)            11.9%
  Deferred financing cost                                                     (358)
                                                                           -------
    Total ASHC interest expense for the six months
      ended June 29, 1997.............................                      (1,977)
                                                                           -------
ADJUSTMENT REQUIRED...................................                   $   3,046
                                                                           -------
                                                                           -------


(c) The adjustment represents amortization of deferred financing costs related to obtaining the Senior Secured Credit Facility and the Notes using a weighted average seven-year useful life.


(d) The adjustment represents the additional income tax effects associated with the Kolmar Acquisition and the ASHC Acquisition and the corresponding pro forma adjustments. The rate used to determine the amount of the adjustment represents the statutory rate adjusted for certain non-deductible items such as goodwill amortization.

      SELECTED HISTORICAL AND UNAUDITED PRO FORMA COMBINED FINANCIAL DATA


    The selected financial data set forth below for the periods ended December 31, 1996 and 1997 are derived from the audited financial statements of the Company. Such data for the nine months ended September 28, 1997 and September 26, 1998 are derived from the unaudited interim financial statements of the Company, which include all adjustments (consisting only of normal recurring adjustments) which the Company considers necessary for a fair presentation of the results of operations for the periods presented. The results for the nine month period ended September 26, 1998 are not necessarily indicative of the results to be expected for the year ended December 31, 1998 or for any future period. Outsourcing Services Group, Inc. was formed by The Gordon + Morris and HarbourVest Partners, LLC plus management of Piedmont, collectively known as Aerosol Companies Holding Corporation ("ACHC"), which acquired Piedmont on September 30, 1996. Outsourcing Services Group, Inc. had no operations prior to the acquisition of Piedmont. Effective June 30, 1997, ACHC merged with ASHC and the combined entity was renamed Outsourcing Services Group, Inc. The merger was accounted for as a purchase transaction and ACHC was deemed to be the accounting acquiror.



    The selected financial data for Piedmont set forth below for the fiscal years ended September 30, 1993, 1994, 1995 and 1996 are derived from the audited financial statements of Piedmont. Such data for Kolmar for the fiscal years ended December 31, 1995, 1996 and 1997 are derived from audited combined financial statements. Kolmar financial data for the years ended December 31, 1993 and 1994 are derived from Kolmar's unaudited financial statements. The unaudited financial statements for the years ended December 31, 1993 and 1994 include all adjustments (consisting only of normal recurring adjustments) which management of Kolmar considers necessary for a fair presentation of the financial data for the periods presented.



    ASHC, was formed by members of The Gordon + Morris Group, HarbourVest Partners, LLC plus management of ASC to acquire ASC effective February 14, 1994. ASHC had no operations prior to the acquisition. Consequently, the financial data set forth below for the fiscal year ended December 31, 1994 includes the audited results of ASHC for the period from inception, February 15, 1994 to December 31, 1994. Amounts in 1993 reflect the operating results and financial position of ASC, prior to its acquisition by ASHC. The selected financial data for ASHC for the fiscal years ended December 31, 1995 and 1996 are derived from the audited financial statements of ASHC. Such data for the six months ended June 30, 1996 and June 29, 1997 are derived from the unaudited interim financial statements of ASHC, which include all adjustments (consisting only of normal recurring adjustments) which ASHC considered necessary for a fair presentation of the results of operations for the periods presented.



    The selected unaudited pro forma combined financial data of the Company for the fiscal year ended December 31, 1997 are derived from the Unaudited Pro Forma Condensed Combined Financial Data included elsewhere in this Prospectus. Such data give effect to (i) the Kolmar Acquisition and the repayment of existing debt of the Company in conjunction therewith; (ii) the ASHC acquisition; and
(iii) the completion of the Offering and application of the proceeds therefrom, as if each had occurred at the beginning of the year ended December 31, 1997 and before extraordinary items.


    The following information should be read in conjunction with the "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements included elsewhere in this Prospectus.

      SELECTED HISTORICAL AND UNAUDITED PRO FORMA COMBINED FINANCIAL DATA
                        OUTSOURCING SERVICES GROUP, INC.



                                                                                                NINE MONTHS ENDED
                                                   PERIOD FROM OCTOBER                     ----------------------------
                                                    1, 1996 (DATE OF
                                                      INCEPTION) TO     FISCAL YEAR ENDED  SEPTEMBER 28,  SEPTEMBER 26,
                                                      DECEMBER 31,        DECEMBER 31,     -------------  -------------
(DOLLARS IN THOUSANDS, EXCEPT FOR SHARE DATA)            1996(J)             1997(J)          1997(a)        1998(a)
                                                   -------------------  -----------------  -------------  -------------
STATEMENTS OF OPERATIONS DATA:
  Net revenues...................................       $   7,479           $  77,825        $  47,772      $ 171,183
  Gross profit...................................           1,144              10,344            7,735         26,407
  Income from operations.........................              58               2,492            2,086         10,748
  Interest expense, net..........................             204               2,232            1,313          9,238
  Net loss (b)...................................            (206)               (735)            (271)        (2,918)
  Net loss per share.............................           (0.24)              (0.81)           (0.21)         (0.94)

OTHER DATA:
  Adjusted EBITDA (c)............................       $     568           $   5,306        $   3,820      $  16,922
  Net cash provided by (used in) operating
    activities...................................           1,557               2,374           (1,557)         7,447
  Net cash (used in) investing activities........         (14,516)             (1,360)            (639)       (79,570)
  Net cash provided by (used in) financing
    activities...................................          13,115                (832)           2,717         77,402
  Depreciation and amortization..................             510               2,814            1,734          6,174
  Capital expenditures...........................             106               1,175              639          1,791
  Ratio of earnings to fixed charges.............                (i)             1.10             1.47           1.06

RATIO OF EARNINGS TO FIXED CHARGES FOR SUBSIDIARY
  GUARANTORS (M):
  ASC............................................                                                                7.72
  Piedmont.......................................                                                                2.81
  Kolmar--U.S. operations........................                                                               10.52

BALANCE SHEET DATA (AT PERIOD END):
  Cash and short-term investments................       $     506           $     588        $     937      $   5,880
  Working capital................................           3,103              12,981           10,968         30,988
  Total assets...................................          18,854              69,108           69,323        195,191
  Total debt.....................................           7,983              36,191           34,644        105,104
  Redeemable preferred stock.....................          --                   4,259            4,207          4,417
  Stockholders' equity...........................           6,794               9,990           10,516         27,719


                          PIEDMONT LABORATORIES, INC.

                                                        FISCAL YEAR ENDED SEPTEMBER 30,(d)
                                                  ----------------------------------------------
(DOLLARS IN THOUSANDS)                              1993        1994        1995        1996
                                                  ---------  -----------  ---------  -----------
STATEMENTS OF OPERATIONS DATA:
  Net revenues..................................  $  22,583   $  34,121   $  32,305   $  35,541
  Gross profit..................................      4,352       5,350       5,081       5,212
  Income from operations........................      1,441       2,194       1,722       2,112
  Interest expense, net.........................        290         227         200         223
  Net income....................................        719       1,200         916       1,152

OTHER DATA:
  Adjusted EBITDA (c)...........................  $   2,232   $   2,969   $   2,466   $   2,868
  Net cash provided by operating activities.....      1,042       1,885       1,445       1,450
  Net cash (used in) investing activities.......     (2,309)       (751)     (1,057)     (1,188)
  Net cash provided by (used in) financing
    activities..................................      1,153        (931)       (581)       (248)
  Depreciation and amortization.................        791         775         744         756
  Capital expenditures..........................        515         739         932         992
  Ratio of earnings to fixed charges (m)........       3.85        6.67        5.96        6.36

BALANCE SHEET DATA (AT PERIOD END):
  Cash and short-term investments...............  $       3   $     206   $      13   $      27
  Working capital...............................        539       1,197       1,280       1,871
  Total assets..................................     10,086      12,225      11,714      13,919
  Total debt....................................      3,629       2,698       2,116       1,869
  Stockholders' equity..........................      4,163       5,363       6,280       7,431

(DOLLARS IN THOUSANDS)
STATEMENTS OF OPERATIONS DATA:
  Net revenues..................................
  Gross profit..................................
  Income from operations........................
  Interest expense, net.........................
  Net income....................................
OTHER DATA:
  Adjusted EBITDA (c)...........................
  Net cash provided by operating activities.....
  Net cash (used in) investing activities.......
  Net cash provided by (used in) financing
    activities..................................
  Depreciation and amortization.................
  Capital expenditures..........................
  Ratio of earnings to fixed charges (m)........
BALANCE SHEET DATA (AT PERIOD END):
  Cash and short-term investments...............
  Working capital...............................
  Total assets..................................
  Total debt....................................
  Stockholders' equity..........................

              AEROSOL SERVICES HOLDING CORPORATION AND SUBSIDIARY


                                                                                                     SIX MONTHS ENDED
                                                          FISCAL YEAR ENDED DECEMBER 31,          ----------------------
                                                  ----------------------------------------------  JUNE 30,    JUNE 29,
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)       1993       1994(N)      1995       1996(K)      1996        1997
                                                  ---------  -----------  ---------  -----------  ---------  -----------
STATEMENTS OF OPERATIONS DATA:
  Net revenues..................................  $  50,615   $  48,322   $  60,633   $  72,354   $  33,161   $  32,494
  Gross profit..................................      8,720       7,299       8,258       9,941       5,123       4,582
  Income from operations........................      5,770       3,569       3,650       5,031       2,398       1,708
  Interest expense, net.........................        208       2,752       3,323       3,085       1,713       1,977
  Net income (loss) (l).........................         12         310          52         959         410        (773)
OTHER DATA:
  Adjusted EBITDA (c)...........................                          $   5,530   $   7,019   $   3,345   $   2,731
  Net cash provided by (used in)
    operating activities........................                              1,382      (1,103)      2,025       3,243
  Net cash (used in) investing activities.......                               (448)       (532)       (107)       (311)
  Net cash provided by (used in)
    financing activities........................                               (905)      1,707      (1,950)     (3,020)
  Depreciation and amortization.................                              1,880       1,988         947       1,023
  Capital expenditures..........................                                429         532         107         311
BALANCE SHEET DATA (AT PERIOD END):
  Cash and short-term investments...............  $     604   $       4   $      32   $     104   $  --       $      16
  Working capital...............................      2,693       4,927       5,435      10,323        (327)      9,784
  Total assets..................................     13,927      37,793      39,040      40,614      37,365      38,700
  Total debt....................................      5,746      30,353      29,013      30,720      27,063      28,514
  Redeemable preferred stock....................     --           3,204       3,633       4,118       3,633       4,379
  Stockholders' equity (deficit)................      3,353      (3,301)     (3,608)     (3,134)     (3,198)     (4,168)

(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENTS OF OPERATIONS DATA:
  Net revenues..................................
  Gross profit..................................
  Income from operations........................
  Interest expense, net.........................
  Net income (loss) (l).........................
OTHER DATA:
  Adjusted EBITDA (c)...........................
  Net cash provided by (used in)
    operating activities........................
  Net cash (used in) investing activities.......
  Net cash provided by (used in)
    financing activities........................
  Depreciation and amortization.................
  Capital expenditures..........................
BALANCE SHEET DATA (AT PERIOD END):
  Cash and short-term investments...............
  Working capital...............................
  Total assets..................................
  Total debt....................................
  Redeemable preferred stock....................
  Stockholders' equity (deficit)................


                           KOLMAR LABORATORIES, INC.

                                                                              FISCAL YEAR ENDED DECEMBER 31,(d)
                                                                  ---------------------------------------------------------
                                                                     1993         1994        1995       1996       1997
                                                                  -----------  -----------  ---------  ---------  ---------
(DOLLARS IN THOUSANDS)
STATEMENTS OF OPERATIONS DATA:
  Net revenues..................................................   $  73,248    $  63,782   $  74,307  $ 103,316  $ 103,141
  Gross profit..................................................      10,133        9,821      14,001     20,061     16,968
  Income (loss) from operations (e).............................     (19,298)     (23,209)      4,841      9,910      8,857
  Interest expense, net.........................................       1,357        1,801       3,133      3,697      4,164
  Net income (loss) (e).........................................     (22,810)     (16,593)      1,042      5,071      3,398
OTHER DATA:
  Adjusted EBITDA (c)...........................................                            $   6,944  $  12,178  $  11,614
  Net cash provided by (used in) operating activities...........                               (8,955)     4,515     (1,044)
  Net cash (used in) investing activities.......................                               (2,077)    (9,576)    (2,763)
  Net cash provided by financing activities.....................                               11,604      7,397      7,996
  Depreciation and amortization.................................                                2,103      2,268      2,757
  Capital expenditures..........................................                                3,559      3,836      2,866
BALANCE SHEET DATA (AT PERIOD END):
  Cash and short-term investments...............................   $   3,137    $   2,458   $   3,030  $   5,366  $   9,555
  Working capital...............................................       6,949      (10,066)     (7,170)   (11,894)    (8,310)
  Total assets..................................................      48,537       38,057      53,663     67,972     72,855
  Total debt....................................................      24,802       30,313      39,933     49,124     57,120
  Stockholders' equity (deficit)................................         217      (19,297)    (24,454)   (19,175)   (17,410)

            SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL DATA (F)


                                              FISCAL YEAR
                                                 ENDED
                                             DECEMBER 31,
                                                 1997
                                             -------------
(DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)
STATEMENTS OF OPERATIONS DATA:
  Net revenues.............................    $ 213,470
  Gross profit.............................       31,894
  Income from operations...................       12,636
  Interest expense, net (g)................       12,554
  Loss before extraordinary item (h).......       (1,325)
  Loss before extraordinary item per
    share..................................        (1.25)

  NOTES TO SELECTED HISTORICAL AND UNAUDITED PRO FORMA COMBINED FINANCIAL DATA


(a) The Kolmar and ASHC acquisitions were effective on January 1, 1998 and June 30, 1997, respectively. Consequently, the Company's Statements of Operations Data and Other Data for the nine months ended September 26, 1998 (which includes the acquired operations for the entire period) are not directly comparable to the Statements of Operations Data and Other Data for the comparable periods in prior years.



(b) Net loss of OSG for the year ended December 31, 1997 and for the nine months ended September 26, 1998 includes $0.4 million and $2.1 million of extraordinary items, respectively, net of tax, associated with charges for early retirement of debt.



(c) Adjusted EBITDA is not intended to represent cash flows from operations as defined by GAAP and should not be considered as an alternative to net income as an indicator of the Company's operating performance or to cash flows as a measure of liquidity. Adjusted EBITDA is included herein as it is a basis upon which the Company assesses its financial performance and its ability to service indebtedness. Adjusted EBITDA as calculated herein differs from the definition of the term "Consolidated EBITDA" used in the Indenture under which the New Notes are to be issued. See "Description of Notes--Certain Definitions."



    Adjusted EBITDA represents the sum of income from operations and depreciation and amortization. Adjusted EBITDA for the nine months ended September 26, 1998 excludes the impact of a foreign currency translation loss of $918,000 associated with its Mexican operations which are deemed to be operating in a highly inflationary environment. Adjusted EBITDA for Kolmar excludes a write-off of goodwill of $12,963,000 and a charge for restructuring costs of $3,935,000 for the fiscal year ended December 31, 1993 and a $24,100,000 write-down of assets for the fiscal year ended December 31, 1994. For the fiscal year ended December 31, 1993, ASC paid its owners a bonus of $5.5 million. Such payment has not been reflected in adjusted EBITDA. In addition, adjusted EBITDA of ASC for the fiscal year ended December 31, 1993 excludes the loss from operations from a discontinued operation totaling $100,000. The assets of such operation were not purchased by ASHC.


(d) Piedmont and Kolmar use 52-53 week fiscal years. For presentation purposes, Piedmont's fiscal year has been reflected as if it ended on September 30. Kolmar's fiscal year has been reflected as if it ended on December 31.

(e) Net loss for Kolmar for the fiscal year ended December 31, 1993 reflects charges for restructuring costs of $3,935,000 and a write-off of $12,963,000 of goodwill. Net loss for Kolmar for the fiscal year ended December 31, 1994 reflects a $24,100,000 write-down of assets.

(f) See "Unaudited Pro Forma Condensed Combined Financial Data" for information related to pro forma adjustments.

(g) Unaudited pro forma combined interest expense includes amortization of deferred financing costs of $1.1 million for the fiscal year ended December 31, 1997.


(h) Unaudited pro forma combined loss before extraordinary item is computed excluding the effects of extraordinary items.



(i) The ratio of earnings to fixed charges for OSG was less than 1 to 1 and earnings were insufficient to cover fixed charges by $146,000 during the three-month period ended December 31, 1996.



(j) OSG's statements of operations data, other data and balance sheet data for fiscal years ended December 31, 1996 and 1997 has been restated. See Note 16 of Outsourcing Services Group, Inc.'s notes to the consolidated financial statements for information related to such restatement.



(k) ASHC's statements of operations data, other data and balance sheet data for fiscal year ended December 31, 1996 has been restated. See Note 17 of Aerosol Services Holding Corporation and subsidiary's notes to the consolidated financial statements for information related to such restatement.



(l) Net income of ASC for the fiscal year ended December 31, 1993 reflects $5.5 million of owners' bonus compensation prior to the acquisition of ASC by ASHC.



(m) For purposes of computing the ratio of earnings to fixed charges, earnings are divided by fixed charges. Earnings represents the aggregate of pre-tax income and fixed charges. Fixed charges represent interest, amortization of deferred financing fees and the portion of rental expenses considered to be representative of the interest factor (one-third of rent expenses).



(n) The financial data for ASHC for the fiscal year ended December 31, 1994 includes the audited results of ASHC for the period from inception, February 15, 1994 to December 31, 1994.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

    OSG, through its operating subsidiaries, ASC, Piedmont and Kolmar, is a full-service contract manufacturer and packager of consumer products for marketers in the health and beauty aid, household and automotive consumer product markets. The Company manufactures and packages a broad range of products including color cosmetics (such as lipstick, face powders and eye shadow), aerosols (such as hair spray, shaving cream and gel and lubricants) and creams, lotions and liquids (such as skin care products, shampoo, pump hair spray and lighter fluid). Management believes OSG is the largest independent contract manufacturer and packager of color cosmetics, high-end salon aerosol hair care products and shaving creams and gels in North America.


    The Company typically charges a per-unit fee which varies depending on: (i) the type of product, (ii) the type of services provided (filling only versus product development, formulation, materials procurement, etc.), (iii) the container size and order quantity, and (iv) the complexity of the manufacturing and packaging process. In many cases, the Company purchases the raw and packaging materials on behalf of its customers. In such instances, the Company passes the costs of such materials on to its customers and charges a handling fee in addition to the fill fee. Typically the Company's gross margin on purchases of raw materials on behalf of its clients is lower than its gross margin on filled goods. For the three month period October 1, 1996 (date of inception) to December 31, 1996, the year ended December 31, 1997, and the nine months ended September 28, 1997 and September 26, 1998, the Company purchased approximately $3.7 million, $46.7 million, $27.1 million, and $91.6 million of raw materials for its customers, respectively. The percentage of materials purchased directly by customers versus purchased by the Company on behalf of customers may have an impact on total revenues and cost of goods sold.



    The accounting predecessor to OSG, ACHC, was organized by GMIP and HVP-IV and certain members of management of Piedmont to acquire Piedmont as of September 30, 1996 in a purchase of stock from its founder. ASHC was organized independently by affiliates of G&MG, HVP and management to purchase the stock of ASC from its founders as of February 14, 1994. On June 30, 1997, ASHC was merged with ACHC in a transaction accounted for as a purchase and ACHC was treated as the accounting acquirer because ACHC shareholders received the majority of common stock of the new combined entity. The name of the merged entity was changed to OSG concurrent with the consummation of the merger.



    Because of the accounting treatment of the acquisitions of Piedmont and ASHC, the financial results of Outsourcing Services Group, Inc. for the three month period from October 1, 1996 (date of inception) to December 31, 1996 include the operations of Piedmont only. The financial results of Outsourcing Services Group, Inc. for the year ended December 31, 1997 include the results of operations of Piedmont for twelve months and the results of operations of ASHC for six months from July 1, 1997 to December 31, 1997. The financial results for the nine months ended September 28, 1997 include the results of operations of Piedmont for nine months and the results of ASHC for three months from July 1, 1997 to September 28, 1997. The financial results for the nine months ended September 26, 1998 included nine months results of operations for Piedmont, ASHC and Kolmar.



RESTATEMENT



    Subsequent to the issuance of the Company's December 31, 1997 consolidated financial statements, the Company's management determined that the treatment of the merger of ASHC and ACHC as a transaction accounted for similar to a pooling of interests, pursuant to Interpretation No. 39 of APB Opinion No. 16, was inappropriate. As a result of such treatment, the assets, liabilities, stockholders' equity and results of operations of ASHC were combined with those of ACHC in the Company's consolidated financial statements, using their historical carrying amounts as if the merger had occurred as of the beginning of the earliest period presented.

    Upon further consideration, management determined that such transaction should have been accounted for as a purchase with ACHC being the accounting acquirer due to ACHC shareholders' receiving the majority of the common stock of the new combined entity. As a result, the Company's consolidated financial statements have been restated to remove the assets, liabilities, stockholders' equity and results of operations of ASHC prior to June 30, 1997, the date of the merger, and to reflect the merger as an acquisition of ASHC by ACHC using the purchase method of accounting. Additionally, the financial statements for the September 29, 1996 and October 1, 1995 now represent those of ACHC, predecessor. The effects of the restatement are presented in Note 16 to the Company's December 31, 1997 consolidated financial statements.



RESULTS OF OPERATIONS



OSG



    The following table sets for the the Company's statements of operations for the periods indicated and the percentage relationship of each item to net revenues:


                                                                                                                      NINE
                                                                                                                     MONTHS
                           THREE MONTH PERIOD ENDED                          FISCAL YEAR ENDED                       ENDED
                      ----------------------------------   ------------------------------------------------------   --------
                                                                                                                    SEPTEMBER
(DOLLARS IN            DECEMBER 31,      DECEMBER 31,        OCTOBER 1,       SEPTEMBER 29,       DECEMBER 31,      28,
THOUSANDS)                 1995             1996(A)             1995              1996              1997(A)           1997
--------------------  --------------   -----------------   ---------------   ---------------   ------------------   --------
                      (PREDECESSOR)                         (PREDECESSOR)     (PREDECESSOR)
                      --------------                       ---------------   ---------------
Net revenues........  $7,665   100.0%   $7,479     100.0%  $32,305   100.0%  $35,541   100.0%   $77,835     100.0%   $47,772
Cost of goods
  sold..............   6,491    84.7%    6,335      84.7%   27,224    84.5%   30,329    85.3%    67,491      86.7%    40,037
Selling, general and
  administrative
  expenses..........     789    10.3%    1,086      14.5%    3,359    10.4%    3,100     8.7%     7,852      10.1%     5,649
Income from
  operations........     385     5.0%       58       0.8%    1,722     5.3%    2,112     5.9%     2,492       3.2%     2,086
Interest expense,
  net...............      51     0.7%      204       2.7%      200     0.6%      223     0.6%     2,232       2.9%     1,313
Foreign currency
  translation
  loss..............
Extraordinary
  Item..............    --       0.0%    --          0.0%    --        0.0%    --        0.0%       419       0.5%       419
Net income (loss)...     200     2.6%     (206)     (2.8%)     916     2.8%    1,152     3.2%      (735)     (0.9%)     (271)
Adjusted EBITDA.....     581     7.6%      568       7.6%    2,466     7.6%    2,868     8.1%     5,306       6.8%     3,820
Capital
  Expenditures......     233     3.0%      106       1.4%      932     2.9%      992     2.8%     1,175       1.5%       639


(DOLLARS IN                       SEPTEMBER 26,
THOUSANDS)                            1998
--------------------           -------------------

Net revenues........   100.0%   $171,183     100.0%
Cost of goods
  sold..............    83.8%    144,776      84.6%
Selling, general and
  administrative
  expenses..........    11.8%     15,659       9.1%
Income from
  operations........     4.4%     10,748       6.3%
Interest expense,
  net...............     2.7%      9,238       5.4%
Foreign currency
  translation
  loss..............                 918        .5%
Extraordinary
  Item..............     0.9%      2,145       1.3%
Net income (loss)...    (0.6%)    (2,918)     (1.7%)
Adjusted EBITDA.....     8.0%     16,922       9.9%
Capital
  Expenditures......     1.3%      1,791       1.0%


------------------------


(a) As restated, see note 16 to the Company's December 31, 1997 consolidated financial statements.



NINE MONTHS ENDED SEPTEMBER 26, 1998 VERSUS NINE MONTHS ENDED SEPTEMBER 28, 1997



    NET REVENUE. Net revenue increased $123.4 million, or 258% to $171.2 million for the nine months ended September 26, 1998 from $47.8 million for the nine months ended September 28, 1997. The increase was primarily attributable to the acquisition of Kolmar effected January 1, 1998, which accounted for $74.2 million or 60% of the net increase. Without the acquisition of Kolmar, net revenues increased approximately $49.2 million due primarily to the merger with ASHC at June 30, 1997, an increase in net revenue from aerosol products and a continuing shift at ASHC towards providing more raw materials for its customers.



    COST OF GOODS SOLD. Cost of goods sold increased $104.7 million, or 261% to $144.8 million for the nine months ended September 26, 1998 from $40.0 million for the nine months ended September 28, 1997. The increase was primarily attributable to the acquisition of Kolmar, which accounted for $57.8 million or 54% of the net increase. Without the acquisition of Kolmar, cost of goods sold increased $46.9 million, due to the acquisition of ASHC at June 30, 1997, increases in the volume of aerosol products sold, as well as increases in the minimum wage in California and a continuing shift at ASHC towards purchasing more raw materials for its customers. As a percentage of net revenues, total cost of goods sold increased to 84.6% for the nine months ended September 26, 1998 from 83.8% for the nine months ended September 28, 1997. This was primarily due to the shift towards increased full service, including purchasing more raw materials for the customer at ASHC, partially offset by a lower cost of sales as a percentage of net revenue on the additional volume added from the Kolmar acquisition.



    SG&A EXPENSES. Selling, general and administrative expenses ("SG&A") increased $10.0 million or 177% to $15.7 million for the nine months ended September 26, 1998 from $5.6 million for the nine months ended September 28, 1997. The increase was primarily attributable to the acquisition of Kolmar, which accounted for $7.6 million or, 75% of the increase. As a percentage of net revenues, SG&A decreased to 9.1% for the nine months ended September 26, 1998 from 11.8% for the nine months ended September 28, 1997.



    INTEREST EXPENSE. Interest expense increased $7.9 million, or 604% to $9.2 million for the nine months ended September 26, 1998 from $1.3 million for the nine months ended September 28, 1997. Total indebtedness increased $70.4 million from $34.6 million at September 28, 1997 to $105.0 million at September 26, 1998. The increase was primarily attributable to the acquisition of Kolmar as of January 1, 1998, which accounted for approximately $65.4 million or 93% of the increase in indebtedness.



    FOREIGN CURRENCY TRANSLATION LOSS. The Company has recorded a foreign currency translation loss of $918,000 for the nine months ended September 26, 1998 associated with its Mexican operations which are deemed to be operating in a highly inflationary environment. The Company does not hedge this exposure and as a result, further losses may be incurred.



    EXTRAORDINARY ITEMS. As a result of the January, 1998 refinancing in conjunction with the acquisition of Kolmar and the March 3, 1998 refinancing of all indebtedness then outstanding under the Senior Secured Credit Facility and the Subordinated Bridge Facility, with $105.0 of Notes, the Company wrote off deferred financing charges of $2.1 million, net of $1.4 million of taxes, related to the prior indebtedness.



    ADJUSTED EBITDA. Adjusted EBITDA increased $13.0 million or 343% to $16.9 million for the nine months ended September 26, 1998 from $3.9 million for the nine months ended September 28, 1997.



    CAPITAL EXPENDITURES. On April 30, 1998 one of the Company's subsidiaries entered into an "Asset Purchase Agreement" with a competitor to acquire certain packaging equipment for $0.6 million. In addition to this purchase, capital expenditures for the nine months ended September 26, 1998 were $1.8 million and consisted primarily of maintenance oriented projects, new customer requirements and various cost savings expenditures.



YEAR ENDED DECEMBER 31, 1997 VERSUS FISCAL YEAR ENDED SEPTEMBER 29, 1996



    NET REVENUES. Net revenues increased $42.3 million or 119% to $77.8 million for the year ended December 31, 1997 from the fiscal year ended September 29, 1996. The increase was primarily attributable to the acquisition of ASHC at June 30, 1997. The inclusion of ASHC from the date of acquisition accounted for $41.7 million or 99% of the increase. Piedmont revenues increased from $35.5 million to $36.1 million, as sales of household and personal care products remained steady.



    COST OF GOODS SOLD. Cost of goods sold increased $37.2 million or 123% to $67.5 million for the year ended December 31, 1997 from $30.3 million for the year ended September 29, 1996. Of the $37.2 million increase, $36.8 million or 99% was due to the acquisition of ASHC at June 30, 1997. As a percentage of net revenues, total cost of goods sold increased from 85.3% to 86.7%, also due to the acquisition of ASHC. ASHC percentage cost of sales was higher than Piedmont due to increased labor costs from the minimum wage increase in California in March 1997. Additionally, there was a continuing shift towards purchasing more raw materials for ASHC customers, which had a high proportion of total revenues consisting of customers who require ASHC to purchase raw materials.



    SG&A. SG&A increased $4.8 million or 153% to $7.9 million for the year ended December 31, 1997 from $3.1 million for the year ended September 29, 1996. The acquisition of ASHC accounted for

$3.5 million or 73% of the increase. As a percentage of net revenues, SG&A rose from 8.7% of net revenue in fiscal 1996 to 10.1% in 1997 which resulted from additions to senior management, management contract buyouts, additional research and development cost, as well as computer systems upgrades in 1997.



    INTEREST EXPENSE. Interest expense increased $2.0 million to $2.2 million for the year ended December 31, 1997 from $0.2 million for the year ended September 29, 1996. The primary reasons were the increase in borrowed funds associated with financing the acquisition of Piedmont at September 30, 1996 and merger with ASHC at June 30, 1997. Interest bearing debt increased from $1.9 million at September 29, 1996 to $36.1 million at December 31, 1997.



    EXTRAORDINARY ITEM. On June 30, 1997, the Company refinanced its credit agreement concurrent with the acquisition of ASHC. As a result of the refinancing, the Company wrote off deferred financing charges of $0.4 million, net of tax benefit of $0.3 million, related to the prior indebtedness.



    ADJUSTED EBITDA. Adjusted EBITDA increased $2.4 million or 83% to $5.3 million for the year ended December 31, 1997 from $2.9 million for the fiscal year ending September 30, 1996. The increase was due primarily to the acquisition of ASHC at June 30, 1997. ASHC added $2.6 million of adjusted EBITDA for the period July 1, 1997 to December 31, 1997.



FISCAL YEAR ENDED SEPTEMBER 29, 1996 VERSUS FISCAL YEAR ENDED OCTOBER 1, 1995



    NET REVENUES. Net revenues increased $3.2 million, or 10% to $35.5 million for the fiscal year ended September 29, 1996 from $32.3 million for the year ended October 1, 1995. The increase was primarily attributable to continued growth in volume of the household product lines, including lubricants at Piedmont.



    COST OF GOODS SOLD. Cost of goods sold increased $3.1 million or 11% to $30.3 million for the fiscal year ended September 29, 1996 from $27.2 million for the fiscal year ended October 1, 1995. As a percentage of net revenue, cost of goods sold rose from 84.5% of net revenue in fiscal 1995 to 85.3% of net revenue in fiscal 1996 due primarily to increased levels of customers requiring Piedmont to procure packaging and raw materials for the end products. Production labor and manufacturing overhead costs as a percentage of service fees increased from 66.5% in fiscal 1995 to 68.0% in fiscal 1996 due primarily to higher factory supervision and waste disposal costs.



    SG&A. SG&A decreased $0.2 million or 9% to $3.1 million for the fiscal year ended September 29, 1996 from $3.4 million for the fiscal year ended October 1, 1995 due primarily to reductions in costs for bad debts, which were reduced $0.2 million, and legal and incentive compensation, which were reduced $0.1 million.



    INTEREST EXPENSE. Interest expense of $0.2 million in fiscal 1996 was equal to fiscal 1995. There was a reduction of $0.2 million of debt from $2.1 million at October 1, 1995 to $1.9 million at September 29, 1996.



    ADJUSTED EBITDA. Adjusted EBITDA increased $0.4 million to $2.9 million for the year ended September 29, 1996 from $2.5 million for the year ended October 1, 1995 due primarily to the increased gross profit of $0.1 million from additional sales volume as well as the reduction of SG&A costs of $0.3 million from fiscal 1995 to fiscal 1996.



    CAPITAL EXPENDITURES. Capital expenditures increased $0.1 million in fiscal 1996 to $1.0 million from $0.9 million in fiscal 1995. Capital expenditures consisted primarily of maintenance oriented projects, new customer requirements and various cost savings expenditures.

THREE MONTHS ENDED DECEMBER 31, 1996 VERSUS THREE MONTHS ENDED DECEMBER 31, 1995



    NET REVENUE. Net revenue decreased $0.2 million or 2.4% to $7.5 million for the three months ended December 31, 1996 from $7.7 million for the three months ended December 31, 1995. The decrease was primarily attributable to lower market demand for household and retail personal care products at Piedmont.



    COST OF GOODS SOLD. Cost of goods sold decreased $.2 million or 2.4% to $6.3 million for the three months ended December 31, 1996 from $6.5 million for the three months ended December 31, 1995. The decline in cost of goods sold was consistent with the decline in net revenue and gross profit margins were steady with cost of goods sold as a percent of net revenue equal at 84.7% in each period.



    S,G&A. S,G&A increased $0.3 million or 37.6% to $1.1 million for the three months ended December 31, 1996 from $.8 million for the three months ended December 31, 1995. The increase of $0.3 million was attributable to the amortization of goodwill resulting from the acquisition of Piedmont Laboratories at October 1, 1996.



    INTEREST EXPENSE. Interest expense increased $0.1 million or 300% to $0.2 million for the three months ended December 31, 1996 from $0.1 million for the three months ended December 31, 1995. The increase was primarily attributable to the additional debt incurred in the financing of the acquisition of Piedmont at October 1, 1996. Total debt increased $5.2 million or 190% to $8.0 million at December 31, 1996 from $2.8 million at December 31, 1995.



    ADJUSTED EBITDA. Adjusted EBITDA of $0.6 million for the three months ending December 31, 1996 was equal to adjusted EBITDA for the three months ending December 31, 1995.



    CAPITAL EXPENDITURES. Capital expenditures declined $0.1 million or 51.6% to $0.1 million for the three months ended December 31, 1996 from $0.2 million for the three months ended December 31, 1995. Capital expenditures consisted primarily of maintenance oriented projects, new customer requirements and various cost savings expenditures.


KOLMAR

    The following table sets forth Kolmar's statements of operations for the periods indicated and the percentage relationship of each item to net revenues:

                                                                                       FISCAL YEAR ENDED
                                                                     -----------------------------------------------------
                                                                                                                 DECEMBER
                                                                         DECEMBER 30,          DECEMBER 31,         31,
(DOLLARS IN THOUSANDS)                                                       1995                  1996            1997
                                                                     --------------------  --------------------  ---------
Net revenues.......................................................  $  74,307      100.0% $ 103,316      100.0% $ 103,141
Cost of goods sold.................................................     60,306       81.1     83,255       80.6     86,173
Selling, general and administrative expenses.......................      9,160       12.3     10,151        9.8      8,111
Income from operations.............................................      4,841        6.5      9,910        9.6      8,857
Interest expense, net..............................................      3,133        4.2      3,697        3.6      4,164
Net income (loss)..................................................      1,042        1.4      5,071        4.9      3,398

Adjusted EBITDA....................................................      6,944        9.4     12,178       11.8     11,614
Capital Expenditures...............................................      3,559     --          3,836     --          2,866


(DOLLARS IN THOUSANDS)

Net revenues.......................................................      100.0%
Cost of goods sold.................................................       83.5
Selling, general and administrative expenses.......................        7.9
Income from operations.............................................        8.6
Interest expense, net..............................................        4.0
Net income (loss)..................................................        3.3
Adjusted EBITDA....................................................       11.3
Capital Expenditures...............................................     --

FISCAL YEARS ENDED DECEMBER 31, 1997 VERSUS FISCAL YEARS ENDED DECEMBER 31, 1996

    NET REVENUES. Net revenues decreased $0.2 million, or 0.2% to $103.1 million for the year ended December 31, 1997 from $103.3 million for the year ended December 31, 1996. The decrease in net revenues was a result of certain customers taking business in-house which was partially offset by new business with existing and new customers as well as an increase in the percentage of customers for whom the Company purchased raw materials and packaging components.

    COST OF GOODS SOLD. Cost of goods sold increased $2.9 million, or 3.5% to $86.2 million for the year ended December 31, 1997 from $83.3 million for the year ended December 31, 1996. As a percentage of net revenues, cost of goods sold increased to 83.5% from 80.6%. The increase was primarily due to a change in the product mix sold and to an increase in the percentage of customers for whom Kolmar purchased raw materials and packaging components.

    SG&A. As a result of management's continued effort to reduce costs, SG&A decreased $2.1 million or 20.6% to $8.1 million for the year ended December 31, 1997 from $10.2 million for the year ended December 31, 1996. As a percentage of net revenues, SG&A decreased to 7.9% for the year ended December 31, 1997 from 9.8% for the year ended December 31, 1996. The improvement was due in large part to a more cost effective worker's compensation program adopted in 1997, as well as staff reductions and other cost reductions.

    INTEREST EXPENSE. Interest expense increased $0.5 million, or 13.5% to $4.2 million for the year ended December 31, 1997 from $3.7 million for the year ended December 31, 1996. Such interest expense was related to obligations owed to Kolmar's former owner, CCL.

    ADJUSTED EBITDA. EBITDA decreased $0.6 million, or 4.9% to $11.6 million for the year ended December 31, 1997 from $12.2 million for the year ended December 31, 1996.

    CAPITAL EXPENDITURES. Capital expenditures for the year ended December 31, 1997 were $2.9 million and consisted primarily of maintenance oriented projects, new customer requirements, cost reduction expenditures, information systems and environmental safety and regulation expenditures.

FISCAL YEAR ENDED DECEMBER 31, 1996 VERSUS FISCAL YEAR ENDED DECEMBER 30, 1995

    NET REVENUES. Net revenues increased $29.0 million, or 39.0% to $103.3 million for the year ended December 31, 1996 from $74.3 million for the year ended December 30, 1995. The acquisition of Imperial Cosmetics Services ("Imperial") on January 4, 1996 accounted for $6.9 million, or 23.8% of the increase in net revenues. Excluding the acquisition of Imperial, net revenues increased approximately $22.1 million, or 29.7%, due to a strong market for color cosmetic, particularly lipsticks, and skin care products. In addition, net revenues increased due to a higher percentage of customers for whom Kolmar purchased all raw and packaging materials.

    COST OF GOODS SOLD. Cost of goods sold increased $23.0 million, or 38.1% to $83.3 million for the year ended December 31, 1996 from $60.3 million for the year ended December 30, 1995. The acquisition of Imperial accounted for $5.3 million, or 23.0% of the increase in cost of goods sold. As a percentage of net revenues, cost of goods sold declined from 81.2% to 80.6%. This was primarily due to economies of scale from the increase in net revenues as well as an improvement in product mix. Excluding the acquisition of Imperial, cost of goods sold as a percentage of net revenues improved to 80.9% for the year ended December 31, 1996 from 81.2% for the year ended December 30, 1995.

    SG&A. SG&A increased $1.0 million, or 10.9% to $10.2 million for the year ended December 31, 1996 from $9.2 million for the year ended December 30, 1995. The increase was entirely attributable to the acquisition of Imperial, which accounted for $1.0 million, or 100% of the increase in SG&A. As a percentage of net revenues, SG&A decreased to 9.9% for the year ended December 31, 1996 from 12.4% for the year ended December 30, 1995. Excluding the acquisition of Imperial, SG&A as a percentage of net revenues declined to 9.5% for the year ended December 31, 1996 from 12.4% for the year ended December 30, 1995. The decline in SG&A as a percentage of net revenues was largely attributable to economies of scale realized with the increase in net revenues, as well as a continuation of cost reduction efforts.

    INTEREST EXPENSE. Interest expense was $3.7 million for the year ended December 31, 1996, versus $3.1 million for the year ended December 31, 1995. The increase was due to higher borrowings from CCL for working capital and capital expenditures.

    ADJUSTED EBITDA. EBITDA increased $5.3 million, or 76.8% to $12.2 million for the year ended December 31, 1996 from $6.9 million for the year ended December 31, 1995. The acquisition of Imperial accounted for approximately $1.1 million, or 20.8% of the increase in EBITDA.


    CAPITAL EXPENDITURES. Capital expenditures for the year ended December 31, 1996 were $3.8 million and consisted primarily of new customer requirements, maintenance oriented projects, cost reduction expenditures, information systems and environmental, safety and regulation expenditures.



LIQUIDITY AND CAPITAL RESOURCES



    As of September 26, 1998, OSG had cash and short-term investments of $5.9 million and long-term debt of $105.1 million. The primary sources of cash were from financing activities. Cash (used in) provided by operations was $7.4 million and $(1.6) million for the nine months ended September 26, 1998 and September 28, 1997, respectively. Principal uses of cash were for capital expenditures, debt repayment, and acquisitions. Net repayments under the Company's working capital facilities were $10.4 million and $0.2 million for the nine months ended September 26, 1998 and September 28, 1997, respectively.



    As of January 1, 1998, OSG consummated the Kolmar Acquisition. The purchase price for the Kolmar Acquisition was $78.0 million, subject to certain post-closing adjustments. In conjunction with the Kolmar Acquisition, the Company refinanced all of its existing indebtedness totaling $36.2 million. The purchase price and refinanced indebtedness, plus $7.4 million of fees and expenses, was financed through $30.0 million of borrowings under the Senior Secured Credit Facility, $70.0 million of borrowings under the Subordinated Bridge Facility and the issuance of $20.9 million of Common Stock to existing stockholders of the Company.



    On March 3, 1998, OSG refinanced all of its existing indebtedness totaling $99.8 million. The refinanced indebtedness, plus $3.3 million of fees and expenses, was financed through the issuance of $105.0 million of Old Notes.



    As a result of the refinancing existing indebtedness and the indebtedness incurred to consummate the Kolmar Acquisition, the Company is highly leveraged. As of September 26, 1998 the Company's indebtedness was $105.1 million which bears an interest rate of 10 7/8% per annum. As of September 26, 1998 there was no outstanding indebtedness bearing interest under the terms of the Senior Secured Credit Facility with an affiliate of Bankers Trust ("BTCO"). Stockholder's equity was $28.5 million. As of September 26, 1998 the Company's subsidiaries had $48.6 million availability under the Senior Secured Credit Facility. The Senior Secured Credit Facility bears interest at a floating rate based on (1) the Prime Lending Rate (defined as the rate which BTCO announces as its prime lending rate from time to time), plus 0.75 %or (2) the Eurodollar Rate (defined as the rate of the offered quotation, if any, to first class banks in the Eurodollar market by BTCO for U.S. dollar deposits) for one, two, three or nine months, in each case plus 2.25%. The obligations of the Company's subsidiaries under the Senior Secured Credit Facility are secured by a security interest in substantially all of their assets, and the Company's obligations under its guarantee of the Senior Secured Credit Facility are secured by substantially all of its assets. The terms of the Notes and the Senior Secured Credit Facility have restrictive covenants that restrict the Company's ability to pay dividends, sell certain assets, and incur additional borrowings. Furthermore, the Company is required to maintain certain financial ratios and satisfy financial condition tests. The Company's ability to pay principal and interest on its indebtedness will depend upon the future operating performance of its subsidiaries and will require a substantial portion of the Company's cash flow from operations. For the nine months ended September 26, 1998, the Company's ratio of earnings to fixed charges was 1.15.

    In conjunction with the Kolmar Acquisition and the issuance of the Notes, the Company wrote off $3.6 million in deferred financing costs associated with prior financing.



    Pursuant to the Management Services Agreement (as defined), the Company paid G+MG $800,000 upon closing of the Kolmar Acquisition and will pay G+MG, in exchange for management services, (i) an annual fee of $350,000, which is subject to adjustment, and (ii) up to 2% of the total consideration received or paid in various transactions. The Company is also a party to the HarbourVest Agreement (as defined), pursuant to which the Company will pay HarbourVest, in exchange for financial and business advisory services, (ii) 1/3 of the fee, under certain conditions, received by G+MG under its management Services Agreement with the Company. See "Certain Relationships and Related Transactions--Management Services Agreement."



    As part of the acqusition of Kolmar, the Company became responsible for an existing Kolmar benefit plan. Although the Company reserves the right to amend such benefit plan, the company is evaluating such benefit plans status and whether to extend it to additional participants.



    The Company anticipates that its primary uses of working capital in future periods will be to service it's indebtedness and provide funds for operations and future acquisitions. Should the Company seek to acquire additional businesses, it will have to incur additional indebtedness and possibly raise additional equity. The Company's ability to grow through acquisitions is dependent upon the availability of such financing as well as the availability of acquisition candidates and the terms on which such candidates may be acquired, which may be adversely affected by competition for such acquisitions.



    The Company believes that cash on hand, cash flow from operations and available borrowings under its Senior Secured Credit Facility, will be sufficient to meet the Company's presently anticipated working capital and capital expenditure needs through fiscal 1999.



    The Company's capital expenditures are expected to decline slightly from historical levels as a result of the significant historical spending on information system upgrades and major cost-saving programs. The Company's capital expenditures will be primarily for new customer requirements, maintenance, cost-saving projects, environmental, safety and regulatory expenditures. As of September 26, 1998, the Company had $0.9 million of commitments for capital expenditures.



YEAR 2000



    The Company has established a Year 2000 Project team that is currently reviewing the internal and external readiness of its computer systems, business practices, suppliers and customers for handling Year 2000 issues. These issues involve systems that are date sensitive and may not be able to distinguish 20th century dates from 21st century dates resulting in miscalculations and software failures. The Company has developed plans to address internal system modifications required to minimize the potential problems by December 31, 1999. Currently in the initial phase, the Company is in the process of identifying all hardware and software systems within the Company. Included in this group are systems used in the information technology group as well as non-information technology systems, such as production equipment that is date sensitive. Additionally, the Company is in the process of contacting all of its key external business partners to determine their extent and plans for Year 2000 compliance.



    Based on analysis completed to date, management believes its current staff will be sufficient to address the Year 2000 issues and that the staff time required to address such issues should not have an adverse effect on other projects. Also, the Company recognizes the need for a contingency plan for continued operations in the case of business interruption and intends to formulate such a plan in the near future. Management currently estimates that its costs related to the Year 2000 issue will be approximately $150,000. Management believes such costs will not have a material effect on its results of operations, financial condition or cash flows. However, there can be no assurance that there will not be a delay in, or increased costs associated with, the implementation of the necessary systems and changes to address the

Year 2000 issues, and the Company's inability to implement such systems and changes could have an adverse effect on future results of operations. In addition, the failure of certain of the Company's significant customers or vendors to appropriately address the Year 2000 issue in a timely manner could have a material adverse effect on the Company.



NEW ACCOUNTING PRONOUNCEMENTS



    In the first quarter ended March 28, 1998, the Company adopted SFAS No. 130, REPORTING COMPREHENSIVE INCOME. This statement establishes standards for the reporting and display of comprehensive income and its components. For the fiscal year ending December 31, 1998, the Company will adopt SFAS No. 131, DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION, SFAS No. 132, DISCLOSURES ABOUT PENSIONS AND OTHER POSTRETIREMENT BENEFITS AND SFAS No. 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES. Management has not yet determined the impact of the adoption of SFAS No. 131, 132 and 133 on the financial statements of the Company.

                               THE EXCHANGE OFFER

TERMS OF THE EXCHANGE OFFER; PERIOD FOR TENDERING OLD NOTES

    Upon the terms and conditions set forth in this Prospectus and in the accompanying Letter of Transmittal (which together constitute the Exchange Offer), the Company will accept for exchange Old Notes which are properly tendered on or prior to the Expiration Date and not withdrawn as permitted below. As used herein, the term "Expiration Date" means 5:00 p.m., New York City
time, on [              ].

    As of the date of this Prospectus, $105,000,000 aggregate principal amount of the Old Notes is outstanding. This Prospectus, together with the Letter of Transmittal, is first being sent on or about the date hereof, to all Holders of the Old Notes known to the Company. The Company's obligation to accept Old Notes for exchange pursuant to the Exchange Offer is subject to certain conditions as set forth under "--Certain Conditions to the Exchange Offer" below. Any Old Notes not accepted for exchange for any reason will be returned without expense to the tendering Holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.

    Old Notes tendered in the Exchange Offer must be in denominations of principal amount of $1,000 and any integral multiple thereof.

    The Company expressly reserves the right to amend or terminate the Exchange Offer, and not to accept for exchange any Old Notes not theretofore accepted for exchange, upon the satisfaction of any of the conditions of the Exchange Offer specified below under "--Certain Conditions to the Exchange Offer." The Company will give oral or written notice of any extension, amendment, non-acceptance or termination to the Holders of the Notes as promptly as practicable, such notice in the case of any extension to be issued by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

PROCEDURES FOR TENDERING OLD NOTES

    The tender to the Company of Old Notes by a Holder thereof as set forth below and the acceptance thereof by the Company will constitute a binding agreement between the tendering Holder and the Company upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal. Except as set forth below, a Holder who wishes to tender Old Notes for exchange pursuant to the Exchange Offer must transmit a properly completed and duly executed Letter of Transmittal, including all other documents required by such Letter of Transmittal or (in the case of a book-entry transfer) an Agent's Message in lieu of such Letter of Transmittal, to the Exchange Agent at the address set forth below under "Exchange Agent" on or prior to the Expiration Date. In addition, either (i) certificates for such Old Notes must be received by the Exchange Agent along with the Letter of Transmittal, or (ii) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Old Notes, if such procedure is available, into the Exchange Agent's account at DTC (the "Book-Entry Transfer Facility") pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent prior to the Expiration Date with the Letter of Transmittal or an Agent's Message in lieu of such Letter of Transmittal, or (iii) the Holder must comply with the guaranteed delivery procedures described below. The term "Agent's Message" means a message, transmitted by the Book-Entry Transfer Facility to and received by the Exchange Agent and forming a part of a Book-Entry Confirmation, which states that the Book-Entry Transfer Facility has received an express acknowledgment from the tendering participant, which acknowledgment states that such participant has received and agrees to be bound by the Letter of Transmittal and that the Company may enforce such Letter of Transmittal against such participant. THE METHOD OF DELIVERY OF OLD NOTES, LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDERS.

IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY. NO LETTERS OF TRANSMITTAL OR OLD NOTES SHOULD BE SENT TO THE COMPANY.

    Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the Old Notes surrendered for exchange pursuant thereto are tendered (i) by a Holder of the Old Notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution (as defined below). In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantees must be by a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or by a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act which is a member of one of the recognized signature guarantee programs identified in the Letter of Transmittal (an, "Eligible Institution"). If Old Notes are registered in the name of a person other than a signer of the Letter of Transmittal, the Old Notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by the Company in its sole discretion, duly executed by the registered owner with the signature thereon guaranteed by an Eligible Institution.

    All questions as to the validity, form, eligibility (including time of receipt) and acceptance of Old Notes tendered for exchange will be determined by the Company in its sole discretion, which determination shall be final and binding. The Company reserves the absolute right to reject any and all tenders of any particular Old Notes not properly tendered or to not accept any particular Old Notes which acceptance might, in the judgment of the Company or their counsel, be unlawful. The Company also reserves the absolute right to waive any defects or irregularities or conditions of the Exchange Offer as to any particular Old Notes either before or after the Expiration Date (including the right to waive the ineligibility of any Holder who seeks to tender Old Notes in the Exchange Offer). The interpretation of the terms and conditions of the Exchange Offer as to any particular Old Note either before or after the Expiration Date (including the Letter of Transmittal and the instructions thereto) by the Company shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes for exchange must be cured within such reasonable period of time as the Company shall determine. Neither the Company, the Exchange Agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of Old Notes for exchange, nor shall any of them incur any liability for failure to give such notification.

    If the Letter of Transmittal is signed by a person or persons other than the registered Holder or Holders of Old Notes, such Old Notes must be endorsed or accompanied by powers of attorney, in either case signed exactly as the name or names of the registered Holder or Holders that appear on the Old Notes.

    If the Letter of Transmittal or any Old Notes or powers of attorneys are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by the Company, proper evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

    By tendering, each Holder will represent to the Company that, among other things, the New Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such New Notes, whether or not such person is the Holder and that neither the Holder nor such other person has any arrangement or understanding with any person to participate in the distribution of the New Notes. If any Holder or any such other person is an "affiliate", as defined under

Rule 405 of the Securities Act, of the Company and is engaged in or intends to engage in or has an arrangement or understanding with any person to participate in a distribution of such New Notes to be acquired pursuant to the Exchange Offer, then such Holder or any such other person (i) could not rely on the applicable interpretations of the staff of the Commission and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver this Prospectus in connection with any resale of such New Notes. See "Plan of Distribution." The Letter of Transmittal states that by so acknowledging and by delivering this Prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

ACCEPTANCE OF OLD NOTES FOR EXCHANGE; DELIVERY OF NEW NOTES

    Upon satisfaction of all of the conditions to the Exchange Offer, the Company will accept, promptly after the Expiration Date, all Old Notes properly tendered and will issue the New Notes promptly after acceptance of the Old Notes. See "--Certain Conditions to the Exchange Offer" below. For purposes of the Exchange Offer, the Company shall be deemed to have accepted properly tendered Old Notes for exchange when, as and if the Company has given oral (promptly confirmed in writing) or written notice thereof to the Exchange Agent.

    For each Old Note accepted for exchange, the Holder of such Old Note will receive a New Note having a principal amount equal to that of the surrendered Old Note. Accordingly, registered Holders of New Notes on the relevant record date for the first interest payment date following the consummation of the Exchange Offer will receive interest accruing from the most recent date to which interest has been paid on the Old Note, or, if no interest has been paid, from March 3, 1998. Old Notes accepted for exchange will cease to accrue interest from and after the date of consummation of the Exchange Offer. Pursuant to the Registration Rights Agreement, certain Liquidated Damages are required to be made to Holders of Old Notes under certain circumstances relating to the timing of the Exchange Offer and to other registration requirements contained therein. Holders of Old Notes, who tender such Notes in the Exchange Offer agree to waive any accrued but unpaid Liquidated Damages on such Old Notes. An amount equal to the amount of accrued and unpaid Liquidated Damages on Old Notes tendered in the Exchange Offer shall be payable to registered holders of New Notes on the record date for the first interest payment following the consummation of the Exchange Offer.

    In all cases, issuance of New Notes for Old Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (i) certificates for such Old Notes or a timely Book-Entry Confirmation of such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility, (ii) a properly completed and duly executed Letter of Transmittal or an Agent's Message in lieu thereof and (iii) all other required documents. If any tendered Old Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Old Notes are submitted for a greater principal amount than the Holder desires to exchange, such unaccepted or non-exchanged Old Notes will be returned without expense to the tendering Holder thereof (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry procedures described below, such non-exchanged Old Notes will be credited to an account maintained with such Book-Entry Transfer Facility) as promptly as practicable after the expiration or termination of the Exchange Offer.

BOOK-ENTRY TRANSFERS

    The Exchange Agent will make a request to establish an account with respect to the Old Notes at the Book-Entry Transfer Facility for purposes of the Exchange Offer within two business days after the date of this Prospectus. Any financial institution that is a participant in the Book-Entry Transfer Facility systems must make book-entry delivery of Old Notes by causing the Book-Entry Transfer Facility to transfer such Old Notes into the Exchange Agent's accounts at the Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility's Automated Tender Offer Program ("ATOP") procedures for transfer. Such participant using ATOP should transmit its acceptance to the Book-Entry Transfer Facility on or prior to the Expiration Date or comply with the guaranteed delivery procedures described below. The Book-Entry Transfer Facility will verify such acceptance, execute a book-entry transfer of the tendered Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility and then send to the Exchange Agent confirmation of such book-entry transfer, including an Agent's Message confirming that the Book-Entry Transfer Facility has received an express acknowledgment from such participant that such participant has received and agrees to be bound by the Letter of Transmittal and that the Company may enforce the Letter of Transmittal against such participant. However, although delivery of Old Notes may be effected through book-entry transfer at the Book-Entry Transfer Facility, an Agent's Message and any other required documents, must, in any case, be transmitted to and received by the Exchange Agent at the address set forth below under "--Exchange Agent" on or prior to the Expiration Date or the guaranteed delivery procedures described below must be complied with.

GUARANTEED DELIVERY PROCEDURES

    If a Holder of the Old Notes desires to tender such Old Notes and the Old Notes are not immediately available, or time will not permit such Holders' Old Notes or other required documents to reach the Exchange Agent before the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if (i) the tender is made through an Eligible Institution, (ii) prior to the Expiration Date, the Exchange Agent received from such Eligible Institution a Notice of Guaranteed Delivery, substantially in the form provided by the Company (by telegram, telex, facsimile transmission, mail or hand delivery), setting forth the name and address of the Holder of the Old Notes and the amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that within five New York Stock Exchange ("NYSE") trading days after the date of execution of the Notice of Guaranteed Delivery, the certificates for all physically tendered Old Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, together with a properly completed and duly executed appropriate Letter of Transmittal (or facsimile thereof or Agent's Message in lieu thereof) with any required signature guarantees and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent, and (iii) the certificates for all physically tendered Old Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, together with a properly completed and duly executed appropriate Letter of Transmittal (or facsimile thereof or Agent's Message in lieu thereof) with any required signature guarantees and all other documents required by the Letter of Transmittal, are received by the Exchange Agent within five NYSE trading days after the date of execution of the Notice of Guaranteed Delivery.

WITHDRAWAL RIGHTS

    Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. For a withdrawal to be effective, a written notice of withdrawal must be received by the Exchange Agent at one of the addresses set forth below under "--Exchange Agent." Any such notice of withdrawal must (i) specify the name of the person having tendered the Old Notes to be withdrawn, (ii) identify the Old Notes to be withdrawn (including the principal amount of such Old Notes), (iii) contain a statement that such Holder is withdrawing his election to have such Old Notes exchanged, (iv) be signed by the Holder in the same manner as the original signature on the Transmittal Letter by which such Old Notes were tendered (including any signature guarantees) or be accompanied by documents of transfer to have the Trustee with respect to the Old Notes register the transfer of such Old Notes in the name of the person withdrawing the transfer, and (v) (where certificates for Old Notes have been transmitted) specify the name in which such Old Notes are registered, if different from that of the withdrawing Holder. If certificates for Old Notes have been delivered or otherwise identified to the

Exchange Agent, then, prior to the release of such certificates the withdrawing Holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution unless such Holder is an Eligible Institution. If Old Notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Old Notes and otherwise comply with the procedures of such facility. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Old Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the Holder thereof without cost to such Holder (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described above, such Old Notes will be credited to an account maintained with such Book-Entry Transfer Facility for the Old Notes), as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described under "--Procedures for Tendering Old Notes" above at any time on or prior to 5:00 p.m., New York City time, on the Expiration Date.

CERTAIN CONDITIONS TO THE EXCHANGE OFFER

    Notwithstanding any other provision of the Exchange Offer, the Company shall not be required to accept for exchange, or to issue New Notes in exchange for, any Old Notes and may terminate or amend the Exchange Offer, if at any time before the acceptance of such Old Notes, the Exchange Offer violates any applicable law or regulation or interpretation of the Staff of the Commission.

    The foregoing conditions are for the sole benefit of the Company and may be asserted by the Company regardless of the circumstances giving rise to any such condition or may be waived by the Company in whole or in part at any time and from time to time in its reasonable discretion. The failure by the Company at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

    In addition, the Company will not accept for exchange any Old Notes tendered, and no New Notes will be issued in exchange for any such Old Notes, if at such time any stop order shall be threatened or in effect with respect to the Registration Statement of which this Prospectus constitutes a part or the qualification of the Indenture under the Trust Indenture Act of 1939, as amended.

EXCHANGE AGENT

    U.S. Bank Trust National Association has been appointed as the Exchange Agent for the Exchange Offer. All executed Letters of Transmittal should be directed to the Exchange Agent at the address set forth below. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

               Delivery to: U.S. Bank Trust National Association,
                               As Exchange Agent

                        BY HAND:                                                  BY MAIL:
          U.S. Bank Trust National Association                      U.S. Bank Trust National Association
               Attn: Specialized Finance                                 Attn: Specialized Finance
                 180 East Fifth Street                                     180 East Fifth Street
               St. Paul, Minnesota 55101                                 St. Paul, Minnesota 55101

                 BY OVERNIGHT COURIER:                                         BY FACSIMILE:
          U.S. Bank Trust National Association                                 (651) 244-1537
               Attn: Specialized Finance                                 Attn: Specialized Finance
                 180 East Fifth Street                                   Telephone: (651) 244-0721
               St. Paul, Minnesota 55101

    DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF SUCH LETTER OF TRANSMITTAL VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF SUCH LETTER OF TRANSMITTAL.

FEES AND EXPENSES

    The Company will not make any payment to brokers, dealers, or others soliciting acceptances of the Exchange Offer except for reimbursement of mailing expenses.

    The estimated cash expenses to be incurred in connection with the Exchange Offer will be paid by the Company and are estimated in the aggregate to be approximately $400,000.

TRANSFER TAXES

    Holders who tender their Old Notes for exchange will not be obligated to pay any transfer taxes in connection with that exchange, as well as any other sale or disposition of the Old Notes. However, Holders who instruct the Company to register New Notes in the name of, or request that Old Notes not tendered or not accepted in the Exchange Offer be returned to, a person other than the registered tendering Holder will be responsible for the payment of any applicable transfer tax thereon.

CONSEQUENCES OF NOT EXCHANGING OLD NOTES

    Holders of Old Notes who do not exchange their Old Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the provisions in the Indenture regarding transfer and exchange of the Old Notes and the restrictions on transfer of such Old Notes as set forth in the legend thereon as a consequence of the issuance of the Old Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not currently anticipate that they will register under the Securities Act any Old Notes which remain outstanding after consummation of the Exchange Offer (subject to certain limited exceptions, if applicable). To the extent that Old Notes are not tendered and accepted in the Exchange Offer, a holder's ability to sell such untendered Old Notes could be adversely affected.

    Holders of the New Notes and any Old Notes which remain outstanding after consummation of the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage thereof have taken certain actions or exercised certain rights under the Indenture.

    Upon consummation of the Exchange Offer, holders of Old Notes will not be entitled to any Liquidated Damages or any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Description of Notes--Exchange Offer; Registration Rights."

CONSEQUENCES OF EXCHANGING OLD NOTES

    Based on interpretations by the staff of the Commission, as set forth in no-action letters issued to third parties, the Company believes that New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold or otherwise transferred by Holders thereof (other than any such Holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Notes are acquired in the ordinary course of such Holder's business and such Holder has no arrangement or understanding with any person to participate in the distribution of such New Notes. However, the Commission has not considered the Exchange Offer in the context of a no-action letter and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer as in such other circumstances. Each Holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of such New Notes and has no arrangement or understanding to participate in a distribution of New Notes. If any Holder is an affiliate of the Company and is engaged in or intends to engage in or has any arrangement or understanding with respect to the distribution of the New Notes to be acquired pursuant to the Exchange Offer, such Holder (i) could not rely on the applicable interpretations of the staff of the Commission and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes must acknowledge that such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities and that it will deliver this Prospectus in connection with any resale of such New Notes. See "Plan of Distribution." In addition, to comply with the securities laws of certain jurisdictions (including any jurisdiction outside the United States), the New Notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdiction or an exemption from registration or qualification is available and is complied with. The Company has agreed, pursuant to the Registration Rights Agreement, subject to certain limitations specified therein, to register or qualify the New Notes for offer or sale under all applicable state or Blue Sky securities laws by the time the Registration Statement (of which this Prospectus forms a part) is declared effective by the Commission.

                                    BUSINESS

THE COMPANY


    The Company is a leading provider of outsourced manufacturing and packaging services to the North American health and beauty aid market on the basis of sales. Over 75% of the Company's revenues are derived from the manufacturing and packaging of health and beauty aid products, including lipstick, face powder, eye shadow, mascara, nail enamel, skin care cream and lotion, hair spray and gel, shampoo and shaving cream and gel. Other products manufactured and packaged by the Company include household and automotive products such as lubricant, household cleaners and lighter fluid. OSG offers its customers a complete range of services, including product conceptualization, formulation, manufacturing, filling and packaging. It also provides ancillary services such as materials procurement, warehousing and distribution of finished goods. The Company has developed hundreds of proprietary products that have been placed into distribution by its customers in national and international consumer markets. Management estimates that a majority of the Company's revenues are derived from products that OSG has formulated. The Company has six manufacturing facilities strategically located in the United States and Canada, in addition to facilities in Australia and Mexico. Management believes OSG is the largest independent contract manufacturer and packager of color cosmetics, high-end salon aerosol hair care products and shaving creams and gels in North America. The Company had revenues of $7.5 million, $77.8 million and $171.2 million for the three month period October 1, 1996 (date of inception) to December 31, 1996, the year ending December 31, 1997 and the nine month period ending September 26, 1998, respectively. The Company had net losses of $0.2 million, $0.7 million, and $2.9 million for the three month period October 1, 1996 (date of inception) to December 31, 1996, the year ending December 31, 1997 and the nine month period ending September 26, 1998, respectively.


    The Company's customers include over 350 companies that market branded and/or private label consumer products in the health and beauty aid, household and automotive markets. Customers include Mary Kay Corp. ("Mary Kay"), Sebastian International Inc. ("Sebastian") and WD-40 Co. ("WD-40"), as well as other nationally branded marketers and numerous regional or niche marketers. The Company's top ten customers have been with the Company for 17 years on average, and nine of those top ten have been customers for at least ten years. The Company believes that its ability to develop long-term relationships is due to its product formulation expertise, manufacturing reliability, consistent product quality and timely delivery. Many of OSG's customers lack in-house manufacturing capabilities and outsource their manufacturing and packaging requirements in order to focus on marketing. Management estimates that a majority of the Company's revenues are derived from customers that do not have in-house manufacturing capabilities for the products OSG manufactures. Companies with the necessary in-house manufacturing capabilities utilize the Company's services for new product launches, lower volume brands and to supplement internal capacity.

    Contract manufacturers and packagers manufacture products to customer specifications and fill containers for a wide range of industries. Contract manufacturers typically charge a per-unit fee which varies depending on: (i) the type of product, (ii) the type of services provided (filling only versus product development, formulation, materials procurement, etc.), (iii) the container size and order quantity, and (iv) the complexity of the manufacturing and packaging process. The contract manufacturing and packaging industry is highly fragmented, with hundreds of independent companies typically providing a narrow scope of services in limited geographic areas. Competition is based principally on formulation capabilities, product quality, reputation, service, dependability, and cost-effectiveness. When the cost of distribution is a significant factor in the total product cost or if customers desire geographic proximity to suppliers, competition tends to be regionally based. Management believes that few competitors offer the scale, expertise, reputation and range of services that the Company provides.

COMPETITIVE STRENGTHS

    OSG attributes its leading market position to the following factors:

    FORMULATION EXPERTISE. Management believes that OSG is highly regarded for its product formulation capabilities. OSG's research and development chemists have developed hundreds of proprietary products on behalf of its customers that have been placed into distribution. Products developed by OSG include numerous hair care products, such as hair sprays for the high-end salon market, color cosmetics, such as long-lasting silicone lipstick and other products, including a new product for WD-40. In addition, OSG is at the forefront of the reformulation of aerosol products in response to changing government regulations. Management believes that the Company's formulation expertise is highly valued by its customers, resulting in greater customer loyalty and the opportunity for revenue growth. Management estimates that a majority of the Company's revenues are derived from products that OSG has formulated.


    LONG-STANDING CUSTOMER RELATIONSHIPS. The Company believes that its strong, long-standing customer relationships provide it with a distinct competitive advantage. OSG provides contract manufacturing and packaging services to over 350 customers worldwide, including some of the best-known and most successful consumer product companies. OSG's top ten customers have been customers for over 17 years on average, and include Sebastian, Gillette and WD-40. All but one of the top-ten customers have used the Company's services for more than ten years.


    LEADER IN NICHE MARKETS. The Company focuses on market sectors requiring specialized manufacturing and/or formulation capabilities such as color cosmetics, high-end salon aerosol hair care products and shaving creams and gels. As a result of its value-added manufacturing and formulation services, management believes that it is able to retain customers and obtain higher profit margins than contract packagers of commodity-type products. Management believes the Company is the leading contract manufacturer and packager of color cosmetics, high-end salon aerosol hair care products and shaving creams and gels in North America on the basis of sales.


    FULL SERVICE CAPABILITIES. The Company offers a full array of services, including materials procurement, blending, filling, packaging, warehousing and distribution. The Company's full service product offering and manufacturing expertise provides it with a competitive advantage in keeping existing customers and attracting new ones. OSG's size, capabilities and reputation make it one of the few contract manufacturers and packagers in the health and beauty aid markets capable of supporting large scale production runs and product launches for customers such as Gillette.


    MANUFACTURING EXPERTISE. The Company has the equipment and manufacturing expertise required to manufacture and package a wide variety of color cosmetic, aerosol, cream, lotion and liquid products while adhering to strict product specifications for its customers. For example, the Company is able to fill complex containers such as barrier packs (pressurized, non-aerosol containers), which have made it a leader in manufacturing and packaging products such as shaving gels. As a result of these capabilities, the Company is a highly valued partner to its customers, providing consistently high quality products in a timely, cost-effective manner. As further evidence of OSG's manufacturing expertise and quality operations, all four of the Company's facilities that manufacture and package products for Procter & Gamble, have been awarded Procter & Gamble's prestigious Pinnacle Award for Good Manufacturing Practices.

    STRATEGIC LOCATIONS. OSG's facilities are strategically located to service regional, national and international customers. With its largest color cosmetics facility located in New York City, the Company is close to the fashion and cosmetic industry. In addition, management believes the Company is the largest independent aerosol packager on the West Coast and in the Southeast. OSG can manufacture and package various products at each of its facilities, creating flexibility in servicing its geographically diverse customers in a cost-effective manner. The Company's facilities in Mexico and Australia serve the requirements of both international and local customers.

    EXPERIENCED MANAGEMENT TEAM. OSG's management team, headed by the former President of Kolmar, Christopher Denney, has extensive industry experience. Upon joining Kolmar in 1994, Mr. Denney implemented numerous initiatives that increased sales and returned Kolmar to profitability. Members of senior management have spent a majority of their careers in the packaging industry, averaging 24 years of experience. In addition, Walter K. Lim, the founder of ASC, serves as Chairman of OSG, and Samuel D. Garretson, the founder of Piedmont, serves as a director of OSG.

BUSINESS STRATEGY

    The Company intends to increase its sales and profitability by capitalizing on its product conceptualization and formulation expertise and its cost-effective, quality manufacturing capabilities. In addition, management believes that it can continue to improve the Company's operating results by implementing the following strategies:

    CAPITALIZE ON CROSS-SELLING OPPORTUNITIES. OSG intends to capitalize on the combination of each of its subsidiaries' respective customer bases, product lines and geographical locations. The Company expects to increase product penetration of its customer base by capturing business that previously exceeded each of its subsidiaries' particular areas of expertise. For example, the Company has developed proprietary color cosmetics formulations for Sebastian International, Inc., a customer that traditionally focused on hair care products, and expects to offer color cosmetic products to other hair care product customers. In addition, the Company can offer its aerosol capabilities to its color cosmetics customers. The geographic diversity of OSG's facilities allows the Company to offer its customers multiple production locations.

    CENTRALIZE SALES AND MARKETING. Historically, OSG has managed its sales efforts at the plant level. The Company plans to centralize the management of its sales efforts in order to improve communication with customers, to cross-sell services to customers and to ensure uniform pricing and sales strategies. The Company plans to establish a group specifically focused on promoting innovation within OSG and to its customers. This innovation group will be responsible for identifying market trends and assisting customers with new product ideas, as well as promoting the Company through customer presentations, advertising and trade shows. Local sales and management staff will continue to maintain close ties with customers and production facilities. The centralized sales effort will enable the Company to serve national accounts more effectively and to pursue customers located outside the local marketing reach of each individual plant.

    INCREASE INTERNATIONAL PRESENCE. As a result of increased international demand for cosmetic products, global cosmetics companies have started to expand into markets such as Eastern Europe, Latin America and the Asia-Pacific region. OSG intends to capitalize on this trend by increasing its export sales and selectively entering into joint ventures and licensing agreements. The Company currently has licensing agreements in Japan, Korea, Thailand and Poland. In addition, the Company plans to continue to develop its own "control" brands -- brands for which OSG owns the formulas and manufactures and packages the products to its own specifications, leaving the marketing, promotion and distribution to its customer. To date, OSG has developed two control brands which are manufactured at its Mexico facility--"Veronique," which is primarily exported to Russia, and "Maria," a brand targeted at Latin American markets.

    REDUCE MANUFACTURING COSTS. The Company continues to improve its cost-effectiveness by investing in productivity enhancements and implementing operational improvements. The Company believes that the combination of ASC, Kolmar and Piedmont will result in cost reductions from (i) allocating production among facilities to better optimize the use of labor and equipment;
(ii) eliminating redundant administrative operations; and (iii) in certain cases, purchasing larger amounts of raw materials on more favorable terms.

    PURSUE STRATEGIC ACQUISITIONS. Management intends to pursue acquisitions to expand into new product lines, niche markets and new geographic areas. The Kolmar Acquisition represents a continuation of OSG's strategy to provide more services to existing and potential customers in the highly fragmented contract manufacturing and packaging industry. OSG plans to acquire companies that will provide additional cross-selling and cost-reduction opportunities.

CUSTOMERS AND PRODUCTS

    The Company's customers include over 350 companies that market branded and/or private label consumer products in the health and beauty aid, household and automotive markets. OSG's customers vary in size from large, international, branded consumer product companies with diverse product lines to small, entrepreneurial companies with narrower product offerings. The Company specializes in the manufacturing of color cosmetic, aerosol, cream, lotion and liquid products.

    COLOR COSMETIC PRODUCTS. Color cosmetic products include lipstick, face powder, eye shadow, mascara and nail enamel. The Company manufactures and packages color cosmetics for the entire range of major cosmetic market sectors from budget to high-end. Management estimates that retail revenues in the color cosmetics industry were approximately $3.3 billion in 1996 (representing an approximate 3.6% annual growth rate since 1993). In order to respond to and drive fashion trends, marketers continually change their product offerings. By offering product conceptualization and formulation expertise and manufacturing flexibility, the Company helps its customers remain current with market trends.


    Management believes that the Company is the largest independent contract manufacturer of color cosmetics in North America on the basis of sales. For the nine month periods ended September 26, 1998, and September 27, 1997, OSG's revenues from color cosmetic products were $39.7 million and $37.4 million, representing approximately 23.2% and 23.3% of revenues, respectively.


    OSG's customers for color cosmetic products include Mary Kay and Sebastian.

    AEROSOL PRODUCTS. Aerosol products include a broad range of products such as hair spray, shaving cream and gel, lubricant, non-stick cooking spray and household cleaning products. The aerosol system is one of the most effective forms of delivering products in a cost-effective manner, while providing dosage control, sanitary use and convenience. Management estimates that in 1996, over approximately 3.2 billion aerosol units were filled in the United States (representing an approximate 1.8% annual growth rate since 1990). The aerosol products market has undergone significant change as certain states have enacted regulations requiring reduced VOC emissions, resulting in the reformulation of aerosol products to meet these new standards. The Company has reformulated over 100 products in response to legislative changes. Not only must packagers of aerosol products obtain government permits, but the packaging process also requires specialized equipment and expertise.

    The Company's success in the aerosol market is enhanced by its product conceptualization, formulation and technological capabilities. The Company has technological expertise with complex delivery systems such as barrier packs (non-aerosol, pressurized products). In addition, many high-end salon aerosol hair care companies rely on the Company's formulation expertise, making it the largest aerosol contract manufacturer and packager of high-end hair care products in North America on the basis of sales.

    In addition to its success in the health and beauty aid industry, the Company produces several aerosol products for the household and automotive markets, including lubricants, bathroom cleaners, tire sealers and dry wall repair products.


    Management believes that the Company is the second largest independent aerosol contract manufacturer and packager in North America and the largest in shaving creams and gels, on the basis of sales. For the nine month periods ending September 26, 1998 and September 27, 1997, OSG's revenues from aerosol products were $69.8 million and $66.0 million representing approximately 40.8% and 41.1% of revenues, respectively.



    OSG's customers for aerosol products include Sebastian, WD-40, and Gillette.

    CREAM, LOTION AND LIQUID PRODUCTS. Creams and lotions consist of skin care products such as facial preparations, hand and body care products, sun care and anti-aging products. Management estimates that the skin care market is one of the largest and fastest growing sectors of the health and beauty aid market, estimated at $6 billion in revenues in 1996 (representing an approximate 7.5% annual growth rate since 1993). The Company began emphasizing skin care products in 1994 after recognizing the growth potential in this market, and such products have grown to approximately 20% of the Company's revenues. Other liquid products manufactured and packaged by OSG include shampoo, conditioner, fragrance, pump hair spray and gel and non-aerosol deodorant, as well as products for the household and automotive markets such as lighter fluid, lubricant and cleaning products.


    For the nine month periods ending September 26, 1998 and September 27, 1997, OSG's revenues from cream, lotion and liquid products were $61.7 million and $57.2 million, representing approximately 36.0% and 35.6% of revenues, respectively.


    OSG's customers for cream, lotion and liquid products include Sebastian and WD-40 (3-in-1 Oil).

MARKETING AND SALES

    The Company has 14 full-time sales representatives located at the Company's various manufacturing facilities. The Company's sales efforts are supported by 35 in-house customer service representatives who ensure timely delivery of products and services. The Company plans to centralize the management of its sales efforts in order to improve its communications with customers, to cross-sell its services to customers, and to ensure uniform pricing and sales strategies. Coordination of these efforts will occur at the national level and at each facility. Marketing will include a small group specifically focused on promoting innovation within OSG and to its customers. This innovation group will be responsible for increasing customer demand for OSG products by following market trends, suggesting new product ideas and promoting the Company through customer presentations, advertising and trade shows. Other members of the sales and management staff will continue to be located at each plant in order to maintain close ties with local customers and the production side of the business.

FORMULATION

    Management believes that OSG is highly regarded for its product formulation capabilities. The Company's laboratory facilities are staffed with development chemists and microbiologists who have developed hundreds of proprietary products on behalf of the Company's customers that have been placed into distribution. Products developed by OSG include numerous hair care products, such as hair spray for the high-end salon market, color cosmetics, such as long-lasting silicone lipstick and other products, including a new product for WD-40. The Company's formulation expertise allows it to adapt customer formulations, which may have been originally developed on a small scale, into formulas that can be manufactured in large scale batch formulations. Additionally, the Company is able to act as a fast-follower in developing products for customers shortly after such products have been successfully launched by other marketers. OSG is also at the forefront of the reformulation of aerosol products in response to changing government regulations. Management believes that the Company's formulation expertise is highly valued by its customers, resulting in greater customer loyalty and opportunity for revenue growth. Management estimates that a majority of the Company's revenues are derived from products that OSG has formulated.

RAW MATERIALS

    Some of OSG's customers provide raw materials for product manufacturing and packaging, while in other cases, OSG procures raw materials for its customers. If customers supply raw materials, the Company charges only a per unit fill fee for its services. In the event OSG purchases raw materials from third party suppliers, OSG passes the cost of such materials on to its customers, and charges a handling fee in addition to the fill fee. Raw materials are purchased from approved suppliers by the Company's buyers to meet specific production requirements and customer specifications. The Company's primary raw materials consist of cans, propellants, chemicals, valves, oils, talc, wax, colorants, fragrances, thickeners, caps, bottles, cartons and tubes. While OSG strives to maintain close relationships with its suppliers, the Company generally does not enter into long-term contracts with them. The Company is not reliant on any one supplier for any of its raw materials. Additionally, certain key customers have recently changed the way materials are sourced, resulting in greater reliance on the Company. This gives OSG greater control over its production planning and inventory levels.

PRODUCTION AND MANUFACTURING

    The Company's manufacturing process results in timely delivery of high quality products to customers on a cost-effective basis. OSG provides its customers with a full range of services including product conceptualization, formulation, manufacturing, filling and packaging, materials procurement, warehousing and shipping of finished goods. The manufacturing process incorporates several distinct steps which require coordination in order to ensure flexibility and short lead times, match product standards and achieve high throughput. Certain manufacturing operations within the facilities are compartmentalized (e.g., all lipsticks are manufactured and packaged in one area of the facility) in order to enhance quality control and minimize the potential for cross contamination of products.

    In connection with each order, OSG procures raw materials for products and packaging or accepts delivery of such materials from its customers. The raw materials are inspected by quality control, after which OSG manufactures the product in batches. When the batch is complete, quality assurance testing is performed. In addition to the Company's own rigorous quality assurance procedures, several of OSG's customers specify additional levels of testing throughout the formulation and manufacturing process. OSG fills the product into packaging containers for shipment to customers or in some instances ships the final product batch in bulk form to its customers.

COMPETITION

    The contract manufacturing and packaging industry is highly fragmented. OSG not only competes with other independent contract manufacturers, but also with marketers that have self-manufacturing capabilities. Competition is based principally on formulation capabilities, quality, reputation, service, dependability, and cost-effectiveness. When the cost of distribution is a significant factor in the total product cost, or if customers desire geographic proximity to suppliers for faster service and closer communication, competition tends to be regionally based. Management believes that few competitors offer the scale, expertise, reputation and range of services that the Company provides. Management also believes that there are hundreds of contract manufacturers and packagers servicing the color cosmetic, aerosol, cream, lotion and liquid products markets. OSG's main competitors in these market sectors include Intercos Italia Spa, Davlyn Industries Inc., CCL, Accra-Pac Group, Bocchi Laboratories, Inc., Cosmetic Essence Inc., Shield Packaging Co., Fluid Packaging Co., Inc., San-Mar Laboratories, Packaging Advantage Corporation and Alberto-Culver (Cosmetic Labs).

PROPERTIES

    The following table sets forth information with respect to OSG's facilities and the products manufactured at such facilities.

                                                          APPROXIMATE
FACILITY                                                SQ. FT. (000S)       MARKET SECTORS(1)      OWNERSHIP(2)
-----------------------------------------------------  -----------------  ------------------------  ------------
MANUFACTURING
  City of Industry, CA (3)...........................             60      aerosols and liquids           Leased
  Gainesville, GA (4)................................             98      aerosols and liquids            Owned
  Port Jervis, NY....................................            264      cosmetics and liquids           Owned
  Corona, CA.........................................            112      cosmetics and liquids          Leased
  East Stroudsburg, PA...............................             30      cosmetics and liquids           Owned
  Barrie, Ontario....................................            108      cosmetics and liquids           Owned
  Tlalnepantla, Mexico...............................            111      cosmetics and liquids           Owned
  Hornsby, Australia.................................             82      cosmetics and liquids           Owned

WAREHOUSING
  City of Industry, CA (4)...........................            122                                     Leased
  Gainesville, GA (4)................................            146                                     Leased
  Port Jervis, NY....................................             34                                     Leased
  Cuautitlan, Mexico (4).............................             58                                      Owned

------------------------

(1) Liquids include cream, lotion and liquid products.

(2) Leased facilities have terms expiring from 1998-2013.


(3) Includes current corporate offices for OSG. Management intends to relocate its headquarters during 1999.


(4) Consists of multiple facilities.


    In addition to the above, the Company owns property in Sommersby, Australia and Jalisco, Mexico, and leases corporate office space in New York, NY, and London, UK, none of which management believes is material to the Company's business.


EMPLOYEES


    As of September 26, 1998, after giving effect to the Kolmar Acquisition, OSG employed approximately 2,060 persons, of which approximately 440 were salaried and approximately 1,520 were compensated on an hourly basis. In addition, the Company utilizes local labor contract suppliers to provide a significant portion of its production labor force. None of OSG's employees in the United States belong to a union. Approximately 200 of OSG's employees in Mexico belong to a union. The Mexico union contract expires in 1999. The Company has not experienced a significant work stoppage with its employees. Management believes that its employee and union relationships are good. The Company has employment agreements with certain key personnel. See "Management-Employment Agreements."


TRADE NAMES, TRADEMARKS, FORMULAS AND PATENTS

    OSG owns certain trade names, trademarks, formulas and patents which are used in its business. Management believes that its development and formulation expertise, manufacturing experience and know-how are more critical in maintaining and growing its business than patents or trademarks. Consistent with industry practice, management does not patent its proprietary formulas.

LEGAL PROCEEDINGS

    From time to time, OSG and its subsidiaries may become party to various legal proceedings involving routine claims which are incidental to their businesses. The legal and financial liability of OSG and its subsidiaries with respect to such matters cannot be estimated at the present time, but OSG and its subsidiaries do not expect that such matters would have a material adverse effect on the business, results of operations or financial condition of OSG taken as a whole.

ENVIRONMENTAL ISSUES, COMPLIANCE AND GOVERNMENT REGULATION


    ENVIRONMENTAL REGULATION AND COMPLIANCE. The Company's operations and properties are subject to Environmental Laws. Violations of Environmental Laws can result in civil or criminal penalties or in cease and desist or other orders against the Company. In addition, the Company may be required to spend material amounts to comply with Environmental Laws, and may be liable with respect to contamination of sites currently or formerly owned or operated by the Company or with respect to the off-site disposal of hazardous substances. Based upon the Company's experience to date, as well as certain indemnification agreements obtained in connection with the Kolmar Acquisition, the ASC acquisition and the Piedmont acquisition, and certain insurance coverages, the Company believes that the future cost of compliance with existing Environmental Laws and its liability for identified environmental claims will not have a material adverse effect on the Company's business, results of operations or financial condition. There can be no assurance, however, that the Company's obligations in this regard will not have such an effect or that the existing indemnities and insurance will be sufficient to fund such liabilities. Furthermore, future events, such as new information, or changes in Environmental Laws (or in their interpretation or enforcement by courts or governmental agencies) may give rise to additional costs or claims that could have a material adverse effect on the Company's business, results of operations, financial condition or cash flows.


    Certain environmental laws, such as CERCLA and analogous state laws, impose liability for the investigation and remediation of hazardous substances released into the environment. Courts have interpreted CERCLA to impose strict, and in some circumstances, joint and several, liability on all PRPs at a site if the harm is indivisible, which means that one PRP could be held liable for the entire cost of cleanup at a site where multiple parties contributed to the contamination. As a practical matter, however, the costs typically are allocated, according to a volumetric or other standard, among the PRPs. Under CERCLA and analogous state laws, the Company may incur liability for contamination at properties presently or formerly owned or operated by the Company or its subsidiaries or predecessors (including contamination caused by the Company's predecessors or prior owners or operators of such sites), or at properties where such entities sent waste for off-site treatment or disposal.

    In that regard, ASC's operations are located within the boundaries of the Puente Valley Operable Unit ("OU") of the San Gabriel Valley Superfund Site. Prior to the Company's purchase of ASC, the EPA identified ASC as one of more than five hundred PRPs for the Puente Valley OU. Subsequently, ASC and forty-three other PRPs entered into a consent agreement to fund certain investigatory work, which work was completed in 1997. To date, the EPA has not finally determined the remedial work that will be required at the site; however, the EPA has issued estimates for the remedial alternatives it is considering which range from approximately $28 million to $51 million. In connection with the Company's purchase of ASC, the sellers (who currently own the property on which ASC operates) agreed to indemnify the Company with respect to the Puente Valley OU proceeding and certain other environmental matters. Certain of the Company's leases with the sellers also provide for off-sets to the Company's rental obligations in the event that the Company incurs liability for such an indemnified matter. Based on this indemnity, the lease off-set rights, recent EPA cost estimates of the proposed cleanup alternatives and certain preliminary estimates of ASC's share of liability, the Company believes, although there can be no assurance, that ASC's liability at this site will not be material. In addition, prior to the Company's acquisition, the Los Angeles Regional Water Quality Control Board ("RWQCB") requested that ASC conduct certain soil and groundwater investigation and remediation on its property. ASC has conducted the requested investigations and the RWQCB has approved ASC's remediation plan. Although there can be no assurance, the Company does not believe that the costs of remediation will be material. This remediation is also the subject of the above-referenced indemnity.


    Also, in regard to CERCLA, Kolmar and a former affiliate, Wickhen Products ("Wickhen"), have been identified as the two principal PRPs at the Carroll & Dubies Superfund Site in Port Jervis, New York. The EPA has estimated that it will cost $8.8 million to clean up the site. Under current allocation estimates, Kolmar and Wickhen will be responsible for most of these costs. Kolmar and Wickhen's insurer has accepted coverage of this claim, and presently is controlling the defense and paying related costs. It is anticipated that the insurance coverage will be sufficient to pay for the estimated remedial costs. In addition, the Company has received a full indemnity for liability at this site from CCL. Based on the foregoing, the Company does not believe that the Company's liability at this site will be material. Kolmar also has been identified as a PRP at several other sites where it sent waste for off-site disposal. In addition, another site where a Kolmar affiliate formerly operated currently is undergoing remediation under the direction of a state agency. The Company has established reserves for certain of such matters. See "Note 5 to OSG's Unaudited Financial Statements." Based on currently available information concerning the estimated remediation costs and the responsibility of other parties for contamination at these sites, as well as the insurance coverage and the indemnity for these matters from CCL, the Company does not believe that Kolmar's related liability will have a material adverse effect on the Company's business, results of operations, financial condition or cash flows. There can be no assurance, however, that these matters will not have such an effect, or that the Company will not incur liability at additional sites in the future.


    Piedmont's owned facility in Gainesville, Georgia is listed on the State of Georgia's Hazardous Site Inventory ("HSI") of environmentally impacted sites due to the detection of chlorinated solvents in the groundwater beneath the facility. Piedmont has requested that the state agency remove the facility from the HSI based upon Piedmont's understanding that no persons are exposed to groundwater that may have been impacted by the facility. There can be no assurance, however, that the Company's proposal will be approved by the state as submitted or that the state will delist the site without requiring further remedial action. The former owners of Piedmont have provided a partial indemnity for remediation costs incurred at the facility. The Company believes that its share of remediation costs, if any, will not have a material adverse effect on the Company.

    The Company also faces risks relating to federal and state environmental regulation of VOCs. Recently enacted or future legislation requiring reductions in the use of these propellants could materially adversely affect the Company's business if the industry does not develop propellant technology and product formulations to meet such future standards. California and New York recently have mandated reductions in VOCs in aerosol products, and it is possible that Georgia and other states may in the future pass similar legislation or enact regulations. All of the Company's products meet the current regulatory standards, and management believes, although there can be no assurance, that propellant technology and product formulations will be developed that meet the future standards. See "--Environmental Issues, Compliance and Government Regulation."

    ERISA. Management believes that OSG is in material compliance with all laws and regulations governing its employee benefit plans. Management believes OSG has sufficient cash flow to meet its obligations to make pension contributions and to pay related premiums. However, there can be no assurance that future changes in such laws or regulations, or interpretations thereof, changes in OSG's business or in market conditions affecting the value of plan assets will not require OSG to expend amounts that exceed those that are now anticipated.

    EMPLOYEE HEALTH AND SAFETY REGULATION. The Company's operations are subject to a variety of worker safety laws. OSHA and analogous laws mandate general requirements for safe workplaces for all employees. The Company believes that its operations are in material compliance with applicable employee health and safety laws.

    STATE AND FEDERAL REGULATION. The Company's manufacturing and packaging of over-the-counter pharmaceuticals, which accounts for a small percentage of revenues, and cosmetics is subject to regulation by the FDA and by various state agencies, especially the California Department of Health Services. Any failure by the Company to remain in compliance with the regulations promulgated by these agencies could have a material adverse effect on the Company's business.


    The Company must also adhere to state and federal regulations governing "good manufacturing practices," including testing, quality control, manufacturing, inspection, and documentation requirements for certain products. Although the Company has had no difficulty in complying with these regulations to date, if violations of such regulations are noted during inspections of the Company's manufacturing facilities, the Company may be required or may elect to cease manufacturing and packaging at the facility in violation, pending resolution of the violation. In these circumstances, the Company may also be required or may elect to recall products that were manufactured under improper conditions. Although the Company has had no difficulty in complying with these regulations to date, there can be no assurance that any future federal or state regulation of the Company's business will not have a material adverse impact on the Company's business, results of operations, financial condition or cash flows.


    MINIMUM WAGES. The Company utilizes local labor contractors at its various facilities to provide a significant portion of its production labor force. The Company is subject to the Fair Labor Standards Act as well as various federal, state and local regulations that govern such matters as minimum wage requirements, overtime and working conditions. A large number of the Company's employees, including those provided by local labor contractors, are paid at or just above the federal minimum wage level and, accordingly, changes in laws, regulations or ordinances could have a material adverse effect on the Company by increasing the Company's costs.

                                   MANAGEMENT

    Set forth below is certain biographical information relating to the directors and executive officers of the Company, as of September 30, 1998.

NAME                                                     AGE                 POSITION WITH THE COMPANY
----------------------------------------------------     ---     --------------------------------------------------
Christopher Denney..................................         53  Director, Chief Executive Officer, President
Dennis M. Nolan.....................................         53  Chief Operating Officer
John G. Hewson, Jr..................................         47  Senior Vice President of Sales and Marketing
Joseph W. Sortais...................................         55  Chief Financial Officer, Treasurer, Secretary
Walter K. Lim.......................................         71  Director, Chairman
Samuel D. Garretson.................................         62  Director
Howard C. Lim.......................................         62  Director
John H. Morris......................................         54  Director
Drew H. Adams.......................................         37  Director, Assistant Secretary
Frank Edelstein.....................................         72  Director
Robert M. Wadsworth.................................         38  Director
Joseph A. Marino....................................         65  Director

    CHRISTOPHER DENNEY. Mr. Denney was appointed Chief Executive Officer and director of OSG upon consummation of the Kolmar Acquisition. From January 1994 to December 1997, Mr. Denney was the President of Kolmar. From 1987 to 1994, Mr. Denney worked at CCL in a variety of senior management positions, including Managing Director and Chief Executive Officer of CCL's United Kingdom subsidiary. Prior to joining CCL, Mr. Denney was Director of Marketing with Consumer Packaging Industries, Inc. from 1982 to 1987. Mr. Denney is an active member of the Cosmetics Toiletries and Fragrances Association ("CFTA") board of directors. Mr. Denney holds a B.S. degree in Mechanical Engineering from Lancaster and Morecambe Tech.

    DENNIS M. NOLAN. Mr. Nolan joined the Company as its Chief Operating Officer in January 1998. From 1990 to 1997, Mr. Nolan worked at CCL in a variety of senior management positions, including Senior Vice President of Operations where he was responsible for the management and direction of six North American plants. Prior to joining CCL, Mr. Nolan held positions with Peterson/Puritan Inc. (a contract manufacturer) and Gillette where, during his last eight years he worked as Division Manager of Operations and Materials. Mr. Nolan holds a B.A. degree in Economics from Boston College.

    JOHN G. HEWSON, JR. Mr. Hewson was appointed Senior Vice President of Sales and Marketing upon consummation of the Kolmar Acquisition. From December 1996 to December 1997, Mr. Hewson served as the Chief Operating Officer of ASC. From 1986 to 1996, Mr. Hewson was with DowBrands L.P. (which was acquired by The Lamaur Corporation in 1996) in a variety of senior management positions, including Vice President--Manufacturing Services. Prior to that, Mr. Hewson served as Corporate Director of Purchasing for Carter Hawley Hale, Inc. and was the Assistant Director of Materials Management and International Purchasing Manager for Richardson-Vicks Inc. Mr. Hewson holds a B.A. degree from Colgate University and an M.B.A. from Rutgers University.


    JOSEPH W. SORTAIS. Mr. Sortais was appointed Chief Financial Officer, Treasurer and Secretary of OSG in June 1997. Mr. Sortais has been with ASC since 1994, was appointed Chief Financial Officer of Piedmont on its acquisition in September 1996, and was appointed Chief Financial Officer of Kolmar upon consummation of the Kolmar Acquisition as of January 9, 1998. From 1984 to 1994, Mr. Sortais held senior management positions, most recently as Chief Financial Officer, for the management buyout of Republic Supply from Fluor Corporation and the subsequent successful management and resale of Republic Supply. Mr. Sortais holds a B.S. degree in Accounting and an M.B.A. in Finance from the University of California at Berkeley. He is also a Certified Management Accountant (CMA) and a Certified Financial Planner (CFP).

    WALTER K. LIM. Mr. Lim has been Chairman of the Board of Directors of the Company since October, 1996 and was the President of ASC from its founding in 1966 until December 1997. Prior to founding ASC, Mr. Lim was a partner in Pacific Aerosols, Inc., a plant manager and chemist at National Aerosol Co., Inc., and chief chemist with Purepac Corporation. Mr. Lim serves on the Board of Directors of the CSMA and is a member of the Society of Cosmetic Chemists, the Beauty and Barber Supply Institute and the National Cosmetology Association, Inc. Mr. Lim holds a B.S. degree in Chemistry from the University of California, Los Angeles.



    SAMUEL D. GARRETSON. Mr. Garretson has been a director of the Company since October, 1996 and was the President of Piedmont since its founding in 1985 until December 1997. Prior to joining the Company, Mr. Garretson held a variety of engineering and management positions with Kartridg--Pak, Puritan Aerosol Company, and Western Filling Corporation. Mr. Garretson holds an E.E. degree from Virginia Polytechnic Institute.



    HOWARD C. LIM. Mr. Lim has been a director of the Company since October, 1996 and was the Executive Vice President, Chief Financial Officer and Treasurer of ASC from 1968 to 1997. Prior to joining the Company, Mr. Lim was Chief of Laboratory Services for the Crenshaw Medical Center Hospital in Los Angeles. Mr. Lim holds a B.S. degree in Medical Technology from the University of Southern California and an M.B.A. in Management and Finance from Pepperdine University, School of Business and Management.



    JOHN H. MORRIS. Mr. Morris has been a director of the Company since October, 1996. He has been the President of G+MG since its founding in 1992, where he was primarily responsible for the acquisition of ASC by the Company. From 1981 to 1992, Mr. Morris worked with Kelso & Co. Prior thereto, he held various positions with Booz, Allen & Hamilton and Touche Ross & Company. Mr. Morris is currently a director of Arkansas Best Corp. and Treadco, Inc. He is a Certified Public Accountant, a Certified Management Consultant, and is a member of the American Institute of Certified Public Accountants (AICPA). He holds a B.S. degree in Industrial Engineering from the Georgia Institute of Technology and an M.B.A. (Finance) from Georgia State University.


    DREW H. ADAMS. Mr. Adams has been a director of the Company since January 1998 and Assistant Secretary of the Company since consummation of the Kolmar Acquisition. He has been employed with G+MG since 1993 where he is currently a Partner. Mr. Adams was primarily responsible for the acquisitions of Piedmont and Kolmar by the Company. From 1987 to 1993, Mr. Adams worked in Wells Fargo Bank's Corporate Banking Group. Mr. Adams was a Vice President with Wells Fargo when he joined G+MG in 1993. Mr. Adams holds a B.A. degree in Marketing and an M.B.A. in finance from Texas Christian University.


    FRANK EDELSTEIN. Mr. Edelstein has been a director of the Company since October, 1996. He has been employed as a Vice President of G+MG since March 1992. From 1987 to 1992, Mr. Edelstein was a Vice President with Kelso & Company, Inc. Prior thereto, he held various positions with Continental Corporation, Automatic Data Processing, Inc., Leisure Technology, Inc., Olivetti Corp. of America, B. Manischewitz Corp. and Devegh & Co. Mr. Edelstein holds a B.A. degree in Mathematics and Economics from New York University in 1948 and completed Masters Studies in Mathematic Statistics & Business at Columbia University in 1949. Mr. Edelstein is a director of Arkansas Best Corp., International House of Pancakes Corp. and Ceradyne.



    ROBERT M. WADSWORTH. Mr. Wadsworth has been a director of the Company since October, 1996. He has been a Managing Director of HarbourVest and its predecessor, HVP, since 1986. Prior thereto, he held various positions with Booz, Allen & Hamilton. Mr. Wadsworth currently serves on the advisory boards of several U.S. venture capital firms and on the board of directors of Coil S.A. (Belgium), Concord Communications, Gulf States Steel, as well as numerous private corporations. Mr. Wadsworth holds a B.S.

degree in Systems Engineering and Computer Science from the University of Virginia and an M.B.A. from Harvard Business School.


    JOSEPH A. MARINO. Mr. Marino has been a director of the Company since October, 1996. He was President and Chief Executive Officer of Western Publishing Company from 1982 until his retirement in 1989. Prior thereto, Mr. Marino was President of Liquid Paper Corporation, a subsidiary of Gillette, Vice President-Marketing with Gillette's Safety Razor Division, and President of Braun North America, a division of Gillette. Mr. Marino currently serves on the Boards of Directors of Wickes Furniture, Inc. and Heritage Bank and Trust (which changed its name to Johnson Bank), as well as several private companies. Mr. Marino holds a B.S. in Business Administration from Tri-State University in Indiana and an M.B.A. in Accounting from the Graduate School of Business at Michigan State University.



    Each of the directors listed above serves for a term of one year until the next annual meeting of stockholders or until their respective successors are duly elected and qualified. The Stockholders Agreement sets forth specific procedures for the election of directors. See "Certain Relationships and Related Transactions--Stockholder Agreement and Registration Rights Agreement." Executive officers are elected annually and serve at the pleasure of the Board of Directors. Walter K. Lim and Howard C. Lim are brothers.


DIRECTOR COMPENSATION

    Directors are reimbursed for their out-of-pocket expenses incurred in attending meetings of the Board of Directors of the Company and its subsidiaries. Frank Edelstein and Joseph A. Marino receive an annual fee of $35,000 for serving as directors on the Board of Directors of the Company.

EXECUTIVE COMPENSATION


    The following table sets forth the annual compensation of the Company's Chief Executive Officer and the four other most highly compensated executive officers (the "Named Executive Officers") for the fiscal year ended December 31, 1998.


                           SUMMARY COMPENSATION TABLE


                                                                      ANNUAL COMPENSATION
                                                               ----------------------------------       ALL OTHER
NAME AND PRINCIPAL POSITION                                      YEAR     SALARY ($)   BONUS ($)   COMPENSATION ($)(1)
-------------------------------------------------------------  ---------  ----------  -----------  -------------------
Christopher Denney...........................................       1998  $  250,000   $  18,519        $   9,097
  President and Chief Executive Officer

Dennis Nolan.................................................       1998     200,000       7,312            6,030
  Chief Operating Officer

Walter K. Lim................................................       1998     288,207      --                1,760
  Chairman and Director Research and Development

John G. Hewson...............................................       1998     199,040      58,374            5,367
  Senior Vice President Marketing

Joseph W. Sortais............................................       1998     148,905      23,627           11,582
  Chief Financial Officer


------------------------


(1) All Other Compensation consists of contributions made by ASC to its profit sharing plan on behalf of Mr. Walter K. Lim in the amount of $1,328 and Mr. Joseph W. Sortais in the amount of $1,111 and contributions made by Kolmar to its 401K plan on behalf of Mr. Dennis Nolan in the amount of $1,725, Mr. John G. Hewson in the amount of $1,741 and Mr. Joseph W. Sortais in the amount of $1,388 and contributions to the Kolmar Canada pension plan on behalf of Mr. Christopher Denney in the amount of $9,097 and special bonuses in connection with the private placement of stock to Mr. Dennis Nolan in the amount of $2,865, Mr. John G. Hewson in the amount of $2,865 and Mr. Joseph W. Sortais in the amount of $7,734. In addition All Other Compensation consists of insurance premiums paid by ASC with respect to term life insurance in the amount of $432 for Mr. Walter K. Lim, $36 for Mr. John G. Hewson, $36 for Mr. Joseph W. Sortais and by Kolmar in the amount of $1,440, $725 and $1,313 for Mr. Dennis Nolan, Mr. John G. Hewson and Mr. Joe W. Sortais, respectively.


EMPLOYMENT AGREEMENTS

    Howard C. Lim entered into an Amendment and Termination of Employment Contract (the "Lim Termination Contract"), effective December 31, 1997, a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus constitutes a part, with ASC. Mr. Lim's employment terminated with ASC upon the closing of the Kolmar Acquisition, however, Mr. Lim will continue to serve as a member of the Board of Directors and will receive payments after February 14, 1999 in the amount of $35,000 per year for such service or such other amount as OSG pays outside directors for as long as he continues to hold at least 33% of the shares of Common Stock held by him on December 31, 1997. As severance, Mr. Lim will receive a lump sum payment of $403,722 plus accrued but unused vacation and will continue to receive medical, automobile and health insurance until February 14, 1999. Mr. Lim is restricted from competing with the Company or ASC for a period of five years following termination of employment and will not solicit customers or employees.


    Samuel D. Garretson entered into an Amendment and Termination of Employment Contract (the "Garretson Termination Contract"), effective December 31, 1997, a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus constitutes a part, with Piedmont. Mr. Garretson's employment terminated with Piedmont upon the closing of the Kolmar Acquisition. Mr. Garretson will no longer serve as Vice Chairman of the Board of Directors; however, he will continue to serve as a member of the Board of Directors and will receive payments after September 30, 1998, in the amount of $35,000 per year or such other amount as OSG pays outside directors for as long as he continues to hold at least 33% of the shares of Common Stock held by him on December 31, 1997. As severance, Mr. Garretson received a lump sum payment of $150,000 and automobile, life and health insurance until September 30, 1998. In addition, Piedmont agreed not to exercise its call rights with respect to Mr. Garretson's shares under the Stockholder Agreement (as defined). Mr. Garretson is restricted from competing with the Company or Piedmont for a period of five years following termination of employment and will not solicit customers or employees.



    Christopher Denney entered into an employment agreement (the "Employment Agreement") with the Company, effective January 1, 1998, a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus constitutes a part, which has an initial term of three years and may be extended by mutual agreement for additional years on the same or mutually agreeable terms. Mr. Denney will serve as President and Chief Executive Officer of the Company and of Kolmar. The Company will pay to Mr. Denney a base salary of $250,000 per year and a performance bonus to be determined by the Company's Board of Directors. Upon the effective time of the Employment Agreement, Mr. Denney received options to purchase 85,000 shares of Common Stock at the price of $10 per share pursuant to a stock option agreement. The options are exercisable on the earlier of (i) December 31, 2000, (ii) the date on which the Common Stock becomes publicly traded, (iii) the date on which the Company completes an initial public offering of its Common Stock with proceeds in excess of $15 million, and (iv) the date on which the Company (or its assets) is sold substantially as an entirety. At December 31, 1998 Mr. Denney was, and for each of December 31, 1999, 2000, 2001, and 2002, Mr. Denney, along with other executives, will be eligible to participate in a stock option program providing for an annual award, to all such participants in the aggregate, of options to purchase up to 60,000 shares of Company stock. If Mr. Denney resigns for good reason (as such term is defined in the Employment Agreement) or dies or becomes disabled, the Company will pay Mr. Denney or his representative his base salary through the balance of the term of the Employment Agreement. During the employment term and continuing for a period of two years after the date of the expiration of Mr. Denney's employment (unless Mr. Denney is terminated by the Company without cause), Mr. Denney will not solicit customers or employees of the Company.


    Messrs. Nolan, Hewson and Sortais (the "Executives") have entered into employment agreements with the Company, effective February 1, 1998, which have a term of three years and may be extended by mutual agreement for additional years on the same or mutually agreeable terms. Copies of such employment agreements have been filed as exhibits to the Registration Statement of which this Prospectus constitutes a part. Mr. Sortais will serve as Senior Vice President and Chief Financial Officer of the Company, Mr. Hewson will serve as Senior Vice President--Sales and Marketing of the Company, and Mr. Nolan will serve as Chief Operating Officer of the Company. The Company will pay to each of Messrs. Nolan and Hewson a base salary of $200,000 per year and a performance bonus to be determined by the Company's board of directors. The Company will pay to Mr. Sortais a base salary of $150,000 per year and a performance bonus to be determined by the Company's board of directors. Upon the effective time of the agreements, each of the Executives was eligible to receive an option to purchase twenty thousand shares of the Company's common stock at the price of $10 per share. The option is exercisable on the earlier of (i) January 31, 2001, (ii) the Company's common stock becoming publicly traded, (iii) the Company completing an initial public offering of its common stock with proceeds in excess of $15,000,000, or (iv) the Company (or its assets) is sold substantially as an entirety. For each of the five years after January 1, 1998, the Executives, along with other executives, will be eligible to participate in a stock option program providing for an annual award, to all such participants in the aggregate, of options to purchase up to 60,000 shares of Company stock. If either Executive resigns for good reason (as such term is defined in the employment agreement), the Company will pay such Executive his base salary and benefits through the balance of the term. If either Executive dies or becomes disabled, the Company will pay such Executive his base salary and benefits through the balance of the term of the agreement. During the employment term and continuing for a period of two years after the date of the expiration of each Executive's employment (unless the Executive is terminated by the Company without cause), the Executive will not solicit or take away any customer or employee of the Company.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION


    Joseph A. Marino, Howard C. Lim and Robert M. Wadsworth served on the Compensation Committee during 1998.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT


    The following table sets forth certain information regarding beneficial ownership of the Common Stock as of September 26, 1998 (i) by each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) by each director and Named Executive Officer and (iii) by all directors and executive officers of the Company as a group (except as otherwise listed below, the address of each person listed is c/o Outsourcing Services Group, Inc., 425 South Ninth Avenue, City of Industry, CA 91746).



                                                                                               SHARES BENEFICIALLY
                                                                                                      OWNED
                                                                                              ---------------------
NAME                                                                                            NUMBER     PERCENT
--------------------------------------------------------------------------------------------  ----------  ---------
Gordon+Morris Investment Partnership, L.P.(1) ..............................................   1,279,970       36.2%
840 Newport Center Drive, Suite 600
Newport Beach, CA 92660

HarbourVest Partners IV-Direct Fund L.P. (2) ...............................................     343,916        9.7%
One Financial Center, 44th Floor
Boston, MA 02111

HarbourVest Partners V-Direct Fund L.P.(3) .................................................   1,100,000       31.1%
One Financial Center, 44th Floor
Boston, MA

Christopher Denney(4) ......................................................................      *           *

John G. Hewson..............................................................................      *           *

Dennis M. Nolan.............................................................................      *           *

Joseph W. Sortais(5)........................................................................      *           *

Walter K. Lim(6)............................................................................     222,974        6.3%

Samuel D. Garretson.........................................................................     101,187        2.9%

Howard C. Lim...............................................................................     185,609        5.3%

Frank Edelstein(7)..........................................................................      --         --

Drew H. Adams(8)............................................................................   1,279,970       36.2%

Joseph A. Marino(9).........................................................................      --         --

John H. Morris(1)(10).......................................................................   1,355,618       38.3%

Robert M. Wadsworth(11).....................................................................   1,443,916       40.8%

Michael S. Gordon(1)(12)....................................................................   1,355,618       38.3%

Bruce N. Lipian(1)(13)......................................................................   1,355,618       38.3%

All directors and Named Executive Officers as a group (12 persons)..........................   3,355,599       94.8%


   * Less than 1%

------------------------

 (1) Gordon+Morris Partners, L.P. ("GMP") is the general partner and a limited partner of GMIP. Michael S. Gordon, John H. Morris and Bruce N. Lipian are the general partners of GMP.

 (2) Investment and dispositive power of shares of Common Stock held by HVP-IV is held by HarbourVest. HVP-IV is a limited partner of GMIP but does not exercise voting or investment power over the shares of Common Stock held by GMIP.

 (3) Investment and dispositive power of HVP-V is held by HarbourVest.

 (4) Does not include 85,000 shares subject to options granted to Mr. Denney, which options will be fully vested on December 31, 2000 or the occurence of certain other events. See "Management-- Employment Agreements."

 (5) Joseph W. Sortais is the trustee of the Sortais Trust dated May 27, 1994, which is a limited partner of GMIP. Mr. Sortais does not exercise voting or investment power over the shares of Common Stock held by GMIP.

 (6) Walter K. Lim is a co-trustee of the Walter K. Lim and Sylvia Lim Revocable Trust dated November 30, 1989, which is a limited partner of GMIP. Mr. Lim does not exercise voting or investment power over the shares of Common Stock held by GMIP.

 (7) Frank Edelstein is the trustee of the Edelstein Living Trust which is a limited partner of ASC Investment Partners, L.P. ("ASCIP"), which owns 75,648 shares of Common Stock. See "Certain Relationships and Related Transactions--ASC Investment Partners, L.P." Mr. Edelstein does not exercise voting or investment power over the shares of Common Stock held by ASCIP.

 (8) Drew H. Adams is a limited partner of ASCIP, which owns 75,648 shares of Common Stock, and a general partner of GMP. As such, Mr. Adams executes voting and investment power over the shares of Common Stock owned by GMIP. See "Certain Relationships and Related Transactions--ASC Investment Partners, L.P." Mr. Adams does not exercise voting or investment power over the shares of Common Stock held by ASCIP.

 (9) Joseph A. Marino is a limited partner of both GMIP and ASCIP, which owns 75,648 shares of Common Stock. See "Certain Relationships and Related Transactions--ASC Investment Partners, L.P." Mr. Marino does not exercise voting or investment power over the shares of Common Stock held by either GMIP or ASCIP.

(10) John H. Morris is a shareholder, officer and director of the general partner of ASCIP and a general partner of GMP, the general partner of GMIP. As such, Mr. Morris exercises voting and investment power over the shares of Common Stock owned by ASCIP and GMIP. Mr. Morris is a trustee of the John H. Morris and Sharon L. Morris Family Trust, which is a limited partner in ASCIP, which owns 75,648 shares of Common Stock. See "Certain Relationships and Related Transactions--ASC Investment Partners, L.P."

(11) Robert M. Wadsworth is a managing director of HVP and HarbourVest which control the general partners of HVP-IV and HVP-V, respectively. As such, Mr. Wadworth exercises voting and investment power over the shares of Common Stock held by HVP-IV and HVP-V.

(12) Michael S. Gordon is a shareholder, officer and director of the general partner of ASCIP and a general partner of GMP, the general partner of GMIP. As such, Mr. Gordon exercises voting and investment power over the shares of Common Stock owned by ASCIP and GMIP. Mr. Gordon is a trustee of the Mikel Gordon Trust dated January 29, 1988 which is a limited partner in ASCIP, which owns 75,648 shares of Common Stock. See "Certain Relationships and Related Transactions--ASC Investment Partners, L.P."

(13) Bruce N. Lipian is a shareholder, officer and director of the general partner of ASCIP and a general partner of GMP, the general partner of GMIP. As such, Mr. Lipian exercises voting and investment power over the shares of Common Stock owned by ASCIP and GMIP. ASCIP owns 75,648 shares of Common Stock. See "Certain Relationships and Related Transactions--ASC Investment Partners, L.P."

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

STOCKHOLDER AGREEMENT AND REGISTRATION RIGHTS AGREEMENT

    In connection with the Merger, each stockholder of the Company at that time executed an amended and restated stockholder agreement, dated June 30, 1997 (the "Original Stockholder Agreement"), a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus constitutes a part, setting forth the rights, obligations and restrictions by and among the Company and its stockholders. In contemplation of the Kolmar Acquisition, on December 31, 1997, the Original Stockholder Agreement was amended by an amendment to stockholder agreement (the "Amendment"), a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus constitutes a part. The Original Stockholder Agreement and the Amendment are referred to herein as the "Stockholder Agreement." The rights, obligations and restrictions set forth in the Stockholder Agreement include, but are not limited to, the following: (a) restrictions on sales, pledges and other transfers of Common Stock by the Company's stockholders (the "Stockholders") except in certain circumstances; (b) the right of certain individuals who are part of management of the Company to sell their shares of Common Stock to the Company upon termination of employment by the Company without cause or upon the death or disability, retirement or resignation for "good reason" (as defined therein) of such person; (c) the right of the Company to purchase shares of Common Stock of certain Stockholders in certain circumstances; (d) restrictions on the purchase of shares of Common Stock by the Company in certain circumstances; (e) a right of first refusal in favor of the Company and the Stockholders in certain circumstances; and (f) the right to compel a sale or merger of the Company. The obligation of the Company to purchase shares of Common Stock of certain management employees pursuant to clause (b) above may be deferred in certain circumstances, including to the extent that the Company is prohibited by any debt instruments entered into by the Company or any of its affiliates or by law. In the event such payment is deferred, it shall accrue interest at a rate of 9% per annum until paid in full.

    The Stockholder Agreement requires that, unless certain events have occurred, each Stockholder will nominate, elect and vote all of such Stockholder's shares of Common Stock to continue in office a Board of Directors consisting of nine members, three of whom will be designated by the Founders (Samuel D. Garretson, Walter K. Lim and Howard C. Lim) and must be reasonably acceptable to GMIP; two of whom will be designated by HarbourVest; three of whom will be designated by GMIP; and one of whom will be Christopher Denney, so long as he is Chief Executive Officer of the Company and is willing to serve. The persons designated by the Founders, HarbourVest and GMIP may be changed from time to time by the Founders, HarbourVest and GMIP, respectively, provided, however, that Walter K. Lim, Howard C. Lim and Samuel D. Garretson will each be one of the directors named by the Founders so as long as he holds at least thirty-three percent (33%) of the Common Stock he held on December 31, 1997 and is willing to serve. If both Michael S. Gordon and John H. Morris are no longer principals of the manager of GMIP, then HarbourVest will have the right to name one of the directors GMIP would otherwise have the right to name, provided that HarbourVest is, at such time, the beneficial owner of at least ten percent (10%) of the Common Stock. If either GMIP and its affiliates or HarbourVest and its affiliates no longer hold at least 33% of the highest number of shares of Common Stock held by them at any time, the rights of GMIP or HarbourVest, as appropriate, to name a director will terminate. On each date that any one of Walter K. Lim, Howard C. Lim and Samuel D. Garretson ceases to own at least 33% of the Common Stock he held on December 31, 1997, the number of directors to be named by the Founders will decrease by one, and when all three of such Founders cease to own at least 33% of the Common Stock that each held on December 31, 1997, the Founders shall no longer have the right to name any directors. If Christopher Denney ceases to be a director because he is no longer Chief Executive Officer, Mr. Denney's directorship will be filled by the incoming Chief Executive Officer.


    Certain parties to the Original Stockholder Agreement previously entered into a registration rights agreement providing certain piggyback registration rights relating to their shares of Common Stock.

PRIVATE PLACEMENTS OF COMMON STOCK


    In connection with financing the Kolmar Acquisition, the Company sold 2,093,000 shares of Common Stock for an aggregate purchase price of $20.9 million to GMIP, Walter K. Lim and HVP-V. Effective October 1, 1996, ACHC, the sole stockholder of Piedmont, issued 700,000 shares of Common Stock to certain existing stockholders of the Company, including Walter K. Lim, Howard C. Lim, GMIP and HarbourVest, as well as certain other new investors, at a purchase price of $10.00 per share in connection with the Piedmont acquisition. On June 30, 1997, all issued and outstanding ACHC and ASHC shares were exchanged for 853,380 and 413,794 shares, respectively, of Common Stock in the Company as a result of the purchase of ASHC by ACHC. Pursuant to the purchase of ASHC by ACHC, 3,750 shares of the Company's unclassified preferred stock owned by Nancy Lim were exchanged for the Company's Series A Preferred Stock (as defined) and 26,250 shares of the Company's unclassified preferred stock owned by Walter K. Lim and Howard C. Lim were exchanged for the Company's Series B Preferred Stock (as defined). In each case, such transactions, including the conversion ratios, were approved by a majority of the independent directors of the Company. See "Description of Acquisition Agreements."


MANAGEMENT SERVICE AGREEMENTS


    The Company, ASC, Piedmont, Kolmar and G+MG are parties to an Amended and Restated Management Services Agreement, dated January 8, 1998 (the "Management Services Agreement"), a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus constitutes a part, which supersedes all prior management agreements with G+MG. Pursuant to this agreement, G+MG agreed to provide financial advisory, consulting and other management services to the Company. The Company paid G+MG a fee of $800,000 upon the closing of the Kolmar Acquisition and will pay G+MG (i) provided certain conditions are met, an annual fee of $350,000 which is subject to adjustment in the event of further acquisitions and/or dispositions, (ii) provided certain ownership conditions are met at the closing of each acquisition of an additional business an amount equal to 1% (or a different amount agreed to by the parties up to 2%) of the total consideration paid to third parties, including assumption of debt, (iii) provided certain ownership conditions are met, upon the sale of the Company or any of its subsidiaries, an amount equal to 1% (or a different amount agreed to by the parties up to 2%) of the consideration received, including the assumption of debt, (iv) at the closing of a debt refinancing transaction an amount equal to 0.5% (or a different amount agreed to by the parties up to 1%) of the amount refinanced and (v) reasonable out-of-pocket expenses. This agreement contains broad indemnification provisions benefitting G+MG. Since January 1, 1994, the Company has paid G+MG a total of approximately $2.0 million (up to but not including the fee for the Kolmar Acquisition) under the Management Services Agreement and predecessor agreements. The Management Services Agreement was approved by a majority of the independent directors of the Company.


    The Company is also party to a letter agreement with HarbourVest, dated January 8, 1998 (the "HarbourVest Agreement"), a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus constitutes a part, whereby HarbourVest has agreed to provide a representative to serve on the Company's Board of Directors and to render financial and business advice to OSG. In return, the Company will (i) reimburse the HarbourVest designated OSG director for all reasonable expenses related to attending meetings, (ii) provided certain ownership conditions are met, pay HarbourVest a $115,000 annual financial advisory fee, $50,000 of which shall be paid in cash and the remainder of which shall accrue, all subject to increase if the management fees paid to G+MG are increased and (iii) pay HarbourVest a fee of 1/3 of the fee received by G+MG or any of its affiliates under the Management Services Agreement upon the sale of OSG or any of its subsidiaries or, if approved by OSG's Board of Directors, upon the acquisition of additional businesses. The HarbourVest Agreement was approved by a majority of the independent directors of the Company.

ASC INVESTMENT PARTNERS, L.P.

    ASCIP was formed on February 3, 1994 as a Delaware limited partnership pursuant to an Agreement of Limited Partnership which was amended on March 27, 1996. ASCIP acquired 100,000 shares of ASHC's common stock in ASHC's acquisition of ASC, which shares were exchanged for 75,648 shares of Common Stock in the Merger; both transactions were on the same terms as those terms for other stockholders. John H. Morris and Michael S. Gordon, directors of the Company, and Bruce N. Lipian, are shareholders, officers and directors of ASCIP's general partner and indirectly exercise voting and investment power over the shares held by ASCIP. Each of Joseph A. Marino, Drew H. Adams and Frank Edelstein, directors of the Company, or their affiliates, are limited partners of ASCIP and do not exercise voting and investment power over the shares held by ASCIP.

PURCHASES FROM THE LIMS


    The Company leases its manufacturing and warehouse facilities located in the City of Industry, as well as certain equipment located therein, from Walter K. Lim, Sylvia Lim, Howard C. Lim, Nancy Lim, and their affiliates. The Company believes these leases were entered into in the ordinary course of business on terms no less favorable than could be obtained from a third party in an arms-length transaction and were approved by the Board of Directors of the Company. Between January 1, 1995, and September 26, 1998, the Company paid approximately $3.9 million to Walter K. Lim, Sylvia Lim, Howard C. Lim, Nancy Lim, and their affiliates, under all such leases.


    The Company has sold products to companies controlled by Walter K. Lim, Howard C. Lim, and their affiliates, in the amount of $100,000 and $119,000 and $227,000 for the years ended December 31, 1995, 1996 and 1997, respectively. The Company believes that these sales were made in the ordinary course of business on terms no less favorable than could have been obtained from a third party in an arms-length transaction.

AMENDMENT TO CERTIFICATE OF INCORPORATION

    In accordance with the Kolmar Acquisition, the Company's Certificate of Incorporation was amended with respect to the Preferred Stock (as defined) in order to extend the redemption date of the Preferred Stock until after the maturity of the Notes.

MANAGEMENT PRIVATE PLACEMENT


    On September 10, 1998, the Company sold, by way of a private placement, 95,000 shares of its Common Stock to certain of its and its subsidiaries' managers, including four of the Named Executive Officers, Mr. Hewson, Mr. Sortais, Mr. Denney and Mr. Nolan at a purchase price of $10.00 per share. In most cases, the Company financed up to 80% (except for Mr. Nolan, for whom the Company financed 100%) of the aggregate purchase price of each manager's subscription. In each such case, the respective manager executed a promissory note and pledged all of his or her shares to the Company to secure his or her obligation under the promissory note. The Common Stock sold to management was not registered under the Securities Act. Mr. Sortais purchased less than $60,000 worth of Common Stock, 80% of which purchase was financed by the Company. Mr. Denney, Mr. Hewson and Mr. Nolan purchased 20,000, 10,000 and 10,000, shares of Common Stock, respectively, and the Company loaned to these individuals $160,000, $80,000 and $100,000, respectively, to finance the purchase of such stock. Indebtedness under the promissory notes (i) bears interest at the rate of 8.0% per annum, payable on the first business day of each month commencing September 1, 1998 and (ii) is due in full upon the earlier to occur of (a) the date on which the borrowers' shares of Common Stock are repurchased by the Company and (b) December 31, 2002.

              DESCRIPTION OF CERTAIN TERMS OF THE PREFERRED STOCK
                           AND THE WARRANT AGREEMENT

PREFERRED STOCK

    The following is a description of the general terms of the Preferred Stock of the Company. This information relating to the Preferred Stock is qualified in its entirety by reference to the Certificate of Amendment of Certificate of Incorporation of OSG, dated January 8, 1998, a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus constitutes a part. This document is available upon request from the Company.


    The Company has issued and outstanding 30,000 shares of Preferred Stock ("Preferred Stock"), 3,750 shares of which are designated as "Series A Preferred Stock," par value of $.001 per share and 26,250 shares of which are designated as "Series B Preferred Stock," par value $.001 per share. Neither class of Preferred Stock has voting rights, except as provided by law. Holders of Series A Preferred Stock are entitled to a noncumulative dividend ("Series A Current Dividend") in cash equal to $2.50 per share per quarter. If the Series A Current Dividend is not declared and paid, then the Series A Preferred Stock holders are entitled to a cumulative dividend ("Series A Deferred Dividends") in cash equal to $3.25 per share for the quarter preceding the dividend payment date, subject to quarterly increases of 2.5% of such dividend or, if Series A Current Dividends and all Series A Deferred Dividends are not timely paid, 3.25% of such dividend. Holders of Series B Preferred Stock are entitled to receive cumulative dividends ("Series B Dividends") in cash equal to $2.00 per share per quarter. Series B Dividends accrue whether or not they have been declared. At any time after the completion of an offering by the Company of its shares of Common Stock pursuant to an effective registration statement filed with the Securities and Exchange Commission or at any time after June 30, 2000, the Company may, at the option of its Board of Directors, redeem all or part of the outstanding shares of Preferred Stock or a series thereof at a redemption price of $100.00 per share of Series A Preferred Stock, plus all accrued and unpaid dividends thereon through the date of redemption (the "Series A Redemption Price"), and $145.97 per share of Series B Preferred Stock, plus all accrued and unpaid dividends thereon through the date of redemption (the "Series B Redemption Price"). The Company must redeem all outstanding Preferred Stock upon the earlier of (i) a liquidation, dissolution or winding up of the Company, (ii) an initial public offering of Common Stock which results in net proceeds of not less than $20.0 million to the Company and (iii) June 30, 2010. Upon a change of control (as defined therein) at the option of the holders of a majority of the Preferred Stock, the Company shall redeem all outstanding shares of Series A Preferred Stock at the Series A Redemption Price and all outstanding shares of Series B Preferred Stock at the Series B Redemption Price. As of September 26, 1998, dividends on the Series A Preferred Stock had accrued in the amount of $28,125, but $9,375 remain unpaid, and dividends on the Series B Preferred Stock had accrued in the amount of $157,500, but remain unpaid.


WARRANT AGREEMENT

    The following is a description of the general terms of the Warrant Agreement (as defined). This information relating to the Warrant Agreement is qualified in its entirety by reference to the Warrant Agreement. This document is available upon request from the Company.


    On June 30, 1997, the Company entered into a warrant agreement with Chase Manhattan. Pursuant to this warrant agreement, Chase Manhattan received a warrant to purchase 80,833 shares of Common Stock at an exercise price of $.01 per share (the "Warrant"). In contemplation of the Offering, the Company and Chase Manhattan entered into an Amended and Restated Warrant Agreement (the "Warrant Agreement"), dated as of January 8, 1998, a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus constitutes a part, which supersedes the prior warrant agreement.


    Under the Warrant Agreement, Chase Manhattan retained the Warrant, which is exercisable immediately and expires on June 30, 2007. The Warrant Agreement provides for certain anti-dilution rights and restrictions on transferability in addition to certain registration, tag along, drag along and preemptive rights. Pursuant to the Warrant Agreement, if the Company purchases or redeems any shares of its Common Stock from affiliates of the Company, Chase Manhattan shall have the right to cause the Company to purchase the Warrant or shares of Common Stock owned by Chase Manhattan that were acquired pursuant to exercise of the Warrant ("Warrant Stock") on the same terms, subject to certain quantity and other restrictions. In addition, at any time or from time to time after June 30, 2002, but prior to the earlier of (i) an initial public offering of the Common Stock pursuant to an effective registration statement under the Securities Act with proceeds of at least $10.0 million before the payment of underwriting discounts and commissions (an "IPO") and (ii) June 30, 2007, Chase Manhattan shall have the right to require the Company to purchase all or any portion of the Warrant and Warrant Stock at the fair market value of the Common Stock on the date the right is exercised ("Purchase Price"). If the Company is prohibited from purchasing all Warrant and Warrant Stock pursuant to Chase Manhattan's request because of insufficient funds or contractual restrictions, the Purchase Price with respect to such unpurchased Warrant or Warrant Stock will become an accruing liability of the Company with interest accruing thereon at 12.5% per annum, compounded quarterly (the "Accruing Liability"). The Accruing Liability shall be subordinated in right of payment to the prior payment in full of all Senior Debt of the Company (as defined in the Warrant Agreement). At any time or from time to time after June 30, 2003, but prior to the earlier of (i) an IPO and (ii) June 30, 2007, the Company shall have the right to purchase all (but not less than all) of the Warrant and Warrant Stock at the fair market value of the Common Stock on that date.

    Without the prior consent of Chase Manhattan, the Warrant Agreement prohibits (i) the Company and its subsidiaries from repurchasing or redeeming shares of Common Stock, except for shares repurchased or redeemed from management, other than on a PRO RATA basis from all of the Company's shareholders and Chase Manhattan; (ii) the Company and its subsidiaries from selling, leasing or otherwise transferring any property or assets to, or purchasing, leasing or otherwise acquiring any property or assets from, or otherwise engaging in any other transactions with, any of the Company's affiliates, except (a) in the ordinary course, (b) transactions between or among the Company and its wholly-owned subsidiaries, (c) any transactions existing as of January 8, 1998 or (d) other transactions permitted by the Warrant Agreement;
(iii) the Company from entering into any agreement or instrument limiting in any manner its ability to perform its obligations under the Warrant Agreement or the Warrants, other than the Subordinated Bridge Facility and the Senior Secured Credit Facility and any refinancing thereof (including the Notes); and (iv) the Company from amending any provisions of the Company's employee stock option plan, Stockholder Agreement and organizational documents in any manner that would have an adverse effect on Chase Manhattan's rights under the Warrant, without the prior consent of Chase Manhattan.


                     DESCRIPTION OF ACQUISITION AGREEMENTS



PIEDMONT ACQUISITION AGREEMENT



    OSG was formed by an investor group plus management of Piedmont, collectively known as ACHC which acquired on September 30, 1996, all of the shares of Piedmont from Samuel D. Garretson and certain other sellers (collectively, the "Sellers") for a combination of cash and the refinancing of debt totaling $14.1 million pursuant to that certain stock purchase agreement, dated as of June 27, 1996 (the "Piedmont Acquisition Agreement"), a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus constitutes a part. Pursuant to the Piedmont Acquisition Agreement, the Sellers agreed to indemnify ACHC, subject to a $325,000 minimum threshold in most cases, for losses resulting from inaccuracies or breaches of representations and warranties, including losses resulting from undisclosed hazardous materials and other environmental liabilities, and for breaches of post-closing covenants. The Sellers' liability for indemnification under the Piedmont Acquisition Agreement is limited to $1.0 million.

ASHC ACQUISITION AGREEMENT



    Effective June 30, 1997, ACHC was merged with Aerosol Services Holding Corporation (ASHC), a related company owned principally by the same investor group. The combined entity was renamed Outsourcing Services Group, Inc. As a result of this acquisition, the Company became the sole common stockholder of ASC and Piedmont. The merger agreement also amended the capital structure such that the existing stockholders of ACHC received approximately 1.22 new shares of the Company's common stock for each old share of ACHC common stock that they owned prior to the merger and the existing stockholders of ASHC received approximately .76 new shares of the Company's common stock for each old share of ASHC common stock that they owned prior to the merger. As ACHC shareholders received the majority of the common stock in the new company, ACHC has been determined to be the accounting acquirer. The fair value of the stock issued to shareholders of ASHC was $4,058,000 as of June 30, 1998.


KOLMAR ACQUISITION AGREEMENT

    As of January 1, 1998, OSG acquired all of the shares of Kolmar from CCL Industries and certain assets relating to Kolmar's Canadian operations from CCL for an aggregate purchase price of $78.0 million, subject to certain post-closing adjustments, pursuant to a share and asset purchase agreement dated October 28, 1997, as it was amended by that certain letter agreement dated January 1, 1998 and by that certain modification agreement dated January 8, 1998 (collectively the "Kolmar Acquisition Agreement"), a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus constitutes a part. Upon consummation of the Kolmar Acquisition, Kolmar became a wholly-owned subsidiary of OSG and those other assets purchased from CCL were transferred to Kolmar Canada Inc., an Ontario corporation formed for such purpose, which became a wholly-owned subsidiary of Kolmar. Pursuant to the Kolmar Acquisition Agreement and subject to a $134,000 minimum threshold in one lawsuit, CCL retained liability for all disclosed litigation. The Kolmar Acquisition Agreement contains typical representations and warranties, which for the most part shall survive until the earlier of (i) July 8, 1999 or (ii) delivery of Kolmar's audited financial statements for the year ending December 31, 1998. Certain representations and warranties made with respect to compliance with environmental laws survive until January 8, 2003. CCL and CCL Industries agreed to indemnify the Company for losses resulting from inaccuracies or breaches of representations and warranties and breaches of certain covenants contained in the agreement. Subject to a $750,000 minimum threshold and for certain environmental liabilities subject to a $250,000 minimum threshold, CCL and CCL Industries' liability for indemnification is limited to $6.5 million (this limit is $12.0 million with respect to losses resulting from environmental matters related to certain facilities and there is no limit with respect to losses from environmental matters related to certain other facilities). Pursuant to the terms of the Kolmar Acquisition Agreement, OSG is required to indemnify CCL and CCL Industries for losses resulting from breaches or inaccuracies of its representations and warranties and for losses arising from the Company's conduct of Kolmar's business, its real property and environmental matters, to the extent that the losses relate to actions or occurrences after the closing date.

               DESCRIPTION OF THE SENIOR SECURED CREDIT FACILITY

    The Company is a party to a credit agreement (the "Senior Secured Credit Facility"), dated as of January 8, 1998, among ASC, a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus constitutes a part, Piedmont and Kolmar, as the initial borrowers, and any other subsidiary of the Company which becomes a borrower thereunder (collectively, the "Borrowers"), the Company, as guarantor, the financial institutions from time to time a party thereto (the "Lenders"), BT Commercial Corporation ("BTCC"), as agent, and Heller Financial, Inc., as co-agent, pursuant to which the Lenders have agreed to make revolving loans and letters of credit available to the Borrowers to finance working capital, other permitted corporate purposes and permitted acquisitions (the "Revolving Credit Facility"). The amount available to individual Borrowers is limited by a formula as set forth in the Senior Secured Credit Facility based on that Borrower's accounts receivable, inventory, equipment and real property with the maximum aggregate amount available to all Borrowers capped at $70.0 million. This information relating to the Senior Secured Credit Facility is qualified in its entirety by reference to the complete text of the Senior Secured Credit Facility and the other documents entered into in connection therewith. The following is a description of the general terms of the Senior Secured Credit Facility which is available upon request from the Company.

    Indebtedness of the Borrowers under the Senior Secured Credit Facility is guaranteed by the Company and, with respect solely to Kolmar Laboratories, Inc. by Kolmar Canada Inc. ("Kolmar Canada"), and will be guaranteed by future domestic subsidiaries of the Company and future subsidiaries of the Company designated as "Subsidiary Guarantors" pursuant to the Senior Secured Credit Facility. Such indebtedness is secured by, or will be secured by, (i) the assets, including accounts receivable, inventory, equipment, certain real property, intellectual property and intercompany indebtedness of each Borrower, the Company and Kolmar Canada, (ii) a pledge of all of the stock of each domestic subsidiary of the Company, (iii) a pledge of 66% of the stock of each foreign subsidiary of the Company and (iv) a pledge by each foreign subsidiary of the Company of intercompany notes.

    At the option of the Borrowers, indebtedness under the Senior Secured Credit Facility bears interest at a floating rate based on (i) the Prime Lending Rate (defined as the rate which BTCo announces as its prime lending rate from time to time), plus 0.75% (the "Base Rate Margin") or (ii) the Eurodollar Rate (defined as the rate of the offered quotation, if any, to first class banks in the Eurodollar market by BTCo for U.S. dollar deposits) for one, two, three or six months, in each case plus 2.25% (the "Eurodollar Rate Margin"). The Base Rate Margin and Eurodollar Rate Margin are subject to adjustment pursuant to the terms of the Senior Secured Credit Facility. The Borrowers shall pay to the Lenders an unused line fee equal to 0.375% per annum of the average daily unutilized portion of the Revolving Credit Facility, payable monthly, in accordance with the provisions of the Senior Secured Credit Facility. The Borrowers shall also pay to the Lenders letter of credit fees as set forth in the Senior Secured Credit Facility.

    Loans made under the Revolving Credit Facility may be repaid and reborrowed. The Revolving Credit Facility matures on December 31, 2002, subject to earlier termination pursuant to the terms of the Senior Secured Credit Facility. Mandatory prepayments of the Revolving Credit Facility shall be made from all net proceeds from the Offering in excess of amounts used to repay the Subordinated Bridge Facility and from all insurance proceeds received upon the loss or destruction of the Company's assets or properties.

    The Senior Secured Credit Facility provides that the Company and its subsidiaries must meet certain financial tests, including minimum EBITDA, minimum fixed charge coverage ratios and maximum funded debt ratios. The Senior Secured Credit Facility also contains covenants which, among other things, limit the incurrence of additional indebtedness and contingent obligations, investments, dividends, transactions with affiliates, asset sales, acquisitions, mergers and consolidations, prepayments of other indebtedness, the creation of liens and encumbrances, capital expenditures and other matters customarily restricted in such agreements.

    The Senior Secured Credit Facility contains customary events of default, including payment defaults, breach of representations and warranties, covenant defaults, cross-defaults to certain other indebtedness, certain events of bankruptcy and insolvency, judgment defaults, certain changes of control of the Company, its subsidiaries and certain affiliates and the cessation of the enforceability of the Senior Secured Credit Facility or any other document executed in connection therewith or the security interests granted thereby.

                              DESCRIPTION OF NOTES

    The New Notes will be issued under the indenture (the "Indenture"), dated as of March 3, 1998, by and among the Company, the Guarantors and U.S. Bank Trust National Association (formerly First Trust National Association), as Trustee, (the "Trustee"), a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus constitutes a part. The New Notes are identical in all material respects to the terms of the Old Notes except (i) that the New Notes have been registered under the Securities Act,
(ii) for certain transfer restrictions and registration rights relating to the Old Notes and (iii) that the New Notes will not contain certain provisions relating to Liquidated Damages to be paid to the Holders of Old Notes under certain circumstances relating to the timing of the Exchange Offer and to other registration requirements described below under "--Exchange Offer; Registration Rights." The Trustee will authenticate and deliver New Notes for original issue only in exchange for a like principal amount of Old Notes. Any Old Notes that remain outstanding after the consummation of the Exchange Offer, together with the New Notes, will be treated as a single class of securities under the Indenture.

    The following summary of certain provisions of the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Trust Indenture Act of 1939, as amended (the "TIA"), and to all of the provisions of the Indenture, including the definitions of certain terms therein and those terms made a part of the Indenture by reference to the TIA as in effect on the date of the Indenture. A copy of the Indenture may be obtained from the Company or BT. The definitions of certain capitalized terms used in the following summary are set forth below under "--Certain Definitions." For purposes of this section, references to the "Company" include only the Company and not its Subsidiaries.

    The Notes will be unsecured obligations of the Company, ranking subordinate in right of payment to all Senior Debt of the Company.

    The New Notes will be, and the Old Notes are, issued in fully registered form only, without coupons, in denominations of $1,000 and integral multiples thereof. Initially, the Trustee will act as paying agent and registrar for the Notes. The Notes may be presented for registration or transfer and exchange at the offices of the Registrar, which initially will be the Trustee's corporate trust office. The Company may change any paying agent and registrar without notice to holders of the Notes (the "Holders"). The Company will pay principal (and premium, if any) on the Notes at the Trustee's corporate office in New York, New York. At the Company's option, interest may be paid at the Trustee's corporate trust office or by check mailed to the registered address of Holders. For purposes of this section, references to the "Notes" include the Old Notes and the New Notes, unless the context otherwise requires.

PRINCIPAL, MATURITY AND INTEREST

    The Notes are limited in aggregate principal amount to $130,000,000, of which $105,000,000 will be issued in the Offering, and will mature on March 1, 2006. Additional amounts may be issued in one or more series from time to time subject to the limitations set forth under "--Certain Covenants--Limitation on Incurrence of Additional Indebtedness" and restrictions contained in the Credit Agreement. Interest on the Notes will accrue at the rate of 10 7/8% per annum and will be payable semiannually in arrears and in cash on each March 1 and September 1, commencing on September 1, 1998, to the persons who are registered Holders at the close of business on the February 15 and August 15, respectively, immediately preceding the applicable interest payment date. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of issuance. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Registered holders of New Notes on the relevant record date for the first interest payment date following the consummation of the Exchange Offer will receive interest accruing from the most recent date to which interest has been paid or, if no interest has been paid, from March 3, 1998. Old Notes accepted for exchange will cease to accrue interest from and after the date of consummation of the Exchange Offer. Holders whose Old Notes are accepted for exchange will not receive any payment in respect of interest on such Old Notes otherwise payable on any interest payment date the record date for which occurs on or after the consummation of the Exchange Offer.

    The Notes will not be entitled to the benefit of any mandatory sinking fund.

REDEMPTION

    OPTIONAL REDEMPTION. The Notes will be redeemable, at the Company's option, in whole at any time or in part from time to time, on and after March 1, 2003, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on March 1 of the year set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the date of redemption:

YEAR                                                                               PERCENTAGE
---------------------------------------------------------------------------------  -----------
2003.............................................................................    105.438%
2004.............................................................................    103.625%
2005 and thereafter..............................................................    101.813%

    OPTIONAL REDEMPTION UPON EQUITY OFFERINGS. At any time, or from time to time, on or prior to March 1, 2001, the Company may, at its option, use the net cash proceeds of one or more Equity Offerings to redeem up to 35% of the aggregate principal amount of Notes originally issued at a redemption price equal to 110.875% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of redemption; PROVIDED that at least 65% of the principal amount of New Notes issued hereunder together with the Old Notes originally issued and not exchanged in the Exchange Offer remains outstanding immediately after any such redemption. In order to effect the foregoing redemption with the proceeds of any Equity Offering, the Company shall make such redemption not more than 120 days after the consummation of any such Equity Offering.

SELECTION AND NOTICE OF REDEMPTION

    In the event that less than all of the Notes are to be redeemed at any time, selection of such Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed or, if such Notes are not then listed on a national securities exchange, on a PRO RATA basis, by lot or by such method as the Trustee shall deem fair and appropriate; PROVIDED, HOWEVER, that no Notes of a principal amount of $1,000 or less shall be redeemed in part; PROVIDED, FURTHER, that if a partial redemption is made with the proceeds of an Equity Offering, selection of the Notes or portions thereof for redemption shall be made by the Trustee only on a PRO RATA basis or on as nearly a PRO RATA basis as is practicable (subject to The Depository Trust Company's procedures, if applicable), unless such method is otherwise prohibited. Notice of redemption shall be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption as long as the Company has deposited with the paying agent funds in satisfaction of the applicable redemption price pursuant to the Indenture.

SUBORDINATION

    The payment of all Obligations on the Notes is subordinated in right of payment to the prior payment in full in cash or Cash Equivalents of all Obligations on Senior Debt. Upon any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors or marshaling of assets of the Company or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to the Company or its property, whether voluntary or involuntary, all Obligations due or to become due upon all Senior Debt shall first be paid in full in cash or Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of Senior Debt, before any payment or distribution of any kind or character is made on account of any Obligations on the Notes, or for the acquisition of any of the Notes for cash or property or otherwise. If any default occurs and is continuing in the payment when due, whether at maturity, upon any redemption, by declaration or otherwise, of any principal of, interest on, unpaid drawings for letters of credit issued in respect of, or regularly accruing fees with respect to, any Senior Debt (a "Payment Default"), no payment of any kind or character shall be made by or on behalf of the Company or any other Person on its behalf with respect to any Obligations on the Notes or to acquire any of the Notes for cash or property or otherwise unless and until such default has been cured, waived or has ceased to exist or such Senior Debt shall have been discharged or paid in full in cash, or in any other manner acceptable to the holders of such Senior Debt.

    In addition, if any event of default other than a Payment Default (a "Non-payment Default") occurs and is continuing with respect to any Designated Senior Debt, as such event of default is defined in the instrument creating or evidencing such Designated Senior Debt, permitting the holders of such Designated Senior Debt then outstanding to accelerate the maturity thereof and if the Representative for the respective issue of Designated Senior Debt gives written notice of the Non-payment Default to the Trustee (a "Default Notice"), then, unless and until all Non-payment Defaults have been cured or waived or have ceased to exist or the Trustee receives notice from the Representative for the respective issue of Designated Senior Debt terminating the Blockage Period (as defined below), during the 180 days after the delivery of such Default Notice (the "Blockage Period"), neither the Company nor any other Person on its behalf shall (x) make any payment of any kind or character with respect to any Obligations on the Notes or (y) acquire any of the Notes for cash or property or otherwise. Notwithstanding anything herein to the contrary, in no event will a Blockage Period extend beyond 180 days from the date the payment on the Notes was due and only one such Blockage Period may be commenced within any 360 consecutive days. No Non-payment Default which existed or was continuing on the date of the commencement of any Blockage Period with respect to the Designated Senior Debt shall be, or be made, the basis for commencement of a second Blockage Period by the Representative of such Designated Senior Debt whether or not within a period of 360 consecutive days, unless such Non-payment Default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action or any breach of any financial covenants for a period commencing after the date of commencement of such Blockage Period that, in either case, would give rise to a Non-payment Default pursuant to any provisions under which a Non-payment Default previously existed or was continuing shall constitute a new Non-payment Default for this purpose).

    By reason of such subordination, in the event of the insolvency of the Company, creditors of the Company who are not holders of Senior Debt, including the Holders of the Notes, may recover less, ratably, than holders of Senior Debt.


    As of September 26, 1998, the Company had no Senior Debt Outstanding.


HOLDING COMPANY

    The Company is a holding company for its Subsidiaries, with no material operations of its own and only limited assets. Accordingly, the Company is dependent upon the distribution of the earnings of its Restricted Subsidiaries, whether in the form of dividends, advances or payments on account of intercompany obligations, to service its debt obligations. There can be no assurance that, after providing for all prior claims, there would be sufficient assets available from the Company and the Guarantors to satisfy the claims of the Holders of Notes. See "Risk Factors--Holding Company Structure; Effects of Asset Encumbrance."

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GUARANTEES

    Each Guarantor unconditionally guarantees, on a full, unconditional, joint and several and unsecured senior subordinated basis, jointly and severally, to each Holder and the Trustee, the full and prompt performance of the Company's obligations under the Indenture and the Notes, including the payment of principal of and interest on the Notes. The Guarantees will be subordinated to Guarantor Senior Debt on the same basis as the Notes are subordinated to Senior Debt. As of June 27, 1998, the Guarantors had no Guarantor Senior Debt and the Guarantors had approximately $52.1 million of availability under the Senior Secured Credit Facility. Each Guarantor and each Holder irrevocably agrees pursuant to the Indenture that the obligations of each Guarantor under its Guarantee will not exceed the maximum that such Guarantor could incur without such obligations constituting an avoidable fraudulent transfer or conveyance under such laws, taking into account (if necessary), among other things, all other debts of such Guarantor (including, without limitation, any contingent or unliquidated debts and such Guarantor's Guarantor Senior Debt) at the time that such Guarantor entered into its Guarantee or became obligated to make any payment thereunder, as appropriate. Each Guarantor that makes a payment under a Guarantee shall be entitled to receive from each other Guarantor a reimbursement amount as set forth in the Indenture.

    Each Guarantor may consolidate with or merge into or sell its assets to the Company or another Guarantor that is a Restricted Subsidiary of the Company without limitation, or with other Persons upon the terms and conditions set forth in the Indenture. See "--Certain Covenants--Merger, Consolidation and Sale of Assets." In the event all of the Capital Stock of a Guarantor is sold by the Company and the sale complies with the provisions set forth in "--Certain Covenants--Limitation on Asset Sales," the Guarantor's Guarantee will be released. Each Guarantor that is designated as an Unrestricted Subsidiary in accordance with the Indenture shall be released from its Guarantee and related obligations set forth in the Indenture for so long as it remains an Unrestricted Subsidiary.

CHANGE OF CONTROL

    The Indenture will provide that upon the occurrence of a Change of Control, each Holder will have the right to require that the Company purchase all or a portion of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer"), at a purchase price equal to 101% of the principal amount thereof plus accrued interest to the date of purchase.

    Within 30 days following the date upon which the Change of Control occurred, the Company must send, by first class mail, a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things, the purchase date for the Notes, which must be no earlier than 30 days nor later than 45 days from the date such notice is mailed, other than as may be required by law (the "Change of Control Payment Date"). Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the paying agent at the address specified in the notice prior to the close of business on the third business day prior to the Change of Control Payment Date.

    If a Change of Control Offer is made, there can be no assurance that the Company will have available funds sufficient to pay the purchase price for all the Notes that might be delivered by Holders seeking to accept the Change of Control Offer. In the event the Company is required to purchase outstanding Notes pursuant to a Change of Control Offer, the Company expects that it would seek third party financing to the extent it does not have available funds to meet its purchase obligations. However, there can be no assurance that the Company would be able to obtain such financing.

    Neither the Board of Directors of the Company nor the Trustee may waive the covenant relating to a Holder's right to redemption upon a Change of Control without the consent of the Holders of a majority in principal amount of the then outstanding Notes. Restrictions in the Indenture described herein on the

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ability of the Company and its Restricted Subsidiaries to incur additional
Indebtedness, to grant liens on its property, to make Restricted Payments and to make Asset Sales may also make more difficult or discourage a takeover of the Company, whether favored or opposed by the management of the Company. Consummation of any such transaction in certain circumstances may require redemption or repurchase of the Notes, and there can be no assurance that the Company or the acquiring party will have sufficient financial resources to effect such redemption or repurchase. Such restrictions and the restrictions on transactions with Affiliates may, in certain circumstances, make more difficult or discourage any leveraged buyout of the Company or any of its Subsidiaries by the management of the Company. While such restrictions cover a wide variety of arrangements which have traditionally been used to effect highly leveraged transactions, the Indenture may not afford the Holders of Notes protection in all circumstances from the adverse aspects of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.

    The Credit Agreement prohibits the Company from purchasing any Notes and also provides that certain change of control events (including a Change of Control) with respect to the Company would constitute a default thereunder. Any future credit agreements or other agreements relating to Senior Debt to which the Company becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when the Company is prohibited from purchasing Notes, the Company could seek the consent of its lenders to purchase the Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company will remain prohibited from purchasing Notes. In such case, the Company's failure to purchase tendered Notes would constitute an Event of Default under the Indenture, which would, in turn, constitute a default under the Credit Agreement. In such circumstances, the subordination provisions in the Indenture would likely restrict payments to the Holders of Notes.

    The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Change of Control" provisions of the Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Change of Control" provisions of the Indenture by virtue thereof.

CERTAIN COVENANTS

    The Indenture will contain, among others, the following covenants:

    LIMITATION ON INCURRENCE OF ADDITIONAL INDEBTEDNESS. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, "incur") any Indebtedness (other than Permitted Indebtedness); PROVIDED, HOWEVER, that if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, the Company or any of its Restricted Subsidiaries may incur Indebtedness (including, without limitation, Acquired Indebtedness) if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of the Company is greater than 2.0 to 1.0 if the Indebtedness is incurred prior to March 1, 2000 and greater than 2.25 to 1.0 if the Indebtedness is incurred thereafter.

    LIMITATION ON RESTRICTED PAYMENTS. The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, (a) declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of the Company) on or in respect of shares of the Company's Capital Stock to holders of such Capital Stock, (b) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock, (c) make any principal payment on, purchase, defease, redeem, prepay or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company that is subordinate or junior in right of payment to the Notes or (d) make any Investment (other than Permitted Investments) (each of the foregoing actions set forth in clauses (a), (b), (c) and (d) being referred to as a "Restricted Payment"), if at the time of such Restricted Payment or immediately after giving effect thereto, (i) a Default or an Event of Default shall have occurred and be continuing or (ii) the Company is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the "Limitation on Incurrence of Additional Indebtedness" covenant or (iii) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined reasonably and in good faith by the Board of Directors of the Company) shall exceed the sum of: (w) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company earned subsequent to the Issue Date and through the last day of the fiscal quarter ending prior to the date the Restricted Payment occurs (the "Reference Date") (treating such period as a single accounting period); plus (x) 100% of the aggregate net cash proceeds received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale subsequent to the Issue Date and on or prior to the Reference Date of Qualified Capital Stock of the Company, including the net cash proceeds received by the Company upon the exercise, exchange or conversion of Indebtedness or Disqualified Capital Stock into Qualified Capital Stock; plus
(y) to the extent not otherwise included in Consolidated Net Income of the Company, an amount equal to the net reduction in Investments (other than reductions in Permitted Indebtedness) in Unrestricted Subsidiaries resulting from dividends, interest payments, repayments of loans or advances, or other transfers of cash, in each case, to the Company or to any Wholly-Owned Restricted Subsidiary of the Company from Unrestricted Subsidiaries, or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (in each case valued as provided in the definition of "Investment"), not to exceed, in the case of an Unrestricted Subsidiary, the amount of Investments previously made by the Company or any Restricted Subsidiary of the Company in such Unrestricted Subsidiary and which were treated as a Restricted Payment under the Indenture; plus (z) without duplication of any amounts included in clause
(iii)(x) above, 100% of the aggregate net cash proceeds of any equity contribution received by the Company from a holder of the Company's Capital Stock (excluding, in the case of clauses (iii)(x) and (z), any net cash proceeds from an Equity Offering to the extent used to redeem the Notes).

    Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do not prohibit: (1) the payment of any dividend within 60 days after the date of declaration of such dividend if the dividend would have been permitted on the date of declaration; (2) if no Default or Event of Default shall have occurred and be continuing, the acquisition, redemption, repurchase or retirement of any shares of Capital Stock of the Company, either (i) solely in exchange for shares of Qualified Capital Stock of the Company or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company; (3) if no Default or Event of Default shall have occurred and be continuing, the acquisition of any Indebtedness of the Company that is subordinate or junior in right of payment to the Notes either (i) solely in exchange for shares of Qualified Capital Stock of the Company, or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of (A) shares of Qualified Capital Stock of the Company or (B) Refinancing Indebtedness; (4) so long as no Default or Event of Default shall have occurred and be continuing, repurchases by the Company of Common Stock of the Company from employees, officers or directors of the Company or any of its Subsidiaries or their authorized representatives upon the death, disability or termination of employment of such officers, directors and employees, in an aggregate amount not to exceed $1,000,000 in any calendar year and $5,000,000 in the aggregate, in each case plus the aggregate cash proceeds from any reissuance during such calendar year of Common Stock by the Company to employees, officers or directors of the Company and

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
its Subsidiaries plus the aggregate cash proceeds from any payments on life insurance policies in which the Company or its Subsidiaries is the beneficiary with respect to any employees, officers or directors of the Company and its Subsidiaries which proceeds are used to purchase the Common Stock of the Company held by any such employees, officers or directors; (5) if no Default or Event of Default shall have occurred and be continuing, the redemption at stated maturity of the existing Class A Preferred Stock of Nancy Lim and the payment of scheduled dividend payments thereon in accordance with the terms of such Class A Preferred Stock; (6) if no Default or Event of Default shall have occurred and be continuing, the repurchase by the Company of the warrants issued in connection with the Warrant Agreement upon the exercise of the put rights contained in such Warrant Agreement by the holders of such warrants; and (7) repurchases of Capital Stock deemed to occur upon the exercise of stock options if such Capital Stock represents a portion of the exercise price thereof. In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (iii) of the immediately preceding paragraph, amounts expended pursuant to clauses (1), (2)(ii), (3)(ii)(A), (4),
(5), (6) and, to the extent included in clause (iii)(x) or (z) of the preceding paragraph, (7) shall be included in such calculation.

    Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an officers' certificate stating that such Restricted Payment complies with the Indenture and setting forth in reasonable detail the basis upon which the required calculations were computed, which calculations may be based upon the Company's latest available internal quarterly financial statements.

    LIMITATION ON ASSET SALES. The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Company's Board of Directors), (ii) at least 75% of the consideration received by the Company or the Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash or Cash Equivalents and is received at the time of such disposition (the fair market value of Replacement Assets (as defined below) received by the Company or any Restricted Subsidiary, as the case may be, from such Asset Sale shall be considered cash or Cash Equivalents for purposes of this covenant); and (iii) upon the consummation of an Asset Sale, the Company shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 270 days of receipt thereof either (A) to prepay any Senior Debt and, in the case of any Senior Debt under any revolving credit facility, effect a permanent reduction in the availability under such revolving credit facility, (B) to make an investment in properties and assets that replace the properties and assets that were the subject of such Asset Sale or in properties and assets that will be used in the business of the Company and its Subsidiaries as existing on the Issue Date or in any businesses which are similar or related to the contract packaging and manufacturing businesses ("Replacement Assets"), or (C) a combination of prepayment and investment permitted by the foregoing clauses (iii)(A) and (iii)(B). On the 271st day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses
(iii)(A), (iii)(B) and (iii)(C) of the next preceding sentence (each, a "Net Proceeds Offer Trigger Date"), an amount equal to such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (iii)(A), (iii)(B) and (iii)(C) of the next preceding sentence (each a "Net Proceeds Offer Amount") shall be applied by the Company or such Restricted Subsidiary to make an offer to purchase (the "Net Proceeds Offer") on a date (the "Net Proceeds Offer Payment Date") within 45 days following the applicable Net Proceeds Offer Trigger Date, from all Holders on a PRO RATA basis, that amount of Notes equal to the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase; PROVIDED, HOWEVER, that if at any time any consideration other than Cash or Cash Equivalents received by the Company or any Restricted Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the

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Net Cash Proceeds thereof shall be applied in accordance with this covenant. A transfer of assets by the Company to a Wholly-Owned Restricted Subsidiary or by a Restricted Subsidiary to the Company or to another Wholly-Owned Restricted Subsidiary will not be deemed to be an Asset Sale. The Company may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $5,000,000 resulting from one or more Asset Sales (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $5,000,000, shall be applied as required pursuant to this paragraph).

    In the event of the transfer of substantially all (but not all) of the property and assets of the Company and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under "--Merger, Consolidation and Sale of Assets," the successor corporation shall be deemed to have sold the properties and assets of the Company and its Restricted Subsidiaries not so transferred for purposes of this covenant, and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale. In addition, the fair market value of such properties and assets of the Company or its Restricted Subsidiaries deemed to be sold pursuant to this paragraph less the fair market value of all liabilities of such Person related to such property and assets not transferred shall be deemed to be Net Cash Proceeds for purposes of this covenant.

    Each Net Proceeds Offer will be mailed to the record Holders as determined on a date shown on the register of Holders within 25 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in the Indenture. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Notes in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent Holders properly tender Notes in an amount exceeding the Net Proceeds Offer Amount, Notes of tendering Holders will be purchased on a PRO RATA basis (based on amounts tendered), unless otherwise required by law or any applicable exchange rules. A Net Proceeds Offer shall remain open for a period of 20 business days or such longer period as may be required by law.

    The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations or any applicable exchange regulations conflict with the "Asset Sale" provisions of the Indenture, the Company shall comply with the applicable securities laws and regulations and exchange regulations and shall not be deemed to have breached its obligations under the "Asset Sale" provisions of the Indenture by virtue thereof. The agreements governing certain outstanding Senior Debt of the Company may require that the Company and its Subsidiaries apply all proceeds from asset sales to repay in full outstanding obligations under such Senior Debt prior to the application of such proceeds to repurchase outstanding Notes.

    LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES. The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to (a) pay dividends or make any other distributions on or in respect of its Capital Stock; (b) make loans or advances or to pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary of the Company; or (c) transfer any of its property or assets to the Company or any other Restricted Subsidiary of the Company, except for such encumbrances or restrictions existing under or by reason of: (1) applicable law; (2) the Indenture, the Notes and the Guarantees;
(3) customary non-assignment provisions of any contract or any lease governing a leasehold interest of any Restricted Subsidiary of the Company; (4) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired; (5) agreements existing

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on the Issue Date (including the Credit Agreement) to the extent and in the manner such agreements are in effect on the Issue Date; (6) any restriction or encumbrance contained in contracts for sale of assets permitted by the Indenture in respect of the assets being sold pursuant to such contracts pending the close of such sale, which encumbrance or restriction is not applicable to any asset other than the asset being sold pursuant to such contract; (7) Purchase Money Obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (c) above on the property so acquired; (8) restrictions of the nature described in (c) above on the transfer of assets subject to any Lien permitted under the Indenture imposed by the holder of such Lien; or (9) an agreement governing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (2), (4) or (5) above; PROVIDED, HOWEVER, that the provisions relating to such encumbrance or restriction contained in any such Indebtedness are no less favorable to the Company in any material respect as determined by the Board of Directors of the Company in their reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (2), (4) or (5).

    LIMITATION ON PREFERRED STOCK OF RESTRICTED SUBSIDIARIES. The Company will not permit any of its Restricted Subsidiaries to issue any Preferred Stock (other than to the Company or to a Wholly-Owned Restricted Subsidiary of the Company) or permit any Person (other than the Company or a Wholly-Owned Restricted Subsidiary of the Company) to own any Preferred Stock of any Restricted Subsidiary of the Company unless at the time of such issuance such Restricted Subsidiary would be entitled to create, incur or assume Indebtedness pursuant to the covenant described under "--Limitation on Incurrence of Additional Indebtedness" in the aggregate amount equal to the aggregate liquidation value, plus any accrued and unpaid dividends, of the Preferred Stock to be issued. Notwithstanding the foregoing, nothing contained in such covenant will prohibit the ownership of Preferred Stock issued by a Person prior to the time (a) such Person becomes a Restricted Subsidiary of the Company, (b) such Person merges with or into a Restricted Subsidiary of the Company or (c) a Subsidiary of the Company merges with or into such Person; PROVIDED that such Preferred Stock was not issued by such Person in anticipation of a transaction contemplated by any of clauses (a), (b) or (c) above.

    LIMITATION ON LIENS. The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens of any kind against or upon any property or assets of the Company or any of its Restricted Subsidiaries whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom unless (i) in the case of Liens securing Indebtedness that is expressly subordinate or junior in right of payment to the Notes or any Guarantee, the Notes and such Guarantee, as the case may be, are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens and (ii) in all other cases, the Notes and the Guarantees are equally and ratably secured, except for (A) Liens existing as of the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date; (B) Liens securing Senior Debt and Liens securing Guarantor Senior Debt; (C) Liens securing the Notes and the Guarantees; (D) Liens of the Company or a Wholly-Owned Restricted Subsidiary of the Company on assets of any Subsidiary of the Company; (E) Liens securing Refinancing Indebtedness which is incurred to Refinance any Indebtedness which has been secured by a Lien permitted under the Indenture and which has been incurred in accordance with the provisions of the Indenture; PROVIDED, HOWEVER, that such Liens (A) are no less favorable to the Holders and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced and (B) do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so Refinanced; and (F) Permitted Liens.

    PROHIBITION ON INCURRENCE OF SENIOR SUBORDINATED DEBT. The Company will not, and will not permit any Guarantor to, incur or suffer to exist Indebtedness that is senior in right of payment to the Notes or any Guarantee, as the case may be, and subordinate in right of payment to any other Indebtedness of the Company or such Guarantor, as the case may be.

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
    MERGER, CONSOLIDATION AND SALE OF ASSETS. The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's assets (determined on a consolidated basis for the Company and the Company's Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless: (i) either (1) the Company shall be the surviving or continuing corporation or (2) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and of the Company's Restricted Subsidiaries substantially as an entirety (the "Surviving Entity") (x) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (y) shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Notes and the performance of every covenant of the Notes, the Indenture and the Registration Rights Agreement on the part of the Company to be performed or observed; (ii) immediately after giving effect to such transaction and the assumption contemplated by clause (i)(2)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be, (1) shall have a Consolidated Net Worth equal to or greater than 90% of the Consolidated Net Worth of the Company immediately prior to such transaction and (2) shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the "Limitation on Incurrence of Additional Indebtedness" covenant; (iii) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (i)(2)(y) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred and be continuing; and (iv) the Company or the Surviving Entity shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, and if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the applicable provisions of the Indenture and that all conditions precedent in the Indenture relating to such transaction have been satisfied.

    For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

    The Indenture will provide that upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, in which the Company is not the continuing corporation, the Surviving Entity formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture and the Notes with the same effect as if such surviving entity had been named as such.

    Each Guarantor (other than any Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and the Indenture in connection with any transaction complying with the provisions of "--Limitation on Asset Sales") will not, and the Company will not cause or permit any Guarantor to, consolidate with or merge with or into any Person other than the Company or any other Guarantor unless: (i) the entity formed by or surviving any such consolidation or merger (if other than the Guarantor) or to which such sale, lease, conveyance or other disposition shall have been made is a corporation organized and existing under the laws of the United States or any State thereof or the District

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of Columbia; (ii) such entity assumes by supplemental indenture all of the obligations of the Guarantor on the Guarantee; and (iii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing. Any merger or consolidation of a Guarantor with and into the Company (with the Company being the Surviving Entity) or another Guarantor that is a Wholly-Owned Restricted Subsidiary of the Company need only comply with clause (iv) of the first paragraph of this covenant.

    LIMITATIONS ON TRANSACTIONS WITH AFFILIATES. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each an "Affiliate Transaction"), other than (x) Affiliate Transactions permitted under paragraph (b) below and (y) Affiliate Transactions on terms that are not less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary. All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a fair market value in excess of $500,000 shall be approved by the Board of Directors of the Company or such Restricted Subsidiary, as the case may be, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions. If the Company or any Restricted Subsidiary of the Company enters into an Affiliate Transaction (or a series of related Affiliate Transactions related to a common plan) that involves an aggregate fair market value of more than $5,000,000, the Company or such Restricted Subsidiary, as the case may be, shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with the Trustee.

    (b) The restrictions set forth in paragraph (a) shall not apply to (i) reasonable fees and compensation paid to and indemnity provided on behalf of, officers, directors or employees, agents or consultants of the Company or any Restricted Subsidiary of the Company as determined in good faith by the Company's Board of Directors or senior management; (ii) transactions exclusively between or among the Company and any of its Wholly-Owned Restricted Subsidiaries or exclusively between or among such Wholly-Owned Restricted Subsidiaries, provided such transactions are not otherwise prohibited by the Indenture; (iii) any agreement as in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Company or its Restricted Subsidiaries, as the case may be, in any material respect than the original agreement as in effect on the Issue Date; (iv) Restricted Payments permitted by the Indenture; (v) any issuance of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans of the Company entered into in the ordinary course of business and approved by the Board of Directors; (vi) fees and related expenses paid pursuant to the Management Agreement; (vii) loans and advances, or guarantees of loans of third-parties, to employees and officers of the Company and its Restricted Subsidiaries in the ordinary course of business for BONA FIDE business purposes not in excess of $2,000,000 at any time outstanding; (viii) indemnification agreements provided for the benefit of the Company or any Restricted Subsidiary of the Company from officers, directors or employees of the Company or any Restricted Subsidiary; (ix) all leases for equipment and real property used by the Company which are between the Company or any Restricted Subsidiary of the Company and either of Nancy Lim, Walter Lim or Howard Lim, and any Affiliate thereof, (A) entered into in the ordinary course of business, on terms no less favorable to the Company than could be obtained from a third party in an arm's-length transaction and approved by the Board of Directors or (B) contained in agreements in existence as of the Issue Date; and (x) the sale of inventory in the ordinary course of

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business on customary terms no less favorable to the Company and its
Subsidiaries than could be obtained from a third party in an arm's-length transaction.

    ADDITIONAL SUBSIDIARY GUARANTEES. If the Company or any of its Restricted Subsidiaries transfers or causes to be transferred, in one transaction or a series of related transactions, any property to any Restricted Subsidiary (other than a Foreign Subsidiary) that is not a Guarantor, or if the Company or any of its Restricted Subsidiaries shall organize, acquire or otherwise invest in another Restricted Subsidiary (other than a Foreign Subsidiary) in each case having total assets with a book value in excess of $500,000, then such transferee or acquired or other Restricted Subsidiary (other than a Foreign Subsidiary) and, in the case of a transferee or acquired or other Restricted Subsidiary (other than a Foreign Subsidiary) that does not have total assets with a book value in excess of $500,000, when such transferee or acquired or other Restricted Subsidiary (other than a Foreign Subsidiary) obtains assets with a book value in excess of $500,000 shall (i) execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall guarantee on a full, unconditional, joint and several and unsecured senior subordinated basis all of the Company's obligations under the Notes and the Indenture on the terms set forth in the Indenture and (ii) deliver to the Trustee an opinion of counsel that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Restricted Subsidiary (with customary exceptions). Thereafter, such Restricted Subsidiary shall be a Guarantor for all purposes of the Indenture.

    CONDUCT OF BUSINESS. The Company and its Restricted Subsidiaries will not engage, to any material extent, in any businesses which are not the same, similar or related to the contract packaging and manufacturing businesses.

    REPORTS TO HOLDERS. The Indenture will provide that the Company will deliver to the Trustee within 15 days after the filing of the same with the Commission, copies of the quarterly and annual reports and of the information, documents and other reports, if any, which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. The Indenture further provides that, notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will, beginning on the earlier of the date the Registration Statement of which this Prospectus is a part becomes effective and 180 days after the Issue Date, file with the Commission, to the extent permitted, and provide the Trustee and the Holders with such annual reports and such information, documents and other reports specified in Sections 13 and 15(d) of the Exchange Act within 15 days after the same would be required to be filed with the Commission if the Company were subject to such reporting requirements. The Company will also comply with the other provisions of TIA Section 314(a). So long as any of the Notes remain outstanding, the Company has agreed to make available to any prospective purchaser of the Notes or the beneficial owner of the Notes in connection with any sale thereof the information required by Rule 144A(d)(4) under the Securities Act.

EVENTS OF DEFAULT

    The following events are defined in the Indenture as "Events of Default":

        (i) the failure to pay interest on any Notes when the same becomes due and payable and the default continues for a period of 30 days (whether or not such payment shall be prohibited by the subordination provisions of the Indenture);

        (ii) the failure to pay the principal on any Notes, when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer) (whether or not such payment shall be prohibited by the subordination provisions of the Indenture);

        (iii) a default in the observance or performance of any other covenant or agreement contained in the Indenture which default continues for a period of 30 days after the Company receives written

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
    notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes (except in the case of a default with respect to the "Merger, Consolidation and Sale of Assets" covenant, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

        (iv) the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness of the Company or any Restricted Subsidiary of the Company and such failure continues for a period of 20 days or more, or the acceleration of the final stated maturity of any such Indebtedness (which acceleration is not rescinded, annulled or otherwise cured within 20 days of receipt by the Company or such Restricted Subsidiary of notice of any such acceleration) if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated, in each case with respect to which the 20-day period described above has passed, aggregates $5,000,000 or more at any time;

        (v) one or more judgments in an aggregate amount in excess of $5,000,000 (excluding judgments to the extent covered by insurance by a reputable insurer as to which the insurer has acknowledged coverage) shall have been rendered against the Company or any of its Restricted Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable;

        (vi) certain events of bankruptcy affecting the Company or any of its Significant Subsidiaries; or

        (vii) any of the Guarantees of a Significant Subsidiary ceases to be in full force and effect or any of the Guarantees of a Significant Subsidiary is declared to be null and void and unenforceable or any of the Guarantees is found to be invalid or any of the Guarantors which is a Significant Subsidiary denies its liability under its Guarantee (other than by reason of release of a Guarantor in accordance with the terms of the Indenture).

    If an Event of Default (other than an Event of Default specified in clause
(vi) above) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Notes may declare the principal of and accrued interest on all the Notes to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"), and the same
(i) shall become immediately due and payable or (ii) if there are any amounts outstanding under the Credit Agreement, shall become immediately due and payable upon the first to occur of an acceleration under the Credit Agreement or 5 business days after receipt by the Company and the Representative under the Credit Agreement of such Acceleration Notice. If an Event of Default specified in clause (vi) above occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding Notes shall IPSO FACTO become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

    The Indenture will provide that, at any time after a declaration of acceleration with respect to the Notes as described in the preceding paragraph, the Holders of a majority in principal amount of the Notes may rescind and cancel such declaration and its consequences (i) if the rescission would not conflict with any judgment or decree, (ii) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration, (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, (iv) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and (v) in the event of the cure or waiver of an Event of Default of the type described in clause (vi) of the description above of Events of Default, the Trustee shall have received an officers' certificate and an opinion of counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

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
    The Holders of a majority in principal amount of the Notes may waive any existing Default or Event of Default under the Indenture, and its consequences, except a default in the payment of the principal of or interest on any Notes or except as otherwise prohibited by the TIA.

    Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture and under the TIA. Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable indemnity. Subject to all provisions of the Indenture and applicable law, the Holders of a majority in aggregate principal amount of the then outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

    Under the Indenture, the Company is required to provide an officers' certificate to the Trustee promptly upon any such officer obtaining knowledge of any Default or Event of Default (provided that such officers shall provide such certification at least annually whether or not they know of any Default or Event of Default) that has occurred and, if applicable, describe such Default or Event of Default and the status thereof.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

    The Company may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors discharged with respect to the outstanding Notes ("Legal Defeasance"). Such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes, except for (i) the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due, (ii) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payments, (iii) the rights, powers, trust, duties and immunities of the Trustee and the Company's obligations in connection therewith and (iv) the Legal Defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, reorganization and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Notes.

    In order to exercise either Legal Defeasance or Covenant Defeasance, (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders cash in U.S. dollars, non-callable U.S. government obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be; (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound; (vi) the Company shall have delivered to the Trustee an officers' certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; (vii) the Company shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent (other than, in the case of such legal opinion, paragraph
(vi) as to which such counsel need express no opinion) provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with;
(viii) the Company shall have delivered to the Trustee an opinion of counsel to the effect that (A) the trust funds will not be subject to any rights of holders of Senior Debt, including, without limitation, those arising under the Indenture and (B) after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and (ix) certain other customary conditions precedent are satisfied.

SATISFACTION AND DISCHARGE

    The Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Notes, as expressly provided for in the Indenture) as to all outstanding Notes when (i) either (a) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation or (b) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; (ii) the Company has paid all other sums payable under the Indenture by the Company; and (iii) the Company has delivered to the Trustee an officers' certificate and an opinion of counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

MODIFICATION OF THE INDENTURE

    From time to time, the Company, the Guarantors and the Trustee, without the consent of the Holders, may amend the Indenture for certain specified purposes, including curing ambiguities, defects or inconsistencies, so long as such change does not, in the opinion of the Trustee, adversely affect the rights of any of the Holders in any material respect. In formulating its opinion on such matters, the Trustee will be entitled to rely on such evidence as it deems appropriate, including, without limitation, solely on an opinion of counsel. Other modifications and amendments of the Indenture may be made with the consent of the Holders of a majority in principal amount of the then outstanding Notes issued under the Indenture, except that, without the consent of each Holder affected thereby, no amendment may: (i) reduce the amount of Notes whose Holders must consent to an amendment; (ii) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Notes; (iii) reduce the principal of or change or have the effect of changing the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption or repurchase, or reduce the redemption or repurchase price therefor; (iv) make any Notes payable in money other than that stated in

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the Notes; (v) make any change in provisions of the Indenture protecting the right of each Holder to receive payment of principal of and interest on such Note on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of Notes to waive Defaults or Events of Default; (vi) amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer after the occurrence of an event which constitutes a Change of Control or make and consummate a Net Proceeds Offer with respect to any Asset Sale that has been consummated or modify any of the provisions or definitions with respect thereto; (vii) modify or change any provision of the Indenture or the related definitions affecting the subordination or ranking of the Notes or any Guarantee in a manner which adversely affects the Holders; or (viii) release any Guarantor from any of its obligations under its Guarantee or the Indenture otherwise than in accordance with the terms of the Indenture.

GOVERNING LAW

    The Indenture will provide that it, the Notes and the Guarantees will be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

THE TRUSTEE

    The Indenture will provide that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it by the Indenture, and use the same degree of care and skill in its exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

    The Indenture and the provisions of the TIA contain certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Subject to the TIA, the Trustee will be permitted to engage in other transactions; PROVIDED that if the Trustee acquires any conflicting interest as described in the TIA, it must eliminate such conflict or resign.

CERTAIN DEFINITIONS

    Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

    "ACQUIRED INDEBTEDNESS" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time it merges or consolidates with the Company or any of its Subsidiaries or assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition, merger or consolidation.

    "AFFILIATE" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

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
    "ASSET ACQUISITION" means (a) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary of the Company, or (b) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person (other than a Restricted Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

    "ASSET SALE" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Company or any of its Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Company or a Wholly-Owned Restricted Subsidiary of the Company of (a) any Capital Stock of any Restricted Subsidiary of the Company; or
(b) any other property or assets of the Company or any Restricted Subsidiary of the Company other than in the ordinary course of business; PROVIDED, HOWEVER, that Asset Sales shall not include (i) a transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration of less than $500,000, (ii) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted under "Merger, Consolidation and Sale of Assets" and (iii) a disposition consisting of a Permitted Investment or Restricted Payment permitted under "Limitation on Restricted Payments."

    "BOARD OF DIRECTORS" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

    "BOARD RESOLUTION" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

    "BORROWING BASE" means the sum of (i) 85% of the net book value (after allowance for doubtful accounts) of accounts receivable (other than intercompany receivables) of the Company and the Restricted Subsidiaries arising in the ordinary course of business from the sale of products sold by the Company and the Restricted Subsidiaries or the provision of services by the Company and the Restricted Subsidiaries and (ii) 60% of the net book value (after appropriate write-downs of obsolescence, quality problems and the like) of inventories of the Company and the Restricted Subsidiaries held in the ordinary course of business, in each case on a consolidated basis with Restricted Subsidiaries in accordance with generally accepted accounting principles.

    "CAPITAL STOCK" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person and including any warrants, options or rights to acquire any of the foregoing and instruments convertible into any of the foregoing, and (ii) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

    "CAPITALIZED LEASE OBLIGATIONS" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

    "CASH EQUIVALENTS" means (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from

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
either Standard & Poor's Corporation ("S&P") or Moody's Investors Service, Inc. ("Moody's"); (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000; (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above; and (vi) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (v) above.

    "CHANGE OF CONTROL" means the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group") or to any Affiliates thereof (whether or not otherwise in compliance with the provisions of the Indenture); (ii) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of the Indenture); (iii) any Person or Group (other than the Permitted Holders(s)) shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Company; or (iv) the replacement of a majority of the directors on the Board of Directors of the Company over a two-year period from the directors who constituted the Board of Directors of the Company at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors of the Company then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved.

    "COMMON STOCK" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of, such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

    "CONSOLIDATED EBITDA" means, with respect to any Person, for any period, the sum (without duplication) of (i) Consolidated Net Income and (ii) to the extent Consolidated Net Income has been reduced thereby, (A) all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary or nonrecurring gains or losses or taxes attributable to sales or dispositions outside the ordinary course of business), (B) Consolidated Interest Expense, (C) Consolidated Non-cash Charges LESS any non-cash items increasing Consolidated Net Income for such period, (D) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale and (E) fees and expenses of the Kolmar Acquisition, including, but not limited to, capitalization of costs and expenses related thereto, all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP.

    "CONSOLIDATED FIXED CHARGE COVERAGE RATIO" means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the four full fiscal quarters (the "Four Quarter Period") ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "Transaction Date") to Consolidated Fixed Charges of such Person for such Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a PRO FORMA basis for the period of such calculation to (i) the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the

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application of the proceeds thereof), other than the incurrence or repayment of
Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period and (ii) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA (provided that such Consolidated EBITDA shall be included only to the extent includable pursuant to the definition of "Consolidated Net Income" or to the extent it is excluded pursuant to clause (h) of the definition of "Consolidated Net Income") attributable to the assets which are the subject of the Asset Acquisition or Asset Sale during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period. If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness; PROVIDED, HOWEVER, that where such Person and one or more of its Restricted Subsidiaries is, or two or more of such Person's Restricted Subsidiaries are, liable for the same Indebtedness, whether as principal or guarantor, the above sentence shall be calculated to avoid duplication. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio," (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; (2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; and (3) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

    "CONSOLIDATED FIXED CHARGES" means, with respect to any Person for any period, the sum, without duplication, of (i) Consolidated Interest Expense, plus
(ii) to the extent not included in Consolidated Interest Expense, the product of
(x) the amount of all dividend payments on any series of Preferred Stock of such Person (other than dividends paid in Qualified Capital Stock) paid, accrued or scheduled to be paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.

    "CONSOLIDATED INTEREST EXPENSE" means, with respect to any Person for any period, the sum of, without duplication: (i) the aggregate of the interest expense of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including without limitation, (a) any amortization of debt discount and amortization or write-off of deferred financing costs, (b) the net costs under Interest Swap Obligations,
(c) all capitalized interest and (d) the interest portion of any deferred payment obligation, less interest expense which is historically allocated to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued) but only in the case of which such Person maintained separate books and records with respect to such discontinued operations or such disposed operations; and (ii) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such

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Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

    "CONSOLIDATED NET INCOME" means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; PROVIDED that there shall be excluded therefrom (a) after-tax gains from Asset Sales or abandonments or reserves relating thereto, (b) after-tax items classified as extraordinary or nonrecurring gains, (c) the net income of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Restricted Subsidiary of the referent Person or is merged or consolidated with the referent Person or any Restricted Subsidiary of the referent Person, (d) the net income (but not loss) of any Restricted Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by a contract, operation of law or otherwise, except to the extent of cash dividends or distributions paid to the referent Person or to a Restricted Subsidiary of the referent Person by such Person, (e) the net income of any Person, other than a Restricted Subsidiary of the referent Person, except to the extent of cash dividends or distributions paid to the referent Person or to a Restricted Subsidiary of the referent Person by such Person, (f) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date, (g) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued), and (h) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets.

    "CONSOLIDATED NET WORTH" of any Person means the consolidated stockholders' equity of such Person, determined on a consolidated basis in accordance with GAAP, less (without duplication) amounts attributable to Disqualified Capital Stock of such Person.

    "CONSOLIDATED NON-CASH CHARGES" means, with respect to any Person, for any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge which requires an accrual of or a reserve for cash charges for any future period).

    "CREDIT AGREEMENT" means the Credit Agreement dated as of January 8, 1998, among the Company, as guarantor, Piedmont Laboratories, Inc., Aerosol Services Company, Inc. and Kolmar Laboratories, Inc., as initial borrowers, the lenders party thereto in their capacities as lenders thereunder and BT Commercial Corporation, as agent, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder (PROVIDED that such increase in borrowings is permitted by the "Limitation on Incurrence of Additional Indebtedness" covenant above) or adding or deleting Restricted Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

    "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary of the Company against fluctuations in currency values.

    "DEFAULT" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

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    "DESIGNATED SENIOR DEBT" means (i) Indebtedness under or in respect of the
Credit Agreement and (ii) any other Indebtedness constituting Senior Debt which, at the time of determination, has an aggregate principal amount of at least $25,000,000 and is specifically designated in the instrument evidencing such Senior Debt as "Designated Senior Debt" by the Company.

    "DISQUALIFIED CAPITAL STOCK" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof on or prior to the final maturity date of the Notes other than the Class A Preferred Stock and Class B Preferred Stock of the Company outstanding on the Issue Date and any Class A Preferred Stock or Class B Preferred Stock of the Company issued as dividends on such Class A Preferred Stock or Class B Preferred Stock and the Common Stock of the Company which certain management stockholders have the right to put such Common Stock to the Company pursuant to the terms of the Stockholders Agreement.

    "EQUITY OFFERING" of any Person means any underwritten public offering or any private placement of any Capital Stock of such Person other than Indebtedness or Disqualified Capital Stock convertible or exchangeable into Capital Stock of such Person.

    "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

    "FAIR MARKET VALUE" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Board of Directors of the Company delivered to the Trustee.

    "FOREIGN SUBSIDIARY" means any Subsidiary of the Company which (i) is not organized under the laws of the United States, any state thereof or the District of Columbia and (ii) conducts substantially all of its business operations in a country other than the United States of America.

    "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as are in effect from time to time.

    "GUARANTOR" means (i) the domestic Restricted Subsidiaries of the Company on the Issue Date, including, without limitation, Aerosol Services Company, Inc., Kolmar Laboratories, Inc., and Piedmont Laboratories, Inc., and (ii) each of the Company's Restricted Subsidiaries that in the future executes a supplemental indenture in which such Restricted Subsidiary agrees to be bound by the terms of the Indenture as a Guarantor; PROVIDED that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms of the Indenture. Notwithstanding the above, no direct or indirect Foreign Subsidiary of the Company, including Kolmar (Aust) Pty. Ltd., Kolmar de Mexico, S.A. de C.V. and Kolmar Canada Inc. will be considered Guarantors.

    "GUARANTOR SENIOR DEBT" means, with respect to any Guarantor, the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law), fees and expenses on any Indebtedness of a Guarantor, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly

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provides that such Indebtedness shall not be senior in right of payment to the
Guarantee of such Guarantor. Without limiting the generality of the foregoing, "Guarantor Senior Debt" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of, (x) all monetary obligations of every nature under the Credit Agreement, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities, (y) all Interest Swap Obligations and (z) all obligations under Currency Agreements, in each case whether outstanding on the Issue Date or thereafter incurred. Notwithstanding the foregoing, "Guarantor Senior Debt" shall not include (i) any Indebtedness of such Guarantor to a Restricted Subsidiary of such Guarantor, (ii) Indebtedness to, or guaranteed on behalf of, any director, officer or employee of either of such Guarantor or any Restricted Subsidiary of such Guarantor (including, without limitation, amounts owed for compensation), (iii) Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services, (iv) Indebtedness represented by Disqualified Capital Stock, (v) any liability for federal, state, local or other taxes owed or owing by such Guarantor, (vi) Indebtedness to the extent incurred in violation of the Indenture provisions set forth under "Limitation on Incurrence of Additional Indebtedness," (vii) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the Company and (viii) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of such Guarantor.

    "INDEBTEDNESS" means with respect to any Person, without duplication, (i) all Obligations of such Person for borrowed money, (ii) all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all Capitalized Lease Obligations of such Person, (iv) all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted), (v) all Obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (vi) guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (i) through (v) above and clause (viii) below, (vii) all Obligations of any other Person of the type referred to in clauses (i) through (vi) which are secured by any lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the Obligation so secured, (viii) all Obligations under currency agreements and interest swap agreements of such Person and (ix) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock.

    "INDEPENDENT FINANCIAL ADVISOR" means a firm (i) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company and (ii) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

    "INTEREST SWAP OBLIGATIONS" means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic

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payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

    "INVESTMENT" means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person. "Investment" shall exclude extensions of trade credit by the Company and its Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or such Restricted Subsidiary, as the case may be. For the purposes of the "Limitation on Restricted Payments" covenant, (i) "Investment" shall include and be valued at the fair market value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary and shall exclude the fair market value of the net assets of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary and (ii) the amount of any Investment (other than as specified in clause (i) above) shall be the original cost of such Investment plus the cost of all additional Investments by the Company or any of its Restricted Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the payment of dividends, distributions, interest payments or repayments of loans or advances in connection with such Investment or any other amounts received in respect of such Investment; PROVIDED that no such payment of dividends, distributions, interest payments, repayments of loans or advances or receipt of any such other amounts shall reduce the amount of any Investment if such payment of dividends, distributions, interest payments, repayments of loans or advances or receipt of any such amounts would be included in Consolidated Net Income. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, it ceases to be a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such Restricted Subsidiary not sold or disposed of.

    "ISSUE DATE" means the date of original issuance of the Notes.

    "JOINT VENTURE" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; PROVIDED, HOWEVER, that, as to any such arrangement in corporate form, such corporation shall not, as to any Person of which such corporation is a Subsidiary, be considered to be a Joint Venture to which such person is a party.

    "KOLMAR ACQUISITION" means the acquisition by the Company of all the outstanding stock of Kolmar Laboratories, Inc. and the net assets of Kolmar Canada from CCL Industries, Inc. and its subsidiary CCL Industries Corporation for a total purchase price of $78 million.

    "LIEN" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

    "MANAGEMENT AGREEMENT" means the Amended and Restated Management Services Letter agreement, dated January 8, 1998, among the Company, Aerosol Services Company, Inc., Piedmont Laboratories, Inc., The Gordon + Morris Group, Kolmar Laboratories, Inc. and each of its subsidiaries as such letter agreement exists on the Issue Date.

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
    "NET CASH PROCEEDS" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any of its Restricted Subsidiaries from such Asset Sale net of
(a) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions), (b) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements, (c) repayment of Indebtedness that is required to be repaid in connection with such Asset Sale and (d) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

    "OBLIGATIONS" means all obligations for principal, premium, interest, penalties, fees, matured indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

    "PERMITTED HOLDER(S)" means HarbourVest Venture Partners--IV Direct Fund L.P., The

Gordon+Morris Group, Gordon+Morris Investment Partnership, L.P. and their respective Affiliates.

    "PERMITTED INDEBTEDNESS" means, without duplication, each of the following:

        (i) Indebtedness under the Notes offered hereby and the Guarantees thereof;

        (ii) Indebtedness incurred pursuant to the Credit Agreement in an aggregate principal amount at any time outstanding not to exceed the greater of (a) $70,000,000 in the aggregate with respect to Indebtedness under the Revolving Credit Facility, less the amount of all permanent prepayment of Indebtedness under the Credit Agreement actually made with the proceeds of an Asset Sale, or (b) the Borrowing Base;

       (iii) other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Issue Date reduced by the amount of any scheduled amortization payments or mandatory prepayments when actually paid or permanent reductions thereon;

        (iv) Interest Swap Obligations of the Company or any of its Restricted Subsidiaries covering Indebtedness of the Company or any of its Restricted Subsidiaries and Interest Swap Obligations of any Restricted Subsidiary of the Company covering Indebtedness of such Restricted Subsidiary; PROVIDED, HOWEVER, that such Interest Swap Obligations are entered into to protect the Company and its Restricted Subsidiaries from fluctuations in interest rates on Indebtedness incurred in accordance with the Indenture to the extent the notional principal amount of such Interest Swap Obligation does not exceed the principal amount of the Indebtedness to which such Interest Swap Obligation relates;

        (v) Indebtedness under Currency Agreements; PROVIDED that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Company and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

        (vi) Indebtedness of a Wholly-Owned Restricted Subsidiary of the Company to the Company or to a Wholly-Owned Restricted Subsidiary of the Company for so long as such Indebtedness is held by the Company or a Wholly-Owned Restricted Subsidiary of the Company, in each case subject to no Lien (other than a Lien in connection with the Credit Agreement) held by a Person other than the Company or a Wholly-Owned Restricted Subsidiary of the Company; PROVIDED that if as of any date any Person other than the Company or a Wholly-Owned Restricted Subsidiary of the Company owns

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
    or holds any such Indebtedness or holds a Lien in respect of such Indebtedness (other than a Lien in connection with the Credit Agreement), such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness;

       (vii) Indebtedness of the Company to a Wholly-Owned Restricted Subsidiary of the Company for so long as such Indebtedness is held by a Wholly-Owned Restricted Subsidiary of the Company, in each case subject to no Lien (other than a Lien in connection with the Credit Agreement); PROVIDED that (a) any Indebtedness of the Company to any Wholly-Owned Restricted Subsidiary of the Company is unsecured and subordinated in right of payment, pursuant to a written agreement, to the Company's obligations under the Indenture and the Notes and (b) if as of any date any Person other than a Wholly-Owned Restricted Subsidiary of the Company owns or holds any such Indebtedness or any Person holds a Lien in respect of such Indebtedness (other than a Lien in connection with the Credit Agreement), such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the Company;

      (viii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business; PROVIDED, HOWEVER, that such Indebtedness is extinguished within two business days of incurrence;

        (ix) Indebtedness of the Company or any of its Restricted Subsidiaries in order to finance insurance premiums and other Indebtedness represented by letters of credit for the account of the Company or such Restricted Subsidiary, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements, all in the ordinary course of business;

        (x) Obligations in respect of performance and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiary of the Company in the ordinary course of business, in accordance with customary industry practice, in amounts and for purposes customary in the Company's industry;

        (xi) Indebtedness arising from agreements of the Company or a Restricted Subsidiary of the Company providing for adjustment of purchase price, earn out or other similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Restricted Subsidiary of the Company or any of its Restricted Subsidiaries, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition; PROVIDED that the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and its Restricted Subsidiaries in connection with such disposition;

       (xii) Capitalized Lease Obligations and Purchase Money Obligations of the Company and its Restricted Subsidiaries incurred in the ordinary course of business not to exceed $5.0 million at any one time outstanding;

      (xiii) Guarantees of Indebtedness permitted to be incurred under the Indenture and guarantees of third-party loans to employees or officers of the Company or its Restricted Subsidiaries permitted by clause (iv) of the definition of "Permitted Investments;"

       (xiv) Refinancing Indebtedness; and

       (xv) additional Indebtedness of the Company or its Restricted Subsidiaries in an aggregate principal amount not to exceed $5,000,000 in the aggregate at any one time outstanding.

    "PERMITTED INVESTMENTS" means (i) Investments by the Company or any Restricted Subsidiary of the Company in any Person that is or will become immediately after such Investment a Restricted Subsidiary of the Company or that will merge or consolidate into the Company or a Restricted Subsidiary of the

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Company, (ii) Investments in the Company by any Restricted Subsidiary of the
Company; PROVIDED that any Indebtedness evidencing such Investment is unsecured and subordinated in right of payment, pursuant to a written agreement, to the Company's obligations under the Notes and the Indenture; (iii) Investments in cash and Cash Equivalents; (iv) loans and advances to, or guarantees of third-party loans to, employees and officers of the Company and its Restricted Subsidiaries for relocation expenses and purchasing Common Stock of the Company not in excess of $2,000,000 at any one time outstanding; (v) Currency Agreements and Interest Swap Obligations entered into in the ordinary course of the Company's or its Restricted Subsidiaries' businesses and otherwise in compliance with the Indenture; (vi) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers; (vii) Investments made by the Company or its Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with the "Limitation on Asset Sales" covenant; (viii) Investments in Joint Ventures in businesses reasonably related or complimentary to the Company and its Restricted Subsidiaries made in the ordinary course of business and Investments in minority interests created by the sale or disposition of Common Stock of any Restricted Subsidiary of the Company, having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (viii) that are at that time outstanding, not to exceed 4% of Total Assets at the time of such Investment (with the fair market value of each such Investment being measured at the time made and without giving effect to subsequent changes in value); (ix) Investments the payment for which consists exclusively of Qualified Capital Stock of the Company; (x) guarantees of Indebtedness permitted to be incurred under the Indenture; and (xi) additional Investments not to exceed $1,500,000 at any time outstanding.

    "PERMITTED LIENS" means the following types of Liens:

        (i) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Company or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

        (ii) statutory Liens of landlords or of mortgagees of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

       (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

        (iv) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

        (v) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

        (vi) any interest or title of a lessor under any Capitalized Lease Obligation; provided that such Liens do not extend to any property or assets which is not leased property subject to such Capitalized Lease Obligation or other property subject to a Permitted Lien held by the lien holder of such Capitalized Lease Obligation;

       (vii) purchase money Liens to finance property or assets (including the cost of construction) of the Company or any Restricted Subsidiary of the Company acquired in the ordinary course of business; PROVIDED, HOWEVER, that
    (A) the related purchase money Indebtedness shall not exceed the cost of such property or assets (including the cost of construction) and shall not be secured by any property or assets of the Company or any Restricted Subsidiary of the Company other than the property and assets so acquired and
    (B) the Lien securing such Indebtedness shall be created within 90 days of such acquisition or construction;

      (viii) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods or construction;

        (ix) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

        (x) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

        (xi) Liens securing Interest Swap Obligations which Interest Swap Obligations relate to Indebtedness that is otherwise permitted under the Indenture;

       (xii) Liens securing Indebtedness under Currency Agreements;

      (xiii) Liens securing Acquired Indebtedness incurred in accordance with the "Limitation on Incurrence of Additional Indebtedness" covenant; PROVIDED that (A) such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company and (B) such Liens do not extend to or cover any property or assets of the Company or of any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary of the Company and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company;

       (xiv) Liens arising out of consignment or similar arrangements for the sale of goods in the ordinary course of business;

       (xv) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries;

       (xvi) Liens arising from filing Uniform Commercial Code financing statements regarding leases;

      (xvii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties in connection with the importation of goods; and

      (xviii) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $2,500,000 at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Restricted Subsidiary.

    "PERSON" means an individual, partnership, corporation, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

    "PREFERRED STOCK" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

    "PURCHASE MONEY OBLIGATIONS" of any Person means any obligations of such Person or any of its subsidiaries to any seller or any other person incurred or assumed in connection with the purchase of real or personal property to be used in the business of such person or any of its subsidiaries within 180 days of such purchase.

    "QUALIFIED CAPITAL STOCK" means any Capital Stock that is not Disqualified Capital Stock or Indebtedness that is convertible or exchangeable into Capital Stock.

    "REFINANCE" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

    "REFINANCING INDEBTEDNESS" means any Refinancing by the Company or any Restricted Subsidiary of the Company of Indebtedness incurred in accordance with the "Limitation on Incurrence of Additional Indebtedness" covenant (other than pursuant to clause (ii), (iv), (v), (vi), (vii), (viii), (ix), (x), (xi), (xii),
(xiii) or (xv) of the definition of Permitted Indebtedness) and Indebtedness outstanding on the Issue Date reduced by the amount of any scheduled amortization payments or mandatory prepayments actually paid or permanent reductions thereon, in each case that does not (1) result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by the Company in connection with such Refinancing) or (2) create Indebtedness with (A) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or (B) a final maturity earlier than the final maturity of the Indebtedness being Refinanced; PROVIDED that (x) if such Indebtedness being Refinanced is Indebtedness solely of the Company, then such Refinancing Indebtedness shall be Indebtedness solely of the Company and (y) if such Indebtedness being Refinanced is subordinate or junior to the Notes, then such Refinancing Indebtedness shall be subordinate to the Notes at least to the same extent and in the same manner as the Indebtedness being Refinanced.

    "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement dated as of the Issue Date among the Company, the Guarantors and BT.

    "REPRESENTATIVE" means the indenture trustee or other trustee, agent or representative in respect of any Designated Senior Debt; PROVIDED that if, and for so long as, any Designated Senior Debt lacks such a representative, then the Representative for such Designated Senior Debt shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Debt in respect of any Designated Senior Debt.

    "RESTRICTED SUBSIDIARY" of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

    "REVOLVING CREDIT FACILITY" means one or more revolving credit facilities under the Credit Agreement.

    "SALE AND LEASEBACK TRANSACTION" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such Property.

    "SENIOR DEBT" means the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law), fees and expenses on any Indebtedness of the Company, whether outstanding on the Issue Date or thereafter created, incurred, assumed or guaranteed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Notes. Without limiting the generality of the foregoing, "Senior Debt" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of, (x) all monetary obligations of every nature under the Credit Agreement, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities, (y) all Interest Swap Obligations and (z) all obligations under Currency Agreements, in each case whether outstanding on the Issue Date or thereafter incurred. Notwithstanding the foregoing, "Senior Debt" shall not include (i) any Indebtedness of the Company to a Subsidiary of the Company, (ii) Indebtedness to, or guaranteed on behalf of, any director, officer or employee of either of the Company or any of its Subsidiaries (including, without limitation, amounts owed for compensation), (iii) Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services, (iv) Indebtedness represented by Disqualified Capital Stock, (v) any liability for federal, state, local or other taxes owed or owing by the Company, (vi) Indebtedness to the extent incurred in violation of the Indenture provisions set forth under "Limitation on Incurrence of Additional Indebtedness," (vii) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the Company and (viii) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of the Company.

    "SIGNIFICANT SUBSIDIARY" shall have the meaning set forth in Rule 1.02(w) of Regulation S-X under the Securities Act.

    "STOCKHOLDERS AGREEMENT" means that Amended and Restated Stockholders Agreement, dated as of June 30, 1997, among the Company and certain stockholders of the Company, as amended as of December 31, 1997 and as in effect on the Issue Date.

    "SUBSIDIARY" with respect to any Person, means (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

    "TOTAL ASSETS" means total consolidated assets of the Company and its Restricted Subsidiaries, as set forth on the Company's most recent consolidated balance sheet.

    "UNRESTRICTED SUBSIDIARY" of any Person means (i) any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; PROVIDED that (x) the Company certifies to the Trustee that such designation complies with the "Limitation on Restricted Payments" covenant and (y) each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its

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Restricted Subsidiaries. The Board of Directors may designate any Unrestricted
Subsidiary to be a Restricted Subsidiary only if (x) immediately after giving effect to such designation, the Company is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the "Limitation on Incurrence of Additional Indebtedness" covenant and (y) immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board of Directors resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the foregoing provisions.

    "WARRANT AGREEMENT" means the Amended and Restated Warrant Agreement, dated as of January 8, 1998, between the Company and Chase Manhattan Capital, L.P. and as in effect on the Issue Date.

    "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

    "WHOLLY-OWNED RESTRICTED SUBSIDIARY" of any Person means any Restricted Subsidiary of such Person of which all the outstanding voting securities (other than in the case of a foreign Restricted Subsidiary, directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly-Owned Restricted Subsidiary of such Person.

EXCHANGE OFFER; REGISTRATION RIGHTS

    The following summary of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement, a copy of which is filed as an exhibit to the Registration Statement to which this Prospectus forms a part.

    Pursuant to the Registration Rights Agreement, each of the Company and the Guarantors agreed that they, at their cost, for the benefit of the Holders, to the extent not prohibited by any applicable law or applicable interpretation of the staff of the Commission (i) prepare and, on or prior to July 1, 1998 (the "Filing Date"), file with the Commission this Registration Statement with respect to the Exchange Offer, (ii) use their best efforts to cause this Registration Statement to be declared effective by the Commission under the Securities Act on or prior to August 31, 1998, and (iii) commence the Exchange Offer and use their best efforts to issue, on or prior to the date (the "Consummation Date") that is 35 days immediately following the date that this Registration Statement shall have been declared effective, the New Notes. The offer and sale of the New Notes pursuant to the Exchange Offer is being registered pursuant to this Registration Statement and will be duly registered or qualified under all applicable state securities or Blue Sky laws and will comply with all applicable tender offer rules and regulations under the Exchange Act and state securities or Blue Sky laws. The Exchange Offer is not subject to any condition, other than that the Exchange Offer does not violate any applicable law or interpretation of the staff of the Commission.

    If, prior to consummation of the Exchange Offer, BT holds any Notes acquired by it and having, or which are reasonably likely to be determined to have, the status of an unsold allotment in the initial distribution, or any other holder of Old Notes is not entitled to participate in the Exchange Offer, the Company and the Guarantors, upon the request of such Initial Purchaser or any such holder, shall, simultaneously with the delivery of the New Notes in the Exchange Offer, issue and deliver to such Initial Purchaser and any such holder, in exchange (the "Private Exchange") for such Old Notes held by such Initial Purchaser and any such holder, a like principal amount of debt securities of the Company, guaranteed by each of the Guarantors on a senior subordinated basis, that are identical in all material respects to the New Notes other than transfer restrictions (the "Private Exchange Notes").

    Interest on each New Note or Private Exchange Note will accrue (A) from the later of (i) the last interest payment date on which interest was paid on the Old Note surrendered in exchange therefor, or (ii) if the Old Note is surrendered for exchange on a date in a period which includes the record date for an interest payment date to occur on or after the date of such exchange and as to which interest will be paid, the date of such interest payment date or (B) if no interest has been paid on the Old Notes, from March 3, 1998.

    Under existing interpretations of the Commission contained in several no-action letters to third parties, the New Notes (and the related Guarantees) will be freely transferable by holders thereof (other than affiliates of any of the Company or the Guarantors) after the Exchange Offer without further registration under the Act; provided, however, that the Company and the Guarantors may require each holder of Old Notes, as a condition to its participation in the Exchange Offer, to represent to the Company and the Guarantors and their counsel in writing (which may be contained in the applicable letter of transmittal) that at the time of the consummation of the Exchange Offer (i) any New Notes received by such holder will be acquired in the ordinary course of its business, (ii) such holder will have no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the New Notes and (iii) such holder is not an affiliate (as defined in Rule 405 promulgated under the Securities Act) of the Company, or if it is an affiliate of the Company, it will comply with the registration and prospectus delivery requirements of the Securities Act, to the extent applicable.

    If the holder is not a broker-dealer, it will be required to represent that it is not engaged in, and does not intend to engage in, the distribution of the New Notes. If the holder is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities (a "Participating Broker-Dealer"), it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. Each of the Company and the Guarantors has agreed to make available, during the period required by the Securities Act, a prospectus meeting the requirements of the Securities Act for use by Participating Broker-Dealers and other persons, if any, with similar prospectus delivery requirements for use in connection with any resale of the New Notes.

    If (i) the Company and the Guarantors are not permitted to file this Registration Statement or to consummate the Exchange Offer because the Exchange Offer is not permitted by any applicable law or applicable interpretation of the staff of the Commission or (ii) any holder of an Old Note notifies the Company that (A) due to a change in law or policy it is not entitled to participate in the Exchange Offer, (B) due to a change in law or policy it may not resell New Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and this Prospectus is not appropriate or available for such resales by such holder or (C) it owns Old Notes (including if BT holds Old Notes as part of an unsold allotment from the original offering of the Old Notes) acquired directly from the Company or a Guarantor or an affiliate of the Company or a Guarantor or (iii) any holder of Private Exchange Notes so requests after the consummation of the Private Exchange or (iv) the Company and the Guarantors have not consummated the Exchange Offer within 215 days after March 3, 1998 (each such event referred to in clauses (i) through (iv), a "Shelf Filing Event"), the Company and the Guarantors shall (a) promptly deliver to the holders and the Trustee notice thereof and (b) at their own expense cause to be filed with the Commission pursuant to Rule 415 a shelf registration statement (the "Shelf Registration Statement") as promptly as practicable and in any event prior to 60 days after the Company and the Guarantors become aware that such filing obligation arises relating to all Transfer Restricted Notes (as defined) (the "Shelf Registration") the holders of which have provided certain information requested by the Company (provided that if the Shelf Filing Event arises pursuant to clause (iv) above, the Company and the Guarantors shall file the Shelf Registration Statement on or prior to the 216th day after March 3, 1998), and shall use their best efforts to have the Shelf Registration Statement declared effective by the Commission on or prior to 60 days after the filing thereof (the "Shelf Effective Date"). In such circumstances, the Company and the Guarantors shall use their best efforts to keep the Shelf Registration Statement continuously effective under the Securities Act, until (A) two years (or such shorter period as may be established by any amendment to the two year period set forth in Rule 144(k) under the Securities Act) following the Shelf Effective Date or (B) if sooner, the date immediately following the date that all Transfer Restricted Notes covered by the Shelf Registration Statement have been sold pursuant thereto or otherwise cease to be Transfer Restricted Notes (the "Effectiveness Period").

    For purposes of the foregoing, a "Transfer Restricted Note" means each Old Note, each New Note as to which clause (ii) of the preceding paragraph is applicable, and each Private Exchange Note, in each case upon original issuance thereof and at all time subsequent thereto until the earliest to occur of (A) the date on which any such note has been exchanged by a person other than a Participating Broker-Dealer for a New Note (other than with respect to a New Note as to which clause (ii) of the preceding paragraph applies) pursuant to the Exchange Offer, (B) with respect to New Notes received by Participating Broker-Dealers in the Exchange Offer, the earlier of (x) the date on which such New Note has been sold by such Participating Broker-Dealer by means of this Prospectus and (y) the date on which this Registration Statement has been effective under the Securities Act for a period of six months after the date that is 35 days immediately following the date that this Registration Statement shall have been declared effective, (C) a Shelf Registration Statement covering such Old Note, New Note or Private Exchange Note has been declared effective by the Commission and such Old Note, New Note or Private Exchange Note, as the case may be, has been disposed of in accordance with such effective Shelf Registration Statement, (D) the date on which such Old Note, New Note or Private Exchange Note, as the case may be, is eligible for distribution to the public without volume or manner of sale restrictions pursuant to Rule 144(k) or (E) the date on which such Old Note, New Note or Private Exchange Note, as the case may be, ceases to be outstanding for purposes of the Indenture or any other indenture under which such Old Note, New Note or Private Exchange Note was issued.

    If the Company and the Guarantors fail to comply with the above provisions or if this Registration Statement or the Shelf Registration Statement fails to become effective, then, liquidated damages (the "Liquidated Damages") shall become payable in respect of the Old Notes as follows:

        (i) if (A) neither this Registration Statement nor the Shelf Registration Statement is filed with the Commission on or prior to the Filing Date or (B) notwithstanding that the Company and the Guarantors have consummated or will consummate an Exchange Offer, the Company and the Guarantors are required to file a Shelf Registration Statement and such Shelf Registration Statement is not filed on or prior to the date required by the Registration Rights Agreement, then commencing on the day after either such required filing date, Liquidated Damages shall accrue on the principal amount of the Old Notes at a rate of 0.5% per annum for the first 90 days immediately following each such filing date, such Liquidated Damages rate increasing by an additional 0.5% per annum at the beginning of each subsequent 90-day period; or

        (ii) if (A) this Registration Statement or a Shelf Registration Statement has been filed with the Commission but neither this Registration Statement nor a Shelf Registration Statement is declared effective by the Commission on or prior to 60 days after the applicable required filing date or (B) notwithstanding that the Company and the Guarantors have consummated or will consummate an Exchange Offer, the Company and the Guarantors are required to file a Shelf Registration Statement and such Shelf Registration Statement is not declared effective by the Commission on or prior to the 60th day following the date such Shelf Registration Statement was required to be filed, then, commencing on the day after the 60th day following the applicable required filing date, Liquidated Damages shall accrue on the principal amount of the Old Notes at a rate of 0.5% per annum for the first 90 days immediately following such date, such Liquidated Damages rate increasing by an additional 0.5% per annum at the beginning of each subsequent 90-day period; or

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       (iii) if (A) the Company and the Guarantors have not exchanged New Notes for all Old Notes validly tendered in accordance with the terms of the Exchange Offer on or prior to the 36th day after the date on which this Registration Statement was declared effective or (B) if applicable, the Shelf Registration Statement has been declared effective and such Shelf Registration Statement ceases to be effective at any time prior to the expiration of the Effectiveness Period, then Liquidated Damages shall accrue on the principal amount of the Old Notes at a rate of 0.5% per annum for the first 90 days commencing on (x) the 36th day after such effective date, in the case of (A) above, or (y) the day such Shelf Registration Statement ceases to be effective in the case of (B) above, such Liquidated Damages rate increasing by an additional 0.5% per annum at the beginning of each subsequent 90-day period; provided, however, that the Liquidated Damages rate on the Old Notes may not exceed in the aggregate 2.00% per annum;

        provided, further, however, that (1) upon the filing of this Registration Statement or a Shelf Registration Statement (in the case of clause (i) above), (2) upon the effectiveness of this Registration Statement or a Shelf Registration Statement (in the case of clause (ii) above), or (3) upon the exchange of New Notes for all Old Notes validly tendered in accordance with the terms of the Exchange Offer (in the case of clause (iii)
    (A) above), or upon the effectiveness of the Shelf Registration Statement which had ceased to remain effective (in the case of clause (iii) (B) above), Liquidated Damages on the Old Notes as a result of such clause (or the relevant subclause thereof), as the case may be, shall cease to accrue. Liquidated Damages will not accrue because of the suspension of a Shelf Registration Statement during the pendency of certain blackout periods.

    Any Liquidated Damages will be payable in cash to record holders in the same manner as interest will be payable on the Old Notes. Holders of Old Notes, who tender such Notes in the Exchange Offer agree to waive any accrued but upaid Liquidated Damages on such Old Notes. An amount equal to the amount of accrued and unpaid Liquidated Damages on Old Notes tendered in the Exchange Offer shall be payable to registered holders of New Notes on the record date for the first interest payment following the consummation of the Exchange Offer.

    No holder of Transfer Restricted Notes shall be entitled to Liquidated Damages payable in connection with any Shelf Registration Statement unless and until such holder shall have provided certain information reasonably requested by the Company for use in connection with such Shelf Registration Statement.

BOOK ENTRY; DELIVERY AND FORM

    Except as described in the next paragraph, the New Notes initially will be represented by a single, permanent global Note, in definitive, fully registered form without interest coupons (the "Global Note"). The Global Note will be deposited on the date on which the Exchange Offer is consumated with, or on behalf of, DTC and registered in the name of a nominee of DTC.

    New Notes held by Holders who elect to take physical delivery of their certificates instead of holding their interests through a Global Note (and which are thus ineligible to trade through DTC) (collectively referred to herein as the "Non-Global Purchasers") will be issued in registered form (the "Certificated Security"). Upon the transfer of any Certificated Security initially issued to a Non-Global Purchaser, such Certificated Security will, unless the transferee requests otherwise or the Global Note has previously been exchanged in whole for Certificated Securities, be exchanged for an interest in a Global Note.

    THE GLOBAL NOTE. The Company expects that pursuant to procedures established by DTC (i) upon the issuance of the Global Note, DTC or its custodian will credit, on its internal system, the principal amount of New Notes of the individual beneficial interests represented by such Global Note to the respective accounts of persons who have accounts with such depositary and (ii) ownership of beneficial interests in the Global Note will be shown on, and the transfer of such ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Ownership of beneficial interests in the Global Note will be limited to persons who have accounts with DTC ("participants") or persons who hold interests through participants. Holders may hold their interests in the Global Note directly through DTC if they are participants in such system, or indirectly through organizations which are participants in such system.

    So long as DTC, or its nominee, is the registered owner or holder of the Global Note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the New Notes represented by the Global Note for all purposes under the Indenture. No beneficial owner of an interest in the Global Note will be able to transfer that interest except in accordance with DTC's procedures, in addition to those provided for under the Indenture with respect to the New Notes.

    Payments of the principal of, premium (if any), and interest on, the Global Note will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of the Company, the Trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

    The Company expects that DTC or its nominee, upon receipt of any payment of principal, premium, if any, or interest on the Global Note, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Note as shown on the records of DTC or its nominee. The Company also expects that payments by participants to owners of beneficial interests in the Global Note held through such participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

    Transfers between participants in DTC will be effected in the ordinary way through DTC's same-day funds system in accordance with DTC rules and will be settled in same day funds. If a holder requires physical delivery of a Certificated Security for any reason, including to sell New Notes to persons in states which require physical delivery of the New Notes, or to pledge such securities, such holder must transfer its interest in the Global Note, in accordance with the normal procedures of DTC and with the procedures set forth in the Indenture.

    DTC has advised the Company that it will take any action permitted to be taken by a holder of New Notes only at the direction of one or more participants to whose account the DTC interests in the Global Note are credited and only in respect of such portion of the aggregate principal amount of New Notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default under the Indenture, DTC will exchange the Global Note for Certificated Securities, which it will distribute to its participants.

    DTC has advised the Company as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

    Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Note among participants of DTC, it is under no obligation to perform such procedures, and such procedures may be discontinued at any time. Neither the Company nor the Trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

    CERTIFICATED SECURITIES. If DTC is at any time unwilling or unable to continue as a depositary for the Global Note and a successor depositary is not appointed by the Company within 90 days, Certificated Securities will be issued in exchange for the Global Note.

                        CERTAIN FEDERAL TAX CONSEQUENCES

    The following is a summary of certain Federal income tax consequences associated with the exchange of Old Notes for New Notes and the disposition of the New Notes. This summary is based upon existing Federal income tax law, which is subject to change, possibly retroactively. This summary does not discuss all aspects of Federal income taxation which may be important to particular Holders in light of their individual investment circumstances, such as Notes held by investors subject to special tax rules (E.G., financial institutions, insurance companies, broker-dealers, tax-exempt organizations, or foreign investors) or to persons that hold the Old Notes or will hold the New Notes as a part of a straddle, hedge, or synthetic security transaction for Federal income tax purposes, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this summary does not discuss any foreign, state, or local tax considerations. This summary addresses tax consequences only to current Holders of Notes and assumes that such Holders hold their Old Notes and will hold their New Notes as "capital assets" (E.G., generally, property held for investment). Holders are urged to consult their tax advisors regarding the Federal, state, local and foreign income and other tax considerations associated with the exchange of Old Notes for New Notes and the disposition of the New Notes.

EXCHANGE OF NOTES

    There will be no Federal income tax consequences to a Holder exchanging an Old Note for a New Note pursuant to the Exchange Offer and such holder will have the same adjusted basis and holding period in the New Note as it had in the Old
Note immediately before the exchange.

DISPOSTION OF NEW NOTES

    In general, subject to the market discount rules discussed below, a Holder of a New Note will recognize capital gain or loss upon the sale, redemption, or other disposition of the New Note in an amount equal to the difference between the amount realized (except to the extent attributable to accrued but unpaid interest) in such disposition and the Holder's adjusted tax basis in the New Note. Under recently adopted amendments to the Internal Revenue Code, net capital gain (I.E., generally, capital gain in excess of capital loss) recognized by an individual Holder upon a disposition of a New Note that has been held for more than 12 months will generally be subject to a maximum tax rate of 20% or, in the case of a New Note that has been held for 12 months or less, will be subject to tax at ordinary income tax rates. In addition, capital gain recognized by a corporate Holder will be subject to tax at the ordinary income tax rates applicable to corporations.

MARKET DISCOUNT

    Holders, other than original purchasers of the Old Notes in the original offering, should be aware that the sale of the New Notes may be affected by the market discount provisions of the Internal Revenue Code. These rules generally provide that if a Holder of a Note purchased such note, subsequent to the original offering, at a market discount in excess of a statutorily defined DE MINIMIS amount, and thereafter recognizes gain upon a disposition (including a partial redemption) of the New Note received in exchange for such Old Note, the lesser of such gain or the portion of the market discount that accrued while the Old Note and New Note were held by such holder will be treated as ordinary interest income at the time of disposition. The rules also provide that a Holder who acquires a Note at a market discount may be required to defer a portion of any interest expense that may otherwise be deductible on any indebtedness incurred or maintained to purchase or carry such note until the Holder disposes of such note in a taxable transaction. If a Holder of such a note elects to include market discount in income currently, both of the foregoing rules would not apply.

                              PLAN OF DISTRIBUTION


    Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver this Prospectus in connection with any resale of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other
trading activities. Until [            ], 1999, all dealers effecting
transactions in the New Notes may be required to deliver this Prospectus. The Company has agreed that, for a period of 90 days after the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.


    The Company will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchaser of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of New Notes and any commission or concessions received by any such person may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering this Prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

    For a period of 90 days after the Expiration Date, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay all expenses in connection with the Exchange Offer and to reimburse BT for the reasonable fees and expenses of counsel for the Holders of the Notes. Each Holder will pay all expenses of its counsel other than as described in the preceding sentence, transfer taxes, if any, and any commissions or concessions of any brokers or dealers. The Company has agreed in the Registration Rights Agreement to indemnify the Holders of the Notes (including any broker-dealer) against certain liabilities, including liabilities under the Securities Act.

    In addition, to comply with the securities laws of certain jurisdictions, the New Notes may not be offered or sold unless they have been registered or qualified for offer and sale in such jurisdiction or an exemption from registration or qualification is available and is complied with. The Company has agreed, pursuant to the Registration Rights Agreement, subject to certain limitations specified therein, to register or qualify the New Notes for offer or sale under all applicable state securities or Blue Sky laws by the time the Registration Statement (of which this Prospectus forms a part) is declared effective by the Commission.

                                 LEGAL MATTERS

    Certain legal matters with respect to the New Notes offered hereby will be passed upon for the Company by its special counsel, Skadden, Arps, Slate, Meagher & Flom LLP, Los Angeles, California.

                       CHANGE IN INDEPENDENT ACCOUNTANTS

PREVIOUS INDEPENDENT ACCOUNTANTS


    On November 13, 1996, the Company dismissed Moore, Colson & Company, P.C. as its independent accountants. The report of Moore, Colson & Company, P.C. on the Company's financial statements for the fiscal year ended September 29, 1996 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principle. The Company's Board of Directors participated in and approved the decision to change independent accountants. In connection with its audit for the fiscal year ended September 29, 1996, and through November 13, 1996, there were no disagreements with Moore, Colson & Company, P.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Moore, Colson & Company, P.C. would have caused them to make reference thereto in their report on the financial statements for such year.



    During the fiscal year ended September 29, 1996, and through November 13, 1996, there were no reportable events (as defined in Regulations S-K Item 304(a)(1)(v)).


NEW INDEPENDENT ACCOUNTANTS


    The Company engaged Deloitte & Touche LLP as its new independent accountants as of November 13, 1996. During the fiscal year ended September 29, 1996 and through November 13, 1996, the Company did not consult with Deloitte & Touche LLP regarding either (i) the application of accounting principles to a specific transaction either completed or proposed or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report was provided to the Company nor oral advice was provided that Deloitte & Touche LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to
Item 304 of Regulation S-K, or a reportable event, as that term is defined in
Item 304(a)(1)(v) of Regulation S-K.


                                    EXPERTS


    The consolidated financial statements of Outsourcing Services Group, Inc. as of December 31, 1997 and 1996 and for the period from October 1, 1996 (date of inception) to December 31, 1996 and for the year ended December 31, 1997 included in this Prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein, (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement of the Company's financial statements as described in Note
16) and have been so included in reliance on the report of such firm given upon their authority as experts in accounting and auditing.



    The consolidated financial statements of Aerosol Services Holding Corporation and subsidiary as of December 31, 1996 and for the year then ended, included in this Prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement of the ASHC's financial statements as described in Note 17) and have been so included in reliance of the report of such firm given under their authority as experts in accounting and auditing.



    The consolidated balance sheet as of December 31, 1995 and the consolidated statements of income, stockholders' deficit and cash flows for the period from February 15, 1994 through December 31, 1994 and for the year ended December 31, 1995 of Aerosol Services Holding Corporation and subsidiary included in this Prospectus, have been included herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.



    The combined financial statements of Kolmar Group included in this Prospectus, have been audited by KPMG LLP, independent certified public accountants, to the extent and for the periods indicated in their report thereon. Such combined financial statements have been included in reliance upon the report of KPMG LLP.



    The financial statements of Piedmont Laboratories, Inc. as of September 29, 1996, and for each of the two years in the period ended September 29, 1996, included in this Prospectus, have been audited by Moore, Colson & Company, P.C., independent auditors, as stated in their report appearing herein.

                         INDEX TO FINANCIAL STATEMENTS



                                                                                                               PAGE
                                                                                                             ---------
OUTSOURCING SERVICES GROUP, INC.
Condensed consolidated balance sheets as of December 31, 1997 (restated) and September 26, 1998
  (unaudited)..............................................................................................        F-2
Condensed consolidated statements of operations and comprehensive income (unaudited) for the nine month
  periods ended September 28, 1997 and September 26, 1998..................................................        F-3
Condensed consolidated statements of cash flows (unaudited) for the nine month periods ended September 28,
  1997 and September 26, 1998..............................................................................        F-4
Notes to condensed consolidated financial statements (unaudited)...........................................        F-6
Independent auditors' report of Deloitte & Touche LLP......................................................       F-14
Consolidated balance sheets as of December 31, 1996 and 1997 (restated)....................................       F-15
Consolidated statements of operations for the period October 1, 1996 (date of inception) to December 31,
  1996 and the year ended December 31, 1997 (restated).....................................................       F-16
Consolidated statements of stockholders' equity for the period October 1, 1996 (date of inception) to
  December 31, 1996 and the year ended December 31, 1997 (restated)........................................       F-17
Consolidated statements of cash flows for the period October 1, 1996 (date of inception) to December 31,
  1996 and the year ended December 31, 1997 (restated).....................................................       F-18
Notes to consolidated financial statements.................................................................       F-20

PIEDMONT LABORATORIES, INC.
Independent auditors' report of Moore, Colson & Company, P.C...............................................       F-34
Balance sheet as of September 29, 1996.....................................................................       F-35
Statements of income and retained earnings for the years ended September 29, 1996 and October 1, 1995......       F-36
Statements of cash flows for the years ended September 29, 1996 and October 1, 1995........................       F-37
Notes to financial statements..............................................................................       F-38

KOLMAR GROUP
Independent auditors' report of KPMG LLP...................................................................       F-44
Combined balance sheets as of December 31, 1996 and 1997...................................................       F-45
Combined statements of operations for the years ended December 30, 1995, 1996 and 1997.....................       F-46
Combined statements of stockholders' deficit for the years ended December 30, 1995, 1996 and 1997..........       F-47
Combined statements of cash flows for the years ended December 30, 1995, 1996 and 1997.....................       F-48
Notes to combined financial statements.....................................................................       F-49

AEROSOL SERVICES HOLDING CORPORATION AND SUBSIDIARY
Condensed consolidated balance sheets as of December 31, 1996 (restated) and June 29, 1997.................       F-67
Condensed consolidated statements of operations (unaudited) for the six month periods ended June 30, 1996
  and June 29, 1997........................................................................................       F-68
Condensed consolidated statements of cash flows (unaudited) for the six month periods ended June 30, 1996
  and June 29, 1997........................................................................................       F-69
Notes to condensed consolidated financial statements.......................................................       F-70
Independent auditors' report...............................................................................       F-71

Report of independent accountants of Coopers & Lybrand L.L.P. .............................................       F-72
Consolidated balance sheets as of December 31, 1995 and 1996 (restated)....................................       F-73
Consolidated statements of income for the period from February 15, 1994 through December 31, 1994 and for
  the years ended December 31, 1995 and 1996 (restated)....................................................       F-74
Consolidated statements of stockholders' deficit for the period from February 15, 1994 through December 31,
  1994 and for the years ended December 31, 1995 and 1996 (restated).......................................       F-75
Consolidated statements of cash flows for the period from February 15, 1994 through December 31, 1994 and
  for the years ended December 31, 1995 and 1996 (restated)................................................       F-76
Notes to consolidated financial statements.................................................................       F-77

                        OUTSOURCING SERVICES GROUP, INC.

                     CONDENSED CONSOLIDATED BALANCE SHEETS


           AS OF DECEMBER 31, 1997 (RESTATED) AND SEPTEMBER 26, 1998


                     (IN THOUSANDS, EXCEPT FOR SHARE DATA)


                                                                                      DECEMBER 31,   SEPTEMBER 26,
                                                                                          1997           1998
                                                                                      -------------  -------------
                                                                                      (AS RESTATED,
                                                                                       SEE NOTE 6)    (UNAUDITED)
                                                      ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.........................................................    $     338      $   5,617
  Short-term investments............................................................          250            263
  Accounts receivable, net..........................................................       17,319         33,916
  Other receivables.................................................................          330            577
  Inventories, net..................................................................       12,125         25,667
  Prepaid expenses..................................................................          175            999
  Deferred income taxes.............................................................          708            708
                                                                                      -------------  -------------
    Total current assets............................................................       31,245         67,747
PROPERTY AND EQUIPMENT, net.........................................................       13,542         31,603
DEPOSITS AND OTHER ASSETS...........................................................           98         --
DEFERRED INCOME TAXES...............................................................       --              3,299
GOODWILL, net.......................................................................       23,652         72,815
OTHER INTANGIBLE ASSETS.............................................................          571          7,147
ENVIRONMENTAL INSURANCE RECEIVABLE..................................................       --              8,250
DUE FROM CCL, net...................................................................       --              3,376
OTHER ASSETS........................................................................       --                954
                                                                                      -------------  -------------
                                                                                        $  69,108      $ 195,191
                                                                                      -------------  -------------
                                                                                      -------------  -------------

                         LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Trade accounts payable............................................................    $  13,246      $  22,354
  Current maturities of long-term debt..............................................        1,600            104
  Accrued liabilities...............................................................        2,458          4,174
  Other liabilities.................................................................          960         10,127
                                                                                      -------------  -------------
    Total current liabilities.......................................................       18,264         36,759
DEFERRED TAXES......................................................................        2,004          2,004
ENVIRONMENTAL RESERVE AND OTHER LIABILITIES.........................................       --             19,292
LONG-TERM DEBT, net of current maturities...........................................       34,591        105,000
                                                                                      -------------  -------------
  Total liabilities.................................................................       54,859        163,055
REDEEMABLE SERIES A PREFERRED STOCK, $.001 par value; 3,750 shares authorized,
  issued and outstanding............................................................          375            375
REDEEMABLE SERIES B PREFERRED STOCK, $.001 par value; 26,250 shares authorized,
  issued and outstanding............................................................        3,884          4,042
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
  Common stock, $.001 par value; 6,000,000 shares authorized; 1,267,174 and
    3,455,174 shares issued and outstanding as of December 31, 1997 and September
    26, 1998 respectively...........................................................            1              3
  Common stock warrants.............................................................          663            663
  Additional paid-in capital........................................................       10,394         32,272
  Notes receivable from stockholders................................................       --               (772)
  Accumulated deficit...............................................................       (1,068)        (4,172)
  Accumulated other comprehensive income:
    Foreign currency translation adjustment.........................................           --           (275)
                                                                                      -------------  -------------
    Total stockholders' equity......................................................        9,990         27,719
                                                                                      -------------  -------------
                                                                                        $  69,108      $ 195,191
                                                                                      -------------  -------------
                                                                                      -------------  -------------


           See notes to condensed consolidated financial statements.

                        OUTSOURCING SERVICES GROUP, INC.

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                            AND COMPREHENSIVE INCOME


      FOR THE NINE MONTHS ENDED SEPTEMBER 28, 1997 AND SEPTEMBER 26, 1998


                     (IN THOUSANDS, EXCEPT FOR SHARE DATA)


                                                                                           NINE MONTHS ENDED
                                                                                      ----------------------------
                                                                                              (UNAUDITED)
                                                                                      SEPTEMBER 28,  SEPTEMBER 26,
                                                                                          1997           1998
                                                                                      -------------  -------------
NET REVENUES........................................................................   $    47,772    $   171,183
COST OF GOODS SOLD..................................................................        40,037        144,776
                                                                                      -------------  -------------
GROSS PROFIT........................................................................         7,735         26,407
SELLING, GENERAL AND ADMINISTRATION.................................................         5,649         15,659
                                                                                      -------------  -------------
INCOME FROM OPERATIONS..............................................................         2,086         10,748
INTEREST EXPENSE, NET...............................................................         1,313          9,238
OTHER INCOME, NET...................................................................       --                  (6)
FOREIGN CURRENCY TRANSLATION LOSS...................................................       --                 918
                                                                                      -------------  -------------
INCOME BEFORE PROVISION FOR INCOME TAXES AND EXTRAORDINARY ITEM.....................           773            598
PROVISION FOR INCOME TAXES..........................................................           625          1,371
                                                                                      -------------  -------------
INCOME (LOSS) BEFORE EXTRAORDINARY ITEM.............................................           148           (773)
EXTRAORDINARY ITEM, LOSS FROM EARLY EXTINGUISHMENT OF DEBT, net of tax benefit of
  $250 and $1,429 in 1997 and
  1998, respectively................................................................          (419)        (2,145)
                                                                                      -------------  -------------
NET LOSS............................................................................          (271)        (2,918)
ACCRETION OF PREFERRED STOCK........................................................       --                (158)
PREFERRED STOCK DIVIDENDS...........................................................       --                 (18)
                                                                                      -------------  -------------
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS........................................          (271)        (3,094)
                                                                                      -------------  -------------
                                                                                      -------------  -------------
OTHER COMPREHENSIVE LOSS:
  Foreign currency translation adjustment...........................................       --                (275)
                                                                                      -------------  -------------
COMPREHENSIVE LOSS..................................................................   $      (271)   $    (3,193)
                                                                                      -------------  -------------
                                                                                      -------------  -------------
INCOME (LOSS) BEFORE EXTRAORDINARY ITEM PER SHARE...................................   $      0.12    $     (0.29)
LOSS FROM EXTRAORDINARY ITEM PER SHARE..............................................   $     (0.33)   $     (0.65)
                                                                                      -------------  -------------
LOSS PER SHARE--Basic and Diluted...................................................   $     (0.21)   $     (0.94)
                                                                                      -------------  -------------
                                                                                      -------------  -------------
WEIGHTED AVERAGE COMMON SHARES--BASIC AND DILUTED...................................     1,267,174      3,296,389
                                                                                      -------------  -------------
                                                                                      -------------  -------------


           See notes to condensed consolidated financial statements.

                        OUTSOURCING SERVICES GROUP, INC.

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS


      FOR THE NINE MONTHS ENDED SEPTEMBER 28, 1997 AND SEPTEMBER 26, 1998


                                 (IN THOUSANDS)


                                                                                      SEPTEMBER 28,  SEPTEMBER 26,
                                                                                          1997           1998
                                                                                      -------------  -------------
                                                                                              (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss............................................................................    $    (271)    $    (2,918)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization.......................................................        1,734           6,174
Amortization of deferred financing costs............................................          349             569
Provision for doubtful accounts.....................................................           25             192
Extraordinary item--loss from early extinguishment of debt..........................          669           3,574
Deferred income taxes...............................................................          180           1,262
Change in operating assets and liabilities, net of effect of Kolmar and ASHC acquisitions:
  Accounts receivable...............................................................       (1,676)            105
  Inventories.......................................................................       (3,227)         (2,305)
  Trade accounts payable............................................................        4,263             209
  Other assets......................................................................          (88)            419
  Other liabilities.................................................................       (3,515)            166
                                                                                      -------------  -------------
Net cash used in operating activities...............................................       (1,557)          7,447

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures................................................................         (639)         (1,791)
Other...............................................................................       --              (1,180)
Sale of property, plant or equipment................................................       --                  31
Acquisition of Kolmar Laboratories, Inc., net of cash...............................       --             (76,630)
                                                                                      -------------  -------------
Net cash used in investing activities...............................................         (639)        (79,570)



      See notes to condensed consolidated financial statements.      (continued)

                        OUTSOURCING SERVICES GROUP, INC.

      FOR THE NINE MONTHS ENDED SEPTEMBER 28, 1997 AND SEPTEMBER 26, 1998


                                 (IN THOUSANDS)


                                                                                      SEPTEMBER 28,  SEPTEMBER 26,
                                                                                          1997           1998
                                                                                      -------------  -------------
                                                                                              (UNAUDITED)
CASH FLOWS FROM FINANCING ACTIVITIES:
Deferred Financing Acquisition......................................................       --             (10,265)
Net repayments on revolving loans...................................................         (246)        (10,441)
Borrowing on senior subordinated notes..............................................       --             105,000
Borrowing on senior bridge loans....................................................       --              70,000
Borrowing payable to former competitor..............................................       --                 100
Borrowing on senior term loans......................................................        3,200
Repayments on senior term loans.....................................................       --             (19,750)
Repayments of senior bridge loans...................................................       --             (70,000)
Repayments of senior subordinated debt..............................................       --              (6,000)
Repayment of debt due to affiliate..................................................       --              (2,332)
Payment of dividends on preferred stock.............................................         (237)            (18)
Proceeds from the issuance of common stock..........................................       --              21,108
                                                                                      -------------  -------------
  Net cash provided by financing activities.........................................        2,717          77,402
                                                                                      -------------  -------------
NET INCREASE IN CASH................................................................          521           5,279
CASH AND CASH EQUIVALENTS, beginning of period......................................          156             338
                                                                                      -------------  -------------
CASH AND CASH EQUIVALENTS, end of period............................................    $     677     $     5,617
                                                                                      -------------  -------------
                                                                                      -------------  -------------
SUPPLEMENTAL SCHEDULE OF NONCASH TRANSACTIONS--
  Accretion attributable to preferred stock.........................................    $      63     $       158
                                                                                      -------------  -------------
                                                                                      -------------  -------------
Effective June 30, 1997 and January 1, 1998, the Company acquired all the capital stock of Aerosol Services Holding Corporation and Kolmar Laboratories, Inc. and
  net assets of Kolmar Canada Inc., respectively. In conjunction with these acquisitions, liabilities were assumed as follows:
    Fair value of assets acquired...................................................    $  28,027     $    63,358
    Intangible assets acquired......................................................       19,593          51,277
    Cash paid for capital stock.....................................................       --             (77,951)
                                                                                      -------------  -------------
Liabilities assumed.................................................................    $  47,620     $    36,684
                                                                                      -------------  -------------
                                                                                      -------------  -------------
  During the nine months ended September 26, 1998,
    the Company issued stock for $772,000 in notes.


           See notes to condensed consolidated financial statements.

                        OUTSOURCING SERVICES GROUP, INC.

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


      FOR THE NINE MONTHS ENDED SEPTEMBER 28, 1997 AND SEPTEMBER 26, 1998


                                  (UNAUDITED)

1. BASIS OF PRESENTATION


    The interim condensed consolidated financial statements included herein have been prepared by Outsourcing Services Group, Inc. ("OSG" or the "Company") without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (the "SEC"). Certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been condensed or omitted pursuant to such SEC rules and regulations; nevertheless, the management of the Company believes that the disclosures herein are adequate to make the information presented not misleading. These condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and the notes thereto for the year ended December 31, 1997. In the opinion of management, the condensed consolidated financial statements included herein reflect all adjustments necessary to present fairly the consolidated financial position of the Company as of September 26, 1998, the results of its operations for the nine month period ended September 26, 1998, and its cash flows for the nine month period ended September 26, 1998. The results of operations for the interim periods are not necessarily indicative of the results of operations for the full year.


    As of January 1, 1998, the Company acquired from CCL Industries, all of the outstanding shares of Kolmar Laboratories, Inc. and the net assets of Kolmar Canada Inc., (collectively referred to as the Kolmar Group) for $78.0 million, subject to certain post-closing adjustments. The acquisition has been treated as a purchase for accounting purposes. Accordingly, the assets acquired and liabilities assumed have been recorded at their estimated fair values at the date of acquisition.

    The allocation of the purchase price is as follows:


Kolmar acquisition price.......................................  $77,951,000
Capital lease assumption.......................................       49,000
Kolmar acquisition costs.......................................    1,826,000
                                                                 -----------
  Total acquisition cost.......................................   79,826,000

Fair value of net assets acquired..............................  (28,549,000)
                                                                 -----------
Purchase price in excess of
  net assets acquired..........................................  $51,277,000
                                                                 -----------
                                                                 -----------



    Goodwill associated with the Kolmar Acquisition is being amortized on a straight-line basis over a 40 year period. Assuming the Kolmar Acquisition had occurred on January 1, 1997, unaudited pro forma net revenues and net income for OSG for the nine months ended September 28, 1997 would have been approximately $127,735,000 and $35,000, respectively.



    In conjunction with the Kolmar Group acquisition, the Company refinanced all of its existing indebtedness. The purchase price and the repayment of existing debt, plus $10.3 million of related fees and expenses were financed through $30.0 million of borrowings under a senior secured credit facility, $70.0 million of borrowings under a senior subordinated credit agreement, and $20,930,000 of proceeds from the issuance of 2,093,000 shares of the Company's common stock to existing stockholders of the Company. Loans under the senior secured credit facility and the senior subordinated credit agreement bear interest at rates of approximately 9.25% and 11.6%, respectively.

                        OUTSOURCING SERVICES GROUP, INC.

      FOR THE NINE MONTHS ENDED SEPTEMBER 28, 1997 AND SEPTEMBER 26, 1998


                                  (UNAUDITED)

1. BASIS OF PRESENTATION (CONTINUED)

    On March 3, 1998, the Company repaid indebtedness incurred in conjunction with the Kolmar Group acquisition, using the proceeds from the issuance of $105 million senior subordinated notes which are due in 2006. Interest on the notes is payable semiannually in arrears on March 1 and September 1 of each year, commencing September 1, 1998, at the rate of 10.875% per annum. The notes are redeemable in whole or in part at the option of the Company, on or after March 1, 2003 at the redemption price of 110.875% of the aggregate principal amount to be redeemed plus accrued and unpaid interest to the redemption date. In addition, at any time on or prior to March 1, 2001, the Company, at its option, may redeem up to 35% of the aggregate principal amount of the notes originally issued with the net cash proceeds of one or more equity offerings at the redemption price plus accrued and unpaid interest to the redemption date; provided that at least 65% of the aggregate principal amount of the notes originally issued remains outstanding immediately after such redemption. The notes are unsecured senior subordinated obligations of the Company and are subordinated in right of payment to all existing and future senior debt of the Company.



    Deferred financing costs of $3,574,000 associated with the indebtedness incurred in conjunction with the Kolmar Group acquisition were written off in the first quarter of 1998 and reflected as an extraordinary item in the accompanying financial statement, net of tax of $1,429,000.



    On October 30, 1998, the Company entered into an agreement to sell the operating assets and liabilities, excluding certain real estate, of the Australian subsidiary of the Kolmar Group for $800,000. The Company incurred a loss on disposal of $1.3 million which was offset against a reserve for such loss established when the Kolmar Group was acquired.


2. EARNINGS PER SHARE


    The Company has adopted SFAS No. 128, Earnings per Share, which replaces the presentation of "primary" earnings per share with "basic" earnings per share and the presentation of "fully diluted" earnings per share with "diluted" earnings per share. Basic earnings per share are based upon the weighted average number of common shares outstanding. Diluted earnings per share amounts are based upon the weighted average number of common and common equivalent shares for each period presented. Common equivalent shares include stock options assuming conversion under the treasury stock method.


3. NEW ACCOUNTING PRONOUNCEMENTS


    In the first quarter ended March 28, 1998, the Company adopted SFAS No. 130, REPORTING COMPREHENSIVE INCOME. This statement establishes standards for the reporting and display of comprehensive income and its components. For the fiscal year ending December 31, 1998, the Company will adopt SFAS No. 131, DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION, SFAS No. 132, DISCLOSURES ABOUT PENSIONS AND OTHER POSTRETIREMENT BENEFITS AND SFAS No. 133, ACCOUNTING FOR DERIVITIVE INSTRUMENTS AND HEDGING ACTIVITIES. Management has not yet determined the impact of the adoption of SFAS No. 131, 132 and 133 on the financial statements of the Company.

                        OUTSOURCING SERVICES GROUP, INC.

      FOR THE NINE MONTHS ENDED SEPTEMBER 28, 1997 AND SEPTEMBER 26, 1998


                                  (UNAUDITED)


4. INVENTORIES



    Inventories consisted of the following at December 31, 1997 and September 26, 1998 (in thousands):



                                                                  DECEMBER 31,  SEPTEMBER 26,
                                                                      1997          1998
                                                                  ------------  -------------
Raw materials...................................................   $    9,621     $  19,298
Work in progress................................................                      5,199
Finished Goods..................................................        3,511         5,306
                                                                  ------------  -------------
                                                                       13,132        29,803
                                                                  ------------  -------------
Less reserve for excess and obsolete inventories................       (1,007)       (4,136)
                                                                  ------------  -------------
                                                                   $   12,125     $  25,667
                                                                  ------------  -------------
                                                                  ------------  -------------


5. CONTINGENCIES

    ENVIRONMENTAL CONTINGENCIES

    The Company is subject to loss contingencies resulting from environmental laws and regulations, which include obligations to remove or remediate the effects on the environment of the disposal or release of certain wastes and substances at various sites. The Company has established accruals in current dollars for those hazardous waste sites where it is probable that a loss has been incurred and the amount of the loss can reasonably be estimated. The reliability and precision of the loss estimates are affected by numerous factors, such as different stages of site evaluation, the allocation of responsibility among potentially responsible parties and the assertion of additional claims. The Company adjusts its accruals as new remediation requirements are defined, as information becomes available permitting reasonable estimates to be made, and to reflect new and changing facts. The Company also has established receivables for insurance recoveries (for liabilities on existing sites) that are probable of collection.


    At September 26, 1998, the Company has established environmental remediation accruals in the amount of $14,500,000.



    The Company potentially has minor responsibility for the remediation of four environmental sites for which accruals have been established. These sites are well advanced in the investigation and cleanup stage. The Company's environmental accruals at September 26, 1998, included $750,000 for these sites. The site with the largest total potential cost to the Company is a nonoperating site. The amount accrued for this site was $8,500,000 at September 26, 1998. At September 26, 1998, the Company has a long-term receivable totaling $8,250,000 for insurance recoveries on this site which are probable of collection.



    The Company maintains environmental exposure for one other site. To date the Company has not been named a potentially responsible party for this site but maintained an accrual of $5,250,000 as of September 26, 1998, based on the advice of outside counsel, for an estimate of probable groundwater and soil remediation costs. The Company believes this estimate would cover the full remediation of the site.



    While it is impossible at this time to determine with certainty the ultimate outcome of the environmental matters referred to in this note, management believes that adequate provisions have been made for probable losses with respect thereto and that such ultimate outcome, after provisions therefore, will not have a material adverse effect on the combined financial position of the Company. It is reasonably possible that changes in estimates of recorded obligations and related receivables may occur in the near term.

                        OUTSOURCING SERVICES GROUP, INC.

      FOR THE NINE MONTHS ENDED SEPTEMBER 28, 1997 AND SEPTEMBER 26, 1998


                                  (UNAUDITED)

5. CONTINGENCIES (CONTINUED)
Should any losses be sustained in connection with any of such environmental matters in excess of provisions therefore, they will be charged to income in the future.

    LITIGATION

    A claim has been asserted by the U.S. Environmental Protection Agency against the Company potentially responsible for the remediation of a superfund site near Port Jervis, New York. The proceedings remain administrative only, and are not pending as litigation in any U.S. District Court. The Company has reserves for any potential liability that may arise out of this claim and has recorded insurance receivables relating to this claim which it believes are probable of recovery.

    There are certain other legal proceedings and claims pending against the Company arising out of the normal course of business in which claims for monetary damages are asserted.

    While it is not feasible to predict the outcome of these legal proceedings and claims with certainty, management is of the belief that any ultimate liabilities in excess of reserved amounts will not individually or in the aggregate have a material adverse effect on the Company's financial position or results of operations.


6. RESTATEMENT



    Subsequent to the issuance of the Company's December 31, 1997 consolidated financial statements, the Company's management determined that the treatment of the merger of ASHC and ACHC as a transaction accounted for similar to a pooling of interests, pursuant to Interpretation No. 39 of APB Opinion No. 16, was inappropriate. As a result of such treatment, the assets, liabilities, stockholders' equity and results of operations of ASHC were combined with those of ACHC in the Company's consolidated financial statements, using their historical carrying amounts as if the merger had occurred as of the beginning of the earliest period presented.



    Upon further consideration, management determined that such transaction should have been accounted for as a purchase with ACHC being the accounting acquirer due to ACHC shareholders' receiving the majority of the common stock of the new combined entity. As a result, the Company's consolidated financial statements as of December 31, 1997 have been restated to reflect the merger as an acquisition of ASHC by ACHC on the June 30, 1997 using the purchase method of accounting.

                        OUTSOURCING SERVICES GROUP, INC.

      FOR THE NINE MONTHS ENDED SEPTEMBER 28, 1997 AND SEPTEMBER 26, 1998


                                  (UNAUDITED)


6. RESTATEMENT (CONTINUED)


    A summary of the effects of the restatement by major financial statement line item is as follows:



                                                                           1997
                                                                            AS         1997
                                                                        PREVIOUSLY      AS
                                                                         REPORTED    RESTATED
                                                                       ------------  ---------
At December 31:
  Total current assets...............................................   $   30,912   $  31,245
  Property and equipment, net........................................       10,188      13,542
  Goodwill...........................................................        7,857      23,652
  Other intangible assets............................................        1,772         571
  Total assets.......................................................       51,841      69,108
  Total liabilities..................................................       52,908      54,859
  Common stock warrants..............................................          828         663
  Additional paid-in capital.........................................       12,662      10,394
  Accumulated deficit................................................       (9,102)     (1,068)
  Predecessor carryover basis adjustment.............................       (9,715)         --
Total stockholders' equity (deficit).................................       (5,326)      9,990



7. SUPPLEMENTAL GUARANTOR INFORMATION



    The payment obligations of the Company under the Notes are guaranteed by certain of the Company's wholly owned domestic subsidiaries ("Guarantors"). Such guarantees are full, unconditional and joint and several. Separate financial statements of the Guarantors are not presented because the Company's management has determined that they would not be material to investors. The following financial information presents the unaudited condensed combined balance sheets as of September 26, 1998 and the unaudited condensed combined statements of income and cash flows for the nine months ended September 26, 1998 of the Guarantors, representing Kolmar, ASC and Piedmont and the nonguarantors which consist of Kolmar Canada, a division of CCL, Kolmar de Mexico S.A. de C.V. and Kolmar (Aust.) Pty. Limited. The financial information is intended to provide information for the Guarantor and nonguarantor operations of the Company, based on amounts derived from the financial statements of the Company and of the Kolmar Group, as of and for the periods presented.

       CONDENSED COMBINED BALANCE SHEET AT SEPTEMBER 26, 1998 (UNAUDITED)



                             (DOLLARS IN THOUSANDS)



                                            SUBSIDIARY GUARANTORS
                                    -------------------------------------
                                      ASC AND     KOLMAR-US    COMBINED                                              CONSOLIDATED
                                     PIEDMONT    OPERATIONS   GUARANTORS    NONGUARANTORS      OSG     ELIMINATIONS     TOTAL
                                    -----------  -----------  -----------  ---------------  ---------  ------------  ------------
                                                      ASSETS:

Current Assets:
Cash, cash equivalents and
  short-term investments..........   $   1,779    $   3,681    $   5,460      $     344     $      76   $       --    $    5,880
Accounts Receivable, net..........      17,547       12,362       29,909          4,419          (412)          --        33,916
Other receivables.................         185           86          271            306            --           --           577
Inventories.......................      12,103        9,961       22,064          3,292           311           --        25,667
Prepaid expenses and other current
  assets..........................         789          638        1,427            280            --           --         1,707
                                    -----------  -----------  -----------       -------     ---------  ------------  ------------
Total Current Assets..............      32,403       26,728       59,131          8,641           (25)          --        67,747
Property and equipment, net.......      12,818       14,717       27,535          4,068            --           --        31,603
Goodwill, net.....................      22,022       50,793       72,815             --            --           --        72,815
Intercompany receivable
  (payable).......................     (46,633)         171      (46,462)          (959)       47,421           --            --
Investment in subsidiaries........          --       10,011       10,011             --        85,493      (95,504)           --
Other long-term assets............         189       16,085       16,274            165         6,587           --        23,026
                                    -----------  -----------  -----------       -------     ---------  ------------  ------------
Total Assets......................   $  20,799    $ 118,505    $ 139,304      $  11,915     $ 139,476   $  (95,504)   $  195,191
                                    -----------  -----------  -----------       -------     ---------  ------------  ------------
                                    -----------  -----------  -----------       -------     ---------  ------------  ------------

                                                   LIABILITIES:

Accounts payable..................   $  13,525    $   7,109    $  20,634      $   1,720     $      --   $       --    $   22,354
Other current liabilities.........       2,591        8,463       11,054          3,680          (433)          --        14,301
Current portion of long-term
  debt............................          --          104          104             --            --           --           104
                                    -----------  -----------  -----------       -------     ---------  ------------  ------------
Total current liabilities.........      16,116       15,676       31,792          5,400          (433)          --        36,759
Long-term debt, less current
  portion.........................          --           --           --             --       105,000           --       105,000
Other liabilities.................       2,004       19,292       21,296             --            --           --        21,296
Redeemable Preferred Stock........          --           --           --             --         4,417           --         4,417
Stockholders' Equity..............       2,679       83,537       86,216          6,515        30,492      (95,504)       27,719
                                    -----------  -----------  -----------       -------     ---------  ------------  ------------
Total Liabilities and
  Stockholders' Equity............   $  20,799    $ 118,505    $ 139,304      $  11,915     $ 139,476   $  (95,504)   $  195,191
                                    -----------  -----------  -----------       -------     ---------  ------------  ------------
                                    -----------  -----------  -----------       -------     ---------  ------------  ------------

 CONDENSED COMBINED STATEMENT OF INCOME FOR THE NINE MONTHS ENDED SEPTEMBER 26,
                                1998 (UNAUDITED)



                             (DOLLARS IN THOUSANDS)



                                           SUBSIDIARY GUARANTORS
                                   -------------------------------------
                                     ASC AND     KOLMAR-US    COMBINED                                               CONSOLIDATED
                                    PIEDMONT    OPERATIONS   GUARANTORS    NONGUARANTORS      OSG     ELIMINATIONS      TOTAL
                                   -----------  -----------  -----------  ---------------  ---------  -------------  ------------
Net Revenues.....................   $  97,437    $  59,387    $ 156,824      $  14,885     $    (412)   $    (114)    $  171,183
Cost of goods sold...............      85,848       46,477      132,325         12,876          (311)        (114)       144,776
                                   -----------  -----------  -----------       -------     ---------       ------    ------------
Gross Profit.....................      11,589       12,910       24,499          2,009          (101)          --         26,407
Selling, general and
  administrative expense.........       8,876       10,305       19,181          1,897        (5,419)          --         15,659
                                   -----------  -----------  -----------       -------     ---------       ------    ------------
Income (loss) from operations....       2,713        2,605        5,318            112         5,318           --         10,748
Interest expense, net............       3,978           63        4,041            279         4,918           --          9,238
Other income, net................          --           (6)          (6)            --            --           --             (6)
Foreign currency translation
  loss...........................      --           --           --                918        --           --                918
                                   -----------  -----------  -----------       -------     ---------       ------    ------------
Income (loss) before provision
  for income taxes...............      (1,265)       2,548        1,283         (1,085)          400           --            598
Provision (benefit) for income
  taxes..........................        (438)       1,217          779            359           233           --          1,371
                                   -----------  -----------  -----------       -------     ---------       ------    ------------
Income (loss) before
  extraordinary item.............        (827)       1,331          504         (1,444)          167           --           (773)
Extraordinary Item--loss from
  early extinguishment of debt...        (617)          --         (617)            --        (1,528)          --         (2,145)
                                   -----------  -----------  -----------       -------     ---------       ------    ------------
Net income (loss)................   $  (1,444)   $   1,331    $    (113)     $  (1,444)    $  (1,361)   $      --     $   (2,918)
                                   -----------  -----------  -----------       -------     ---------       ------    ------------
                                   -----------  -----------  -----------       -------     ---------       ------    ------------

 CONDENSED COMBINED STATEMENT OF CASH FLOWS FOR THE NINE MONTHS ENDED SEPTEMBER
                              26, 1998 (UNAUDITED)



                             (DOLLARS IN THOUSANDS)



                                           SUBSIDIARY GUARANTORS
                                   -------------------------------------
                                     ASC AND     KOLMAR-US    COMBINED                                             CONSOLIDATED
                                    PIEDMONT    OPERATIONS   GUARANTORS   NONGUARANTORS      OSG     ELIMINATIONS     TOTAL
                                   -----------  -----------  -----------  --------------  ---------  ------------  ------------
CASH FLOWS FROM OPERATING
  ACTIVITIES
Net income (loss)................   $  (1,444)   $   1,331    $    (113)    $   (1,444)   $  (1,361)  $       --    $   (2,918)
Total adjustments to reconcile
  net income (loss) to net cash
  provided by (used in) operating
  activities.....................       2,015      (93,815)     (91,800)         4,539       97,626           --        10,365
                                   -----------  -----------  -----------  --------------  ---------  ------------  ------------
Net cash provided by (used in)
  operating activities...........         571      (92,484)     (91,913)         3,095       96,265           --         7,447

CASH FLOWS FROM INVESTING
  ACTIVITIES
Capital expenditures.............        (771)        (601)      (1,372)          (419)          --           --        (1,791)
Sale of property, plant or
  equipment, net of gain.........          24            7           31             --           --           --            31
Acquisition of Kolmar
  Laboratories, net of cash......          --           --           --             --      (76,630)          --       (76,630)
Other............................          --       (1,180)      (1,180)            --           --           --        (1,180)
                                   -----------  -----------  -----------  --------------  ---------  ------------  ------------
Net cash used in investing
  activities.....................        (747)      (1,774)      (2,521)          (419)     (76,630)          --       (79,570)

CASH FLOWS FROM FINANCING
  ACTIVITIES
Deferred financing acquisition...          --           --           --             --      (10,265)          --       (10,265)
Net repayments on revolving
  loans..........................     (10,441)          --      (10,441)            --           --           --       (10,441)
Borrowing on senior subordinated
  notes..........................          --           --           --             --      105,000           --       105,000
Borrowing on senior bridge
  loans..........................          --           --           --             --       70,000           --        70,000
Repayments on senior term
  loans..........................     (19,750)          --      (19,750)            --           --           --       (19,750)
Repayments of senior bridge
  loans..........................          --           --           --             --      (70,000)          --       (70,000)
Repayments of senior subordinated
  debt...........................      (6,000)          --       (6,000)            --           --           --        (6,000)
Payment of debt due to
  affiliate......................      37,545           --       37,545         (2,332)     (37,545)          --        (2,332)
Proceeds from notes payable......          --          100          100             --           --           --           100
Payment of dividends on preferred
  stock..........................          --           --           --             --          (18)                       (18)
Proceeds from the issuance of
  common stock...................          --           --           --             --       21,108           --        21,108
Capital infusion from parent.....          --       97,839       97,839             --      (97,839)          --            --
                                   -----------  -----------  -----------  --------------  ---------  ------------  ------------
Net cash provided by (used in)
  financing activities...........       1,354       97,939       99,293         (2,332)     (19,559)          --        77,402

Net increase in cash and cash
  equivalents....................       1,178        3,681        4,859            344           76           --         5,279
Cash and cash equivalents at
  beginning of year..............         338           --          338             --           --           --           338
                                   -----------  -----------  -----------  --------------  ---------  ------------  ------------
Cash and cash equivalents at end
  of year........................   $   1,516    $   3,681    $   5,197     $      344    $      76   $       --    $    5,617
                                   -----------  -----------  -----------  --------------  ---------  ------------  ------------
                                   -----------  -----------  -----------  --------------  ---------  ------------  ------------

                          INDEPENDENT AUDITORS' REPORT



To the Board of Directors
Outsourcing Services Group, Inc.
City of Industry, California



    We have audited the accompanying consolidated balance sheets of Outsourcing Services Group, Inc. (the Company or OSG) as of December 31, 1996 and 1997, and the related consolidated statements of operations, stockholders' equity and cash flows for the period October 1, 1996 (date of inception) to December 31, 1996 and the year ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audits.



    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



    In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of Outsourcing Services Group, Inc. as of December 31, 1996 and 1997, and the results of its operations and its cash flows for the period October 1, 1996 (date of inception) to December 31, 1996 and for the year ended December 31, 1997 in conformity with generally accepted accounting principles.



    As described in Note 16, the accompanying consolidated financial statements have been restated.



DELOITTE & TOUCHE LLP



Costa Mesa, California
March 3, 1998, except for the effects
of the restatement discussed in Note 16, as to which the date is November 23, 1998

                        OUTSOURCING SERVICES GROUP, INC.



                          CONSOLIDATED BALANCE SHEETS



                        AS OF DECEMBER 31, 1996 AND 1997



                     (IN THOUSANDS, EXCEPT FOR SHARE DATA)



                                                                                              1996       1997
                                                                                            ---------  ---------
                                                                                             (AS RESTATED, SEE
                                                                                                  NOTE 16)
                                                     ASSETS
CURRENT ASSETS:
  Cash....................................................................................  $     156  $     338
  Short-term investment...................................................................        350        250
  Accounts receivable, net (Note 4).......................................................      4,043     17,319
  Inventories, net (Note 5)...............................................................      2,444     12,125
  Prepaid expenses and other current assets...............................................        254        505
  Deferred income taxes (Note 8)..........................................................        180        708
                                                                                            ---------  ---------
      Total current assets................................................................      7,427     31,245
PROPERTY AND EQUIPMENT, net (Note 6)......................................................      4,935     13,542
DEPOSITS AND OTHER ASSETS.................................................................         82         98
GOODWILL, net.............................................................................      5,466     23,652
OTHER INTANGIBLE ASSETS, net (Note 7).....................................................        944        571
                                                                                            ---------  ---------
                                                                                            $  18,854  $  69,108
                                                                                            ---------  ---------
                                                                                            ---------  ---------
                        LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Trade accounts payable..................................................................  $   3,025  $  13,246
  Current maturities of long-term debt (Note 9)...........................................        750      1,600
  Accrued payroll and other compensation..................................................        139      1,269
  Accrued expenses........................................................................        291        819
  Other current liabilities...............................................................        119      1,330
                                                                                            ---------  ---------
      Total current liabilities...........................................................      4,324     18,264
DEFERRED TAXES (Note 8)...................................................................        503      2,004
LONG-TERM DEBT (Note 9)...................................................................      7,233     34,591
                                                                                            ---------  ---------
      Total liabilities...................................................................     12,060     54,859
REDEEMABLE SERIES A PREFERRED STOCK, $.001 par value; 3,750 shares authorized, issued and
  outstanding (Note 10)...................................................................                   375
REDEEMABLE SERIES B PREFERRED STOCK, $.001 par value; 26,250 shares authorized, issued and
  outstanding (Note 10)...................................................................                 3,884
COMMITMENTS AND CONTINGENCIES (Note 14)
STOCKHOLDERS' EQUITY:
  Common stock, $.001 par value; 2,000,000 shares authorized; 853,380 and 1,267,174 shares
    issued and outstanding as of December 31, 1996 and 1997, respectively.................          1          1
  Common stock warrants (Note 11).........................................................                   663
  Additional paid-in capital..............................................................      6,999     10,394
  Accumulated deficit.....................................................................       (206)    (1,068)
                                                                                            ---------  ---------
      Total stockholders' equity..........................................................      6,794      9,990
                                                                                            ---------  ---------
                                                                                            $  18,854  $  69,108
                                                                                            ---------  ---------
                                                                                            ---------  ---------



                See notes to consolidated financial statements.

                        OUTSOURCING SERVICES GROUP, INC.



                     CONSOLIDATED STATEMENTS OF OPERATIONS



               FOR THE PERIOD OCTOBER 1, 1996 (DATE OF INCEPTION)
           TO DECEMBER 31, 1996 AND THE YEAR ENDED DECEMBER 31, 1997



                     (IN THOUSANDS, EXCEPT FOR SHARE DATA)



                                                                                       PERIOD FROM
                                                                                        OCTOBER 1,
                                                                                        1996 (DATE
                                                                                            OF
                                                                                        INCEPTION)    YEAR ENDED
                                                                                       TO DECEMBER   DECEMBER 31,
                                                                                         31, 1996        1997
                                                                                       ------------  ------------
                                                                                       (AS RESTATED, SEE NOTE 16)
NET REVENUES.........................................................................   $    7,479    $   77,835
COST OF GOODS SOLD...................................................................        6,335        67,491
                                                                                       ------------  ------------
GROSS PROFIT.........................................................................        1,144        10,344
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES.........................................        1,086         7,852
                                                                                       ------------  ------------
INCOME FROM OPERATIONS...............................................................           58         2,492
INTEREST EXPENSE, net................................................................          204         2,232
                                                                                       ------------  ------------
INCOME (LOSS) BEFORE INCOME TAX PROVISION AND EXTRAORDINARY ITEM.....................         (146)          260
PROVISION FOR INCOME TAXES (Note 8)..................................................          (60)         (576)
                                                                                       ------------  ------------
LOSS BEFORE EXTRAORDINARY ITEM.......................................................         (206)         (316)
EXTRAORDINARY ITEM, LOSS FROM EARLY EXTINGUISHMENT OF DEBT, net of income tax benefit
  of $250 (Note 9)...................................................................                       (419)
                                                                                       ------------  ------------
NET LOSS.............................................................................         (206)         (735)
                                                                                       ------------  ------------
                                                                                       ------------  ------------
ACCRETION OF PREFERRED STOCK.........................................................       --               (63)
PREFERRED STOCK DIVIDENDS............................................................       --               (64)
                                                                                       ------------  ------------
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDER..........................................   $     (206)   $     (862)
                                                                                       ------------  ------------
                                                                                       ------------  ------------
LOSS BEFORE EXTRAORDINARY ITEM PER SHARE.............................................   $    (0.24)   $    (0.42)
LOSS AFTER EXTRAORDINARY ITEM PER SHARE..............................................                 $    (0.39)
                                                                                       ------------  ------------
LOSS PER SHARE Basic and diluted.....................................................   $    (0.24)   $    (0.81)
WEIGHTED AVERAGE COMMON SHARES Basic and diluted.....................................      853,380     1,060,078
                                                                                       ------------  ------------
                                                                                       ------------  ------------



                See notes to consolidated financial statements.

                        OUTSOURCING SERVICES GROUP, INC.



                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY



               FOR THE PERIOD OCTOBER 1, 1996 (DATE OF INCEPTION)
           TO DECEMBER 31, 1996 AND THE YEAR ENDED DECEMBER 31, 1997



                     (IN THOUSANDS, EXCEPT FOR SHARE DATA)
                           (AS RESTATED, SEE NOTE 16)



                                                                                               RETAINED
                                               COMMON STOCK          COMMON     ADDITIONAL     EARNINGS        TOTAL
                                          -----------------------     STOCK       PAID-IN    (ACCUMULATED  STOCKHOLDERS'
                                            SHARES      AMOUNT      WARRANTS      CAPITAL      DEFICIT)       EQUITY
                                          ----------  -----------  -----------  -----------  ------------  -------------
BALANCE, October 1, 1996 (date of
  inception)............................      --       $  --        $  --        $  --        $   --         $  --
Issuance of common stock in conjunction
  with acquisition of Piedmont..........     853,380           1                     6,999                       7,000
Net loss................................                                                            (206)         (206)
                                          ----------       -----        -----   -----------  ------------       ------
BALANCE, December 31, 1996..............     853,380           1                     6,999          (206)        6,794
Issuance of common stock and warrants in
  conjunction with the acquisition of
  Aerosol Services Holding Corporation
  (Notes 1 and 11)......................     413,794                      663        3,395                       4,058
Accretion of redeemable Series A and B
  preferred stock.......................                                                             (63)          (63)
Payment of dividends on Series A and B
  redeemable preferred stock............                                                             (64)          (64)
Net loss................................                                                            (735)         (735)
                                          ----------       -----        -----   -----------  ------------       ------
BALANCE, December 31, 1997..............   1,267,174   $       1    $     663    $  10,394    $   (1,068)    $   9,990
                                          ----------       -----        -----   -----------  ------------       ------
                                          ----------       -----        -----   -----------  ------------       ------



                See notes to consolidated financial statements.

                        OUTSOURCING SERVICES GROUP, INC.



                     CONSOLIDATED STATEMENTS OF CASH FLOWS



               FOR THE PERIOD OCTOBER 1, 1996 (DATE OF INCEPTION)
           TO DECEMBER 31, 1996 AND THE YEAR ENDED DECEMBER 31, 1997



                     (IN THOUSANDS, EXCEPT FOR SHARE DATA)



                                                                                       PERIOD FROM
                                                                                        OCTOBER 1,
                                                                                        1996 (DATE
                                                                                            OF
                                                                                        INCEPTION)    YEAR ENDED
                                                                                       TO DECEMBER   DECEMBER 31,
                                                                                         31, 1996        1997
                                                                                       ------------  ------------
                                                                                       (AS RESTATED, SEE NOTE 16)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss.............................................................................   $     (206)   $     (735)
Adjustments to reconcile net loss to net cash provided by operating activities:
  Depreciation and amortization......................................................          510         2,814
  Amortization of deferred financing costs...........................................           34           122
  Provision for doubtful accounts....................................................           58          (134)
  Extraordinary item-write-off of deferred financing costs (Note 9)..................                        669
  Deferred income taxes..............................................................           22           279
  Change in operating assets and liabilities, net of effects of Piedmont
    Laboratories, Inc. acquisition (1996) and Aerosol Services Holding Corporation acquisition (1997):
    Notes receivable.................................................................        2,125
    Trade accounts receivable........................................................         (386)       (2,947)
    Inventories......................................................................          189        (1,156)
    Prepaid expenses and other current assets........................................         (135)          453
    Deposits and other assets........................................................           90            78
    Trade accounts payable...........................................................         (565)        1,731
    Accrued expenses and other current liabilities...................................         (179)        1,200
                                                                                       ------------  ------------
      Net cash provided by operating activities......................................        1,557         2,374

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures.................................................................         (106)       (1,175)
Acquisition of Piedmont Laboratories, Inc., net of cash acquired.....................      (14,060)
Purchase of short-term investment....................................................         (350)
Sale of short-term investment........................................................                        100
Other................................................................................           --          (285)
                                                                                       ------------  ------------
      Net cash used in investing activities..........................................      (14,516)       (1,360)



                See notes to consolidated financial statements.

                        OUTSOURCING SERVICES GROUP, INC.

               FOR THE PERIOD OCTOBER 1, 1996 (DATE OF INCEPTION)
           TO DECEMBER 31, 1996 AND THE YEAR ENDED DECEMBER 31, 1997



                     (IN THOUSANDS, EXCEPT FOR SHARE DATA)



                                                                                       PERIOD FROM
                                                                                        OCTOBER 1,
                                                                                        1996 (DATE
                                                                                            OF
                                                                                        INCEPTION)    YEAR ENDED
                                                                                       TO DECEMBER   DECEMBER 31,
                                                                                         31, 1996        1997
                                                                                       ------------  ------------
                                                                                       (AS RESTATED, SEE NOTE 16)
CASH FLOWS FROM FINANCING ACTIVITIES:
Deferred financing acquisition.......................................................   $   --        $     (462)
Net borrowings on revolving loans....................................................        2,983         2,051
Net payments on line of credit.......................................................         (290)
Borrowings on senior term loans......................................................        5,000         8,200
Repayments of long-term debt.........................................................       (1,578)       (5,750)
Payment of dividends on preferred stock..............................................                        (64)
Proceeds from issuance of common stock...............................................        7,000
Loan to affiliate....................................................................                     (4,807)
                                                                                       ------------  ------------
      Net cash provided by (used in) financing activities............................       13,115          (832)
                                                                                       ------------  ------------
NET INCREASE IN CASH.................................................................          156           182
CASH, beginning of year..............................................................                        156
                                                                                       ------------  ------------
CASH, end of year....................................................................   $      156    $      338
                                                                                       ------------  ------------
                                                                                       ------------  ------------

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION Cash paid during the year for:
  Interest...........................................................................   $      192    $    1,993
  Income taxes.......................................................................   $   --        $      126

SUPPLEMENTAL SCHEDULE OF NONCASH TRANSACTIONS
  Accretion attributable to preferred stock (Note 10)................................   $   --        $       63

The Company acquired all the capital stock of Piedmont Laboratories, Inc. in 1996 and of Aerosol Services Holding Corporation in 1997. In conjunction with the acquisitions, liabilities were assumed as follows:
  Fair value of assets acquired......................................................   $   13,919    $   28,027
  Intangible assets acquired.........................................................        6,753        19,593
  Cash paid for capital stock........................................................      (14,060)
                                                                                       ------------  ------------
  Liabilities assumed................................................................   $    6,612    $   47,620
                                                                                       ------------  ------------
                                                                                       ------------  ------------



                See notes to consolidated financial statements.

                        OUTSOURCING SERVICES GROUP, INC.



                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



               FOR THE PERIOD OCTOBER 1, 1996 (DATE OF INCEPTION)
           TO DECEMBER 31, 1996 AND THE YEAR ENDED DECEMBER 31, 1997



1.  ORGANIZATION AND BACKGROUND



    BUSINESS -- Outsourcing Services Group, Inc. (the Company or OSG) is a leading provider of outsourced manufacturing and packaging services to the health and beauty aid, household and automotive consumer product markets in North America. OSG primarily manufactures and/or packages health and beauty aid products, including skin care creams and lotions, hair spray and gel, hair mousse, shampoo, and shaving cream and gel. Other products manufactured and packaged by the Company include household and automotive products, such as lubricants, tire sealers, cleaners and lighter fluid. OSG offers its customers a complete range of services, including product development, formulation, blending, manufacturing, filling and packaging. It also provides ancillary services such as materials procurement, warehousing and distribution of finished goods.



    OSG is the successor to a holding company called Aerosol Companies Holding Corporation (ACHC). ACHC was formed by an investor group consisting of The Gordon + Morris Group and HarbourVest Partners, LLC plus management of Piedmont Laboratories, Inc. (Piedmont), to acquire Piedmont on October 1, 1996 for approximately $14,060,000. Piedmont was acquired primarily through the issuance of debt and equity securities. The acquisition has been accounted for as a purchase for accounting purposes and, accordingly, the assets acquired and liabilities assumed have been recorded at their estimated fair values at the date of acquisition. The excess of the purchase price over the fair value of the net assets acquired was $5,754,000 and has been recorded as goodwill. Other intangible assets arising from this transaction amounted to $998,000.



2.  MERGER



    Effective June 30, 1997, ACHC was merged with Aerosol Services Holding Corporation (ASHC), a related company owned by the Gordon + Morris Group and HarbourVest Partners, LLC plus management of Aerosol Services Company, Inc., a subsidiary of ASHC. The combined entity was renamed Outsourcing Services Group, Inc. As a result of this acquisition, the Company became the sole common stockholder of ASHC and Piedmont. The merger agreement also amended the capital structure such that the existing stockholders of ACHC received approximately
1.22 new shares of the Company's common stock for each old share of ACHC common stock that they owned prior to the merger and the existing stockholders of ASHC received approximately .76 new shares of the Company's common stock for each old share of ASHC common stock that they owned prior to the merger. In addition, the outstanding preferred stock of ASHC was canceled and new shares of the Company's preferred stock were issued in the form of a Series A preferred stock and Series B preferred stock (Note 10). As ACHC shareholders received the majority of the common stock of the new company, ACHC has been determined to be the accounting acquirer. The fair value of the stock issued to stockholders of ASHC was $4,058,000 as of June 30, 1997.



    The acquisition of ASHC has been accounted for as a purchase for accounting purposes and, accordingly, the assets acquired and liabilities assumed have been recorded at their estimated fair values at the date of acquisition. The excess of the purchase price over the fair value of the net assets acquired was $19,593,000 and has been recorded as goodwill. Assuming the ASHC acquisition had occurred on January 1, 1997, unaudited pro forma net revenues and net loss for OSG for the year ended December 31, 1997 would have been approximately $110,329,000 and $(1,265,000).

                        OUTSOURCING SERVICES GROUP, INC.

               FOR THE PERIOD OCTOBER 1, 1996 (DATE OF INCEPTION)
           TO DECEMBER 31, 1996 AND THE YEAR ENDED DECEMBER 31, 1997



3.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES



    PRINCIPLES OF CONSOLIDATION -- The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany transactions have been eliminated.



    BASIS OF PRESENTATION -- OSG's financial statements give retroactive effect to the formation of OSG.



    SHORT-TERM INVESTMENT -- Short-term investment consists of a certificate of deposit with an original maturity of greater than three months and a remaining maturity of less than one year. Short-term investment is stated at cost which approximates market value.



    INVENTORIES -- Inventories are valued at the lower of cost or market using the first-in, first-out (FIFO) method.



    PROPERTY AND EQUIPMENT -- Property and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation and amortization are provided principally using the straight-line method over the estimated useful lives of the related assets ranging from 3 to 20 years. Expenditures for major renewals and betterments are capitalized, while minor replacements, maintenance and repairs which do not extend the asset lives are charged to operations as incurred.



    OTHER INTANGIBLE ASSETS -- Other intangible assets which include organization and other costs are being amortized on a straight-line basis over a 60-month period.



    DEFERRED FINANCING COSTS -- Deferred financing costs are capitalized costs associated with obtaining long-term debt financing including legal expenses, bank fees and seller's costs. These costs are being amortized over the repayment term of the related debt using the effective interest method.



    GOODWILL -- Goodwill represents the excess of the purchase price over the fair value of the net assets acquired. Goodwill is amortized using the straight-line method over periods ranging from 5 to 20 years. The Company subjects the carrying value of the goodwill to an annual review for impairment. The Company evaluates the recoverability of intangible assets by considering estimated future operating income of the Company on an undiscounted cash flow basis. OSG management performs a review of each operating entity on an annual basis (unless circumstances dictate that a review is needed in an interim period) to determine if events or changes in circumstances were deemed to have occurred which would impair goodwill. Should an impairment exist, the Company would record a charge to operations to recognize the impairment of its intangible assets. Goodwill is presented net of accumulated amortization of $288,000 in 1996 and $1,929,000 in 1997.



    LONG-LIVED ASSETS -- The Company accounts for the impairment and disposition of long-lived assets in accordance with Statement of Financial Accounting Standards (SFAS) No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF. In accordance with SFAS No. 121, long-lived assets to be held are reviewed for events or changes in circumstances which indicate that their carrying value may not be recoverable. The Company periodically reviews the carrying value of long-lived assets on an undiscounted cash flow basis to determine whether or not an impairment to such value has occurred.

                        OUTSOURCING SERVICES GROUP, INC.

               FOR THE PERIOD OCTOBER 1, 1996 (DATE OF INCEPTION)
           TO DECEMBER 31, 1996 AND THE YEAR ENDED DECEMBER 31, 1997



3.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


    OVERDRAFT -- As a result of cash management policies, the Company maintains overdraft positions in certain cash accounts. Overdrafts at December 31, 1996 and 1997, which are included in accounts payable, were $1,162,000 and $1,627,000, respectively.



    REVENUE RECOGNITION -- Revenue is generally recognized as products are shipped to customers. When customers, under the terms of specific orders, request that the Company manufacture and invoice goods on a bill and hold basis, the Company recognizes revenue based on the completion of the manufacturing process. The Company estimates and records provisions for sales returns and allowances based on its experience. Total sales returns and allowances were $66,000 and $480,000 in the period October 1, 1996 (date of inception) to December 31, 1996 and the year ended December 31, 1997, respectively.



    INCOME TAXES -- The Company accounts for income taxes under the provisions of SFAS No. 109, ACCOUNTING FOR INCOME TAXES. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.



    CONCENTRATION OF CREDIT RISK -- Financial instruments which potentially expose the Company to concentration of credit risk consist primarily of cash and trade accounts receivable. The Company maintains cash balances with financial institutions that are in excess of federally insured limits. The Company's products are primarily sold to product marketers which, in turn, sell or distribute to retail stores and salons. These customers can be affected by changes in economic, competitive or other factors. The Company makes substantial sales to relatively few, large customers. Credit limits, ongoing credit evaluations, and account monitoring procedures are utilized to minimize the risk of loss. Collateral is generally not required.



    USE OF ESTIMATES AND ASSUMPTIONS -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.



    FAIR VALUE OF FINANCIAL INSTRUMENTS -- The Company's consolidated balance sheets include the following financial instruments: short-term investment, trade accounts receivable, trade accounts payable and long-term debt. The Company considers the carrying amounts in the financial statements to approximate fair value of these financial instruments due to the relatively short period of time between the origination of the instruments and their expected realization or the interest rates which approximate current market rates.



    MAJOR CUSTOMERS -- During the period October 1, 1996 (date of inception) to December 31, 1996 and the year ended December 31, 1997, two customers accounted for approximately 40% and 35%, respectively, of revenues. A decision by a significant customer to decrease the amount purchased from the Company or to cease carrying the Company's products could have a material effect on the Company's financial condition and results of operations.

                        OUTSOURCING SERVICES GROUP, INC.

               FOR THE PERIOD OCTOBER 1, 1996 (DATE OF INCEPTION)
           TO DECEMBER 31, 1996 AND THE YEAR ENDED DECEMBER 31, 1997



3.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


    RESEARCH AND DEVELOPMENT COSTS -- Research and development costs are expensed when incurred. Included in general and administrative expenses during the year ended December 31, 1997 is approximately $148,000 of research and development costs for the development and improvement of the Company's products. No such costs were incurred during the period October 1, 1996 (date of inception) to December 31, 1996.



    NET INCOME (LOSS) PER SHARE -- The Company adopted SFAS No. 128, "Earnings Per Share" which requires a dual presentation of basic and diluted earnings per share ("EPS"). Basic EPS excludes dilution and is computed by dividing net income or loss attributable to common stockholders by the weighted average of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock (i.e. convertible preferred stock, warrants to purchase common stock and common stock options using the treasury stock method) were exercised or converted into common stock. Potential common shares in the diluted EPS computation are excluded in net loss periods as their effect would be antidilutive. In the computation of loss per share, loss attributable to common stockholders includes the accretion of Series A and B Preferred Stock totaling $63,000 and the payment of dividends on Series A and B Preferred Stock totaling $64,000 in 1997. EPS for all periods have been computed in accordance with SFAS No. 128.



    RECENTLY ISSUED ACCOUNTING STANDARDS -- For fiscal year beginning after December 15, 1997, the Company will adopt SFAS No. 130, REPORTING COMPREHENSIVE INCOME, and SFAS No. 131, DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION. The Company is reviewing the impact of such accounting pronouncements on its financial statements.



    RECLASSIFICATIONS -- Certain reclassifications have been made to the 1996 financial statements to conform with the 1997 presentation.



4.  ACCOUNTS RECEIVABLE



    Accounts receivable consisted of the following at December 31 (in thousands):



                                                                             1996       1997
                                                                           ---------  ---------
Trade accounts receivable................................................  $   4,101  $  17,528
Less allowance for doubtful accounts.....................................        (58)      (209)
                                                                           ---------  ---------
                                                                           $   4,043  $  17,319
                                                                           ---------  ---------
                                                                           ---------  ---------

                        OUTSOURCING SERVICES GROUP, INC.

               FOR THE PERIOD OCTOBER 1, 1996 (DATE OF INCEPTION)
           TO DECEMBER 31, 1996 AND THE YEAR ENDED DECEMBER 31, 1997



5.  INVENTORIES



    Inventories consisted of the following at December 31 (in thousands):



                                                                             1996       1997
                                                                           ---------  ---------
Raw materials............................................................  $   1,363  $   9,621
Finished goods...........................................................      1,545      3,511
                                                                           ---------  ---------
                                                                               2,908     13,132
Less reserve for excess and obsolete inventories.........................       (464)    (1,007)
                                                                           ---------  ---------
                                                                           $   2,444  $  12,125
                                                                           ---------  ---------
                                                                           ---------  ---------



6.  PROPERTY AND EQUIPMENT



    Property and equipment consisted of the following at December 31 (in thousands):



                                                                             1996       1997
                                                                           ---------  ---------
Land.....................................................................  $     158  $     158
Building.................................................................      2,228      2,230
Equipment................................................................      2,451     10,634
Leasehold improvements...................................................        111        339
Furniture and fixtures...................................................        146        319
Construction in progress.................................................         44        819
Computer equipment.......................................................                   323
                                                                           ---------  ---------
                                                                               5,138     14,822
Less accumulated depreciation and amortization...........................       (203)    (1,280)
                                                                           ---------  ---------
                                                                           $   4,935  $  13,542
                                                                           ---------  ---------
                                                                           ---------  ---------



7.  OTHER INTANGIBLE ASSETS



    Other intangible assets consisted of the following at December 31 (in thousands):



                                                                                  1996       1997
                                                                                ---------  ---------
Deferred financing costs......................................................  $     762  $     462
Other intangible assets.......................................................        236        155
                                                                                ---------  ---------
                                                                                      998        617
Less accumulated amortization.................................................        (54)       (46)
                                                                                ---------  ---------
                                                                                $     944  $     571
                                                                                ---------  ---------
                                                                                ---------  ---------

                        OUTSOURCING SERVICES GROUP, INC.

               FOR THE PERIOD OCTOBER 1, 1996 (DATE OF INCEPTION)
           TO DECEMBER 31, 1996 AND THE YEAR ENDED DECEMBER 31, 1997



8.  INCOME TAXES



    The provision for income taxes consists of the following for the period from October 1, 1996 (date of inception) to December 31, 1996 and the year ended December 31, 1997 (in thousands):



                                                                                    1996        1997
                                                                                    -----     ---------
Current:
  Federal......................................................................   $      32   $     146
  State........................................................................           6          50
                                                                                        ---   ---------
                                                                                         38         196
Deferred:
  Federal......................................................................          17         355
  State........................................................................           5          25
                                                                                        ---   ---------
                                                                                         22         380
                                                                                        ---   ---------
Provision for income taxes.....................................................   $      60   $     576
                                                                                        ---   ---------
                                                                                        ---   ---------



    A reconciliation between the provision for income taxes, as required by applying the federal statutory rate of 35% to that included in the financial statements, is as follows for the period from October 1, 1996 (date of inception) to December 31, 1996 and the year ended December 31, 1997:



                                                                                1996       1997
                                                                              ---------  ---------
Provision for income taxes at federal statutory rate........................       35.0%      35.0%
State income taxes, net of federal benefit..................................       (5.0)      18.9
Goodwill....................................................................      (69.7)     159.2
Meals and entertainment.....................................................       (2.9)       5.9
Officer's life insurance....................................................       (1.4)       3.7
Other.......................................................................        2.7       (1.0)
                                                                              ---------  ---------
                                                                                  (41.3)%     221.7%
                                                                              ---------  ---------
                                                                              ---------  ---------

                        OUTSOURCING SERVICES GROUP, INC.

               FOR THE PERIOD OCTOBER 1, 1996 (DATE OF INCEPTION)
           TO DECEMBER 31, 1996 AND THE YEAR ENDED DECEMBER 31, 1997



8.  INCOME TAXES (CONTINUED)


    Deferred taxes are recorded based upon the differences between the financial statement and tax bases of assets and liabilities. Temporary differences which give rise to deferred income tax assets and liabilities are as follows (in thousands):



                                                                                                   1996       1997
                                                                                                 ---------  ---------
Deferred tax assets:
  Net operating loss carryover.................................................................  $  --      $   1,500
  State taxes..................................................................................                   106
  Allowance for doubtful accounts..............................................................         23         84
  Accrued liabilities..........................................................................        130        209
  Inventory capitalization.....................................................................         27         95
  Inventory reserve............................................................................                   208
  Contamination reserve........................................................................                    46
  Deferred acquisition costs...................................................................                    54
  California manufacturer credits..............................................................                    92
  Charitable contributions.....................................................................                    28
                                                                                                 ---------  ---------
    Total gross deferred tax assets............................................................        180      2,422
Deferred tax liabilities:
  Property and equipment.......................................................................       (503)    (3,575)
  Goodwill.....................................................................................                  (133)
  Other........................................................................................                   (10)
                                                                                                 ---------  ---------
    Total deferred tax liabilities.............................................................       (503)    (3,718)
                                                                                                 ---------  ---------
    Net deferred tax liabilities...............................................................  $    (323) $  (1,296)
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------



    At December 31, 1997, the Company had a federal net operating loss carryforward of $4,275,000 that begins to expire in 2010 and a California net operating loss carryforward of $679,000 that begins to expire in 2002. The federal and California loss carryforwards can only be utilized by the subsidiary generating the losses. In addition, the Company has a California manufacturer credit carryover of $92,000 that expires in 2004.

                        OUTSOURCING SERVICES GROUP, INC.

               FOR THE PERIOD OCTOBER 1, 1996 (DATE OF INCEPTION)
           TO DECEMBER 31, 1996 AND THE YEAR ENDED DECEMBER 31, 1997



9.  LONG-TERM DEBT



    Long-term debt consists of the following as of December 31:



                                                                                                 1996       1997
                                                                                               ---------  ---------
Senior term loan to a financial institution, principal due quarterly plus interest through
  June 30, 2004..............................................................................  $  --      $  19,750
Senior term loan to a financial institution, repaid June 30, 1997............................      5,000     --
Senior revolving loans to financial institution with various maturities......................      2,983     10,441
Senior subordinated debt.....................................................................                 6,000
                                                                                               ---------  ---------
    Total long-term debt.....................................................................      7,983     36,191
Current maturities...........................................................................       (750)    (1,600)
                                                                                               ---------  ---------
Long-term debt, net of current maturities....................................................  $   7,233  $  34,591
                                                                                               ---------  ---------
                                                                                               ---------  ---------



    SENIOR TERM LOAN -- On June 30, 1997, the Company entered into a credit agreement with a financial institution, in which it borrowed $11,000,000 under Term Loan A and $9,500,000 under Term Loan B. As of December 31, 1997, the Company had $19,750,000 outstanding under these term loans. The new financing was used to pay down the existing senior term and senior revolving loans of ASHC and ACHC. Deferred financing costs of $669,000 associated with such existing debt were written off in 1997 and reflected as an extraordinary item in the accompanying financial statements, net of tax of $250,000. The term loans will be repaid with scheduled quarterly installments of varying amounts through June 30, 2004. Amounts borrowed under the term loans bear interest as follows: (a) if a base rate loan, then at the sum of the base rate plus .75% per annum for Term Loan A and 1.25% per annum for Term Loan B, and (b) if a LIBOR rate loan, then at the sum of the LIBOR rate plus 3.0% per annum for Term Loan A and 3.5% per annum for Term Loan B. The index rate is selected by the Company initially and may be changed from time to time. As part of this credit agreement, this Company also obtained a revolving loan described below.



    All borrowings under the credit agreement are collateralized by substantially all assets and capital stock of OSG. The agreement contains covenants which, among other things, require OSG to achieve a specified level of earnings and maintain a minimum interest coverage ratio. In addition, the Company is restricted from paying dividends and selling certain assets. The Company was in compliance with all covenants as of December 31, 1997.



    Effective October 1, 1996, the Company entered into a loan agreement with a financial institution. Such loan was collateralized by substantially all assets of Piedmont. As of December 31, 1996, the balance on this loan was $5,000,000. This loan bore interest as follows: (a) if a base rate loan, then at the sum of the base rate plus 1.0% per annum (9.25% at December 31, 1996); and (b) if a LIBOR rate loan, then at the sum of the LIBOR rate plus 3.0% per annum (8.5% at December 31, 1996). The index rate was selected by the Company initially at the date of borrowing.



    SENIOR REVOLVING LOANS -- As of December 31, 1997, the Company had a senior revolving loan for maximum borrowings of up to $18,000,000 based on 65% of eligible inventory plus 85% of eligible accounts receivable. The balance on this loan was $10,441,000 as of December 31, 1997. Amounts due under the revolving loan bear interest as follows: (a) if a base rate loan, then at the sum of the base rate

                        OUTSOURCING SERVICES GROUP, INC.

               FOR THE PERIOD OCTOBER 1, 1996 (DATE OF INCEPTION)
           TO DECEMBER 31, 1996 AND THE YEAR ENDED DECEMBER 31, 1997



9.  LONG-TERM DEBT (CONTINUED)


plus .75% per annum; and (b) if a LIBOR rate loan, then at the sum of the LIBOR rate plus 3.05 per annum.



    As of December 31, 1996, the Company also had a $5,000,000 revolving credit facility available until October 1, 2001, which was collateralized by substantially all assets of Piedmont. Amounts borrowed under the credit facility bore interest as follows: (a) if a base rate loan, then at the sum of the base rate plus 0.5% per annum and (b) if a LIBOR rate loan, then at the sum of the LIBOR rate plus 2.5% per annum. The index rate was selected by the Company initially at the date of borrowing.



    SENIOR SUBORDINATED DEBT -- Effective June 30, 1997, the Company renegotiated the senior subordinated debt of ASHC of $6,000,000 owed to Chase Manhattan Bank. Under the terms of the new agreement, OSG was named as the obligor and the principal will be repaid in one lump sum on June 30, 2005. The interest rate is at 12% per annum. The Company was in compliance with all senior subordinated debt covenants as of December 31, 1997.



    REFINANCING -- Subsequent to December 31, 1997, the Company refinanced all of its existing indebtedness as part of the acquisition of Kolmar (Note 15).



10.  REDEEMABLE PREFERRED STOCK



    Upon the merger of ASHC by ACHC (Note 1), redeemable preferred stock held by ASHC shareholders was canceled and 3,750 shares of Series A and 26,250 shares of Series B redeemable preferred stock were issued to the holders of the canceled shares, with a par value of $.001 per share.



    The holders of Series A preferred stock are entitled to noncumulative dividends at a rate of $2.50 per share, per quarter, accruing from the date of issuance, payable quarterly. If current dividends are not declared and paid with respect to any dividend payment date, then the holders of the Series A preferred stock are entitled to receive an increased cumulative dividend in cash equal to $3.25 per share for the first dividend period for which a dividend was not declared. Subsequently, the amount of the unpaid dividend shall increase by 2.5% or 3.25% of the liquidation preference per quarter, depending on whether subsequent dividend payments are made. The holders of Series B preferred stock are entitled to cumulative dividends at a rate of $2.00 per share, per quarter, accruing from June 30, 1997, payable quarterly. The Series B dividends shall accrue and be cumulative whether or not they have been declared.



    At any time after June 30, 2000, the Company may, at the option of the Board of Directors, redeem all or part of the outstanding shares of the Series A and Series B preferred stock at a redemption price of $100.00 and $145.97 per share, respectively, plus an amount equal to all accrued and unpaid dividends. The Company is required to redeem all outstanding shares on the earlier of June 30, 2006, an initial public offering of the Company's common stock or a liquidation, dissolution or winding up of the Company. Holders of Series A and Series B preferred stock have a liquidation preference of $100.00 and $145.97 per share, respectively, plus an amount equal to all accrued and unpaid dividends. Except as required by law, the holders of Series A and Series B preferred stock are not entitled to vote on any matters.



    As of December 31, 1997, cumulative and undeclared dividends in arrears amounted to $63,000. The accrued dividends are being accreted annually as an increase to the value of the preferred stock and a reduction in retained earnings.

                        OUTSOURCING SERVICES GROUP, INC.

               FOR THE PERIOD OCTOBER 1, 1996 (DATE OF INCEPTION)
           TO DECEMBER 31, 1996 AND THE YEAR ENDED DECEMBER 31, 1997



11.  COMMON STOCK WARRANTS



    In conjunction with the June 30, 1997 merger (Note 1), OSG issued warrants to a stockholder of ASHC to purchase 80,883 shares of its common stock at a price of $0.01 per share, exercisable any time after June 30, 2002. Such warrants were recorded at the fair market value of $663,000 and were considered part of the acquisition price of ASHC. The warrants expire on June 30, 2007. The Company may not call the warrants prior to June 30, 2003. Thereafter, the Company may from time to time call all of the outstanding warrants at a call price equal to the fair market value of a share of common stock as of the call date less the exercise price in effect on the date which the call price is paid.



12.  RELATED-PARTY TRANSACTIONS



    In 1997, the Company leased its plant facility, two adjacent warehouses and land from stockholders of the Company and from a partnership of three of the Company's stockholders. Lease payment for these facilities and land leases was $446,000 for the year ended December 31, 1997. Various manufacturing and data processing equipment was also leased from a partnership of two of the Company's stockholders in 1997. Lease payment for these equipment leases for the year ended December 31, 1997 was $53,000.



    The Company recorded sales to affiliated companies, which are wholly-owned by two of the Company's stockholders, during the year ended December 31, 1997 in the amount of $182,000. At December 31, 1997, the Company had $163,000 in affiliated company accounts receivable, which are included in trade accounts receivable.



    The Company has a management agreement with a stockholder for managing operations of OSG. Such management fees were $18,750 and $125,000, for the period from October 1, 1996 (date of inception) to December 31, 1996 and the year ended December 31, 1997, respectively.



13.  PROFIT-SHARING PLANS



    The Company has profit-sharing plans for its employees. Contributions to the plan are at the discretion of the Board of Directors. During the period from October 1, 1996 (date of inception) to December 31, 1996 and the year ended December 31, 1997, the Company contributed $8,979 and $85,000, respectively, to these plans.



14.  COMMITMENTS AND CONTINGENCIES



    LEASES -- The Company leases warehouse and office space under operating leases. Each lease is subject to an upward annual rental adjustment based upon the percentage change in the Consumer Price Index. The Company is responsible for insurance and property taxes on the facilities.



    The Company has equipment under operating leases having terms from 3 to 10 years.



    Total rent expense on operating leases for the period from October 1, 1996 (date of inception) to December 31, 1996 and the year ended December 31, 1997 was $126,061 and $934,000, respectively.

                        OUTSOURCING SERVICES GROUP, INC.

               FOR THE PERIOD OCTOBER 1, 1996 (DATE OF INCEPTION)
           TO DECEMBER 31, 1996 AND THE YEAR ENDED DECEMBER 31, 1997



14.  COMMITMENTS AND CONTINGENCIES (CONTINUED)


    Minimum annual rentals and lease payments in the aggregate are:



Year ending December 31:
-------------------------------------------------------------------------------
1998...........................................................................  $   1,407,000
1999...........................................................................      1,156,000
2000...........................................................................        987,000
2001...........................................................................        936,000
2002...........................................................................        910,000
Thereafter.....................................................................      7,537,000
                                                                                 -------------
                                                                                 $  12,933,000
                                                                                 -------------
                                                                                 -------------



    SELF-INSURANCE PROGRAMS -- The Company participates in a self-insured group health program for employees of Piedmont, whereby the first $50,000 of claims for each employee will be paid by the Company. The Company also participates in a self-insured workers' compensation program for employees of Piedmont, whereby the Company will pay the first $100,000 per claim. The Company has accrued $100,000 and $279,000 as of December 31, 1996 and 1997, respectively, for unpaid and incurred but not reported claims.



    PRODUCT LIABILITY INSURANCE -- The Company maintains product liability insurance which provides coverage in the amount of $51 million per occurrence (above a $25,000 per occurrence self-insured retention) and $52 million in the aggregate (above a $250,000 annual aggregate self-insured retention). A product liability claim that results in a judgment or settlement in excess of the Company's insurance coverage could have a material adverse effect on the Company's business, results of operations or financial condition.



    ENVIRONMENTAL REGULATION AND COMPLIANCE. The Company's operations and properties are subject to Environmental Laws. Violations of Environmental Laws can result in civil or criminal penalties or in cease and desist or other orders against the Company. In addition, the Company may be required to spend material amounts to comply with Environmental Laws, and may be liable with respect to contamination of sites currently or formerly owned or operated by the Company or with respect to the off-site disposal of hazardous substances. Based upon the Company's experience to date, as well as certain indemnification agreements obtained in connection with the Piedmont and ASHC acquisition and certain insurance coverages, the Company believes that the future cost of compliance with existing Environmental Laws and its liability for identified environmental claims will not have a material adverse effect on the Company's business, results of operations or financial condition. There can be no assurance, however, that the Company's obligations in this regard will not have such an effect or that the existing indemnities and insurance will be sufficient to fund such liabilities. Furthermore, future events, such as new information, or changes in Environmental Laws (or in their interpretation or enforcement by courts or governmental agencies) may give rise to additional costs or claims that could have a material adverse effect on the Company's business, results of operations or financial condition or cash flows.



    In that regard, ASHC's operations are located within the boundaries of the Puente Valley Operable Unit ("OU") of the San Gabriel Valley Superfund Site. Prior to the Company's purchase of ASHC, the

                        OUTSOURCING SERVICES GROUP, INC.

               FOR THE PERIOD OCTOBER 1, 1996 (DATE OF INCEPTION)
           TO DECEMBER 31, 1996 AND THE YEAR ENDED DECEMBER 31, 1997



14.  COMMITMENTS AND CONTINGENCIES (CONTINUED)


EPA identified ASHC as one of more than five hundred potentially responsible parties (PRPs) for the contamination of Puente Valley OU. Subsequently, ASHC and forty-three other PRPs entered into a consent agreement to fund certain investigatory work, which work was completed in 1997. The EPA has not determined the remedial work that will be required at the site; however, the EPA has issued estimates for the remedial alternatives it is considering which range from approximately $28 million to $51 million. In connection with the Company's purchase of ASHC, the sellers (who currently own the property on which ASHC operates) agreed to indemnify the Company with respect to the Puente Valley OU proceeding and certain other environmental matters. Certain of the Company's leases with the sellers also provide for off-sets to the Company's rental obligations in the event that the Company incurs liability for such an indemnified matter. Based on this indemnity, the lease off-set rights, recent EPA cost estimates of the proposed cleanup alternatives and certain preliminary estimates of ASHC's share of liability, the Company believes, although there can be no assurance, that ASHC's liability at this site will not be material. In addition, prior to the Company's acquisition of ASHC, the Los Angeles Regional Water Quality Control Board ("RWQCB") requested that ASHC conduct certain soil and groundwater investigation and remediation on its property. ASHC has conducted the requested investigations and the RWQCB has approved ASHC's remediation plan. Although there can be no assurance, the Company does not believe that the costs of remediation will be material. This remediation is also the subject of the above-referenced indemnity.



    LITIGATION -- There are certain other legal proceedings and claims pending against the Company arising out of the normal course of business which claims for monetary damages are asserted. While it is not feasible to predict the outcome of these legal proceedings and claims with certainty, management is of the belief that any ultimate liabilities will not individually or in the aggregate have a material adverse effect on the Company's financial position or results of operations.



    EMPLOYEE AGREEMENTS -- Effective December 31, 1997, the Company terminated the employment of two existing shareholders in conjunction with the proposed acquisition of Kolmar (Note 15). The shareholders will receive lump sum payments totaling $553,700, plus benefits.



    MANAGEMENT SERVICE AGREEMENTS -- Pursuant to a Management Services Agreement with The Gordon+Morris Group (G+MG), the Company paid G+MG $800,000 upon closing of the Kolmar Acquisition (Note 15) and will pay G+MG, in exchange for management services, (i) an annual fee of $350,000, which is subject to adjustment, and (ii) up to 2% of the total consideration received or paid in various transactions. The Company is also a party to a letter agreement with HarbourVest Partners, LLC (HV), pursuant to which the Company will pay HV, in exchange for financial and business advisory services, (i) an annual fee of $115,000 and (ii) one third of the fee, under certain conditions, received by G+MG under its Management Services Agreement with the Company.



15.  SUBSEQUENT EVENTS



    As of January 1, 1998, the Company acquired from CCL Industries, all of the outstanding shares of Kolmar Laboratories, Inc. and the net assets of Kolmar Canada Inc., (collectively referred to as the Kolmar Group) for $78.0 million, subject to certain post-closing adjustments. The Kolmar Group designs, manufactures, contracts for manufacture and sells a variety of cosmetics, creams and lotions, and fragrances to retailers and wholesale distributors principally in the United States, Canada, Mexico and

                        OUTSOURCING SERVICES GROUP, INC.

               FOR THE PERIOD OCTOBER 1, 1996 (DATE OF INCEPTION)
           TO DECEMBER 31, 1996 AND THE YEAR ENDED DECEMBER 31, 1997



15.  SUBSEQUENT EVENTS (CONTINUED)


Australia. The acquisition has been treated as a purchase for accounting purposes. Accordingly, the assets acquired and liabilities assumed have been recorded at their estimated fair values at the date of acquisition. Assuming the Kolmar Group acquisition had occurred on January 1, 1997, unaudited pro forma net revenue and net loss for OSG for the year ended December 31, 1997 would have been approximately $180,976,000 and $1,369,000, respectively.



    In conjunction with the Kolmar Group acquisition, the Company refinanced all of its existing indebtedness. Deferred financing costs of $1,111,000 associated with this indebtedness was written off. The purchase price and the repayment of existing debt, plus $7.4 million of related fees and expenses were financed through $30.0 million of borrowings under a senior secured credit facility, $70.0 million of borrowings under a senior subordinated credit agreement, and $20,930,000 of proceeds from the issuance of 2,093,000 shares of the Company's common stock to existing shareholders of the Company. Loans under the senior secured credit facility and the senior subordinated credit agreement bore interest at rates of approximately 9.25% and 11.6%, respectively.



    On March 3, 1998, the Company repaid indebtedness incurred in conjunction with the Kolmar Group acquisition, using the proceeds from the issuance of $105 million senior subordinated notes which are due in 2006. Interest on the notes will accrue from their date of original issuance and will be payable semi-annually in arrears on March 1 and September 1 of each year, commencing September 1, 1998, at the rate of 10.875% per annum. The notes are redeemable in whole or in part, at the option of the Company, on or after March 1, 2003 at the redemption price of 110.875% of the aggregate principal amount to be redeemed plus accrued and unpaid interest to the redemption date. In addition, at any time on or prior to March 1, 2001, the Company, at its option, may redeem up to 35% of the aggregate principal amount of the notes originally issued with the net cash proceeds of one or more equity offerings at the redemption price plus accrued and unpaid interest to the redemption date; provided that at least 65% of the aggregate principal amount of the notes originally issued remains outstanding immediately after such redemption. The notes are unsecured senior subordinated obligations of the Company and will be subordinated in right of payment to all existing and future senior debt of the Company.



16.  RESTATEMENT



    Subsequent to the issuance of the Company's December 31, 1997 consolidated financial statements, the Company's management determined that the treatment of the merger of ASHC and ACHC as a transaction accounted for similar to a pooling of interests, pursuant to Interpretation No. 39 of APB Opinion No. 16, was inappropriate. As a result of such treatment, the assets, liabilities, stockholders' equity and results of operations of ASHC were combined with those of ACHC in the Company's consolidated financial statements, using their historical carrying amounts as if the merger had occurred as of the beginning of the earliest period presented.



    Upon further consideration, management determined that such transaction should have been accounted for as a purchase with ACHC being the accounting acquirer due to ACHC shareholders' receiving the majority of the common stock of the new combined entity. As a result, the Company's consolidated financial statements have been restated to remove the assets, liabilities, stockholders' equity and results of operations of ASHC prior to June 30, 1997, the date of the merger, and to reflect the merger as an acquisition of ASHC by ACHC using the purchase method of accounting.

                        OUTSOURCING SERVICES GROUP, INC.

               FOR THE PERIOD OCTOBER 1, 1996 (DATE OF INCEPTION)
           TO DECEMBER 31, 1996 AND THE YEAR ENDED DECEMBER 31, 1997



16.  RESTATEMENT (CONTINUED)


    A summary of the effects of the restatement by major financial statement line item is as follows:



                                                                      1996                       1997
                                                                       AS          1996           AS         1997
                                                                   PREVIOUSLY       AS        PREVIOUSLY      AS
                                                                    REPORTED     RESTATED      REPORTED    RESTATED
                                                                  ------------  -----------  ------------  ---------
At December 31:
  Total current assets..........................................   $   28,480    $   7,427    $   30,912   $  31,245
  Property and equipment, net...................................       10,091        4,935        10,188      13,542
  Goodwill......................................................        9,921        5,466         7,857      23,652
  Other intangible assets.......................................        3,221          944         1,772         571
  Total assets..................................................       52,351       18,854        51,841      69,108
  Total liabilities.............................................       51,573       12,060        52,908      54,859
  Common stock warrants.........................................          193       --               828         663
  Additional paid-in capital....................................       13,297        6,999        12,662      10,394
  Accumulated deficit...........................................       (7,116)        (206)       (9,102)     (1,068)
  Predecessor carryover basis adjustment........................       (9,715)      --            (9,715)     --
Total stockholders' equity (deficit)............................       (3,340)       6,794        (5,326)      9,990
For the year (or period) ended December 31:
  Net revenues..................................................   $   79,832    $   7,479    $  110,328   $  77,835
  Gross profit..................................................       11,084        1,144        15,117      10,344
  Income from operations........................................        5,089           58         4,333       2,492
  Income (loss) before tax provision, extraordinary item and
    cumulative effect of a change in accounting principle.......        1,443         (146)          112         260
  Extraordinary item, net of tax benefit........................       --           --            (1,060)       (419)
  Cumulative effect of a change in accounting principle.........       (7,000)      --            --          --
  Net loss......................................................       (6,247)        (206)       (1,516)       (735)
  Net loss attributable to common stockholder...................       (6,247)        (206)       (1,516)       (862)
  Income (loss) per share before extraordinary item and
    cumulative effect of a change in accounting principle --
    basic and diluted...........................................         1.09        (0.24)        (0.34)      (0.42)
  Net loss per share -- basic and diluted.......................        (9.06)        (.24)        (1.11)      (0.81)



    Subsequent to the issuance of the Company's December 31, 1997 consolidated financial statements, ASHC's management determined that the partial write-off of goodwill of $7,000,000 in 1996, which was reported as a cumulative effect of a change in accounting principle, was inappropriate. Accordingly, the December 31, 1996 ASHC financial statements have been restated due to ASHC's ability to recover the entire balance of the goodwill, based on estimated future undiscounted cash flows.

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
Piedmont Laboratories, Inc.
Gainesville, Georgia


    We have audited the accompanying balance sheet of Piedmont Laboratories, Inc. as of September 29, 1996, and the related statements of income and retained earnings and cash flows for each of the two years in the period ended September 29, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.



    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Piedmont Laboratories, Inc. as of September 29, 1996, and the results of its operations and cash flows for each of the two years in the period ended September 29, 1996 in conformity with generally accepted accounting principles.


Moore, Colson & Company, P.C.

Marietta, Georgia
November 12, 1996

                          PIEDMONT LABORATORIES, INC.

                                 BALANCE SHEET

                               SEPTEMBER 29, 1996

                                     ASSETS

CURRENT ASSETS:
  Cash and equivalents (Note 1)...................................  $    27,345
  Trade accounts receivable, less allowance for doubtful accounts
    of $50,000 (Note 1)...........................................    3,714,729
  Advances to officers and other employees........................       62,760
  Current maturities of notes receivable from stockholders (Note
    3)............................................................      465,561
  Inventories (Notes 1 and 2).....................................    2,632,866
  Prepaid expenses................................................       57,268
                                                                    ------------
    Total current assets..........................................    6,960,529
                                                                    ------------
PROPERTY AND EQUIPMENT (Note 1):
  Land............................................................      158,200
  Building........................................................    3,413,961
  Equipment.......................................................    8,421,574
  Furniture and fixtures..........................................      534,181
  Construction in progress........................................      169,928
                                                                    ------------
    Total.........................................................   12,697,844
  Less accumulated depreciation and amortization..................    7,665,902
                                                                    ------------
    Property and equipment--net...................................    5,031,942
                                                                    ------------
OTHER ASSETS:
  Notes receivable from stockholders, net of current maturities
    (Note 3)......................................................    1,659,146
  Deposits........................................................      164,598
  Intangible assets--net of accumulated amortization (Note 1).....       96,408
  Other...........................................................        6,648
                                                                    ------------
    Total other assets............................................    1,926,800
                                                                    ------------
      TOTAL.......................................................  $13,919,271
                                                                    ------------
                                                                    ------------

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Bank line of credit (Note 4)....................................  $   290,794
  Current maturities of long-term debt (Note 4)...................      479,916
  Accounts payable................................................    3,590,533
  Accrued expenses................................................      605,122
  Income taxes payable (Notes 1 and 6)............................      122,489
                                                                    ------------
    Total current liabilities.....................................    5,088,854
                                                                    ------------
LONG-TERM LIABILITIES:
  Long-term debt, net of current maturities (Note 4)..............    1,097,802
  Deferred income taxes (Notes 1 and 6)...........................      301,392
                                                                    ------------
    Total long-term liabilities...................................    1,399,194
                                                                    ------------
STOCKHOLDERS' EQUITY:
  Common stock, no par value, 1,000,000 shares authorized, 166.67
    shares issued and outstanding.................................    1,010,000
  Additional paid-in capital......................................    1,075,000
  Retained earnings...............................................    5,346,223
                                                                    ------------
    Total stockholders' equity....................................    7,431,223
                                                                    ------------
      TOTAL.......................................................  $13,919,271
                                                                    ------------
                                                                    ------------

                       See notes to financial statements.

                          PIEDMONT LABORATORIES, INC.


                   STATEMENTS OF INCOME AND RETAINED EARNINGS



           FOR THE YEARS ENDED SEPTEMBER 29, 1996 AND OCTOBER 1, 1995



                                                                                         1996           1995
                                                                                     -------------  -------------
NET SALES..........................................................................  $  35,540,541  $  32,304,702

COST OF GOODS SOLD--MATERIALS......................................................     19,273,324     17,142,237
                                                                                     -------------  -------------

NET REVENUE FROM SERVICE FEES......................................................     16,267,217     15,162,465

COST OF GOODS SOLD--PRODUCTION LABOR AND OVERHEAD..................................     11,055,596     10,081,509
                                                                                     -------------  -------------

GROSS PROFIT.......................................................................      5,211,621      5,080,956

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES.......................................      3,100,028      3,358,946
                                                                                     -------------  -------------

INCOME FROM OPERATIONS.............................................................      2,111,593      1,722,010

OTHER (EXPENSE) INCOME:
  Interest expense.................................................................       (264,362)      (294,352)
  Gain on sale of equipment........................................................          2,679       --
  Interest income..................................................................         41,625         94,822
                                                                                     -------------  -------------
    Total other, net...............................................................       (220,058)      (199,530)
                                                                                     -------------  -------------

INCOME BEFORE PROVISION FOR INCOME TAXES...........................................      1,891,535      1,522,480

PROVISION FOR INCOME TAXES (Notes 1 and 6).........................................        739,831        606,057
                                                                                     -------------  -------------

NET INCOME.........................................................................      1,151,704        916,423

RETAINED EARNINGS, BEGINNING OF THE YEAR...........................................      4,194,519      3,278,096
                                                                                     -------------  -------------
RETAINED EARNINGS, END OF THE YEAR.................................................  $   5,346,223  $   4,194,519
                                                                                     -------------  -------------
                                                                                     -------------  -------------


                       See notes to financial statements.

                          PIEDMONT LABORATORIES, INC.


                            STATEMENTS OF CASH FLOWS



           FOR THE YEARS ENDED SEPTEMBER 29, 1996 AND OCTOBER 1, 1995



                                                                                           1996           1995
                                                                                       -------------  ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income.........................................................................  $   1,151,704  $    916,423
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization....................................................        765,103       782,838
    Provision for doubtful accounts receivable and advances to officers and other
      employees......................................................................          1,550       167,715
    Gain on sale of equipment........................................................         (2,679)      --
    Decrease in deferred income taxes................................................        (45,155)        1,471
    Changes in operating assets and liabilities:
      Trade accounts receivable......................................................     (1,289,780)      228,446
      Advances to officers and other employees.......................................         23,385       (13,820)
      Inventories....................................................................       (571,184)      311,581
      Prepaid expenses...............................................................        (47,139)       53,716
      Deposits and other assets......................................................        (33,304)       (5,211)
      Accounts payable...............................................................      1,264,154      (818,333)
      Accrued expenses...............................................................        (40,259)         (241)
      Income taxes refundable or payable.............................................        273,486      (179,492)
                                                                                       -------------  ------------
NET CASH PROVIDED BY OPERATING ACTIVITIES............................................      1,449,882     1,445,093
                                                                                       -------------  ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment................................................       (992,313)     (931,688)
  Notes receivable from stockholders.................................................       (200,000)     (152,087)
  Payments received on notes receivable from stockholders............................         19,302        51,512
  Increase in intangible assets......................................................        (30,184)      (24,265)
  Proceeds from sale of equipment....................................................         15,000       --
                                                                                       -------------  ------------
NET CASH USED BY INVESTING ACTIVITIES................................................     (1,188,195)   (1,056,528)
                                                                                       -------------  ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net increase in bank line of credit................................................        290,794       --
  Principal payments of:
    Long-term debt...................................................................       (536,177)     (577,450)
    Capital lease obligation.........................................................         (2,452)       (3,802)
                                                                                       -------------  ------------
NET CASH USED BY FINANCING ACTIVITIES................................................       (247,835)     (581,252)
                                                                                       -------------  ------------

INCREASE (DECREASE) IN CASH AND EQUIVALENTS..........................................         13,852      (192,687)

CASH AND EQUIVALENTS, BEGINNING OF THE YEAR..........................................         13,493       206,180
                                                                                       -------------  ------------

CASH AND EQUIVALENTS, END OF THE YEAR................................................  $      27,345  $     13,493
                                                                                       -------------  ------------
                                                                                       -------------  ------------


                       See notes to financial statements.

                          PIEDMONT LABORATORIES, INC.

                         NOTES TO FINANCIAL STATEMENTS


                          AS OF SEPTEMBER 29, 1996 AND



           FOR THE YEARS ENDED SEPTEMBER 29, 1996 AND OCTOBER 1, 1995


1.  NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

    A. Nature of Business

        The Company is primarily engaged in contract filling of containers with aerosol and liquid products for customers located throughout North America with a significant concentration in the southeastern United States.

        The Company has elected September 30 as its fiscal year end utilizing a 52/53 week convention.

    B.  Estimates

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    C.  Accounts Receivable--Allowance for Doubtful Accounts

        Bad debts are provided using the allowance for doubtful accounts method based on historical experience and management's evaluation of outstanding accounts receivable at the end of each year.

    D. Inventories

        Inventories are valued at the lower of cost or market using the first-in, first-out method (Note 2).

    E.  Property and Equipment

        Property and equipment are recorded at cost. When assets are retired, or otherwise disposed of, the related cost and accumulated depreciation or amortization are removed from the accounts, and any resulting gain or loss is reflected in the statement of income. Depreciation and amortization for financial statement purposes are provided using the straight-line method over their estimated useful lives of the assets as follows:

                                                                                ESTIMATED LIFE
                                                                                --------------
Building......................................................................   10 - 35 years
Equipment.....................................................................    5 - 10 years
Furniture and fixtures........................................................     5 - 7 years

        Depreciation for income tax purposes is computed using primarily accelerated methods as prescribed by Federal tax laws.

                          PIEDMONT LABORATORIES, INC.

                          AS OF SEPTEMBER 29, 1996 AND



           FOR THE YEARS ENDED SEPTEMBER 29, 1996 AND OCTOBER 1, 1995


1.  NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    F.  Intangible Assets

        Intangible assets are recorded at cost and amortized using the straight-line method over their estimated useful lives. At September 29, 1996, intangible assets were as follows:

                                                                                    ESTIMATED
TYPE                                                                      1996        LIFE
----------------------------------------------------------------------  ---------  -----------
Product development...................................................  $  45,470      3 years
Loan fees.............................................................     52,085    6-7 years
Consulting fees (Note 9)..............................................     30,184           --
                                                                        ---------
    Total.............................................................    127,739
Less: Accumulated amortization........................................     31,331
                                                                        ---------
Intangible assets--net................................................  $  96,408
                                                                        ---------
                                                                        ---------


        Amortization expense amounted to $4,488 and $29,552 for the years ended September 29, 1996 and October 1, 1995, respectively.


    G. Income Taxes

        The Company utilizes the method of accounting for income taxes pursuant to Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes" (SFAS 109), which requires deferred income taxes to reflect the tax consequences of temporary differences between the assets and liabilities recognized for financial reporting purposes and such amounts recognized for tax purposes. The principal temporary differences relate to depreciation, inventories, accrued liabilities and the allowance for doubtful accounts.

    H. Fair Value of Financial Instruments

        In 1996, the Company adopted SFAS No. 107, "Disclosures about Fair Value of Financial Instruments." For the financial instruments of cash and equivalents, trade accounts receivable and payable, notes receivable, bank line of credit and accrued expenses, carrying amounts approximate fair value due to their short maturities. The estimated fair value of long-term debt approximates its carrying amount.

    I.  Cash Flow Information


        Net cash provided by operating activities includes interest payments on all indebtedness of $254,632 and $280,073 and payments of income taxes of $511,500 and $784,078 for the years ended September 29, 1996 and October 1, 1995, respectively.



        The Company considers cash on hand and deposits in banks as cash and equivalents for purposes of the statements of cash flows.

                          PIEDMONT LABORATORIES, INC.

                          AS OF SEPTEMBER 29, 1996 AND



           FOR THE YEARS ENDED SEPTEMBER 29, 1996 AND OCTOBER 1, 1995


2.  INVENTORIES

        Inventories consisted of the following at September 29, 1996:

Finished goods..................................................  $1,399,872
Raw materials...................................................  1,232,994
                                                                  ---------
    Total.......................................................  $2,632,866
                                                                  ---------
                                                                  ---------

3.  NOTES RECEIVABLE FROM STOCKHOLDERS

Note receivables from principal stockholder, interest at 5.6%, monthly payments of $13,177 including interest through August
  2013, unsecured (Note 9)......................................  $1,924,707

Note receivable from stockholder dated March 14, 1996,
  noninterest bearing, due on January 1, 1997, secured by common
  stock of the Company (Note 9).................................    200,000
                                                                  ---------
    Total.......................................................  2,124,707
    Less current maturities.....................................    465,561
                                                                  ---------
    Notes receivable, net of current maturities.................  $1,659,146
                                                                  ---------
                                                                  ---------

4.  BANK LINE OF CREDIT AND LONG-TERM DEBT

        At September 29, 1996, bank line of credit and long-term debt consisted of the following:

Bank line of credit dated July 1, 1988, revised April 20, 1994, under a receivable financing agreement, interest at 1% above the prime rate, with a total credit limit of $2,500,000,
  collateralized by all assets of the Company and the personal guarantee of the principal stockholder. At September 29, 1996, the interest rate was 9.25%...................................  $ 290,794

Installment loan with a bank dated April 20, 1994, interest at
  8.5%, monthly payments of $34,781 including interest through
  April 1999, collateralized by accounts receivable,
  inventories, all other assets of the Company and the personal
  guarantee of the principal stockholder........................    937,031

Installment loan with a bank dated July 24, 1986, interest at a variable rate based upon the bank's five-year certificate of deposit rate and corporate income tax rates, monthly payments of $6,779 including interest through August 1, 2006,
  collateralized by real estate, equipment and a letter of
  credit. At September 29, 1996, the interest rate was 7.40%....    549,320

                          PIEDMONT LABORATORIES, INC.

                          AS OF SEPTEMBER 29, 1996 AND



           FOR THE YEARS ENDED SEPTEMBER 29, 1996 AND OCTOBER 1, 1995


4.  BANK LINE OF CREDIT AND LONG-TERM DEBT (CONTINUED)

Installment loan with a bank dated August 23, 1985, interest at a variable rate based upon the bank's prime rate and corporate income tax rates, monthly payments of $9,646 including
  interest through December 1, 1998, collateralized by real
  estate and a letter of credit. At September 29, 1996, the
  interest rate was 6.95%.......................................     81,815

Installment loan with a bank dated September 11, 1992, interest at 11%, monthly payments of $844 including interest through
  October 11, 1997, collateralized by automotive equipment......      9,552
                                                                  ---------

    Total.......................................................  1,868,512

    Less:

      Bank line of credit.......................................    290,794

      Current maturities of long-term debt......................    479,916
                                                                  ---------

        Long-term debt..........................................  $1,097,802
                                                                  ---------
                                                                  ---------

        Future maturities of long-term debt are as follows:

YEAR ENDING:
----------------------------------------------------------------
  1998..........................................................  $ 424,623
  1990..........................................................    249,242
  2000..........................................................     49,131
  2001..........................................................     43,600
  Later years...................................................    331,206
                                                                  ---------
    Total.......................................................  $1,097,802
                                                                  ---------
                                                                  ---------

        Under the receivable financing, term note and intercreditor agreements dated July 1, 1988, the bank has issued irrevocable letters of credit totaling $350,000 on behalf of the Company to the bank holding the installment loans dated July 24, 1986 and August 23, 1985. In exchange, the note holder has agreed to accelerate all amounts owing on the loans against the letters of credit rather than the Company, in the event of default as defined under the individual loan agreements.

        Under the terms of the installment loans with a bank dated April 20, 1994 and May 1, 1991, the Company is required to be in compliance with various provisions relating to working capital, indebtedness, capital expenditures, stockholders' equity and officers' compensation. As of September 29, 1996, the Company was not in compliance with the capital expenditures provision; however, in management's opinion, the noncompliance with this provision, in light of the events subsequent to year-end (Note 9), does not have a material impact on the Company's financial position.

                          PIEDMONT LABORATORIES, INC.

                          AS OF SEPTEMBER 29, 1996 AND



           FOR THE YEARS ENDED SEPTEMBER 29, 1996 AND OCTOBER 1, 1995


5.  LEASE OBLIGATION


        The Company leases warehouse and office space and various equipment under operating leases with rent amounting to $395,352 and $322,587 for the years ended September 29, 1996 and October 1, 1995, respectively.


        The following is a schedule of future minimum lease payments under operating leases:

YEAR ENDING:
----------------------------------------------------------------
  1997..........................................................  $ 493,624
  1998..........................................................    436,298
  1999..........................................................     60,805
  2000..........................................................     28,327
  2001..........................................................     14,164
                                                                  ---------
    Total.......................................................  $1,033,218
                                                                  ---------
                                                                  ---------

6.  INCOME TAXES


        The provision for income taxes for the years ended September 29, 1996 and October 1, 1995 is summarized as follows:



                                                                           1996        1995
                                                                        ----------  ----------

Current:
  Federal.............................................................  $  665,920  $  512,591
  State...............................................................     119,066      91,995
                                                                        ----------  ----------
    Total.............................................................     784,986     604,586
                                                                        ----------  ----------
Deferred:
  Federal.............................................................     (38,382)      1,250
  State...............................................................      (6,773)        221
                                                                        ----------  ----------
    Total.............................................................     (45,155)      1,471
                                                                        ----------  ----------
        PROVISION FOR INCOME TAXES....................................  $  739,831  $  606,057
                                                                        ----------  ----------
                                                                        ----------  ----------



        For the years ended September 29, 1996 and October 1, 1995, the Company's effective tax rate varied from the statutory federal income tax rate principally due to nondeductible meals and entertainment expenses and officer's life insurance premiums.


        The deferred income tax liability of $336,352 as of September 29, 1996, resulted from the approximate tax effects of cumulative temporary differences relating to depreciation, inventories, accrued liabilities and the allowance for doubtful accounts. A valuation allowance has not been recognized based upon management's evaluation that it is more likely than not that the future tax benefits relating to the inventories, accrued liabilities and the allowance for doubtful accounts will be realized.

                          PIEDMONT LABORATORIES, INC.

                          AS OF SEPTEMBER 29, 1996 AND



           FOR THE YEARS ENDED SEPTEMBER 29, 1996 AND OCTOBER 1, 1995


7.  SELF-INSURANCE PROGRAMS


        The Company participates in a self-insured group health program whereby the first $50,000 of claims for each employee will be paid by the Company for the plan years ended September 30, 1996 and 1995, respectively, up to an aggregate of approximately $804,000 and $945,000, respectively. For the plan years ended September 30, 1996 and 1995, claims paid under this program were approximately $804,000 and $851,440, respectively.



        The Company also participates in a self-insured workmen's compensation program whereby the Company will pay the first $100,000 per claim, $1,000,000 per occurrence, with a total aggregate of $9,000,000 for the plan years ended September 30, 1996 and October 1, 1995. Claims under this plan amounted to $25,948 and $32,134 for the years ended September 29, 1996 and October 1, 1995, respectively.


8.  PROFIT-SHARING PLAN


        The Company has a defined contribution profit-sharing plan under Section 401(k) of the Internal Revenue Code covering all employees who meet certain age and length of service requirements. The Company matches 25% of employee contributions up to 6% of each covered employee's compensation. Contributions by the Company amounted to $34,041 and $33,859 for the years ended September 29, 1996 and October 1, 1995, respectively.


9.  SUBSEQUENT EVENT

        Effective September 30, 1996, all of the common stock of the Company was sold. As part of this transaction, the notes receivable from former stockholders were paid in full (Note 3) and the personal guarantees of the former principal stockholder on applicable outstanding indebtedness of the Company were released (Note 4). In addition, a two-year employment and noncompete agreement was executed between the former principal stockholder and the Company.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors of
  Outsourcing Services Group Inc.:

    We have audited the accompanying combined balance sheets of Kolmar Group as of December 31, 1997 and 1996 and the related combined statements of operations, stockholder's equity (deficit) and cash flows for the years ended December 31, 1997 and 1996 and December 30, 1995. These combined financial statements are the responsibility of Outsourcing Services Group, Inc.'s management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Kolmar Group as of December 31, 1997 and 1996 and the results of their operations and their cash flows for the years ended December 31, 1997 and 1996 and December 30, 1995, in conformity with generally accepted accounting principles.


KPMG LLP


Stamford, Connecticut
May 28, 1998

                                  KOLMAR GROUP

                            COMBINED BALANCE SHEETS

                           DECEMBER 31, 1996 AND 1997
                                ($ IN THOUSANDS)

                                                                                       DECEMBER 31,  DECEMBER 31,
                                                                                           1996          1997
                                                                                       ------------  ------------
                                                     ASSETS

Current assets:
  Cash...............................................................................   $    5,366    $    9,555
  Accounts receivable, net of allowances of $1,012 in 1997 and $1,508 in 1996........       13,720        17,338
  Inventories, net...................................................................       15,685        12,631
  Prepaid expenses and other receivables.............................................        1,485         1,629
  Deferred income taxes..............................................................          209        --
                                                                                       ------------  ------------
    Total current assets.............................................................       36,465        41,153
Property, plant and equipment, net...................................................       18,992        19,253
Long-term receivables................................................................        8,250         8,250
Other assets, net....................................................................        4,265         3,827
Deferred income taxes................................................................       --               372
                                                                                       ------------  ------------
    Total assets.....................................................................   $   67,972    $   72,855
                                                                                       ------------  ------------
                                                                                       ------------  ------------

                                      LIABILITIES AND STOCKHOLDER'S DEFICIT

Current liabilities:
  Short-term loans, due to affiliate.................................................   $   26,622    $   34,483
  Note payable.......................................................................        2,197        --
  Trade accounts payable.............................................................       11,512         9,199
  Accrued payroll and other compensation.............................................        3,257         2,252
  Accrued interest...................................................................          309           358
  Refundable trade discount..........................................................           14            11
  Other liabilities..................................................................        2,732         1,614
  Accounts payable due to affiliate..................................................          316            90
  Taxes payable......................................................................        1,400         1,456
                                                                                       ------------  ------------
    Total current liabilities........................................................       48,359        49,463
                                                                                       ------------  ------------
Long-term debt, due to affiliate.....................................................       20,305        22,637
Deferred income taxes................................................................          209           506
Environmental reserve................................................................       14,500        14,500
Other long-term obligations..........................................................        3,774         3,159
                                                                                       ------------  ------------
    Total liabilities................................................................       87,147        90,265
                                                                                       ------------  ------------
Stockholder's deficit:
  Contributed capital................................................................       17,000        17,000
  Accumulated deficit................................................................      (31,709)      (28,311)
  Equity adjustment from foreign currency translations...............................       (4,466)       (6,099)
                                                                                       ------------  ------------
    Total stockholder's deficit......................................................      (19,175)      (17,410)
                                                                                       ------------  ------------
    Total liabilities and stockholder's deficit......................................   $   67,972    $   72,855
                                                                                       ------------  ------------
                                                                                       ------------  ------------

            See accompanying notes to combined financial statements.

                                  KOLMAR GROUP

                       COMBINED STATEMENTS OF OPERATIONS

                DECEMBER 30, 1995 AND DECEMBER 31, 1996 AND 1997
                                ($ IN THOUSANDS)

                                                                DECEMBER 30,      DECEMBER 31,      DECEMBER 31,
                                                                    1995              1996              1997
                                                              ----------------  ----------------  ----------------
Net sales...................................................     $   74,307       $    103,316      $    103,141
Cost of goods sold..........................................         60,306             83,255            86,173
                                                                    -------           --------          --------
    Gross profit............................................         14,001             20,061            16,968
Operating expenses:
  Selling, general and administrative.......................          9,160             10,151             8,111
                                                                    -------           --------          --------
  Income from operations....................................          4,841              9,910             8,857
                                                                    -------           --------          --------
Interest income (expense):
Interest income, net........................................           (100)              (100)               77
Interest expense--Affiliate.................................         (3,033)            (3,597)           (4,241)
                                                                    -------           --------          --------
                                                                     (3,133)            (3,697)           (4,164)
                                                                    -------           --------          --------
    Income before income taxes..............................          1,708              6,213             4,693
Income taxes................................................            666              1,142             1,295
                                                                    -------           --------          --------
    Net income..............................................     $    1,042       $      5,071      $      3,398
                                                                    -------           --------          --------
                                                                    -------           --------          --------

            See accompanying notes to combined financial statements.

                                  KOLMAR GROUP

                  COMBINED STATEMENTS OF STOCKHOLDER'S DEFICIT

          YEARS ENDED DECEMBER 30, 1995 AND DECEMBER 31, 1996 AND 1997
                                ($ IN THOUSANDS)

                                                                                          EQUITY
                                                                                      ADJUSTMENT FROM
                                                                                          FOREIGN
                                                           CONTRIBUTED  ACCUMULATED      CURRENCY
                                                             CAPITAL      DEFICIT      TRANSLATIONS      TOTAL
                                                           -----------  ------------  ---------------  ----------
Balance December 31, 1994................................   $  17,000    $  (37,822)     $  (3,341)    $  (24,163)
Net income...............................................      --             1,042         --              1,042
Equity adjustment from foreign currency translations.....      --            --             (1,333)        (1,333)
                                                           -----------  ------------       -------     ----------
Balance December 30, 1995................................      17,000       (36,780)        (4,674)       (24,454)
Net income...............................................      --             5,071         --              5,071
Equity adjustment from foreign currency translations.....      --            --                208            208
                                                           -----------  ------------       -------     ----------
Balance December 31, 1996................................      17,000       (31,709)        (4,466)       (19,175)
Net income...............................................      --             3,398         --              3,398
Equity adjustment from foreign currency translations.....      --            --             (1,633)        (1,633)
                                                           -----------  ------------       -------     ----------
Balance December 31, 1997................................   $  17,000    $  (28,311)     $  (6,099)    $  (17,410)
                                                           -----------  ------------       -------     ----------
                                                           -----------  ------------       -------     ----------

            See accompanying notes to combined financial statements.

                                  KOLMAR GROUP

                       COMBINED STATEMENTS OF CASH FLOWS

          YEARS ENDED DECEMBER 30, 1995 AND DECEMBER 31, 1996 AND 1997
                                ($ IN THOUSANDS)

                    REPRESENTS INCREASES (DECREASES) IN CASH

                                                                       DECEMBER 30,  DECEMBER 31,  DECEMBER 31,
                                                                           1995          1996          1997
                                                                       ------------  ------------  -------------
Cash flows from operating activities:
  Net income.........................................................   $    1,042    $    5,071     $   3,398
  Adjustments to reconcile net income to net cash provided by (used
    in) operating activities:
    Depreciation and amortization....................................        2,103         2,268         2,757
    Gain on disposal of property and equipment.......................         (159)          (28)          (50)
    Deferred income taxes............................................       --            --               134
    Changes in assets and liabilities, net of net assets acquired:
      Accounts receivable............................................       (2,707)         (868)       (3,618)
      Inventories....................................................       (1,661)       (6,076)        3,054
      Prepaid expenses and other receivables.........................       (1,438)        3,357          (144)
      Accounts payable and accrued expenses..........................       (8,037)        5,574        (4,390)
      Accounts payable due to affiliate..............................       (1,061)          126          (226)
      Taxes payable..................................................          278           451            56
      Other..........................................................        2,685        (5,360)       (2,015)
                                                                       ------------  ------------  -------------
        Net cash provided by (used in) operating activities..........       (8,955)        4,515        (1,044)
                                                                       ------------  ------------  -------------
Cash flows used in investing activities:
  Acquisitions of business, net of cash acquired.....................       --            (5,800)       --
  Acquisition of property and equipment..............................       (3,559)       (3,836)       (2,866)
  Proceeds from disposal of property and equipment...................        1,482            60           103
                                                                       ------------  ------------  -------------
        Net cash used in investing activities........................       (2,077)       (9,576)       (2,763)
                                                                       ------------  ------------  -------------
Cash flows from financing activities:
  Proceeds from short-term loans, affiliate..........................       10,724         7,031         7,861
  Proceeds/repayment of notes payable................................          880           366        (2,197)
  Proceeds from long-term borrowings, affiliate......................       --            --             2,332
                                                                       ------------  ------------  -------------
        Net cash provided by financing activities....................       11,604         7,397         7,996
                                                                       ------------  ------------  -------------
        Net change in cash...........................................          572         2,336         4,189
Cash at beginning of year............................................        2,458         3,030         5,366
                                                                       ------------  ------------  -------------
Cash at end of year..................................................   $    3,030    $    5,366     $   9,555
                                                                       ------------  ------------  -------------
                                                                       ------------  ------------  -------------
Supplemental disclosures of cash flow information:
  Cash paid during the period for:
    Interest.........................................................   $    3,092    $    3,866     $   4,228
                                                                       ------------  ------------  -------------
                                                                       ------------  ------------  -------------
    Taxes............................................................   $      311    $      454     $     357
                                                                       ------------  ------------  -------------
                                                                       ------------  ------------  -------------

            See accompanying notes to combined financial statements.

                                  KOLMAR GROUP

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                                ($ IN THOUSANDS)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    BASIS OF PRESENTATION

    The accompanying combined financial statements include the accounts of (1) Kolmar Laboratories, Inc. (Kolmar), a wholly-owned subsidiary of CCL Industries Corporation, a Delaware corporation which in turn is a wholly-owned indirect subsidiary of CCL Industries Inc. (CCL), a corporation incorporated under the laws of Canada (2) Kolmar's wholly-owned subsidiaries: Kolmar de Mexico, S.A. de C.V., Kolmar (Aust.) Pty. Limited, Designed Cosmetics, Inc. and (3), Kolmar Canada, a division of CCL, collectively referred to as "Kolmar Group" or "the Company".

    As of January 1, 1998, CCL Industries completed a transaction selling all issued and outstanding shares of Kolmar and Kolmar's wholly-owned subsidiaries and substantially all of the assets of Kolmar Canada to Outsourcing Services Group, Inc. (OSG) for $78,000, subject to certain post-closing adjustments (hereinafter referred to as the "Acquisition"). The presentation of these combined financial statements reflect Kolmar Group's balances prior to the acquisition on a historical basis. The Acquisition agreement contains representations and warranties, (including those made with respect to taxes) which for the most part shall survive until the earlier of (i) July 8, 1999 or
(ii) delivery of Kolmar's audited financial statements for the year ending December 31, 1998. Certain representations and warranties made with respect to compliance with environmental laws survive until January 8, 2003. CCL and CCL Industries agreed to indemnify the Company for losses resulting from inaccuracies or breaches of representations and warranties and breaches of certain covenants contained in the agreement. Subject to a $750 minimum threshold and certain environmental liabilities subject to a $250 minimum threshold, CCL and CCL Industries' liability for indemnification is limited to $6.5 million (this limit is $12.0 million with respect to losses resulting from environmental matters related to certain facilities and there is no limit with respect to losses from environmental matters related to certain other facilities). Pursuant to the terms of the Acquisition agreement, OSG is required to indemnify CCL and CCL Industries for losses resulting from breaches or inaccuracies of its representations and warranties and for losses arising from OSG's conduct of Kolmar's business, its real property and environmental matters, to the extent that the losses relate to actions or occurrences after the closing of the Acquisition.

    The Company designs, manufactures, contracts for manufacture and sells a variety of cosmetics, creams and lotions, and fragrances to retailers and wholesale distributors principally in the United States, Canada, Mexico and Australia.

    Common stock of the Company has no par value and consists of 51,070 shares authorized and four shares issued and outstanding at December 31, 1996 and 1997. Preferred stock of the Company has a par value of $100 and consists of 500 shares authorized and no shares issued and outstanding at December 31, 1996 and 1997.

    All material intercompany balances and transactions between and among Kolmar Group have been eliminated in combination.

    ACQUISITIONS

    On January 4, 1996, Kolmar Laboratories, Inc. acquired the assets and certain liabilities of Imperial Cosmetic Services, Inc. for approximately $5,800. The acquisition was accounted for as a purchase. The excess of the purchase price above the fair value of the net assets acquired of approximately $3,982, is

                                  KOLMAR GROUP

                                ($ IN THOUSANDS)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) being amortized over 20 years. At December 31, 1996 and 1997 the related accumulated amortization was approximately $205 and $510, respectively.

    INVENTORIES

    Inventories are stated at the lower of cost or market. Cost is determined using the LIFO method for all U.S. inventories. All other inventories are stated at weighted average cost or FIFO. At December 31, 1996 and 1997, approximately 48% and 70%, respectively, of the Company's inventory value was determined using the LIFO method. The effect of LIFO as of December 31, 1996 and 1997 was an increase to inventory of $41 and $66, respectively.

    PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment are stated at cost. Estimated useful lives range from 4 to 40 years. Machinery and equipment under capital leases are stated at the present value of the minimum lease payments at the inception of the lease.

    Depreciation is calculated principally on the straight-line method over the estimated useful lives of the assets. Machinery and equipment held under capital leases and leasehold improvements are amortized straight-line over the shorter of the lease term or estimated useful life of the asset.

    Expenditures for maintenance and repairs are charged to expense, and renewals and betterments are capitalized. Upon sale or retirement, the cost of the asset and the related accumulated depreciation are removed from the accounts, and the resulting gain or loss is included in the results of operations.

    INCOME TAXES

    Kolmar Group's U.S. operations were included in CCL Industries Corporation U.S. Federal consolidated income tax returns. Kolmar filed separate state income tax returns with the exception of California, where CCL Industries Corporation files a combined return including Kolmar. Kolmar Group's Canadian operations were included in CCL's Canadian income tax returns. The provision for income taxes is presented as if the Kolmar Group had been a separate taxpayer. Deferred taxes have been recorded in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109 "Accounting for Income Taxes". Under the asset and liability method of SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS No. 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

    CONCENTRATION OF CREDIT RISK

    Customers are geographically disbursed throughout North America, Mexico and Australia. The Company had a significant customer that accounted for 16%, 13% and 19% of net sales in 1995, 1996 and 1997.

                                  KOLMAR GROUP

                                ($ IN THOUSANDS)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    USE OF ESTIMATES

    Outsourcing Service Group, Inc.'s management has made estimates and assumptions relating to the reporting of assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

    FOREIGN CURRENCY TRANSACTIONS AND TRANSLATION

    Realized foreign currency exchange gains or losses, which result from the settlement of accounts receivable or accounts payable in currencies other than U.S. dollars, are credited or charged to operations. Unrealized gains or losses on foreign currency exchange are insignificant.

    The balance sheets of foreign affiliates are translated into U.S. dollars at the exchange rates in effect on the last day of the reporting period. The statements of operations of foreign affiliates are translated into U.S. dollars at the average exchange rate effective for the entire period. The differences from historical exchange rates are reflected in stockholder's equity as an adjustment for foreign currency translations.

    The Company's Mexican operations were deemed to be operating in a highly inflationary economy for 1997. As a result, the U.S. dollar is the functional currency. Monetary items have been translated using current exchange rates and all other balance sheet items were remeasured at historical exchange rates. Any gains and losses from remeasurement are included in earnings.

    IMPAIRMENT OF LONG-LIVED ASSETS

    The Company adopted Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" as of January 1, 1996, which had no material effect on the combined financial statements. The Company estimates the future undiscounted cash flows from long-lived assets to determine if there is an impairment in the carrying value of these assets. Measurement of an impairment loss is determined by reducing the carrying value of assets to fair value. Assets to be disposed of by sale or abandonment, as part of a plan committed to and approved by management, are recorded at the lower of the carrying value or the fair value less the cost to sell.

    ENVIRONMENTAL CLEANUP MATTERS

    The Company expenses environmental expenditures related to existing conditions resulting from past or current operations and from which no current or future benefit is discernible. The Company determines its liability on a site by site basis and records a liability at the time when it is probable and can be reasonably estimated. The Company's estimated liability is reduced to reflect the anticipated participation of other potentially responsible parties in those instances where it is probable that such parties are legally responsible and financially capable of paying their respective shares of the relevant costs.

                                  KOLMAR GROUP

                                ($ IN THOUSANDS)

(2) INVENTORIES

    Inventories at December 31, 1996 and 1997 consisted of the following:

                                                                   DECEMBER 31,  DECEMBER 31,
                                                                       1996          1997
                                                                   ------------  ------------
Raw materials....................................................        8,677    $    7,230
Work-in-process..................................................        4,824         4,285
Finished goods...................................................        2,184         1,116
                                                                   ------------  ------------
                                                                        15,685    $   12,631
                                                                   ------------  ------------
                                                                   ------------  ------------

(3) PROPERTY, PLANT AND EQUIPMENT

    Major classifications of property, plant and equipment at December 31, 1996 and 1997 were as follows:

                                                                  DECEMBER 31,  DECEMBER 31,
                                                                      1996          1997
                                                                  ------------  -------------
Land............................................................          854    $       842
Buildings.......................................................       14,278         14,773
Machinery and equipment.........................................       18,302         18,277
Furniture and fixtures..........................................        2,769          3,300
Leasehold improvements..........................................          887            942
Automobiles.....................................................          249            251
                                                                  ------------  -------------
                                                                       37,339         38,385
Less: accumulated depreciation and amortization.................      (18,347)       (19,132)
                                                                  ------------  -------------
                                                                       18,992    $    19,253
                                                                  ------------  -------------
                                                                  ------------  -------------

    Depreciation and amortization expense was $2,103, $2,063 and $2,552 for the years ended December 30, 1995 and December 31, 1996 and 1997, respectively.

(4) INDEBTEDNESS

    (A) SHORT-TERM DEBT

        (i) Due to affiliate

           Loans outstanding and due to Affiliate at December 31, 1996 and 1997 amounted to $26,622 and $34,483, respectively, and represent the cumulative cash funding provided to the Company by CCL. The loans fund the Company's working capital needs. The rate of interest on the debt varied monthly based on prime minus 1/2% (effective rate of 7.77% for 1996 and 7.94% for 1997.

        (ii) Note payable

           During 1996, the Company maintained a note payable with a financial institution which was due and renewable every twenty-eight days for a period of one year. The effective interest rate on the note was 6.60%.

                                  KOLMAR GROUP

                                ($ IN THOUSANDS)

(4) INDEBTEDNESS

    (B) LONG-TERM DEBT

        (i) Due to affiliate

           Long-term debt due to Affiliate at December 31, 1996 and 1997 amounted to $20,305 and $23,027, respectively. There is no fixed determinable schedule for the repayment of the debt. The rate of interest on the debt varied monthly based on Prime minus 1/2% (effective rate of 7.77% for 1996 and 7.94% for 1997).

    On January 9, 1998, prior to the transaction described in note 1, the debt due to affiliate was contributed as capital.

(5) BENEFIT PLANS

    (A) PENSION PLAN

        Kolmar Laboratories, Inc. sponsors a noncontributory defined benefit pension plan for all its employees who have attained 21 years of age and have completed one year of continuous service. Pension benefits vest after five years of service and are based on years of service and average earnings. Contributions to the plan are based on actuarial estimates and ERISA funding requirements. The plan's assets are invested in a broad range of securities, including U.S. Treasury Bonds and foreign and U.S. publicly traded companies. The Company does not fund any non-contributory defined benefit pension plans outside of the U.S.

        The following table sets forth the plan's funded status at December 31, 1996 and September 27, 1997. The accumulated benefit obligation (ABO) is based on both current compensation levels and service rendered to the date of measurement, whereas the projected benefit obligation (PBO) adjusts

                                  KOLMAR GROUP

                                ($ IN THOUSANDS)

(5) BENEFIT PLANS (CONTINUED)
    the ABO for the estimated compensation levels upon which the ultimate retirement benefits are based. Accrued pension cost is included in accrued expenses on the combined balance sheets.

                                                        DECEMBER 31,  SEPTEMBER 27,
                                                            1996          1997
                                                        ------------  -------------
Fair value of plan's assets...........................       15,322     $  17,302
                                                        ------------  -------------
Actuarial present value of:
  ABO, comprising:
    Vested benefits...................................       13,135        13,582
    Nonvested benefits................................           91           116
                                                        ------------  -------------
                                                             13,226        13,698
  Adjustment for anticipated salary increases.........        2,344         2,450
                                                        ------------  -------------
  PBO.................................................       15,570        16,148
                                                        ------------  -------------
PBO (less than) or in excess of Plan assets...........          248        (1,154)
Prior service benefit.................................           58            54
Unrecognized net gain.................................          982         2,706
                                                        ------------  -------------
      Accrued pension cost included in accrued
        expenses......................................        1,288     $   1,606
                                                        ------------  -------------
                                                        ------------  -------------

    Assumptions used to develop the net periodic pension cost were:

                                                                    1995         1996         1997
                                                                    -----        -----        -----
Discount rates.................................................         8.5%         7.5%         7.5%
Expected long-term rate of return on assets....................         9.0%         8.0%         8.0%
Rates of increase in compensation levels.......................         5.5%         4.5%         4.5%

    Net periodic pension cost for the twelve months ended December 30, 1995 and December 31, 1996 and the nine months ended September 27, 1997 included the following components:

                                                                                        NINE MONTHS
                                                         DECEMBER 30,  DECEMBER 31,        ENDED
                                                             1995          1996      SEPTEMBER 27, 1997
                                                         ------------  ------------  ------------------
Service cost--benefits earned during the period........          390           484       $      369
Interest cost on projected benefit obligation..........        1,013         1,075              854
Actual return on plan's assets.........................       (2,779)       (1,505)          (2,553)
Actuarial gains deferred for later recognition.........        1,740           407            1,652
Amortization of unrecognized prior service cost........           (4)           (4)              (4)
                                                         ------------  ------------         -------
Net periodic pension cost..............................          360           457       $      318
                                                         ------------  ------------         -------
                                                         ------------  ------------         -------

    For the three months ended December 31, 1997, Kolmar Laboratories, Inc. charged pension costs of $110 to operations.

                                  KOLMAR GROUP

                                ($ IN THOUSANDS)

(5) BENEFIT PLANS (CONTINUED)
    (B) 401(K) PLAN

        Kolmar Laboratories, Inc. maintains a defined contribution plan (the
    Plan) to provide eligible employees with additional income upon retirement. Under the Plan, employees can contribute up to 20% of their salary through payroll deductions. Kolmar Laboratories, Inc., at the discretion of the Board of Directors, matches up to 50% of amounts contributed by the employees to a maximum of 3% of earnings. The payroll deductions are considered tax deferred under Section 401(a) of the Internal Revenue Code. Kolmar Laboratories, Inc.'s contributions to the Plan, including administrative costs, were $156, $202 and $272 in 1995, 1996 and 1997, respectively.

(6) INCOME TAXES

    The provision for income taxes consisted of:

                                                                     1995       1996       1997
                                                                   ---------  ---------  ---------
Current:
  Federal........................................................  $  --      $  --      $  --
  State..........................................................         49         55         92
  Foreign........................................................        617      1,087      1,069
                                                                   ---------  ---------  ---------
                                                                         666      1,142      1,161
                                                                   ---------  ---------  ---------
Deferred:
  Federal........................................................     --         --         --
  State..........................................................     --         --         --
  Foreign........................................................     --         --            134
                                                                   ---------  ---------  ---------
                                                                      --         --            134
                                                                   ---------  ---------  ---------
                                                                         666      1,142  $   1,295
                                                                   ---------  ---------  ---------
                                                                   ---------  ---------  ---------

    A reconciliation of the statutory Federal income tax rate and the effective income tax rate follows:

                                                                     1995       1996       1997
                                                                   ---------  ---------  ---------
Statutory Federal rate...........................................       34.0%      34.0%      34.0%
Meals and entertainment expenses.................................         .5         .3         .6
State income tax, net of Federal benefit.........................        1.9         .6        1.3
Foreign taxes....................................................        8.8        3.9       11.9
Change in valuation allowance....................................       (6.2)     (20.4)     (20.2)
                                                                   ---------  ---------  ---------
Effective tax rate...............................................       39.0%      18.4%      27.6%
                                                                   ---------  ---------  ---------
                                                                   ---------  ---------  ---------

                                  KOLMAR GROUP

                                ($ IN THOUSANDS)

(6) INCOME TAXES (CONTINUED)
    At December 31, 1996 and 1997, the gross deferred tax assets and liabilities were as follows:

                                                                             1996       1997
                                                                           ---------  ---------
Deferred tax assets:
  Reserve for environmental matters......................................  $   5,800  $   5,800
  Inventory reserve......................................................        425        394
  Vacation pay reserve...................................................        399        310
  Net operating loss carryover--U.S......................................      2,028      1,617
  Depreciation...........................................................        955      1,022
  Foreign deferred tax assets............................................        886      1,473
  Other..................................................................      2,760      2,110
  Valuation allowance....................................................     (9,338)    (8,394)
                                                                           ---------  ---------
  Total deferred tax assets..............................................  $   3,915  $   4,332
                                                                           ---------  ---------
                                                                           ---------  ---------
Deferred tax liabilities:
  Insurance receivable...................................................  $   3,300  $   3,300
  Other..................................................................        615      1,166
                                                                           ---------  ---------
                                                                               3,915      4,466
                                                                           ---------  ---------
  Net deferred tax liability.............................................     --      $     134
                                                                           ---------  ---------
                                                                           ---------  ---------

    Based upon the Company's history of tax losses in certain tax jurisdictions, a valuation allowance has been provided to fully reserve its deferred tax assets in excess of its deferred tax liabilities.

    As of December 31, 1997, the Company's U.S. net operating loss (NOL) carryforward is not available to be utilized on a separate entity basis since the NOLs were or will be utilized in the CCL Industries Corporation U.S. consolidated tax returns for 1995, 1996 and 1997. For New York State tax purposes, the Company has approximately $6.6 million of NOL carryforwards available to offset future New York State taxable income. These losses will expire in varying amounts in the years 2003-2010. Future changes in ownership, as defined by the New York State statute, could limit the amount of NOL carryforwards used in one year.

    In addition, Kolmar has Mexican NOL carryforwards as of December 31, 1997 of approximately $2,564 and recoverable asset tax credits of $555. These tax attributes expire in the years 2004-2006. The Company also has Australian NOL carryforwards as of December 31, 1997 of $128.

(7) COMMITMENTS AND CONTINGENCIES

    The Company has noncancelable operating leases with unaffiliated third parties, primarily for office and manufacturing space, warehouse equipment, and automobiles. These leases generally contain renewal options and require the Company to pay real estate taxes, utilities and liability insurance.

                                  KOLMAR GROUP

                                ($ IN THOUSANDS)

(7) COMMITMENTS AND CONTINGENCIES (CONTINUED)
    Future minimum lease payments under all operating leases at December 31, 1997 were as follows:

1998........................................................  $     596
1999........................................................        574
2000........................................................        555
2001........................................................         21
2002........................................................         16
Thereafter..................................................     --
                                                              ---------
                                                              $   1,762
                                                              ---------
                                                              ---------

    Rent expense for the years ended December 30, 1995 and December 31, 1996 and 1997 was $1,010, $1,253 and $1,115, respectively.

    DEFERRED COMPENSATION

    The Company has deferred compensation agreements with three former employees that provide for these individuals to receive monthly payments for various periods, none of which exceed twenty years. At December 31, 1996 and 1997 the Company has accrued the present value of the payments which amounted to $1,265 and $1,221, respectively. The amounts are classified in other long-term obligations.

    ENVIRONMENTAL CONTINGENCIES

    The Company is subject to loss contingencies resulting from environmental laws and regulations, which include obligations to remove or remediate the effects on the environment of the disposal or release of certain wastes and substances at various sites. The Company has established accruals in current dollars for those hazardous waste sites where it is probable that a loss has been incurred and the amount of the loss can reasonably be estimated. The reliability and precision of the loss estimates are affected by numerous factors, such as different stages of site evaluation, the allocation of responsibility among potentially responsible parties and the assertion of additional claims. The Company adjusts its accruals as new remediation requirements are defined, as information becomes available permitting reasonable estimates to be made, and to reflect new and changing facts. The Company also has established receivables for insurance recoveries (for liabilities on existing sites) that are probable of collection.

    At December 31, 1996 and 1997, the Company had established environmental remediation accruals in the amount of $14,500.

    The Company potentially has minor responsibility for the remediation of four environmental sites for which accruals have been established. These sites are well advanced in the investigation and cleanup stage. The Company's environmental accruals at December 31, 1996 and 1997, included $750 for these sites. The site with the largest total potential cost to the Company is a nonoperating site. Of the above accruals, this site accounted for $8,500 at December 31, 1996 and 1997. At December 31, 1996 and 1997, the Company has a long-term receivable totaling $8,250 for insurance recoveries on this site which are probable of collection.

    The Company maintains environmental exposure for one other site. To date the Company has not been named a potentially responsible party for this site but maintained an accrual of $5,250 as of December 31, 1996 and 1997, based on the advice of outside counsel, for an estimate of probable

                                  KOLMAR GROUP

                                ($ IN THOUSANDS)

(7) COMMITMENTS AND CONTINGENCIES (CONTINUED) groundwater and soil remediation costs. The Company believes this estimate would cover the full remediation of the site.

    While it is impossible at this time to determine with certainty the ultimate outcome of the environmental matters referred to in this note, management believes that adequate provisions have been made for probable losses with respect thereto and that such ultimate outcome, after provisions therefore, will not have a material adverse effect on the combined financial position of the Company, but could have a material effect on combined results of operations in a given year. It is reasonably possible that changes in estimates of recorded obligations and related receivables may occur in the near term. Should any losses be sustained in connection with any of such environmental matters in excess of provisions therefore, they will be charged to income in the future.

    LITIGATION

    A claim has been asserted by the U.S. Environmental Protection Agency against Kolmar Laboratories, Inc. as potentially responsible for the remediation of a superfund site near Port Jervis, New York. The proceedings remain administrative only, and are not pending as litigation in any U.S. District Court. The Company has reserves for any potential liability that may arise out of this claim and has recorded insurance receivables relating to this claim which it believes are probable of recovery.

    There are certain other legal proceedings and claims pending against Kolmar Group arising out of the normal course of business in which claims for monetary damages are asserted.

    While it is not feasible to predict the outcome of these legal proceedings and claims with certainty, management is of the belief that any ultimate liabilities in excess of reserved amounts will not individually or in the aggregate have a material adverse effect on the Company's financial position or results of operations.


(8) SUPPLEMENTAL GUARANTOR INFORMATION



    The assets of the Company's wholly owned domestic subsidiaries ("Guarantors") will be used as a guarantee of OSG's future payment obligations related to 10 7/8% Senior B Subordinated Notes due 2006 ("Notes"). Such guarantees are full, unconditional and joint and several. The following financial information presents the condensed combined balance sheets as of December 31, 1997, 1996 and 1995, the condensed combined statement of income and cash flows for the years ended December 31, 1997, 1996 and 1995 of ("Guarantors") and the nonguarantor Kolmar Group subsidiaries which consist of Kolmar Canada, a division of CCL, Kolmar de Mexico S.A. de C.V. and Kolmar (Aust.) Pty. Limited ("Nonguarantors"). The financial information is intended to provide information for the guarantor and nonguarantor operations of the Company.



    Kolmar is a wholly-owned subsidiary of the Company and has fully and unconditionally guaranteed the Notes on a joint and several basis.

                                  KOLMAR GROUP

                                ($ IN THOUSANDS)



(8) SUPPLEMENTAL GUARANTOR INFORMATION (CONTINUED)



             CONDENSED COMBINED BALANCE SHEET AT DECEMBER 31, 1997



                                                                                                    KOLMAR GROUP
                                                         GUARANTORS   NONGUARANTORS   ELIMINATIONS    COMBINED
                                                         -----------  --------------  ------------  -------------
ASSETS:
Current assets
  Cash.................................................   $     202     $    9,353     $   --         $   9,555
  Accounts receivable, net.............................      12,658          4,680         --            17,338
  Deferred taxes.......................................      --             --             --            --
  Inventories..........................................       8,826          3,805         --            12,631
  Prepaid exenses and other receivables................       3,574            814         (2,759)        1,629
                                                         -----------       -------    ------------  -------------
    Total current assets...............................      25,260         18,652         (2,759)       41,153
Property and equipment, net............................      14,742          4,511         --            19,253
Goodwill, net..........................................       3,472         --             --             3,472
Long-term receivables                                         8,250         --             --             8,250
Intercompany receivable/(payable)......................       2,662         --             (2,662)       --
Investment in subsidiaries.............................      10,010         --            (10,010)       --
Other long-term assets.................................         727         --             --               727
                                                         -----------       -------    ------------  -------------
    Total assets.......................................   $  65,123     $   23,163     $  (15,431)    $  72,855
                                                         -----------       -------    ------------  -------------
                                                         -----------       -------    ------------  -------------

LIABILITIES AND STOCKHOLDERS' EQUITY:
Accounts payable.......................................   $   7,241     $    1,958     $   --         $   9,199
Other payables.........................................      32,101          2,382         --            34,483
Accrued liabilities....................................       3,541          5,255         (3,015)        5,781
Current portion of long term debt......................      --             --             --            --
                                                         -----------       -------    ------------  -------------
    Total current liabilities..........................      42,883          9,595         (3,015)       49,463
Long-term debt, due to affiliate.......................      20,305          4,994         (2,662)       22,637
Other liabilities......................................      17,589            320            256        18,165
                                                         -----------       -------    ------------  -------------
    Total liabilities..................................      80,777         14,909         (5,421)       90,265
Stockholders' equity (deficit).........................     (15,654)         8,254        (10,010)      (17,410)
                                                         -----------       -------    ------------  -------------
    Total liabilities and stockholders' equity.........   $  65,123     $   23,163     $  (15,431)    $  72,855
                                                         -----------       -------    ------------  -------------
                                                         -----------       -------    ------------  -------------

                                  KOLMAR GROUP

                                ($ IN THOUSANDS)



(8) SUPPLEMENTAL GUARANTOR INFORMATION (CONTINUED)


  CONDENSED COMBINED STATEMENT OF INCOME FOR THE YEAR ENDED DECEMBER 31, 1997



                                                                                         ELIMINATION    KOLMAR GROUP
                                                          GUARANTORS   NONGUARANTORS     ADJUSTMENTS      COMBINED
                                                          -----------  --------------  ---------------  -------------
Net revenues............................................   $  72,480     $   30,661       $  --          $   103,141
Cost of goods sold......................................      58,675         27,498          --               86,173
                                                          -----------       -------             ---     -------------
Gross profit............................................      13,805          3,163          --               16,968
Selling general and administrative expense..............       6,192          1,919          --                8,111
                                                          -----------       -------             ---     -------------
Income (loss) from operations...........................       7,613          1,244          --                8,857
Interest expense, net...................................      (3,636)          (528)         --               (4,164)
                                                          -----------       -------             ---     -------------
Income (loss) before provision for income taxes.........       3,977            716          --                4,693
Provision for income taxes..............................         128          1,167          --                1,295
                                                          -----------       -------             ---     -------------
Income (loss) before extraordinary item.................   $   3,849     $     (451)      $  --          $     3,398
                                                          -----------       -------             ---     -------------
                                                          -----------       -------             ---     -------------

                                  KOLMAR GROUP

                                ($ IN THOUSANDS)



(8) SUPPLEMENTAL GUARANTOR INFORMATION (CONTINUED)


CONDENSED COMBINED STATEMENT OF CASH FLOWS FOR THE YEAR ENDED DECEMBER 31, 1997



                                                                                                    KOLMAR GROUP
                                                                       GUARANTORS   NONGUARANTORS     COMBINED
                                                                       -----------  --------------  -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss) from continuing operations.......................   $   3,849     $     (451)     $   3,398
  Total adjustments to reconcile net income (loss) from continuing operations to net cash provided by (used in) operating
    activities.......................................................     (10,108)         5,666         (4,442)
                                                                       -----------       -------    -------------
    Net cash provided by (used in) operating activities..............      (6,259)         5,215         (1,044)
                                                                       -----------       -------    -------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Sale of property, plant and equipment..............................          96              7            103
  Capital expenditures...............................................      (2,211)          (655)        (2,866)
                                                                       -----------       -------    -------------
    Net cash used in investing activities............................      (2,115)          (648)        (2,763)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Repayments on long-term debt.......................................      --             (2,197)        (2,197)
  Proceeds of borrowing from affiliate...............................       7,862          2,331         10,193
                                                                       -----------       -------    -------------
    Net cash provided by (used in) financing activities..............       7,862            134          7,996
Net increase (decrease) in cash and cash equivalents.................        (512)         4,701          4,189
Cash and cash equivalents at beginning of year.......................         714          4,652          5,366
                                                                       -----------       -------    -------------
Cash and cash equivalents at end of year.............................   $     202     $    9,353      $   9,555
                                                                       -----------       -------    -------------
                                                                       -----------       -------    -------------

                                  KOLMAR GROUP

                                ($ IN THOUSANDS)



(8) SUPPLEMENTAL GUARANTOR INFORMATION (CONTINUED)


             CONDENSED COMBINED BALANCE SHEET AT DECEMBER 31, 1996



                                                                                                    KOLMAR GROUP
                                                         GUARANTORS   NONGUARANTORS   ELIMINATIONS    COMBINED
                                                         -----------  --------------  ------------  -------------
ASSETS:
Current assets
  Cash.................................................   $     714     $    4,652     $   --        $     5,366
  Accounts receivable, net.............................       8,446          5,274         --             13,720
  Deferred taxes.......................................         209         --             --                209
  Inventories..........................................       7,898          7,787         --             15,685
  Prepaid exenses and other receivables................       3,309            575         (2,399)         1,485
                                                         -----------       -------    ------------  -------------
    Total current assets...............................      20,576         18,288         (2,399)        36,465
Property and equipment, net............................      14,065          5,067           (140)        18,992
Goodwill, net..........................................       3,894         --             --              3,894
Long-term receivables..................................       8,250         --             --              8,250
Intercompany receivable/(payable)......................       3,574         --             (3,574)       --
Investment in subsidiaries.............................      12,150         --            (12,150)       --
Other long-term assets.................................         371         --             --                371
                                                         -----------       -------    ------------  -------------
    Total assets.......................................   $  62,880     $   23,355     $  (18,263)   $    67,972
                                                         -----------       -------    ------------  -------------
                                                         -----------       -------    ------------  -------------

LIABILITIES AND STOCKHOLDERS' EQUITY:
Accounts payable.......................................   $   5,986     $    5,526     $   --        $    11,512
Other payables.........................................      26,670            112           (160)        26,622
Accrued liabilities....................................       5,784          4,518         (2,274)         8,028
Current portion of long term debt......................      --              2,197         --              2,197
                                                         -----------       -------    ------------  -------------
    Total current liabilities..........................      38,440         12,353         (2,434)        48,359
Long-term debt, less current portion...................      20,305         --             --             20,305
Other liabilities......................................      18,647          3,640         (3,804)        18,483
                                                         -----------       -------    ------------  -------------
    Total liabilities..................................      77,392         15,993         (6,238)        87,147
Stockholders' equity (deficit).........................     (14,512)         7,363        (12,025)       (19,175)
    Total liabilities and stockholders equity..........   $  62,880     $   23,355     $  (18,263)   $    67,972
                                                         -----------       -------    ------------  -------------
                                                         -----------       -------    ------------  -------------

                                  KOLMAR GROUP

                                ($ IN THOUSANDS)



(8) SUPPLEMENTAL GUARANTOR INFORMATION (CONTINUED)



  CONDENSED COMBINED STATEMENT OF INCOME FOR THE YEAR ENDED DECEMBER 31, 1996



                                                                                        ELIMINATION   KOLMAR GROUP
                                                          GUARANTORS   NONGUARANTORS    ADJUSTMENTS     COMBINED
                                                          -----------  --------------  -------------  -------------
Net revenues............................................   $  70,314     $   33,567      $    (565)    $   103,316
Cost of goods sold......................................      55,974         27,846           (565)         83,255
                                                          -----------       -------          -----    -------------
Gross profit............................................      14,340          5,721         --              20,061
Selling general and administrative expense..............       7,133          3,018         --              10,151
                                                          -----------       -------          -----    -------------
Income from operations..................................       7,207          2,703         --               9,910
Interest expense, net...................................      (3,167)          (530)        --              (3,697)
Other income (expense), net.............................      --             --             --             --
                                                          -----------       -------          -----    -------------
Income before provision for income taxes................       4,040          2,173         --               6,213
Provision for income taxes..............................         111          1,031         --               1,142
                                                          -----------       -------          -----    -------------
Income before extraordinary item........................   $   3,929     $    1,142      $  --         $     5,071
                                                          -----------       -------          -----    -------------
                                                          -----------       -------          -----    -------------

                                  KOLMAR GROUP

                                ($ IN THOUSANDS)



(8) SUPPLEMENTAL GUARANTOR INFORMATION (CONTINUED)


CONDENSED COMBINED STATEMENT OF CASH FLOWS FOR THE YEAR ENDED DECEMBER 31, 1996



                                                                                                     KOLMAR GROUP
                                                                       GUARANTORS   NONGUARANTORS      COMBINED
                                                                       -----------  --------------  ---------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income from continuing operations..............................   $   3,929     $    1,142       $   5,071
  Total adjustments to reconcile net income from continuing
    operations to net cash provided by (used in) operating
    activities.......................................................      (2,331)         1,775            (556)
                                                                       -----------       -------          ------
      Net cash provided by operating activities......................       1,598          2,917           4,515
                                                                       -----------       -------          ------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Sale of property, plant and equipment, net of gain.................          60         --                  60
  Capital expenditures...............................................      (2,557)        (1,279)         (3,836)
  Acquisition of Imperial Cosmetics, net of cash.....................      (5,800)        --              (5,800)
                                                                       -----------       -------          ------
      Net cash used in investing activities..........................      (8,297)        (1,279)         (9,576)
                                                                       -----------       -------          ------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds of debt due to affiliate..................................       7,031         --               7,031
  Proceeds of notes payable..........................................         366         --                 366
                                                                       -----------       -------          ------
      Net cash provided by financing activities......................       7,397         --               7,397
                                                                       -----------       -------          ------
Net increase in cash and cash equivalents............................         698          1,638           2,336
Cash and cash equivalents at beginning of year.......................          16          3,014           3,030
                                                                       -----------       -------          ------
Cash and cash equivalents at end of year.............................   $     714     $    4,652       $   5,366
                                                                       -----------       -------          ------
                                                                       -----------       -------          ------

                                  KOLMAR GROUP

                                ($ IN THOUSANDS)



(8) SUPPLEMENTAL GUARANTOR INFORMATION (CONTINUED)


  CONDENSED COMBINED STATEMENT OF INCOME FOR THE YEAR ENDED DECEMBER 31, 1995



                                                                                         ELIMINATION   KOLMAR GROUP
                                                           GUARANTORS   NONGUARANTORS    ADJUSTMENTS     COMBINED
                                                           -----------  --------------  -------------  -------------
Net revenues.............................................   $  51,820     $   23,446      $    (959)     $  74,307
Cost of goods sold.......................................      41,246         20,019           (959)        60,306
                                                           -----------       -------          -----    -------------
Gross profit.............................................      10,574          3,427         --             14,001
Selling general and administrative expense...............       5,644          3,516         --              9,160
                                                           -----------       -------          -----    -------------
Income (loss) from operations............................       4,930            (89)        --              4,841
Interest expense, net....................................      (2,809)          (324)        --             (3,133)
                                                           -----------       -------          -----    -------------
Income (loss) before provision for income taxes..........       2,121           (413)        --              1,708
Provision for income taxes...............................         361            305         --                666
                                                           -----------       -------          -----    -------------
Income (loss) before extraordinary item..................   $   1,760     $     (718)     $  --          $   1,042
                                                           -----------       -------          -----    -------------
                                                           -----------       -------          -----    -------------

                                  KOLMAR GROUP

                                ($ IN THOUSANDS)



(8) SUPPLEMENTAL GUARANTOR INFORMATION (CONTINUED)


CONDENSED COMBINED STATEMENT OF CASH FLOWS FOR THE YEAR ENDED DECEMBER 31, 1995



                                                                                                                    KOLMAR GROUP
                                                                                     GUARANTORS    NONGUARANTORS      COMBINED
                                                                                     -----------  ---------------  --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss) from continuing operations.....................................   $   1,760     $      (718)     $    1,042
  Total adjustments to reconcile net income (loss) from continuing operations to
    net cash provided by (used in) operating activities............................     (12,459)          2,462          (9,997)
                                                                                     -----------        -------          ------
      Net cash provided by (used in) operating activities..........................     (10,699)          1,744          (8,955)
                                                                                     -----------        -------          ------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Sale of property, plant and equipment............................................       1,405              77           1,482
  Capital expenditures.............................................................      (2,326)         (1,233)         (3,559)
                                                                                     -----------        -------          ------
      Net cash used in investing activities........................................        (921)         (1,156)         (2,077)
                                                                                     -----------        -------          ------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds of debt due to affiliate................................................      10,724         --               10,724
  Proceeds of notes payable........................................................         880         --                  880
                                                                                     -----------        -------          ------
      Net cash provided by financing activities....................................      11,604         --               11,604
                                                                                     -----------        -------          ------
Net increase (decrease) in cash and cash equivalents...............................         (16)            588             572
Cash and cash equivalents at beginning of year.....................................          32           2,426           2,458
                                                                                     -----------        -------          ------
Cash and cash equivalents at end of year...........................................   $      16     $     3,014      $    3,030
                                                                                     -----------        -------          ------
                                                                                     -----------        -------          ------

              AEROSOL SERVICES HOLDING CORPORATION AND SUBSIDIARY



                     CONDENSED CONSOLIDATED BALANCE SHEETS



              AS OF DECEMBER 31, 1996 (RESTATED) AND JUNE 29, 1997



                     (IN THOUSANDS, EXCEPT FOR SHARE DATA)



                                                                                        DECEMBER 31,    JUNE 29,
                                                                                            1996          1997
                                                                                        -------------  -----------
                                                                                        (AS RESTATED,  (UNAUDITED)
                                                                                         SEE NOTE 4)
                                                      ASSETS
CURRENT ASSETS:
  Cash and cash equivalents...........................................................    $     104     $      16
  Trade accounts receivable, net......................................................       12,372        10,195
  Other receivables...................................................................          159           964
  Inventories, net....................................................................        7,699         8,525
  Prepaid expenses....................................................................          133           256
  Deferred income taxes...............................................................          703           703
                                                                                        -------------  -----------
    Total current assets..............................................................       21,170        20,659
PROPERTY AND EQUIPMENT, net...........................................................        5,157         4,978
DEPOSITS AND OTHER ASSETS.............................................................           63            76
DEFERRED INCOME TAXES.................................................................          493           493
GOODWILL, net.........................................................................       11,454        11,078
OTHER INTANGIBLE ASSETS, net..........................................................        2,277         1,416
                                                                                        -------------  -----------
                                                                                          $  40,614     $  38,700
                                                                                        -------------  -----------
                                                                                        -------------  -----------

                        LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES:
  Trade accounts payable..............................................................    $   7,361     $   8,489
  Current maturities of long-term debt................................................        1,938           900
  Accrued expenses and other liabilities..............................................        1,548         1,486
                                                                                        -------------  -----------
    Total current liabilities.........................................................       10,847        10,875
LONG-TERM DEBT, net of current maturities.............................................       28,783        27,614
                                                                                        -------------  -----------
  Total liabilities...................................................................       39,630        38,489
REDEEMABLE PREFERRED STOCK, $.001 par value; 30,000 shares authorized, issued and
  outstanding.........................................................................        4,118         4,379
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' DEFICIT:
  Common stock, $.001 par value; 1,000,000 shares authorized; 629,842 shares issued
    and outstanding as of December 31, 1996 and June 29, 1997.........................            1             1
  Common stock warrants...............................................................          193            --
  Additional paid-in capital..........................................................        6,298         6,491
  Retained earnings (accumulated deficit).............................................           89          (945)
                                                                                        -------------  -----------
                                                                                              6,581         5,547
Less predecessor carryover basis adjustment...........................................       (9,715)       (9,715)
                                                                                        -------------  -----------
    Total stockholders' deficit.......................................................       (3,134)       (4,168)
                                                                                        -------------  -----------
                                                                                          $  40,614     $  38,700
                                                                                        -------------  -----------
                                                                                        -------------  -----------



           See notes to condensed consolidated financial statements.

              AEROSOL SERVICES HOLDING CORPORATION AND SUBSIDIARY



                     CONSOLIDATED STATEMENTS OF OPERATIONS



            FOR THE SIX MONTHS ENDED JUNE 30, 1996 AND JUNE 29, 1997



                     (IN THOUSANDS, EXCEPT FOR SHARE DATA)



                                                                                                    SIX MONTHS ENDED
                                                                                                ------------------------
                                                                                                 JUNE 30,     JUNE 29,
                                                                                                   1996         1997
                                                                                                -----------  -----------
                                                                                                      (UNAUDITED)
NET REVENUES..................................................................................   $  33,161    $  32,494
COST OF GOODS SOLD............................................................................      28,038       27,912
                                                                                                -----------  -----------
GROSS PROFIT..................................................................................       5,123        4,582
SELLING, GENERAL AND ADMINISTRATION...........................................................       2,725        2,874
                                                                                                -----------  -----------
INCOME FROM OPERATIONS........................................................................       2,398        1,708
INTEREST EXPENSE, net.........................................................................       1,713        1,977
                                                                                                -----------  -----------
INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES AND EXTRAORDINARY ITEM........................         685         (269)
PROVISION (BENEFIT) FOR INCOME TAXES..........................................................         275         (137)
                                                                                                -----------  -----------
LOSS BEFORE EXTRAORDINARY ITEM................................................................         410         (132)
EXTRAORDINARY ITEM, LOSS FROM EARLY EXTINGUISHMENT OF DEBT, net of tax benefit of $383........      --             (641)
                                                                                                -----------  -----------
NET INCOME (LOSS).............................................................................   $     410    $    (773)
                                                                                                -----------  -----------
                                                                                                -----------  -----------



                See notes to consolidated financial statements.

              AEROSOL SERVICES HOLDING CORPORATION AND SUBSIDIARY



                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
            FOR THE SIX MONTHS ENDED JUNE 30, 1996 AND JUNE 29, 1997



                                 (IN THOUSANDS)



                                                                                                 JUNE 30,     JUNE 29,
                                                                                                   1996         1997
                                                                                                -----------  -----------
                                                                                                      (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss).............................................................................   $     410    $    (773)
Adjustments to reconcile net loss to net cash provided by operating activities:
  Depreciation and amortization...............................................................         947        1,023
  Amortization of deferred financing costs....................................................         183          494
  Provision for doubtful accounts.............................................................          37           36
  Extraordinary item-loss from early extinguishment of debt...................................                    1,024
  Change in operating assets and liabilities:
    Trade accounts receivable.................................................................       2,426        2,142
    Other receivables.........................................................................         227         (804)
    Inventories...............................................................................      (1,628)        (826)
    Prepaid expenses and other current assets.................................................        (258)        (137)
    Trade accounts payable....................................................................        (588)       1,128
    Accrued expenses and other liabilities....................................................         269          (64)
                                                                                                -----------  -----------
Net cash provided by (used in) operating activities...........................................       2,025        3,243

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures..........................................................................        (107)        (311)
CASH FLOWS FROM FINANCING ACTIVITIES:
Deferred financing acquisition................................................................      --             (814)
Net repayments on revolving loans.............................................................      (1,200)      (7,013)
Repayments on long-term debt..................................................................        (750)
Loan from Affiliate...........................................................................                    4,807
                                                                                                -----------  -----------
  Net cash (used in) provided by financing activities.........................................      (1,950)      (3,020)
                                                                                                -----------  -----------

NET (DECREASE) INCREASE IN CASH...............................................................         (32)         (88)
CASH AND CASH EQUIVALENTS, beginning of period................................................          32          104
                                                                                                -----------  -----------
CASH AND CASH EQUIVALENTS, end of period......................................................   $  --        $      16
                                                                                                -----------  -----------
                                                                                                -----------  -----------
SUPPLEMENTAL SCHEDULE OF NONCASH TRANSACTIONS--
  Accretion attributable to preferred stock...................................................   $     243    $     261
                                                                                                -----------  -----------
                                                                                                -----------  -----------



                See notes to consolidated financial statements.

              AEROSOL SERVICES HOLDING CORPORATION AND SUBSIDIARY



              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS



            FOR THE SIX MONTHS ENDED JUNE 30, 1996 AND JUNE 29, 1997



                                  (UNAUDITED)



1.  BASIS OF PRESENTATION



    The interim condensed consolidated financial statements included herein have been prepared by Aerosol Services Holding Corporation and Subsidiary (ASHC or the Company) without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (the SEC) Certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been condensed or omitted pursuant to such SEC rules and regulations; nevertheless, the management of the Company believes that the disclosures herein are adequate to make the information presented not misleading. These condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and the notes thereto for the year end December 31, 1996. In the opinion of management, the condensed consolidated financial statements included here reflect all adjustments necessary to present fairly the consolidated financial position of the Company as of June 29, 1997 the results of its operations for the six month period ended June 29, 1997, and its cash flows for the six-month period ended June 29, 1997. The results of operations for the interim periods are not necessarily indicative of the results of operations for the full year.



2.  INVENTORIES



    Inventories consisted of the following at December 31, 1996 and June 29, 1997 (in thousands):



                                                                        DECEMBER31,    JUNE 29,
                                                                           1996          1997
                                                                       -------------  -----------
Raw materials........................................................    $   7,067     $   7,641
Finished goods.......................................................        1,731         1,611
                                                                            ------    -----------
                                                                             8,798         9,252
Less reserve for excess and obsolete inventories.....................       (1,099)         (727)
                                                                            ------    -----------
                                                                         $   7,699     $   8,525
                                                                            ------    -----------
                                                                            ------    -----------



3.  CONTINGENCIES



    There are certain other legal proceedings and claims pending against the Company arising out of the normal course of business in which claims for monetary damages are asserted. While it is not feasible to predict the outcome of these legal proceedings and claims with certainty, management is of the belief that any ultimate liabilities will not individually or in the aggregate have material adverse effect on the Company's financial position or results of operations.



4.  RESTATEMENT



    Subsequent to the issuance of ASHC's June 29, 1997 consolidated financial statements, ASHC's management determined that the partial write-off of goodwill of $7,000,000 in 1996, which was reported as a cumulative effect of a change in accounting principle, was inappropriate. Accordingly, the December 31, 1996 ASHC financial statements have been restated due to ASHC's ability to recover the entire balance of the goodwill, based on estimated future undiscounted cash flows.

                          INDEPENDENT AUDITORS' REPORT



To the Board of Directors
Aerosol Services Holding Corporation and subsidiary
City of Industry, California



    We have audited the accompanying consolidated balance sheet of Aerosol Services Holding Corporation and subsidiary (the Company) as of December 31, 1996, and the related consolidated statements of operations, stockholders' deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audit.



    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.



    In our opinion, the 1996 consolidated financial statements present fairly, in all material respects, the financial position of Aerosol Services Holding Corporation and subsidiary as of December 31, 1996, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.



    As described in Note 17, the accompanying consolidated financial statements as of and for the year ended December 31, 1996 have been restated.



DELOITTE & TOUCHE, LLP
Costa Mesa, California
February 18, 1997, except for Note 16,
  as to which the date is June 30, 1997, and the effects of the restatement discussed in
  Note 17, as to which the date is November 23, 1998

                       REPORT OF INDEPENDENT ACCOUNTANTS



Board of Directors
Aerosol Services Holding Corporation and Subsidiary
City of Industry, California



    We have audited the accompanying consolidated balance sheet of Aerosol Services Holding Corporation and Subsidiary as of December 31, 1995, and the related consolidated statements of income, stockholders' deficit, and cash flows for the year ended December 31, 1995 and for the period from February 15, 1994 through December 31, 1994. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.



    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Aerosol Services Holding Corporation and Subsidiary as of December 31, 1995, and the results of their operations and their cash flows for the year ended December 31, 1995 and for the period from February 15, 1994 through December 31, 1994, in conformity with generally accepted accounting principles.



Coopers & Lybrand L.L.P.
Newport Beach, California
February 23, 1996

              AEROSOL SERVICES HOLDING CORPORATION AND SUBSIDIARY



                          CONSOLIDATED BALANCE SHEETS



                 AS OF DECEMBER 31, 1995 AND 1996 (AS RESTATED)



                                                        1995
                                                    ------------      1996
                                                                  ------------
                                                                      (AS
                                                                   RESTATED,
                                                                  SEE NOTE 17)
                                    ASSETS

CURRENT ASSETS:
Cash..............................................  $     31,740  $    103,915
Trade accounts receivable, net (Notes 3 and 13)...     9,812,879    12,372,035
Other receivables.................................       (29,425)       16,167
Income taxes receivable...........................                     142,619
Inventories, net (Note 4).........................     6,537,352     7,699,055
Prepaid expenses..................................       129,602       132,951
Deferred income taxes (Note 7)....................       579,965       703,552
                                                    ------------  ------------
  Total current assets............................    17,062,113    21,170,294
PROPERTY AND EQUIPMENT, net (Note 5)..............     5,545,434     5,156,426
DEPOSITS AND OTHER ASSETS.........................        60,560        63,110
DEFERRED INCOME TAXES (Note 7)....................       822,004       492,519
GOODWILL, net.....................................    12,601,197    11,453,997
OTHER INTANGIBLE ASSETS, net (Note 6).............     2,948,314     2,277,384
                                                    ------------  ------------
                                                    $ 39,039,622  $ 40,613,730
                                                    ------------  ------------
                                                    ------------  ------------

      LIABILITIES, REDEEMABLE PREFERRED STOCK, AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
Trade accounts payable............................  $  8,625,015  $  7,361,420
Current maturities of senior term loan (Note 8)...     1,625,000     1,937,500
Accrued expenses and other liabilities............     1,376,903     1,548,500
                                                    ------------  ------------
  Total current liabilities.......................    11,626,918    10,847,420
SENIOR TERM LOAN, net of current maturities (Note
  8)..............................................     9,187,500     7,250,000
SENIOR REVOLVING LOAN (Note 9)....................     6,200,463     9,532,656
SENIOR SUBORDINATED DEBT (Note 10)................    12,000,000    12,000,000
                                                    ------------  ------------
  Total liabilities...............................    39,014,881    39,630,076
COMMITMENTS AND CONTINGENCIES (Note 15)...........
REDEEMABLE PREFERRED STOCK (Note 11)..............     3,632,531     4,117,594
STOCKHOLDERS' DEFICIT:
Common stock, $.001 par value; 1,000,000 shares
  authorized; 629,842 shares issued and
  outstanding in 1996 and 1995....................           630           630
Common stock warrants (Note 12)...................       192,630       192,630
Additional paid-in capital........................     6,297,790     6,297,790
Retained earnings (accumulated deficit)...........      (384,067)       89,783
                                                    ------------  ------------
                                                       6,106,983     6,580,833
Less predecessor carryover basis adjustment.......    (9,714,773)   (9,714,773)
                                                    ------------  ------------
  Total stockholders' deficit.....................    (3,607,790)   (3,133,940)
                                                    ------------  ------------
                                                    $ 39,039,622  $ 40,613,730
                                                    ------------  ------------
                                                    ------------  ------------



                See notes to consolidated financial statements.

              AEROSOL SERVICES HOLDING CORPORATION AND SUBSIDIARY



                       CONSOLIDATED STATEMENTS OF INCOME
      FOR THE PERIOD FROM FEBRUARY 15, 1994 THROUGH DECEMBER 31, 1994 AND
          FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1996 (AS RESTATED)



                                                                          1994           1995
                                                                      -------------  -------------      1996
                                                                                                    -------------
                                                                                                    (AS RESTATED
                                                                                                    SEE NOTE 17)
REVENUES, net of sales returns and allowances of $859,881,
  $1,688,004 and $1,093,894 in 1994, 1995 and 1996, respectively....  $  48,322,556  $  60,633,181  $  72,353,883

COST OF GOODS SOLD..................................................     41,023,704     52,374,894     62,413,135
                                                                      -------------  -------------  -------------

GROSS PROFIT........................................................      7,298,852      8,258,287      9,940,748

EXPENSES:
Laboratory..........................................................        474,908        591,078        701,311
Selling.............................................................        268,721        343,188        552,335
General and administrative..........................................      2,986,032      3,673,516      3,656,583
                                                                      -------------  -------------  -------------

Total expenses......................................................      3,729,661      4,607,782      4,910,229
                                                                      -------------  -------------  -------------

INCOME FROM OPERATIONS..............................................      3,569,191      3,650,505      5,030,519

INTEREST EXPENSE, net...............................................     (2,751,962)    (3,322,757)    (3,085,371)

AMORTIZATION OF DEFERRED FINANCING COSTS............................       (309,373)      (366,216)      (356,918)

OTHER INCOME, net...................................................          1,500        130,753
                                                                      -------------  -------------  -------------

INCOME BEFORE PROVISION FOR INCOME TAXES............................        509,356         92,285      1,588,230

PROVISION FOR INCOME TAXES (Note 7).................................       (199,473)       (40,782)      (629,317)
                                                                      -------------  -------------  -------------

NET INCOME..........................................................  $     309,883  $      51,503  $     958,913
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------



                See notes to consolidated financial statements.

              AEROSOL SERVICES HOLDING CORPORATION AND SUBSIDIARY



                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
      FOR THE PERIOD FROM FEBRUARY 15, 1994 THROUGH DECEMBER 31, 1994 AND
          FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1996 (AS RESTATED)



                                                                                 (ACCUMULATED   PREDECESSOR
                                   COMMON STOCK         ADDITIONAL     COMMON      DEFICIT)      CARRYOVER        TOTAL
                              -----------------------    PAID-IN       STOCK       RETAINED        BASIS      STOCKHOLDERS'
                               SHARES       AMOUNT       CAPITAL      WARRANTS     EARNINGS     ADJUSTMENT       DEFICIT
                              ---------  ------------  ------------  ----------  ------------  -------------  -------------
BALANCE, February 15,
  1994......................    622,842  $        623  $  6,227,797  $  192,630   $            $  (9,714,773) $  (3,293,723)
Payment of dividends on
  redeemable preferred
  stock.....................                                                        (112,922)                      (112,922)
Accretion of redeemable
  preferred stock...........                                                        (203,776)                      (203,776)
Net income..................                                                         309,883                        309,883
                              ---------  ------------  ------------  ----------  ------------  -------------  -------------
BALANCE, December 31,
  1994......................    622,842           623     6,227,797     192,630       (6,815)     (9,714,773)    (3,300,538)

Sale of stock for cash......      7,000             7        69,993                                                  70,000

Accretion of redeemable
  preferred stock...........                                                        (428,755)                      (428,755)

Net income..................                                                          51,503                         51,503
                              ---------  ------------  ------------  ----------  ------------  -------------  -------------

BALANCE, December 31,
  1995......................    629,842           630     6,297,790     192,630     (384,067)     (9,714,773)    (3,607,790)

Accretion of redeemable
  preferred stock...........                                                        (485,063)                      (485,063)

Net income (as restated)....                                                         958,913                        958,913
                              ---------  ------------  ------------  ----------  ------------  -------------  -------------

BALANCE, December 31, 1996
  (as restated) (Note 17)...    629,842  $        630  $  6,297,790  $  192,630   $   89,783   $  (9,714,773) $  (3,133,940)
                              ---------  ------------  ------------  ----------  ------------  -------------  -------------
                              ---------  ------------  ------------  ----------  ------------  -------------  -------------



                See notes to consolidated financial statements.

              AEROSOL SERVICES HOLDING CORPORATION AND SUBSIDIARY



                     CONSOLIDATED STATEMENTS OF CASH FLOWS
      FOR THE PERIOD FROM FEBRUARY 15, 1994 THROUGH DECEMBER 31, 1994 AND
          FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1996 (AS RESTATED)



                                                                          1994           1995
                                                                      -------------  -------------      1996
                                                                                                    -------------
                                                                                                    (AS RESTATED
                                                                                                    SEE NOTE 17)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income..........................................................  $     309,883  $      51,503  $     958,913
Adjustments to reconcile net income to net cash
  (used in) provided by operating activities:
  Depreciation and amortization.....................................      1,375,238      1,879,864      1,987,784
  Amortization of deferred financing costs..........................        309,373        366,216        356,918
  Deferred income taxes.............................................         59,456        171,556        205,896
  Benefit applied to reduce goodwill (Note 7).......................                      --              394,438
  Change in operating assets and liabilities:
    Restricted cash.................................................         63,705
    Trade accounts receivable.......................................     (1,061,536)    (2,522,565)    (2,559,156)
    Income taxes and other receivables..............................       (214,321)       171,471       (127,826)
    Inventories.....................................................       (772,690)      (882,726)    (1,161,703)
    Prepaid expenses................................................        454,554         32,529         (3,349)
    Deposits and other assets.......................................          1,339         13,110         (2,550)
    Trade accounts payable..........................................       (206,810)     2,252,113     (1,323,980)
    Accrued expenses and other liabilities..........................        497,740       (151,538)       171,597
                                                                      -------------  -------------  -------------
      Net cash (used in) provided by operating activities...........        815,931      1,381,533     (1,103,018)
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures................................................     (2,048,762)      (428,513)      (532,000)
Intangible assets acquired..........................................       (135,538)       (19,720)
                                                                      -------------  -------------  -------------
      Net cash used in investing activities.........................     (2,184,300)      (448,233)      (532,000)
CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings (repayments) on senior revolving loan................      1,415,615       (215,152)     3,332,193
Repayments of long-term debt........................................       (926,712)    (1,125,000)    (1,625,000)
Proceeds from the issuance of common stock..........................                        70,000
Dividends paid on preferred stock...................................       (112,922)
Payment of accrued transaction expenses.............................       (477,761)
Increase in book overdraft..........................................      1,024,589        364,782       --
                                                                      -------------  -------------  -------------
      Net cash provided by (used in) financing activities...........        922,809       (905,370)     1,707,193
                                                                      -------------  -------------  -------------
NET INCREASE (DECREASE) IN CASH.....................................       (445,560)        27,930         72,175
CASH, beginning of year.............................................        449,370          3,810         31,740
                                                                      -------------  -------------  -------------
CASH, end of year...................................................  $       3,810  $      31,740  $     103,915
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION--Cash paid during the year for:
  Interest..........................................................  $   2,088,166  $   3,836,366  $   3,120,133
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------
  Income taxes......................................................  $     191,000  $       1,600  $     171,600
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------
SUPPLEMENTAL SCHEDULE OF
  NONCASH TRANSACTIONS--
  Accretion attributable to preferred stock (Note 11)...............  $     203,776  $     428,755  $     485,063
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------



                See notes to consolidated financial statements.

              AEROSOL SERVICES HOLDING CORPORATION AND SUBSIDIARY



                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
      FOR THE PERIOD FROM FEBRUARY 15, 1994 THROUGH DECEMBER 31, 1994 AND
          FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1996 (AS RESTATED)



1.  ORGANIZATION AND BACKGROUND



    Aerosol Services Holding Corporation (ASHC or the Company) was formed to acquire Aerosol Services Company, Inc. (ASC). The acquisition, which was effective February 14, 1994, was financed primarily through the issuance of debt and equity securities.



    The transaction was accounted for as a purchase for accounting presentation purposes and, accordingly, the assets acquired and liabilities assumed were recorded at their estimated fair values while the assets and liabilities attributed to the former stockholders of ASC, who retained a 33.63% interest in ASHC, were recorded at the predecessor basis in accordance with generally accepted accounting principles. The new basis of reporting for the Company's net assets using fair market values at the date of the acquisition was reduced by $9,714,773 to reflect the carryover basis of the former stockholders of ASC. This predecessor carryover basis is reflected as a separate component of stockholders' deficit.



    Aerosol Services Company, Inc. is in the business of contract filling of aerosol and nonaerosol consumer products. ASC performs services under short-term contracts and often uses customer provided materials in fulfilling contract obligations.



2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES



    PRINCIPLES OF CONSOLIDATION--The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Aerosol Services Company, Inc. All significant intercompany transactions have been eliminated.



    INVENTORIES--Inventories are valued at the lower of cost or market using the first-in, first-out (FIFO) method.



    PROPERTY AND EQUIPMENT--Property and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation and amortization are provided principally using the straight-line method over the estimated useful lives of the related assets ranging from 3 to 20 years. Expenditures for major renewals and betterments are capitalized, while minor replacements, maintenance and repairs which do not extend the asset lives are charged to operations as incurred.



    LEASE ACQUISITION COSTS--The Industrial Development Authority of the County of Los Angeles issued to certain officers of the Company Industrial Development Revenue Bonds in the amount of $2,300,000. The proceeds were used by the officers to construct office and warehouse space that is currently being leased to the Company under a 20-year lease agreement. The Company paid $124,888 in related bond acquisition costs. Since the bond proceeds were used to construct property for the Company's use, these costs have been accounted for as lease acquisition costs of the Company and are being amortized over the 20-year life of the lease, which expires in 2007.



    OTHER INTANGIBLE ASSETS--Other intangible assets represent costs associated with the formation of Aerosol Services Holding Corporation. Other intangible assets are being amortized on a straight-line basis over a 60-month period.



    DEFERRED FINANCING COSTS--Deferred financing costs are capitalized costs associated with obtaining long-term debt financing including legal expenses, bank fees, and seller's costs related to the merger

              AEROSOL SERVICES HOLDING CORPORATION AND SUBSIDIARY



                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
      FOR THE PERIOD FROM FEBRUARY 15, 1994 THROUGH DECEMBER 31, 1994 AND FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1996 (AS RESTATED) (CONTINUED)



2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


discussed in Note 1. These costs are being amortized over the repayment term of the related debt using the effective interest method.



    GOODWILL--Goodwill represents the excess of the purchase price over the fair value of the net assets of ASC and is amortized on a straight-line basis over twenty years. The Company subjects the carrying value of the goodwill to an annual review for impairment. The Company evaluates the recoverability of intangible assets by considering estimated future operating income of the Company on an undiscounted cash flow basis. ASHC management performs such evaluation on an annual basis (unless circumstances dictate that a review is needed in an interim period) to determine if events or changes in circumstances that would impair goodwill were deemed to have occurred. Should an impairment exist, the Company would record a charge to operations to recognize the impairment of its intangible assets. Goodwill is presented net of accumulated amortization of $1,380,064 in 1995 and $2,132,826 in 1996.



    LONG-LIVED ASSETS--The Company accounts for the impairment and disposition of long-lived assets in accordance with Statement of Financial Accounting Standards (SFAS) No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF. In accordance with SFAS No. 121, long-lived assets to be held are reviewed for events or changes in circumstances that indicate that their carrying value may not be recoverable. The Company periodically reviews the carrying value of long-lived assets on an undiscounted cash flow basis to determine whether or not an impairment to such value has occurred.



    BOOK OVERDRAFT--As a result of cash management policies, the Company maintains overdraft positions in certain cash accounts. Overdrafts at December 31, 1995 and 1996, which are included in trade accounts payable, were $1,393,181 and $1,162,233, respectively.



    INCOME TAXES--The Company accounts for income taxes under the provisions of SFAS No. 109, ACCOUNTING FOR INCOME TAXES. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.



    CONCENTRATION OF CREDIT RISK--Financial instruments which potentially expose the Company to concentration of credit risk consist primarily of cash and trade accounts receivable. The Company maintains cash balances with financial institutions that are in excess of federally insured limits. The Company's products are primarily sold to product marketers that, in turn, sell or distribute to retail stores and salons. These customers can be affected by changes in economic, competitive, or other factors. The Company makes substantial sales to relatively few large customers. Credit limits, ongoing credit evaluations, and account monitoring procedures are utilized to minimize the risk of loss. Collateral is generally not required.



    USE OF ESTIMATES AND ASSUMPTIONS--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the

              AEROSOL SERVICES HOLDING CORPORATION AND SUBSIDIARY



                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
      FOR THE PERIOD FROM FEBRUARY 15, 1994 THROUGH DECEMBER 31, 1994 AND FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1996 (AS RESTATED) (CONTINUED)



2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.



    MAJOR CUSTOMERS--During fiscal year 1996, two customers accounted for approximately 42% of revenues. A decision by a significant customer to decrease the amount purchased from the Company or to cease carrying the Company's products could have a material effect on the Company's financial condition and results of operations.



    RESEARCH AND DEVELOPMENT COSTS--Research and development costs are expensed when incurred. Included in general and administrative expenses for the fiscal years 1994, 1995 and 1996 is approximately $127,275, $158,700 and $191,268, respectively, of research and development costs for the development and improvement of the Company's products.



3.  ACCOUNTS RECEIVABLE



    Accounts receivable at December 31, 1995 and 1996, consisted of the following:



                                                                     1995           1996
                                                                 -------------  -------------
Trade accounts receivable......................................  $  10,083,714  $  12,651,793
Less allowance for doubtful accounts...........................       (270,835)      (279,758)
                                                                 -------------  -------------

                                                                 $   9,812,879  $  12,372,035
                                                                 -------------  -------------
                                                                 -------------  -------------



4.  INVENTORIES



    Inventories at December 31, 1995 and 1996, consisted of the following:



                                                                       1995           1996
                                                                   -------------  ------------
Raw materials....................................................  $   5,501,828  $  7,067,087
Finished goods...................................................      1,730,547     1,734,727
                                                                   -------------  ------------

                                                                       7,236,555     8,797,634
Less reserve for excess and obsolete inventories.................       (699,203)   (1,098,579)
                                                                   -------------  ------------

                                                                   $   6,537,352  $  7,699,055
                                                                   -------------  ------------
                                                                   -------------  ------------

              AEROSOL SERVICES HOLDING CORPORATION AND SUBSIDIARY



                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
      FOR THE PERIOD FROM FEBRUARY 15, 1994 THROUGH DECEMBER 31, 1994 AND FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1996 (AS RESTATED) (CONTINUED)



5.  PROPERTY AND EQUIPMENT



    Property and equipment at December 31, 1995 and 1996, consisted of the following:



                                                                     1995           1996
                                                                 -------------  -------------
Equipment......................................................  $   6,449,539  $   6,610,946
Leasehold improvements.........................................         20,055         20,055
Furniture and fixtures.........................................        104,201        104,201
Construction in progress.......................................        306,887        288,601
Computer equipment.............................................          6,016        394,896
                                                                 -------------  -------------

                                                                     6,886,698      7,418,699
Less accumulated depreciation and amortization.................     (1,341,264)    (2,262,273)
                                                                 -------------  -------------

                                                                 $   5,545,434  $   5,156,426
                                                                 -------------  -------------
                                                                 -------------  -------------



6.  OTHER INTANGIBLE ASSETS



    Other intangible assets at December 31, 1995 and 1996, consisted of the following:



                                                                     1995           1996
                                                                 -------------  -------------
Deferred financing costs.......................................  $   2,550,901  $   2,550,901
Other intangible assets........................................      1,519,858      1,519,858
Lease acquisition costs........................................        124,888        124,888
                                                                 -------------  -------------

                                                                     4,195,647      4,195,647
Less accumulated amortization..................................     (1,247,333)    (1,918,263)
                                                                 -------------  -------------

                                                                 $   2,948,314  $   2,277,384
                                                                 -------------  -------------
                                                                 -------------  -------------



7.  INCOME TAXES



    The Company accounts for income taxes under the provisions of SFAS No. 109. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The provision for income taxes represents the tax payable for the period and the change during the period in deferred tax assets and liabilities.

              AEROSOL SERVICES HOLDING CORPORATION AND SUBSIDIARY



                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
      FOR THE PERIOD FROM FEBRUARY 15, 1994 THROUGH DECEMBER 31, 1994 AND FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1996 (AS RESTATED) (CONTINUED)



7.  INCOME TAXES (CONTINUED)


    The provision for income taxes for the period from February 15, 1994 through December 31, 1994 and for the years ended December 31, 1995 and 1996, consists of the following:



                                                            1994         1995        1996
                                                         -----------  ----------  -----------
Current:
  Federal..............................................  $    60,289  $   --      $    27,383
  State................................................       29,260       1,600        1,600
                                                         -----------  ----------  -----------

                                                              89,549       1,600       28,983

Deferred:
  Federal..............................................     (143,356)    (74,132)     194,325
  State................................................      (75,418)   (281,124)      11,571
                                                         -----------  ----------  -----------

                                                            (218,774)   (355,256)     205,896

Benefit applied to reduce goodwill.....................      328,698     394,438      394,438
                                                         -----------  ----------  -----------

Provision for income taxes.............................  $   199,473  $   40,782  $   629,317
                                                         -----------  ----------  -----------
                                                         -----------  ----------  -----------



    The provision for income taxes differs from the amounts computed by applying the U.S. federal statutory rates primarily because of the nondeductibility of meals and entertainment and officers life insurance expenses for tax purposes and state taxes net of federal tax benefit.

              AEROSOL SERVICES HOLDING CORPORATION AND SUBSIDIARY



                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
      FOR THE PERIOD FROM FEBRUARY 15, 1994 THROUGH DECEMBER 31, 1994 AND FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1996 (AS RESTATED) (CONTINUED)



7.  INCOME TAXES (CONTINUED)


    Deferred taxes are recorded based upon the differences between the financial statement and tax bases of assets and liabilities. Temporary differences that give rise to deferred income tax assets and liabilities are as follows:



                                                                        1995          1996
                                                                    ------------  ------------
Deferred tax assets:
  Net operating loss carryover....................................  $    996,186  $    951,474
  Allowance for doubtful accounts.................................       117,272       121,136
  Accrued liabilities.............................................        51,341        33,903
  Inventory capitalization........................................       111,909        71,333
  Inventory reserve...............................................       302,755       475,685
  Contamination reserve...........................................        49,795        49,795
  Goodwill........................................................       104,294       392,694
  Deferred acquisition costs......................................        53,299        53,299
  California manufacturer credits.................................       117,410        78,930
  AMT tax credits.................................................                      11,439
                                                                    ------------  ------------

    Total gross deferred tax assets...............................     1,904,261     2,239,688
                                                                    ------------  ------------

Deferred tax liabilities:
  Property and equipment..........................................      (278,477)     (592,737)
  Franchise taxes.................................................      (106,405)     (102,470)
                                                                    ------------  ------------

    Total deferred tax liabilities................................      (384,882)     (695,207)
                                                                    ------------  ------------

Valuation allowance...............................................      (117,410)     (348,410)
                                                                    ------------  ------------

    Net deferred tax assets.......................................  $  1,401,969  $  1,196,071
                                                                    ------------  ------------
                                                                    ------------  ------------



    At December 31, 1996, the Company had a federal net operating loss carryforward of $2,798,454, which begins to expire in 2010, and a California manufacturer credit carryover of $78,930, which expires in 2004.



    As a result of the purchase of ASC's assets, the purchase price assigned to goodwill differed between financial reporting and tax purposes by approximately $7,572,000 at December 31, 1996. The tax benefit of this excess is being recognized when realized on the tax return by a corresponding reduction to financial reporting goodwill as required by SFAS No. 109.

              AEROSOL SERVICES HOLDING CORPORATION AND SUBSIDIARY



                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
      FOR THE PERIOD FROM FEBRUARY 15, 1994 THROUGH DECEMBER 31, 1994 AND FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1996 (AS RESTATED) (CONTINUED)



8.  SENIOR TERM LOAN



    On February 14, 1994, the Company entered into a loan agreement with a financial institution. Such loan is collateralized by substantially all assets of ASC and all of the capital stock of ASC. The Company is required to make scheduled quarterly installment payments of varying amounts through February 14, 2001. This loan bears interest at the prime rate plus 1.75% per annum (10% at December 31, 1996).



    Amounts due under such loan were repaid subsequent to year-end, with new financing obtained on June 30, 1997 (Note 16).



9.  SENIOR REVOLVING LOAN



    The Company has a $12,000,000 revolving credit facility available until February 14, 2001, which is collateralized by substantially all assets of ASC and all of ASC's capital stock. Amounts may be repaid and reborrowed at any time prior to the expiration of the agreement. Amounts borrowed under the credit facility bear interest as follows: (a) if a base rate loan, then at the sum of the base rate plus 1.75% per annum; and (b) if a LIBOR rate loan, then at the sum of the LIBOR rate plus 3.5% per annum. The index rate is selected by the Company initially at the date of borrowing and may be changed from time to time.



    Amounts due under such loan were repaid subsequent to year-end, with new financing obtained on June 30, 1997 (Note 16).



10.  SENIOR SUBORDINATED DEBT



    Senior subordinated debt is unsecured and consists of term loans in the amount of $6,000,000 to London Pacific Life and $6,000,000 to Chase Manhattan Bank, both of which bear interest at a rate of 12% per annum. Repayments are scheduled for one-third of the original principal amount of the subordinated notes on February 14, 2002, 2003, and 2004. The terms of the agreements include various covenants that provide, among other things, for limits on capital expenditures and minimum standards on key financial performance ratios. As of December 31, 1996, the Company was in compliance with the covenants for the Senior Subordinated Debt.



    Amounts due to London Pacific Life were repaid subsequent to year-end. Additionally, the Company renegotiated its borrowing arrangements with Chase Manhattan Bank subsequent to year-end (Note 16).



11.  REDEEMABLE PREFERRED STOCK



    As of December 31, 1995 and 1996, the Company has authorized and issued 30,000 shares of Redeemable Preferred Stock with a par value of $.001 per share. The holders of Redeemable Preferred Stock are entitled to cumulative dividends at a rate of $2.50 per share, per quarter, accruing from the date of issuance, payable quarterly. If current dividends are not declared and paid with respect to any dividend payment date, then the holders of the Redeemable Preferred Stock shall be entitled to receive an increased dividend in cash equal to $3.25 per share for the first undeclared dividend. Subsequently, the amount of the unpaid dividend shall increase by 2.5% or 3.25% per quarter, depending on whether subsequent dividend payments are made.



    At any time after February 14, 1999, the Company may, at the option of the Board of Directors, redeem all or part of the outstanding shares of Redeemable Preferred Stock at a redemption price of $100

              AEROSOL SERVICES HOLDING CORPORATION AND SUBSIDIARY



                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
      FOR THE PERIOD FROM FEBRUARY 15, 1994 THROUGH DECEMBER 31, 1994 AND FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1996 (AS RESTATED) (CONTINUED)



11.  REDEEMABLE PREFERRED STOCK (CONTINUED)


per share, plus an amount equal to all accrued and unpaid dividends. The Company is required to redeem all outstanding shares of Redeemable Preferred Stock at a redemption price of $100 per share, plus an amount equal to all accrued and unpaid dividends, on the earlier of February 14, 2005 or the effective date of the refinancing of the Company's subordinated debt at a lower interest rate than 12%, if the terms of such refinancing do not reduce the average maturity of the Subordinated Debt outstanding on the effective date of such refinancing or require amortization of principal to commence prior to December 31, 2001.



    Accumulated deficit has been increased by periodic accretions representing the difference between the fair value of the redeemable preferred stock at the issuance date and the redemption amount.



    Holders of Redeemable Preferred Stock have a liquidation preference of $100 per share, plus an amount equal to all accrued and unpaid dividends. Except as required by law, the holders of Redeemable Preferred Stock are not entitled to vote on any matters.



    Shares of Redeemable Preferred Stock were exchanged for new Preferred Stock subsequent to year-end (Note 16).



    As of December 31, 1995 and 1996, cumulative and undeclared dividends in arrears amounted to $632,531 and $1,117,594, respectively. Approximately $980,000 of these dividends were exchanged for Preferred Stock subsequent to year-end (Note 16).



12.  COMMON STOCK WARRANTS



    On February 14, 1994, in connection with obtaining the senior subordinated debt discussed in Note 10, 1,000 common stock warrants which are initially exercisable for 19,263 shares of common stock of the Company at a price of $0.01 per share, exercisable any time after issuance, and subject to an anti-dilution adjustment were issued. The Company may not call the warrants prior to February 14, 2000. Thereafter, the Company may from time to time call all of the outstanding warrants at a call price equal to the fair market value of a share of common stock as of the call date less the exercise price in effect on the date which the call price is paid, provided that certain conditions are met. These warrants were canceled subsequent to year-end in conjunction with the repayment of the subordinated debenture (Note 16).



13.  RELATED PARTY TRANSACTIONS



    The Company leases its plant facility, two adjacent warehouses, and land from stockholders of the Company and from a partnership of two of the Company's stockholders. Lease payments for these facilities and land leases were $749,740, $881,808 and $881,808 for the period from February 15, 1994 through December 31, 1994 and for each of the years ended December 31, 1995 and 1996, respectively.



    Various manufacturing and data processing equipment is also leased from a partnership of two of the Company's stockholders. Lease payments for these equipment leases for the period from February 15, 1994 through December 31, 1994 and for the years ended December 31, 1995 and 1996 were $121,954, $139,380 and $106,431, respectively.



    The Company recorded sales to affiliated companies, which are wholly owned by two of the Company's stockholders, for the period from February 15, 1994 through December 31, 1994 and for the

              AEROSOL SERVICES HOLDING CORPORATION AND SUBSIDIARY



                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
      FOR THE PERIOD FROM FEBRUARY 15, 1994 THROUGH DECEMBER 31, 1994 AND FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1996 (AS RESTATED) (CONTINUED)



13.  RELATED PARTY TRANSACTIONS (CONTINUED)


years ended December 31, 1995 and 1996, in the amount of $615,489, $99,829 and $119,483, respectively. At December 31, 1995 and 1996, the Company had $46,626 and $40,902, respectively, in affiliated company accounts receivable, which are included in trade accounts receivable.



    The Company has a management agreement with a stockholder for managing operations of Aerosol Services Holding Corporation. Such management fees were $87,777, $100,000 and $100,000 for the period from February 15, 1994 through December 31, 1994 and for each of the years ended December 31, 1995 and 1996.



14.  PROFIT-SHARING PLAN



    The Company has a profit-sharing plan for all employees. Contributions to the plan are at the discretion of the Board of Directors. During both the years ended December 31, 1995 and 1996, the Company contributed $50,000 for the profit-sharing plan. No contribution was made for the period from February 15, 1994 through December 31, 1994.



15.  COMMITMENTS



    LEASES--The Company leases three of its facilities under operating leases. A lease covering the operating facility in the City of Industry and the leases for two adjacent warehouses expire in March 2012, September 2007, and January 2013, respectively. Each lease is subject to an upward annual rental adjustment based upon the percentage change in the Consumer Price Index. The Company is responsible for insurance and property taxes on the facilities.



    The Company has equipment under operating leases having terms from three to 10 years.



    Total rent expense on operating leases for the period from February 15, 1994 through December 31, 1994 and for the years ended December 31, 1995 and 1996, was $1,010,678, $1,026,990 and $1,007,838, respectively.



    Minimum annual rentals and lease payments in the aggregate are:



Year ending December 31:
  1997.........................................................................  $     998,901
  1998.........................................................................        994,840
  1999.........................................................................        979,502
  2000.........................................................................        925,642
  2001.........................................................................        895,436
  Thereafter...................................................................      7,395,250
                                                                                 -------------
                                                                                 $  12,189,571
                                                                                 -------------
                                                                                 -------------



    ENVIRONMENTAL REGULATION AND COMPLIANCE. The Company's operations and properties are subject to Environmental Laws. Violations of Environmental Laws can result in civil or criminal penalties or in cease and desist or other orders against the Company. In addition, the Company may be required to spend material amounts to comply with Environmental Laws, and may be liable with respect to contamination of

              AEROSOL SERVICES HOLDING CORPORATION AND SUBSIDIARY



                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
      FOR THE PERIOD FROM FEBRUARY 15, 1994 THROUGH DECEMBER 31, 1994 AND FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1996 (AS RESTATED) (CONTINUED)



15.  COMMITMENTS (CONTINUED)


sites currently or formerly owned or operated by the Company or with respect to the off-site disposal of hazardous substances. Based upon the Company's experience to date, as well as certain indemnification agreements obtained in connection with the ASC acquisition and certain insurance coverages, the Company believes that the future cost of compliance with existing Environmental Laws and its liability for identified environmental claims will not have a material adverse effect on the Company's business, results of operations or financial condition. There can be no assurance, however, that the Company's obligations in this regard will not have such an effect or that the existing indemnities and insurance will be sufficient to fund such liabilities. Furthermore, future events, such as new information, or changes in Environmental Laws (or in their interpretation or enforcement by courts or governmental agencies) may give rise to additional costs or claims that could have a material adverse effect on the Company's business, results of operations or financial condition or cash flows.



    In that regard, ASC's operations are located within the boundaries of the Puente Valley Operable Unit ("OU") of the San Gabriel Valley Superfund Site. Prior to the Company's purchase of ASC, the EPA identified ASC as one of more than five hundred potentially responsible parties (PRPs) for the contamination of Puente Valley OU. Subsequently, ASC and forty-three other PRPs entered into a consent agreement to fund certain investigatory work, which work was completed in 1997. To date, the EPA has not determined the remedial work that will be required at the site; however, the EPA has issued estimates for the remedial alternatives it is considering which range from approximately $28 million to $51 million. In connection with the Company's purchase of ASC, the sellers (who currently own the property on which ASC operates) agreed to indemnify the Company with respect to the Puente Valley OU proceeding and certain other environmental matters. Certain of the Company's leases with the sellers also provide for off-sets to the Company's rental obligations in the event that the Company incurs liability for such an indemnified matter. Based on this indemnity, the lease off-set rights, recent EPA cost estimates of the proposed cleanup alternatives and certain preliminary estimates of ASC's share of liability, the Company believes, although there can be no assurance, that ASC's liability at this site will not be material. In addition, prior to the Company's acquisition of ASC, the Los Angeles Regional Water Quality Control Board ("RWQCB") requested that ASC conduct certain soil and groundwater investigation and remediation on its property. ASC has conducted the requested investigations and the RWQCB has approved ASC's remediation plan. Although there can be no assurance, the Company does not believe that the costs of remediation will be material. This remediation is also the subject of the above-referenced indemnity.



16.  SUBSEQUENT EVENTS



    DEBT--On January 30, 1997, the senior subordinated debt with a principal balance of $6,000,000 owed to London Pacific Life was repaid in full. Concurrent with this repayment, the credit limit on the long-term revolving loan was increased from $12 million to $16 million and the senior term loan was increased by $3.5 million. The long-term revolving loan was drawn down by $2,558,000 along with the additional borrowing on the senior term loan to pay off the subordinated debenture. The increases in the senior term and revolving obligations did not change the existing payoff structure of the loans. The increases to the debt limits are to be paid off in a balloon principal payment at the expiration of the loans (February 14, 2001). In addition, the warrants to purchase 19,263 shares of common stock issued with the debentures were canceled.

              AEROSOL SERVICES HOLDING CORPORATION AND SUBSIDIARY



                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
      FOR THE PERIOD FROM FEBRUARY 15, 1994 THROUGH DECEMBER 31, 1994 AND FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1996 (AS RESTATED) (CONTINUED)



16.  SUBSEQUENT EVENTS (CONTINUED)


    MERGER--Effective June 30, 1997, the Company was acquired by Aerosol Companies Holding Corporation (ACHC), a Delaware corporation, in a tax-free reorganization. ACHC is primarily engaged in contract filling of containers with aerosol and liquid products for customers located throughout North America, with a significant concentration in the southeastern United States. The merger was effected through the exchange of Company shares for all of the common shares of ACHC. This transaction has been accounted for as a purchase with ACHC being the accounting acquirer. The merged company has been renamed Outsourcing Services Group, Inc. (OSG). In conjunction with the merger, the outstanding redeemable preferred stock of the Company was exchanged for preferred shares of OSG. Additionally, approximately $980,000 of cumulative and undeclared dividends in arrears were also exchanged for preferred shares of OSG.



    Concurrent with this merger, OSG assumed the liability related to the Company's senior subordinated debt of $6,000,000 owed to Chase Manhattan Bank.



17.  RESTATEMENT



    Subsequent to the issuance of the ASHC's December 31, 1997 consolidated financial statements, ASHC's management determined that the partial write-off of goodwill of $7,000,000 in 1996, which was reported as a cumulative effect of a change in accounting principle, was inappropriate. Accordingly, the December 31, 1996 ASHC financial statements have been restated due to ASHC's ability to recover the entire balance of the goodwill, based on estimated future undiscounted cash flows.



    A summary of the effects of the restatement is as follows:



                                                                              1996
                                                                  ----------------------------
                                                                  AS PREVIOUSLY
                                                                    REPORTED      AS RESTATED
                                                                  -------------  -------------
At December 31:
  Goodwill......................................................  $   4,453,997  $  11,453,997
  Total assets..................................................     33,613,730     40,613,730
  (Accumulated deficit) retained earnings.......................     (6,910,217)        89,783
For the year ended December 31--
  Cumulative effect of a change in accounting principle.........     (7,000,000)      --
  Net (loss) income.............................................     (6,041,087)       958,913

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, ANY GUARANTOR OR BT ALEX. BROWN INCORPORATED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE SUCH DATE.

                                ----------------

                               TABLE OF CONTENTS


                                                                             PAGE
                                                                             ----
Available Information......................................................   iii
Prospectus Summary.........................................................     1
Risk Factors...............................................................    15
Use of Proceeds............................................................    24
Capitalization.............................................................    25
Unaudited Pro Forma Condensed Combined Financial Data......................    26
Selected Historical and Unaudited Pro Forma Combined Financial Data........    29
Management's Discussion and Analysis of Financial Condition and Results of
 Operations................................................................    33
The Exchange Offer.........................................................    42
Business...................................................................    49
Management.................................................................    59
Security Ownership of Certain Beneficial Owners and Management.............    64
Certain Relationships and Related Transactions.............................    66
Description of Certain Terms of the Preferred Stock and the Warrant
 Agreement.................................................................    69
Description of Acquisition Agreements......................................    70
Description of the Senior Secured Credit Facility..........................    71
Description of Notes.......................................................    73
Certain Federal Tax Consequences...........................................   107
Plan of Distribution.......................................................   108
Legal Matters..............................................................   108
Change in Independent Accountants..........................................   109
Experts....................................................................   109
Index to Financial Statements..............................................   F-1



    UNTIL              , 1999 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL
DEALERS EFFECTING TRANSACTIONS IN THE NEW NOTES, WHETHER OR NOT PARTICIPATING IN THE EXCHANGE OFFER, MAY BE REQUIRED TO DELIVER THIS PROSPECTUS.


                                  $105,000,000

                                      OSG

                        OUTSOURCING SERVICES GROUP, INC.

                                10 7/8% SERIES B
                           SENIOR SUBORDINATED NOTES
                                    DUE 2006

                         -----------------------------
                                   PROSPECTUS
                         -----------------------------


                                           , 1999


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

THE COMPANY

    Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Corporation Law") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify officers and directors against expenses (including attorneys' fees) in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

    Article Seventh of the Certificate of Incorporation of the Company, as amended, a copy of which is filed as Exhibit 3.1 to the Registration Statement, allows the Company to maintain director and officer liability insurance on behalf of any person who is or was a director or officer of the Company or such person who serves or served as director, officer, employee or agent, of another corporation, partnership or other enterprise at the request of the Company. Article Seventh of the Company's Certificate of Incorporation, as amended, provides for indemnification of the officers and directors of the Company, to the fullest extend permitted by applicable law.

    Pursuant to Section 102(b)(7) of the Delaware Corporation Law, Articles Sixth and Seventh of the Certificate of Incorporation of the Company, as amended, provide that no director of the Company shall be personally liable to the Company or its shareholders for monetary damages for any breach of his fiduciary duty as a director; provided, however, that such clause shall not apply to any liability of a director (1) for any breach of the Director's duty of loyalty to the Company or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (3) pursuant to Section 174 of the Delaware Corporation Law, or (4) for any transaction from which the director derived an improper personal benefit.

THE GUARANTORS

    The Guarantors, Aerosol, Kolmar and Piedmont, are incorporated under the laws of the States of California, Delaware and Georgia, respectively. As with the Delaware Corporation Law, the California Corporations Code and the Business Corporations Code of Georgia authorize a corporation, under certain circumstances, to indemnify its directors and officers (including to reimburse them for expenses incurred).

    As with the Company's Certificate of Incorporation, as amended, and Bylaws, each of the Guarantor's organizational documents and Bylaws generally provide for the indemnification of officers and directors to the fullest extent permitted by law.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits:

  EXHIBIT
  NUMBER                                                   DESCRIPTION
-----------  --------------------------------------------------------------------------------------------------------

      *1.1   Purchase Agreement dated February 26, 1998, between Outsourcing Services Group, Inc. (the "Company") and
               BT Alex. Brown Incorporated ("BT").

      *3.1   Certificate of Incorporation of Aerosol Services Holding Corporation ("ASHC") (which later changed its name to "Outsourcing Services Group, Inc."), as amended to date.

      *3.2   By-Laws of ASHC.

      *3.3   Articles of Incorporation of ASC Merger Corp. ("ASCMC") (which later changed its name to "Aerosol
               Services Company, Inc."), as amended to date.

      *3.4   By-Laws of ASCMC, as amended to date.

      *3.5   Certificate of Incorporation of Kolmar Laboratories, Inc. ("Kolmar"), as amended to date.

      *3.6   By-Laws of Kolmar, as amended to date.

      *3.7   Restated Articles of Incorporation of Piedmont Laboratories, Inc. ("Piedmont"), as amended to date.

      *3.8   By-Laws of Piedmont.

      *4.1   Indenture, dated March 3, 1998, among the Company, the Guarantors listed therein and U.S. Bank Trust
               National Association (formerly First Trust National Association), as Trustee, relating to the 10 7/8%
               Series B Senior Subordinated Notes due 2006 of the Company (the "New Notes") and the 10 7/8% Senior
               Subordinated Notes due 2006 of the Company (the "Old Notes").

      *4.2   Form of New Note (included in Exhibit 4.1).

      *4.3   Registration Rights Agreement, dated as of March 3, 1998, by and among the Company, the Guarantors listed therein and BT.

      *4.4   Registration Rights Agreement, dated as of February 14, 1994, by and among ASHC and the investors that are parties thereto.

      *5.1   Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Company.

      *9.1   Amended and Restated Stockholder Agreement, dated as of June 30, 1997, among the Company and certain stockholders listed therein.

      *9.2   Amendment to Stockholder Agreement, dated December 31, 1997, among the Company and certain stockholders listed therein.

     *10.1   Credit Agreement, dated as of January 8, 1998 ("Credit Agreement"), among the Company, as guarantor,
               Aerosol Services Company, Inc. ("Aerosol"), Piedmont and additional subsidiaries of the Company, as
               Borrowers, the Lenders party thereto, BT Commercial Corporation, as Agent, and Heller Financial, Inc.,
               as Co-Agent.

     *10.2   Amendment and Waiver No. 1, dated as of April 29, 1998, to the Credit Agreement, by and among the
               Company, Aerosol and Piedmont, as initial Borrowers, Kolmar, as an additional Borrower, each financial institution from time to time party to the Credit Agreement, BT Commercial Corporation, as Agent for
               Lenders and Heller Financial, Inc., as Co-agent.

     *10.3   Outsourcing Services Group, Inc. 1998 Stock Option Plan.

     *10.4   Stock Option Agreement, dated December 31, 1997, between the Company and Christopher Denney.

  EXHIBIT
  NUMBER                                                   DESCRIPTION
-----------  --------------------------------------------------------------------------------------------------------
     *10.5   Amended and Restated Warrant Agreement between the Company and Chase Capital, L.P., dated January 8,
               1998.

     *10.6   Amended and Restated Management Services Agreement, dated January 8, 1998, by and between The
               Gordon+Morris Group, the Company, Aerosol, Piedmont and Kolmar.

     *10.7   Advisory and Financial Services Agreement by and between the Company and HarbourVest Partners LLC, dated
               January 8, 1998.

     *10.8   Employment and Non-Competition Agreement between the Company and Christopher Denney, dated January 9,
               1998.

     *10.9   Share and Asset Purchase Agreement, dated October 28, 1997, between CCL Industries, Inc., CCL Industries
               Corporation and the Company.

     *10.10  Amendment to Share and Asset Purchase Agreement, dated January 1, 1998, between CCL Industries, Inc.,
               CCL Industries Corporation and the Company.

     *10.11  Modification Agreement, dated January 8, 1998, between CCL Industries, Inc., CCL Industries Corporation and the Company.

     *10.12  Agreement and Plan of Merger, dated June 20, 1997, by and between Aerosol Companies Holding Corporation
               ("ACHC") and ASHC.

     *10.13  Stock Purchase Agreement, dated as of June 27, 1996, by and among ACHC, Samuel D. Garretson, Garretson,
               O'Sullivan Charitable Trust, certain other shareholders listed therein and Piedmont.

     *10.14  Amendment to Stock Purchase Agreement, dated September 30, 1996, by and among ACHC, Samuel D. Garretson,
               Garretson, O'Sullivan Charitable Trust, certain other shareholders listed therein and Piedmont.

     *10.15  Purchase and Merger Agreement, dated February 14, 1994, by and among Aerosol, Walter Lim and Howard Lim, as the Sellers, ASHC and ASCMC.

     *10.16  Amendment and Termination of Employment Contract, dated December 31, 1997, for Howard C. Lim.

     *10.17  Amendment and Termination of Employment Contract, dated December 31, 1997, for Samuel D. Garretson.

     *10.18  Employment, Non-Disclosure and Limited Non-Competition Agreement between the Company and Joseph W.
               Sortais.

     *10.19  Employment, Non-Disclosure and Limited Non-Competition Agreement between the Company and John G. Hewson.

     *10.20  Employment, Non-Disclosure and Limited Non-Competition Agreement between the Company and Dennis Nolan.

      12.1   Statement regarding the computation of ratio of earnings to fixed charges for the Company.

      12.2   Statement regarding the computation of ratio of earnings to fixed charges for each of Aerosol
               (Guarantors only), Piedmont (Guarantors only) and Kolmar (Guarantors only).

     *16.1   Letter from Deloitte & Touche LLP regarding Change in Independent Accountants.

     *21.1   Subsidiaries of the Company.

      23.1   Consent of Deloitte & Touche LLP.

      23.2   Consent of PricewaterhouseCoopers LLP.

      23.3   Consent of KPMG LLP.

  EXHIBIT
  NUMBER                                                   DESCRIPTION
-----------  --------------------------------------------------------------------------------------------------------
      23.4   Consent of Moore, Colson & Company, P.C.

     *23.5   Consent of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Company (included in Exhibit
               5.1).

     *24.1   Power of Attorney (included in signature page).

     *25.1   Statement of Eligibility and Qualification on Form T-1 of U.S. Bank Trust National Association, as
               Trustee under the Indenture relating to the New Notes.

      27.1   Financial Data Schedule.

     *99.1   Form of Letter of Transmittal.

     *99.2   Form of Notice of Guaranteed Delivery.

     *99.3   Form of Letter of Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.

     *99.4   Form of Letter to Clients.

------------------------

*   Previously filed.

(b) Financial statement Schedules:
    Schedule II--Valuation and Qualifying Accounts and Reserves.

ITEM 22.  UNDERTAKINGS

(a) The undersigned Registrants hereby undertake:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act");

       (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

    (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

(b) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

(d) The undersigned Registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, Outsourcing Services Group, Inc. has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Port Jervis, State of New York, on the 19th day of January, 1999.


                                OUTSOURCING SERVICES GROUP, INC.
                                By:                      *
                                     ------------------------------------------
                                                 Christopher Denney
                                       CHIEF EXECUTIVE OFFICER AND PRESIDENT

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

                                Chief Executive Officer,
              *                   President and Director
------------------------------    (Principal Executive       January 19, 1999
      Christopher Denney          Officer)

                                Chief Financial Officer,
    /s/ JOSEPH W. SORTAIS         Treasurer and Secretary
------------------------------    (Principal Financial and   January 19, 1999
      Joseph W. Sortais           Accounting Officer)

              *
------------------------------  Chairman of the Board        January 19, 1999
        Walter K. Lim

              *
------------------------------  Director                     January 19, 1999
     Samuel D. Garretson

              *
------------------------------  Director                     January 19, 1999
        Howard C. Lim

              *
------------------------------  Director                     January 19, 1999
        John H. Morris

              *
------------------------------  Assistant Secretary and      January 19, 1999
        Drew H. Adams             Director

          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

              *
------------------------------  Director                     January 19, 1999
       Frank Edelstein

              *
------------------------------  Director                     January 19, 1999
     Robert M. Wadsworth

              *
------------------------------  Director                     January 19, 1999
       Joseph A. Marino


*By:    /s/ JOSEPH W. SORTAIS
      -------------------------
         Joseph W. Sortais,
          ATTORNEY-IN-FACT

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, Aerosol Services Company, Inc. has duly caused this Amendment No. 3 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Port Jervis, State of New York, on the 19th day of January, 1999.


                                AEROSOL SERVICES COMPANY, INC.
                                By:                      *
                                     ------------------------------------------
                                                 Christopher Denney
                                              CHIEF EXECUTIVE OFFICER

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

              *                 Chief Executive Officer
------------------------------    and Director (Principal    January 19, 1999
      Christopher Denney          Executive Officer)

                                Chief Financial Officer,
    /s/ JOSEPH W. SORTAIS         Treasurer and Secretary
------------------------------    (Principal Financial and   January 19, 1999
      Joseph W. Sortais           Accounting Officer)

              *
------------------------------  Chairman of the Board        January 19, 1999
        Walter K. Lim

              *
------------------------------  Director                     January 19, 1999
     Samuel D. Garretson

              *
------------------------------  Director                     January 19, 1999
        Howard C. Lim

              *
------------------------------  Director                     January 19, 1999
        John H. Morris

          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

              *
------------------------------  Assistant Secretary and      January 19, 1999
        Drew H. Adams             Director

              *
------------------------------  Director                     January 19, 1999
       Frank Edelstein

              *
------------------------------  Director                     January 19, 1999
     Robert M. Wadsworth

              *
------------------------------  Director                     January 19, 1999
       Joseph A. Marino


*By:    /s/ JOSEPH W. SORTAIS
      -------------------------
         Joseph W. Sortais,
          ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, Kolmar Laboratories, Inc. has duly caused this Amendment No. 3 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Port Jervis, State of New York, on the 19th day of January, 1999.


                                KOLMAR LABORATORIES, INC.

                                By:                      *
                                     ------------------------------------------
                                                 Christopher Denney
                                              CHIEF EXECUTIVE OFFICER

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

              *                 Chief Executive Officer
------------------------------    and Director (Principal    January 19, 1999
      Christopher Denney          Executive Officer)

                                Chief Financial Officer,
    /s/ JOSEPH W. SORTAIS         Treasurer and Secretary
------------------------------    (Principal Financial and   January 19, 1999
      Joseph W. Sortais           Accounting Officer)

              *
------------------------------  Chairman of the Board        January 19, 1999
        Walter K. Lim

              *
------------------------------  Director                     January 19, 1999
     Samuel D. Garretson

              *
------------------------------  Director                     January 19, 1999
        Howard C. Lim

              *
------------------------------  Director                     January 19, 1999
        John H. Morris

              *
------------------------------  Assistant Secretary and      January 19, 1999
        Drew H. Adams             Director

          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

              *
------------------------------  Director                     January 19, 1999
       Frank Edelstein

              *
------------------------------  Director                     January 19, 1999
     Robert M. Wadsworth

              *
------------------------------  Director                     January 19, 1999
       Joseph A. Marino


*By:    /s/ JOSEPH W. SORTAIS
      -------------------------
         Joseph W. Sortais,
          ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, Piedmont Laboratories, Inc. has duly caused this Amendment No. 3 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Port Jervis, State of New York, on the 19th day of January, 1999.


                                PIEDMONT LABORATORIES, INC.

                                By:                      *
                                     ------------------------------------------
                                                 Christopher Denney
                                              CHIEF EXECUTIVE OFFICER

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

              *                 Chief Executive Officer
------------------------------    and Director (Principal    January 19, 1999
      Christopher Denney          Executive Officer)

                                Chief Financial Officer,
    /s/ JOSEPH W. SORTAIS         Treasurer and Secretary
------------------------------    (Principal Financial and   January 19, 1999
      Joseph W. Sortais           Accounting Officer)

              *
------------------------------  Chairman of the Board        January 19, 1999
        Walter K. Lim

              *
------------------------------  Director                     January 19, 1999
     Samuel D. Garretson

              *
------------------------------  Director                     January 19, 1999
        Howard C. Lim

              *
------------------------------  Director                     January 19, 1999
        John H. Morris

              *
------------------------------  Assistant Secretary and      January 19, 1999
        Drew H. Adams             Director

          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

              *
------------------------------  Director                     January 19, 1999
       Frank Edelstein

              *
------------------------------  Director                     January 19, 1999
     Robert M. Wadsworth

              *
------------------------------  Director                     January 19, 1999
       Joseph A. Marino


*By:    /s/ JOSEPH W. SORTAIS
      -------------------------
         Joseph W. Sortais,
          ATTORNEY-IN-FACT